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                  BANK OF AMERICA MORTGAGE SECURITIES, INC.,

                                  as Depositor,

                            BANK OF AMERICA, N.A.,

                                  as Servicer,

                                       and

                            THE BANK OF NEW YORK,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                             Dated January 24, 2002

                           -----------------------

                       Mortgage Pass-Through Certificates

                                  Series 2002-1








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

                                TABLE OF CONTENTS


PRELIMINARY STATEMENT.......................................................


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms.................................................
Section 1.02  Interest Calculations.........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans..................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans...............
Section 2.03  Representations, Warranties and Covenants of the Servicer.....
Section 2.04  Representations and Warranties of the Depositor as to the
               Mortgage Loans...............................................
Section 2.05  Designation of Interests in the REMIC.........................
Section 2.06  Designation of Start-up Day...................................
Section 2.07  REMIC Certificate Maturity Date...............................
Section 2.08  Execution and Delivery of Certificates........................


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Servicer to Service Mortgage Loans............................
Section 3.02  Subservicing; Enforcement of the Obligations of Servicer......
Section 3.03  Fidelity Bond; Errors and Omissions Insurance.................
Section 3.04  Access to Certain Documentation...............................
Section 3.05  Maintenance of Primary Insurance Policy; Claims...............
Section 3.06  Rights of the Depositor and the Trustee in Respect of the
               Servicer.....................................................
Section 3.07  Trustee to Act as Servicer....................................
Section 3.08  Collection of Mortgage Loan Payments; Servicer Custodial
               Account; and Certificate Accounts............................
Section 3.09  Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts..............................................
Section 3.10  Access to Certain Documentation and Information Regarding
               the Mortgage Loans...........................................

Section 3.11  Permitted Withdrawals from the Servicer Custodial Account and Certificate Accounts.....................................
Section 3.12  Maintenance of Hazard Insurance...............................
Section 3.13  Enforcement of Due-On-Sale Clauses; Assumption Agreements.....
Section 3.14  Realization Upon Defaulted Mortgage Loans; REO Property.......
Section 3.15  Trustee to Cooperate; Release of Mortgage Files...............
Section 3.16  Documents, Records and Funds in Possession of the
               Servicer to be Held for the Trustee..........................
Section 3.17  Servicing Compensation........................................
Section 3.18  Annual Statement as to Compliance.............................
Section 3.19  Annual Independent Public Accountants' Servicing
               Statement; Financial Statements..............................
Section 3.20  Advances......................................................
Section 3.21  Modifications, Waivers, Amendments and Consents...............
Section 3.22  Reports to the Securities and Exchange Commission.............


                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

Section 4.01  Servicer's Certificate........................................


                                    ARTICLE V

                PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

Section 5.01  Distributions.................................................
Section 5.02  Priorities of Distributions...................................
Section 5.03  Allocation of Losses..........................................
Section 5.04  Statements to Certificateholders..............................
Section 5.05  Tax Returns and Reports to Certificateholders.................
Section 5.06  Tax Matters Person............................................
Section 5.07  Rights of the Tax Matters Person in Respect of the Trustee....
Section 5.08  REMIC Related Covenants.......................................


                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01  The Certificates..............................................
Section 6.02  Registration of Transfer and Exchange of Certificates.........
Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 6.04  Persons Deemed Owners.........................................


                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

Section 7.01  Respective Liabilities of the Depositor and the Servicer......
Section 7.02  Merger or Consolidation of the Depositor or the Servicer......
Section 7.03  Limitation on Liability of the Depositor, the Servicer
               and Others...................................................
Section 7.04  Depositor and Servicer Not to Resign..........................


                                  ARTICLE VIII

                                     DEFAULT

Section 8.01  Events of Default.............................................
Section 8.02  Remedies of Trustee...........................................
Section 8.03  Directions by Certificateholders and Duties of Trustee
               During Event of Default......................................
Section 8.04  Action upon Certain Failures of the Servicer and upon
               Event of Default.............................................
Section 8.05  Trustee to Act; Appointment of Successor......................
Section 8.06  Notification to Certificateholders............................


                                   ARTICLE IX

                                   THE TRUSTEE

Section 9.01  Duties of Trustee.............................................
Section 9.02  Certain Matters Affecting the Trustee.........................
Section 9.03  Trustee Not Liable for Certificates or Mortgage Loans.........
Section 9.04  Trustee May Own Certificates..................................
Section 9.05  Eligibility Requirements for Trustee..........................
Section 9.06  Resignation and Removal of Trustee............................
Section 9.07  Successor Trustee.............................................
Section 9.08  Merger or Consolidation of Trustee............................
Section 9.09  Appointment of Co-Trustee or Separate Trustee.................
Section 9.10  Authenticating Agents.........................................
Section 9.11  Trustee's Fees and Expenses...................................
Section 9.12  Appointment of Custodian......................................
Section 9.13  Paying Agents.................................................
Section 9.14  Limitation of Liability.......................................
Section 9.15  Trustee May Enforce Claims Without Possession of
               Certificates.................................................
Section 9.16  Suits for Enforcement.........................................
Section 9.17  Waiver of Bond Requirement....................................
Section 9.18  Waiver of Inventory, Accounting and Appraisal Requirement.....


                                    ARTICLE X

                                   TERMINATION

Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans........................................
Section 10.02 Additional Termination Requirements...........................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment.....................................................
Section 11.02 Recordation of Agreement......................................
Section 11.03 Limitation on Rights of Certificateholders....................
Section 11.04 Governing Law.................................................
Section 11.05 Notices.......................................................
Section 11.06 Severability of Provisions....................................
Section 11.07 Certificates Nonassessable and Fully Paid.....................
Section 11.08 Access to List of Certificateholders..........................
Section 11.09 Recharacterization............................................

EXHIBITS

Exhibit A-1-A-1     -     Form of Face of Class 1-A-1 Certificate
Exhibit A-1-A-2     -     Form of Face of Class 1-A-2 Certificate
Exhibit A-1-A-3     -     Form of Face of Class 1-A-3 Certificate
Exhibit A-1-A-4     -     Form of Face of Class 1-A-4 Certificate
Exhibit A-1-A-R     -     Form of Face of Class 1-A-R Certificate
Exhibit A-2-A-1     -     Form of Face of Class 2-A-1 Certificate
Exhibit A-3-A-1     -     Form of Face of Class 3-A-1 Certificate
Exhibit A-A-PO.     -     Form of Face of Class A-PO Certificate
Exhibit B-1-B-1     -     Form of Face of Class 1-B-1 Certificate
Exhibit B-1-B-2     -     Form of Face of Class 1-B-2 Certificate
Exhibit B-1-B-3     -     Form of Face of Class 1-B-3 Certificate
Exhibit B-1-B-4     -     Form of Face of Class 1-B-4 Certificate
Exhibit B-1-B-5     -     Form of Face of Class 1-B-5 Certificate
Exhibit B-1-B-6     -     Form of Face of Class 1-B-6 Certificate
Exhibit B-2-B-1     -     Form of Face of Class 2-B-1 Certificate
Exhibit B-2-B-2     -     Form of Face of Class 2-B-2 Certificate
Exhibit B-2-B-3     -     Form of Face of Class 2-B-3 Certificate
Exhibit B-2-B-4     -     Form of Face of Class 2-B-4 Certificate
Exhibit B-2-B-5     -     Form of Face of Class 2-B-5 Certificate
Exhibit B-2-B-6     -     Form of Face of Class 2-B-6 Certificate
Exhibit B-3-B-1     -     Form of Face of Class 3-B-1 Certificate
Exhibit B-3-B-2     -     Form of Face of Class 3-B-2 Certificate
Exhibit B-3-B-3     -     Form of Face of Class 3-B-3 Certificate
Exhibit B-3-B-4     -     Form of Face of Class 3-B-4 Certificate
Exhibit B-3-B-5     -     Form of Face of Class 3-B-5 Certificate
Exhibit B-3-B-6     -     Form of Face of Class 3-B-6 Certificate
Exhibit C      Form of Reverse of all Certificates..........................
Exhibit D-1    Mortgage Loan Schedule (Loan Group 1)........................
Exhibit D-2    Mortgage Loan Schedule (Loan Group 2)........................
Exhibit D-3    Mortgage Loan Schedule (Loan Group 3)........................
Exhibit E      Request for Release of Documents.............................
Exhibit F      Form of Certification of Establishment of Account............
Exhibit G-1    Form of Transferor's Certificate.............................
Exhibit G-2A   Form 1 of Transferee's Certificate...........................
Exhibit G-2B   Form 2 of Transferee's Certificate...........................
Exhibit H      Form of Transferee Representation Letter
               for ERISA Restricted Certificate.............................
Exhibit I      Form of Affidavit Regarding Transfer of Residual
               Certificate..................................................
Exhibit J      Contents of Servicing File...................................
Exhibit K      Form of Special Servicing Agreement..........................
Exhibit L      List of Recordation States...................................

                         POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated January 24, 2002, is hereby executed by and among BANK OF AMERICA MORTGAGE SECURITIES, INC., as depositor (together with its permitted successors and assigns, the "Depositor"), BANK OF AMERICA, N.A., as servicer (together with its permitted successors and assigns, the "Servicer"), and THE BANK OF NEW YORK, as trustee (together with its permitted successors and assigns, the "Trustee").

                        W I T N E S S E T H   T H A T:
                        - - - - - - - - - -   - - - -

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

            In exchange for the Certificates, the Depositor hereby conveys the Trust Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as a real estate mortgage investment conduit (the "REMIC"). The Class A Certificates (other than the Class A-PO and Class A-R Certificates) and the Class B Certificates are referred to collectively as the "Regular Certificates" and shall constitute "regular interests" in the REMIC. The Class 1-A-PO Component, Class 2-A-PO Component and Class 3-A-PO Component (collectively, the "Components") shall also constitute "regular interests" in the REMIC. The Class A-R Certificate shall be the "residual interest" in the REMIC. The Certificates will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

            The following table sets forth characteristics of the Certificates and the Components, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable (except that one Certificate of each Class of Certificates may be issued in any amount in excess of the minimum denomination):

================= ================= ========== ============= ==============
                                                             Integral
                  Initial Class     Pass-                    Multiples
                  Certificate       Through    Minimum       in Excess
Classes           Balance           Rate       Denomination  of Minimum
----------------- ----------------- ---------- ------------- --------------
Class 1-A-1         $283,520,000.00 6.500%     $1,000        $1
----------------- ----------------- ---------- ------------- --------------
Class 1-A-2          $25,520,000.00 6.500%     $1,000        $1
----------------- ----------------- ---------- ------------- --------------
Class 1-A-3          $37,533,000.00 6.500%     $1,000        $1
----------------- ----------------- ---------- ------------- --------------
Class 1-A-4          $40,250,000.00 6.500%     $1,000        $1
----------------- ----------------- ---------- ------------- --------------
Class 1-A-R                 $100.00 6.500%     $100          N/A
----------------- ----------------- ---------- ------------- --------------
Class 2-A-1         $165,789,000.00 6.500%     $1,000        $1
----------------- ----------------- ---------- ------------- --------------
Class 3-A-1         $270,039,000.00 6.250%     $1,000        $1
----------------- ----------------- ---------- ------------- --------------
Class 1-B-1           $5,641,000.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 1-B-2           $2,216,000.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 1-B-3           $1,612,000.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 1-B-4             $604,500.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 1-B-5             $806,000.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 1-B-6             $604,890.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 2-B-1           $2,418,500.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 2-B-2             $950,500.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 2-B-3             $691,000.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 2-B-4             $259,500.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 2-B-5             $345,500.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 2-B-6             $259,567.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 3-B-1           $1,647,500.00 6.250%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 3-B-2             $686,500.00 6.250%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 3-B-3             $412,000.00 6.250%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 3-B-4             $275,000.00 6.250%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 3-B-5             $137,500.00 6.250%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 3-B-6             $274,712.00 6.250%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class A-PO                    (1)      (1)     $25,000       $1
================= ================= ========== ============= ==============
                                                             Integral
                  Initial           Pass-                    Multiples
                  Component         Through    Minimum       In Excess
Components        Balance           Rate       Denomination  Of Minimum
----------------- ----------------- ---------- ------------- --------------
Class 1-A-PO          $4,597,124.19    (2)     N/A           N/A
----------------- ----------------- ---------- ------------- --------------
Class 2-A-PO          $2,031,483.13    (2)     N/A           N/A
----------------- ----------------- ---------- ------------- --------------
Class 3-A-PO          $1,073,523.75    (2)     N/A           N/A
----------------- ----------------- ---------- ------------- --------------

(1) The Class A-PO Certificates will be deemed for purposes of the distribution of principal to consist of three components (the "Class A-PO Components") described in the table. The Components are not severable.

(2) The Class 1-A-PO, Class 2-A-PO and Class 3-A-PO Components will be Principal Only Components and will not bear interest.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            1933 Act:  The Securities Act of 1933, as amended.

            Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class, one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Certificate Balance.

            Adjusted Pool Amount: With respect to any Distribution Date and Loan Group, the Cut-Off Date Pool Principal Balance of the Mortgage Loans in such Loan Group minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates of the Related Group on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date and Loan Group, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans of such Loan Group: the product of (i) the PO Percentage for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates of the Related Group on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Advance:  A Periodic Advance or a Servicing Advance.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Amount Held for Future Distribution: As to any Distribution Date and Loan Group, the total of the amounts held in the Servicer Custodial Account at the close of business on the preceding Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received or made on the Mortgage Loans in such Loan Group in the month of such Distribution Date and (ii) payments which represent receipt of Monthly Payments on the Mortgage Loans in such Loan Group in respect of a Due Date or Due Dates subsequent to the related Due Date.

            Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Insurance Policy in force.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Authenticating Agents:  As defined in Section 9.10.

            Book-Entry Certificate: All Classes of Certificates other than the Physical Certificates.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of New York, the State of Kentucky, the state in which the servicing offices of the Servicer is located or the state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

            Certificate: Any of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2002-1 that are issued pursuant to this Agreement.

            Certificate Account: The separate Eligible Accounts for each Group created and maintained by the Trustee pursuant to Section 3.08(c) in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2002-1." Funds in the related Certificate Account shall be held in trust for the Holders of the Certificates of such Group for the uses and purposes set forth in this Agreement.

            Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates of which such Certificate is a part.

            Certificate   Custodian:   Initially,   The  Bank  of  New   York;
thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

            Certificate Register: The register maintained pursuant to Section 6.02.

            Certificate Registrar: The registrar appointed pursuant to Section 6.02.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

            Class: As to the Certificates, the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-R, Class 2-A-1, Class 3-A-1, Class A-PO, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5, Class 2-B-6, Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates, as the case may be.

            Class A Certificates: The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-R, Class 2-A-1, Class 3-A-1 and Class A-PO Certificates.

            Class A-PO Component: Any of the Class 1-A-PO Component, Class 2-A-PO Component or Class 3-A-PO Component.

            Class A-PO Deferred Amount: As to any Distribution Date and each Class A-PO Component prior to the applicable Senior Credit Support Depletion Date, the aggregate of the applicable PO Percentage of each Realized Loss on the Mortgage Loans in the Related Loan Group to be allocated to the Class A-PO Component of the Related Group on such Distribution Date or previously allocated to such Class A-PO Component and not yet paid with respect to such Class A-PO Component pursuant to Section 5.02(a)(iii).

            Class B Certificates: The Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5, Class 2-B-6, Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates.

            Class Certificate Balance: With respect to any Class (other than the Class A-PO Certificates) and any date of determination, the Initial Class Certificate Balance of such Class minus the sum of (i) all distributions of principal made with respect thereto, (ii) all Realized Losses allocated thereto pursuant to Section 5.03(a), and (iii) all other reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b). The Class Certificate Balance of the Class A-PO Certificates as of any date of determination shall equal the sum of the Component Balances of the Class A-PO Components.

            Class Interest Shortfall: For any Distribution Date and each interest-bearing Class, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

            Class Unpaid Interest Shortfall: As to any Distribution Date and each interest-bearing Class, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

            Closing Date:  January 24, 2002.

            Code:  The Internal Revenue Code of 1986, as amended.

            Compensating Interest:  As defined in Section 3.17.

            Component: As defined in the Preliminary Statement.

            Component Balance: With respect to any Component and any date of determination, the Initial Component Balance of such Component minus the sum of
(i) all distributions of principal made with respect thereto, (ii) all Realized Losses allocated thereto pursuant to Section 5.03(a) and (iii) all other reductions in Component Balance previously allocated thereto pursuant to Section 5.03(b).

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its certificate transfer services are conducted, which office at the date of the execution of this instrument is located at 5 Penn Plaza, 16th Floor, New York, New York 10001, Attention: Corporate Trust - MBS (Fax: (212) 328-7620).

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 9.12. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither the Servicer nor the Depositor, nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Customary Servicing Procedures: With respect to the Servicer, procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            Cut-Off Date: January 1, 2002.

            Cut-Off Date Pool Principal Balance: For each Loan Group the aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans in such Loan Group which is $402,904,615.00 for Loan Group 1, $172,745,050.72, for Loan Group 2 and $274,545,736.53 for Loan Group 3.

            Cut-Off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-Off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Sections 2.02 or 2.04.

            Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates: As defined in Section 6.02(c)(iii).

            Depositor: Bank of America Mortgage Securities, Inc., a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

            Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date, the 16th day of the month of the related Distribution Date or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

            Discount Mortgage Loan: Any Group 1 Discount Mortgage Loan, Group 2 Discount Mortgage Loan or Group 3 Discount Mortgage Loan.

            Distribution Date: The 25th day of each month beginning in February 2002 (or, if such day is not a Business Day, the next Business Day).

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account: Any of (i) an account or accounts maintained with
(a) Bank of America, N.A., or (b) a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or
(iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Restricted Certificates: Any Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5, Class 2-B-6, Class 3-B-4, Class 3-B-5 or Class 3-B-6 Certificate.

            Escrow Account: As defined in Section 3.09.

            Escrow Payments: The amounts constituting taxes, assessments, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Event of Default: As defined in Section 8.01.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 10.01.

            Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Trustee.

            FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

            Fitch: Fitch, Inc., or any successor thereto.

            FNMA: Fannie Mae, or any successor thereto.

            Fractional Interest: As defined in Section 5.02(d).

            Group: Either of Group 1, Group 2 or Group 3.

            Group 1: The Group 1-A Certificates, the Class 1-A-PO Component and Group 1-B Certificates.

            Group 1 Discount Mortgage Loan: A Group 1 Mortgage Loan with a Net Mortgage Interest Rate that is less than 6.500% per annum.

            Group 1 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-1 hereto.

            Group 1 Premium Mortgage Loan: A Group 1 Mortgage Loan with a Net Mortgage Interest Rate that is equal to or greater than 6.500% per annum.

            Group 2: The Group 2-A Certificates, the Class 2-A-PO Component and the Group 2-B Certificates.

            Group 2 Discount Mortgage Loan: A Group 2 Mortgage Loan with a Net Mortgage Interest Rate that is less than 6.500% per annum.

            Group 2 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-2 hereto.

            Group 2 Premium Mortgage Loan: A Group 2 Mortgage Loan with a Net Mortgage Interest Rate that is equal to or greater than 6.500% per annum.

            Group 3: The Group 3-A Certificates, Class 3-A-PO Component and Group 3-B Certificates.

            Group 3 Discount Mortgage Loan: A Group 3 Mortgage Loan with a Net Mortgage Interest Rate that is less than 6.250% per annum.

            Group 3 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-3 hereto.

            Group 3 Premium Mortgage Loan: A Group 3 Mortgage Loan with a Net Mortgage Interest Rate that is equal to or greater than 6.250% per annum.

            Group 1-A Certificates: Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-R Certificates.

            Group 2-A Certificates: Class 2-A-1 Certificates.

            Group 3-A Certificates: Class 3-A-1 Certificates.

            Group 1-B Certificates: Any of the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5 or Class 1-B-6 Certificates.

            Group 2-B Certificates: Any of the Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5 or Class 2-B-6 Certificates.

            Group 3-B Certificates: Any of the Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 or Class 3-B-6 Certificates.

            Holder: A Certificateholder.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor and the Servicer,
(ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Servicer or in an affiliate of either of them, and (iii) is not connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Initial Class Certificate Balance: As to each Class of Certificates, the Class Certificate Balance set forth in the Preliminary Statement.

            Initial Component Balance: As to each Component, the Component Balance set forth in the Preliminary Statement.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: As to any Distribution Date and each Class of Certificates (other than the Class A-PO Certificates), the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date.

            Interest Distribution Amount: For any Distribution Date and each interest-bearing Class, the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

            Loan Group:  Either of Loan Group 1, Loan Group 2 or Loan Group 3.

            Loan Group 1: The Group 1 Mortgage Loans.

            Loan Group 2: The Group 2 Mortgage Loans.

            Loan Group 3: The Group 3 Mortgage Loans.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            MERS: As defined in Section 2.01(b)(iii).

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated January 24, 2002, between the Bank of America, N.A., as seller, and the Depositor, as purchaser.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D-1, Exhibit D-2 and Exhibit D-3, setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-Off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date;
(ix) the amount of the Monthly Payment as of the Cut-Off Date; (x) the paid-through date; (xi) the original principal amount of the Mortgage Loan;
(xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-Off Date, after application of payments of principal due on or before the Cut-Off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-Off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style; and (xv) the Appraised Value. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-Off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by the Servicing Fee Rate and the Trustee Fee Rate.

            Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Interest Rate of such Discount Mortgage Loan and the denominator of which is 6.500% for each Group 1 Discount Mortgage Loan, 6.500% for each Group 2 Discount Mortgage Loan and 6.250% for each Group 3 Discount Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 100%.

            Non-PO Principal Amount: As to any Distribution Date and Loan Group, the sum of the applicable Non-PO Percentage of (a) the principal portion of each Monthly Payment due on each Mortgage Loan in such Loan Group on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan in such Loan Group that was repurchased by the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with a Defective Mortgage Loan in such Loan Group received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date and (f) all Principal Prepayments on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date.

            Non-Supported Interest Shortfalls: As to any Distribution Date and Loan Group, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls for such Loan Group exceeds Compensating Interest for such Loan Group for such Distribution Date.

            Non-U.S. Person: A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

            Offered Certificates: The Class A, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates.

            Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor or the Servicer, as the case may be, and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel acceptable to the Trustee, who may be counsel for the Depositor or the Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as a REMIC or compliance with the REMIC Provisions must be an opinion of Independent counsel.

            Original Fractional Interest: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

                      Class 1-B-1              1.47%
                      Class 1-B-2              0.91%
                      Class 1-B-3              0.51%
                      Class 1-B-4              0.35%
                      Class 1-B-5              0.15%
                      Class 1-B-6              0.00%
                      Class 2-B-1              1.47%
                      Class 2-B-2              0.91%
                      Class 2-B-3              0.51%
                      Class 2-B-4              0.35%
                      Class 2-B-5              0.15%
                      Class 2-B-6              0.00%
                      Class 3-B-1              0.65%
                      Class 3-B-2              0.40%
                      Class 3-B-3              0.25%
                      Class 3-B-4              0.15%
                      Class 3-B-5              0.10%
                      Class 3-B-6              0.00%

            Original Subordinate Certificate Balance: $11,484,390.00 for Group 1, $4,924,567.00 for Group 2 and $3,433,212.00 for Group 3.

            OTS: The Office of Thrift Supervision.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Sections
2.02 or 2.04.

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            Pass-Through Rate: As to each Class of interest-bearing Certificates, the per annum rate set forth in the Preliminary Statement.

            Paying Agent: As defined in Section 9.13.

            Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance of such Certificate by the Initial Class Certificate Balance of the Class of which such Certificate is a part.

            Periodic Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.20, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the Servicing Fee) on the Mortgage Loans (including any REO Property) that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.

            Permitted Investments: One or more of the following:

            (i) obligations
      of or guaranteed as to principal and interest by the United States, FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

            (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "A-1" by S&P and "F-1" by Fitch;

            (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "A-1" by S&P and "F-1" by Fitch;

            (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "A-1" by S&P and "F-1" by Fitch;

            (v) investments in money market funds (including funds of the Trustee or its affiliates, or funds for which an affiliate of the Trustee acts as advisor, as well as funds for which the Trustee and its affiliates may receive compensation) rated either "AAAm" or "AAAmG" by S&P, and "AAA" by Fitch or otherwise approved in writing by each Rating Agency; and

           (vi) other obligations or securities that are acceptable to each Rating Agency and, as evidenced by an Opinion of Counsel obtained by the Servicer, will not affect the qualification of the Trust Estate as a REMIC;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code
Section 521), (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C) and (v) any other Person so designated by the Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class 1-A-R, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5, Class 2-B-6, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates.

            Plan:  As defined in Section 6.02(e).

            PO Percentage: As to any Discount Mortgage Loan, 100% minus the Non-PO Percentage for such Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 0%.

            PO Principal Amount: As to any Distribution Date and Loan Group, the sum of the applicable PO Percentage of (a) the principal portion of each Monthly Payment due on each Mortgage Loan in such Loan Group on the related Due Date,
(b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan in such Loan Group that was repurchased by the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with any Defective Mortgage Loan in such Loan Group received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date.

            Pool Distribution Amount: As to any Distribution Date and Loan Group, the excess of (a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment on a Mortgage Loan in such Loan Group (net of the Servicing Fee) and the principal portion of any Monthly Payment on a Mortgage Loan in such Loan Group due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all Periodic Advances and payments of Compensating Interest made by the Servicer in respect of such Loan Group and Distribution Date deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(vii); (ii) all Liquidation Proceeds received on the Mortgage Loans in such Loan Group during the preceding calendar month and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(iii); (iii) all Principal Prepayments received on the Mortgage Loans in such Loan Group during the month preceding the month of such Distribution Date and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(i) during such period; (iv) in connection with Defective Mortgage Loans in such Loan Group, as applicable, the aggregate of the Repurchase Prices and Substitution Adjustment Amounts deposited on the related Remittance Date pursuant to Section 3.08(b)(vi); and (v) any other amounts in the Servicer Custodial Account deposited therein pursuant to Sections 3.08(b)(iv), (v) and (viii) in respect of such Distribution Date and such Loan Group; over (b) any (i) amounts permitted to be withdrawn from the Servicer Custodial Account pursuant to clauses (i) through (vii), inclusive, of
Section 3.11(a) in respect of such Loan Group and (ii) amounts permitted to be withdrawn from the related Certificate Account pursuant to clauses (i) and (ii) of Section 3.11(b) in respect of such Loan Group.

            Pool Stated Principal Balance: As to any Distribution Date and Loan Group, the aggregate Stated Principal Balances of all Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans immediately following the Due Date in the month of such Distribution Date.

            Premium Mortgage Loan: Any Group 1 Premium Mortgage Loan, Group 2 Premium Mortgage Loan or Group 3 Premium Mortgage Loan.

            Prepayment Interest Shortfall: As to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

            Principal-Only Certificates: Any Class of Certificates entitled to distributions of principal, but to no distributions of interest. The Class A-PO Certificates are the only Principal-Only Certificates.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

            Priority Amount: As to any Distribution Date, the lesser of (i) the Class Certificate Balance of the Class 1-A-4 Certificates and (ii) the product of (a) the Shift Percentage, (b) the Priority Percentage and (c) the Non-PO Principal Amount for Group 1.

            Priority Percentage: As to any Distribution Date, the percentage equivalent (carried to six places rounded up) of a fraction the numerator of which is the Class Certificate Balance of the Class 1-A-4 Certificates immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates of Group 1 immediately prior to such date.

            Private Certificates: The Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5, Class 2-B-6, Class 3-B-4, Class 3-B-5, Class 3-B-6 Certificates.

            Pro Rata Share: As to any Distribution Date and any Class of Subordinate Certificates of a Group that is not a Restricted Class, the portion of the Subordinate Principal Distribution Amount for such Group allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount for such Group for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Subordinate Certificates of such Group that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0%.

            Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of FNMA or FHLMC.

            Rating Agency: Each of Fitch and S&P. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

            Record Date: The last day of the month (or, if such day is not a Business Day, the preceding Business Day) preceding the month of the related Distribution Date.

            Refinance Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Related Group: For Loan Group 1, Group 1, for Loan Group 2, Group 2 and Loan Group 3, Group 3.

            Related Loan Group: For Group 1, Loan Group 1, for Group 2, Loan Group 2 and for Group 3, Loan Group 3.

            Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.07.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern time on the Business Day immediately preceding such Distribution Date.

            REO Disposition Period: As defined in Section 3.14.

            REO Proceeds: Proceeds, net of any related expenses of the Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

            REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Sections 2.02 or 2.04, an amount equal to the sum of (i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased.

            Request for Release: The Request for Release submitted by the Servicer to the Trustee or the Custodian on behalf of the Trustee, substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

            Residual Certificate: The Class 1-A-R Certificate.

            Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            Restricted Classes: As defined in Section 5.02(d).

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            Seller: Bank of America, N.A., a national banking association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

            Senior Certificates: The Class A Certificates.

            Senior Credit Support Depletion Date: As to each Group, the date on which the aggregate Class Certificate Balance of the Subordinate Certificates of such Group is reduced to zero.

            Senior Percentage: With respect to any Distribution Date and Group, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Senior Certificates of such Group immediately prior to such Distribution Date by the aggregate Class Certificate Balance of all Classes of Certificates of such Group immediately prior to such Distribution Date.

            Senior Prepayment Percentage: For any Distribution Date and Group during the five years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage for such Group plus 70% of the Subordinate Percentage for such Group for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage for such Group plus 60% of the Subordinate Percentage for such Group for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage for such Group plus 40% of the Subordinate Percentage for such Group for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage for such Group plus 20% of the Subordinate Percentage for such Group for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such Group for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage for such Group exceeds the initial Senior Percentage for such Group, in which case the Senior Prepayment Percentage for such Group for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for such Group will occur unless both of the Senior Step Down Conditions are satisfied.

            Senior Principal Distribution Amount: As to any Distribution Date and Group, the sum of (i) the Senior Percentage of the applicable Non-PO Percentage for such Group of all amounts described in clauses (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and Related Loan Group and (ii) the Senior Prepayment Percentage of the applicable Non-PO Percentage for such Group of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date and Related Loan Group.

            Senior Step Down Conditions: As of any Distribution Date and Group as to which any decrease in the Senior Prepayment Percentage for such Group applies, (i) the outstanding principal balance of all Mortgage Loans in the Related Loan Group (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates of such Group (averaged over the preceding six-month period), is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans in the Related Loan Group as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Certificate Balance for such Group set forth below:

                                               Percentage of
                                             Original Subordinate
Distribution Date Occurring                  Certificate Balance
---------------------------                  --------------------

February 2007 through January 2008                   30%

February 2008 through January 2009                   35%

February 2009 through January 2010                   40%

February 2010 through January 2011                   45%

February 2011 and thereafter                         50%

            Servicer: Bank of America, N.A., a national banking association, or its successor in interest, in its capacity as servicer of the Mortgage Loans, or any successor servicer appointed as herein provided.

            Servicer Advance Date: As to any Distribution Date, 11:30 a.m., Eastern time, on the Business Day immediately preceding such Distribution Date.

            Servicer Custodial Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.08(b).

            Servicer's Certificate: The monthly report required by Section 4.01.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to the Servicer pursuant to Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.12.

            Servicing Fee: With respect to each Mortgage Loan and Distribution Date, the amount of the fee payable to the Servicer, which shall, for such Distribution Date, be equal to one-twelfth of the product of the Servicing Fee Rate with respect to such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan, subject to reduction as provided in Section 3.17. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. The Servicer's right to receive the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly Payments collected by the Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan in the Related Loan Group, the per annum rate equal to (i) the related Mortgage Interest Rate less (ii) the sum of 6.500% for Group 1, 6.500% for Group 2 and 6.250% for Group 3 and the Trustee Fee Rate; provided, however, that the Servicing Fee Rate shall not be less than 0.25% per annum with respect to any Mortgage Loan.

            Servicing File: The items pertaining to a particular Mortgage Loan referred to in Exhibit J hereto, and any additional documents required to be added to the Servicing File pursuant to the Agreement.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:

                                                                     Shift
            Distribution Date Occurring In                         Percentage
            ------------------------------                         ----------

            February 2002 through January 2007                        0%
            February 2007 through January 2008                       30%
            February 2008 through January 2009                       40%
            February 2009 through January 2010                       60%
            February 2010 through January 2011                       80%
            February 2011 and thereafter                             100%

            Similar Law:  As defined in Section 6.02(e).

            Stated Principal Balance: As to any Mortgage Loan and date, the unpaid principal balance of such Mortgage Loan as of the Due Date immediately preceding such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

            Subordinate Certificates:  The Class B Certificates.

            Subordinate Percentage: As of any Distribution Date and Group, 100% minus the Senior Percentage for such Group for such Distribution Date.

            Subordinate Prepayment Percentage: As to any Distribution Date and Group, 100% minus the Senior Prepayment Percentage for such Group for such Distribution Date.

            Subordinate Principal Distribution Amount: With respect to any Distribution Date and Group, an amount equal to the sum of (i) the Subordinate Percentage for such Group of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and Related Loan Group and (ii) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date and Related Loan Group.

            Subservicer: Any Person with which the Servicer has entered into a Subservicing Agreement and which satisfies the requirements set forth therein.

            Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the Servicer, need not be in writing) between the Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Defective Mortgage Loan;
(ii) have a Net Mortgage Interest Rate equal to that of the Defective Mortgage Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (v) comply with each Mortgage Loan representation and warranty set forth in the Sale Agreement relating to the Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount: As defined in Section 2.02.

            Tax Matters Person: Any person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

            Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

            Trust: The trust created by this Agreement.

            Trust Estate: The corpus of the Trust created to the extent described herein, consisting of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Servicer Custodial Account or the Certificate Accounts, in accordance with this Agreement, REO Property, the Primary Insurance Policies and any other Required Insurance Policy.

            Trustee: The Bank of New York, and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

            Trustee Fee: As to any Distribution Date and Loan Group, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans in the Related Loan Group immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0020% per annum.

            Underwriting Guidelines: The underwriting guidelines of Bank of America, N.A.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holder of the Residual Certificate and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            Section 1.02 Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-Off Date). The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein.

            (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of The Bank of New York, as Trustee, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

            (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage;

            (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "The Bank of New York, as trustee for the holders of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2002-1" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the Depositor as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

            (v) the original or duplicate original mortgagee title insurance policy and all riders thereto;

            (vi) the original of any guarantee executed in connection with the Mortgage Note;

            (vii) for each Mortgage Loan, if any, which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

            (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

            (ix) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                 (A) The stock certificate;

                 (B) The stock power executed in blank;

                 (C) The executed proprietary lease;

                 (D)The executed recognition agreement;

                 (E) The executed assignment of recognition agreement, if any;

                 (F) The executed UCC-1 financing statement with evidence of recording thereon; and

                 (G) Executed UCC-3 financing statements or other appropriate
            UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

provided, however, that on the Closing Date, with respect to item (iii), the Depositor has delivered to the Trustee a copy of such Assignment of Mortgage in blank and has caused the Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b). As set forth on Exhibit L attached hereto is a list of all states where recordation is required by either Rating Agency to obtain the initial ratings of the Certificates. The Trustee may rely and shall be protected in relying upon the information contained in such Exhibit L.

            If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered the Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or the Servicer to the Trustee or the Custodian on the Trustee's behalf. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within 30 days thereafter, the Servicer shall (except for any Mortgage which has been recorded in the name of MERS or its designee) (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof and, no recording of an Assignment of Mortgage will be required in a state if either (i) the Depositor furnishes to the Trustee an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan or (ii) the recordation of an Assignment of Mortgage in such state is not required by either Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee's behalf, will cause the Servicer to deposit in the Servicer Custodial Account the portion of such payment that is required to be deposited in the Servicer Custodial Account pursuant to Section 3.08.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in
Section 2.01 and the other documents delivered to it constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Certificateholders.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause the Custodian to review, the Mortgage Files in its possession. If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Trustee shall promptly so notify the Servicer and the Depositor, or shall cause the Custodian to promptly so notify the Servicer and the Depositor. In performing any such review, the Trustee or the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's or the Custodian's review of the Mortgage Files is limited solely to confirming that the documents listed in
Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor hereby covenants and agrees that it will promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Depositor does not correct or cure such defect within such period, the Depositor will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trustee at the Repurchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            With respect to each Substitute Mortgage Loan the Depositor shall deliver to the Trustee, for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Depositor has substituted a Substitute Mortgage Loan.

            The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Section 2.04. Upon any such substitution and the deposit to the Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall release, or shall direct the Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Depositor and shall execute and deliver at the Depositor's direction such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest title in the Depositor, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Depositor substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans in a Loan Group as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans in such Loan Group (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount" for such Loan Group) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be deposited into the applicable Certificate Account by the Depositor on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

            The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Servicer's possession from time to time.

            It is understood and agreed that the obligation of the Depositor to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor.

            The Trustee or the Custodian, on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in
Section 2.01(b)(iv), (vi), (vii) and (viii).

            Section 2.03 Representations, Warranties and Covenants of the Servicer. The Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

            (i) The Servicer is a national banking association duly organized, validly existing, and in good standing under the federal laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer. The Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

            (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

            (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject.

            (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Representations and Warranties of the Depositor as to the Mortgage Loans. The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing
Date:

            (i) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects.

            (ii) There are no delinquent taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the lien priority of the related Mortgaged Property.

            (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee.

            (iv) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

            (v) All buildings upon the Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Customary Servicing Procedures and this Agreement. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

            (vi) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with.

            (vii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

            (viii) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (C) if the Mortgaged Property consists of Co-op Shares, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation, and (D) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Depositor has the full right to sell and assign the same to the Trustee.

            (ix) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

            (x) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

            (xi) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

            (xii) To the best of the Depositor's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

            (xiii) The Mortgage Loan is covered by an ALTA lender's title insurance policy, acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii)(A) and (B) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The Depositor is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

            (xiv) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

            (xv) As of the date of origination of the Mortgage Loan, there had been no mechanics' or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the relating Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

            (xvi) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

            (xvii) The Mortgage Loan was originated by a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD.

            (xviii) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgaged Loan were disbursed. The Mortgage Loans are 30-year fixed rate mortgage loans having an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Mortgage Note does not permit negative amortization.

            (xix) There is no proceeding pending or, to the Depositor's knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            (xx) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
      (B) otherwise by judicial foreclosure. To the best of the Depositor's knowledge, following the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

            (xxi) The Mortgage Note and Mortgage are on forms acceptable to FNMA or FHLMC.

            (xxii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (viii) above.

            (xxiii) The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to FNMA or FHLMC and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

            (xxiv)In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

            (xxv) No Mortgage Loan is a graduated payment mortgage loan, no Mortgage Loan has a shared appreciation or other contingent interest feature, and no Mortgage Loan contains any "buydown" provision.

            (xxvi)The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinance Mortgage Loan.

            (xxvii) Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be subject to a Primary Insurance Policy, issued by an insurer acceptable to FNMA or FHLMC, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until Loan-to-Value Ratio of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.

            (xxviii) To the best of the Depositor's knowledge as of the date of origination of the Mortgage Loan, (A) the Mortgaged Property is lawfully occupied under applicable law, (B) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and
      (C) no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

            (xxix)The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

            (xxx) All payments required to be made prior to the Cut-Off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no Mortgage Loan has been more than 30 days delinquent more than once in the twelve month period immediately prior to the Cut-Off Date.

            (xxxi)With respect to each Mortgage Loan, the Depositor or Servicer is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned.

            (xxxii) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

            (xxxiii) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

            (xxxiv) The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

            (xxxv)If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease in not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            (xxxvi) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development, or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements; provided, however, that any condominium project or planned unit development generally conforms with the applicable Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.

            (xxxvii) The Depositor used no adverse selection procedures in selecting the Mortgage Loan for inclusion in the Trust Estate.

            (xxxviii) Each Mortgage Loan is a "qualified mortgage" within
      Section 860G(a)(3) of the Code.

            (xxxix) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence.

            Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Depositor with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Upon discovery by either the Depositor, the Servicer, the Trustee or the Custodian that any of the representations and warranties set forth in this
Section 2.04 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within 90 days of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Repurchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. The Repurchase Price of any repurchase described in this paragraph and the Substitution Adjustment Amount, if any, shall be deposited in the applicable Certificate Account. It is understood and agreed that the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

            Section 2.05 Designation of Interests in the REMIC. The Depositor hereby designates the Classes of Class A Certificates (other than the Class A-PO and Class 1-A-R Certificates) and the Classes of Class B Certificates and each Component as "regular interests" and the Class 1-A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.06 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

            Section 2.07 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the REMIC is February 25, 2032.

            Section 2.08 Execution and Delivery of Certificates. The Trustee has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans, all in accordance with the terms of this Agreement, Customary Servicing Procedures, applicable law and the terms of the Mortgage Notes and Mortgages. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement),
(c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. The Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 3.21. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of any Subservicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer or any Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans it services, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans it services to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of the Servicer, shall promptly execute such documents and deliver them to the Servicer.

            In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans it services, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02 Subservicing; Enforcement of the Obligations of Servicer. (a) The Servicer may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer.

            (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

            (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by the Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

            (d) Any Subservicing Agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of the Servicer, or any successor Servicer, at the Trustee's or successor Servicer's option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of the Servicer pursuant to Section 8.05.

            Any Subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the Servicer and such Subservicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 3.01.

            Section 3.03 Fidelity Bond; Errors and Omissions Insurance. The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans it services. These policies must insure the Servicer against losses resulting from dishonest or fraudulent acts committed by the Servicer's personnel, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this
Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Servicer by express waiver of FNMA or FHLMC.

            Section 3.04 Access to Certain Documentation. The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OTS and the FDIC with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this
Section 3.04 shall limit the obligation of the Servicer to observe any applicable law and the failure of the Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section 3.05 Maintenance of Primary Insurance Policy; Claims. With respect to each Mortgage Loan with a Loan-to-Value Ratio in excess of 80% or such other Loan-to-Value Ratio as may be required by law, the Servicer responsible for servicing such Mortgage Loan shall, without any cost to the Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with FNMA requirements. The Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80% or such other Loan-to-Value Ratio as may be required by law. If such Primary Insurance Policy is terminated, the Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy. If the insurer shall cease to be an insurer acceptable to FNMA, the Servicer shall notify the Trustee in writing, it being understood that the Servicer shall not have any responsibility or liability for any failure to recover under the Primary Insurance Policy for such reason. If the Servicer determines that recoveries under the Primary Insurance Policy are jeopardized by the financial condition of the insurer, the Servicer shall obtain from another insurer which meets the requirements of this
Section 3.05 a replacement insurance policy. The Servicer shall not take any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss that, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.13, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

            In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.09(a), any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the related Escrow Account, subject to withdrawal pursuant to Section 3.09(b).

            The Servicer will comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, Primary Mortgage Insurance, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

            Section 3.06 Rights of the Depositor and the Trustee in Respect of the Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

            Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.07. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.07 Trustee to Act as Servicer. If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee shall thereupon, assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (a) liable for losses of the Servicer pursuant to Section 3.12 or any acts or omissions of the predecessor Servicer hereunder, (b) obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Section 7.02. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee or the successor Servicer may elect to succeed to any rights and obligations of the Servicer under each Subservicing Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to any Subservicing Agreement entered into by the Servicer as contemplated by Section 3.02 to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Servicer shall not be relieved of any liability or obligations under any such Subservicing Agreement.

            The Servicer that is no longer the Servicer hereunder shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party.

            Section 3.08 Collection of Mortgage Loan Payments; Servicer Custodial Account; and Certificate Accounts. (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans it services when the same shall become due and payable. Further, the Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage Loans it services that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan it services and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-Off Date. In the event of any such arrangement, the Servicer shall make Periodic Advances on the related Mortgage Loan in accordance with the provisions of Section 3.20 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (b) The Servicer shall establish and maintain the Servicer Custodial Account. The Servicer shall deposit or cause to be deposited into the Servicer Custodial Account, all on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by the Servicer in respect of the Mortgage Loans subsequent to the Cut-Off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-Off Date) and the following amounts required to be deposited hereunder with respect to the Mortgage Loans it services:

            (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans, net of the Servicing Fee;

            (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to Section 3.09(a) and (B) any Insurance Proceeds released from an Escrow Account pursuant to Section 3.09(b)(iv);

            (iv) any amount required to be deposited by the Servicer pursuant to
      Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Servicer Custodial Account;

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.14;

            (vi) all Repurchase Prices and all Substitution Adjustment Amounts received by the Servicer;

            (vii) Periodic Advances made by the Servicer pursuant to Section
      3.20 and any payments of Compensating Interest; and

            (viii) any other amounts required to be deposited hereunder.

            The foregoing requirements for deposits to the Servicer Custodial Account by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be deposited by the Servicer. If the Servicer shall deposit in the Servicer Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining the Servicer Custodial Account to withdraw such amount from the Servicer Custodial Account, any provision herein to the contrary notwithstanding. The Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced by the Servicer on behalf of others. Notwithstanding such commingling of funds, the Servicer shall keep records that accurately reflect the funds on deposit in the Servicer Custodial Account that have been identified by it as being attributable to the Mortgage Loans it services. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.08. All funds required to be deposited in the Servicer Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.11.

            (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Accounts. The Trustee shall, promptly upon receipt, deposit in the applicable Certificate Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11(a)(viii);

            (ii) any amount paid by the Trustee pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to such Certificate Account; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the applicable Certificate Account.

            If the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the applicable Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in such Certificate Account. All funds required to be deposited in the Certificate Accounts shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with
Section 3.11. In no event shall the Trustee incur liability for withdrawals from the Certificate Accounts at the direction of the Servicer.

            (d) Each institution at which the Servicer Custodial Account or the Certificate Accounts are maintained shall invest the funds therein as directed in writing by the Servicer in Permitted Investments, which shall mature not later than (i) in the case of the Servicer Custodial Account, the Business Day next preceding the related Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date) and
(ii) in the case of the Certificate Accounts, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Servicer Custodial Account shall be for the benefit of the Servicer as servicing compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Accounts shall be for the benefit of the Trustee as additional compensation and shall be retained by it monthly as provided herein. The amount of any losses realized in the Servicer Custodial Account or the Certificate Accounts incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Servicer Custodial Account or by the Trustee in the related Certificate Account, as applicable.

            (e) The Servicer shall give notice to the Trustee of any proposed change of the location of the Servicer Custodial Account maintained by the Servicer not later than 30 days and not more than 45 days prior to any change thereof. The Trustee shall give notice to the Servicer, each Rating Agency and the Depositor of any proposed change of the location of either Certificate Account not later than 30 days after and not more than 45 days prior to any change thereof. The creation of the Servicer Custodial Account shall be evidenced by a certification substantially in the form of Exhibit F hereto. A copy of such certification shall be furnished to the Trustee.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the "Escrow Account"), titled "[Insert name of Servicer], in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2002-1 and various Mortgagors." The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by FNMA or FHLMC as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, the Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. The Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property and (iii) all amounts representing proceeds of any Primary Insurance Policy. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

            (b) Withdrawals of amounts so collected from the Escrow Accounts may be made by the Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by the Servicer pursuant to Section 3.09(c) with respect to such Mortgage Loan, (iii) to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law,
(v) for application to restore or repair the Mortgaged Property, (vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (viii) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 10.01. Any Escrow Account shall not be a part of the Trust Estate.

            (c) With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage. The Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments. The Servicer shall advance any such payments that are not timely paid, but the Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

            Section 3.10 Access to Certain Documentation and Information Regarding the Mortgage Loans. The Servicer shall afford the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

            Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

            Section 3.11 Permitted Withdrawals from the Servicer Custodial Account and Certificate Accounts. (a) The Servicer may from time to time make withdrawals from the Servicer Custodial Account, for the following purposes:

            (i) to pay to the Servicer (to the extent not previously retained), the servicing compensation to which it is entitled pursuant to Section 3.17, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Servicer Custodial Account;

            (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

            (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made, such right of reimbursement pursuant to this clause (iii) being limited to amounts received on the Mortgage Loans in the same Loan Group as the Mortgage Loan(s) in respect of which such Nonrecoverable Advance was made;

            (iv) to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

            (v) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Section 2.02 or 2.04, all amounts received thereon after the date of such purchase;

            (vi) to reimburse the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 7.03;

            (vii) to withdraw any amount deposited in the Servicer Custodial Account and not required to be deposited therein;

            (viii)on or prior to the Remittance Date, to withdraw an amount equal to the related Pool Distribution Amount, the related Trustee Fee and any other amounts due to the Trustee under this Agreement for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the related Certificate Account; and

            (ix) to clear and terminate the Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

            The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Servicer Custodial Account pursuant to clauses (i), (ii),
(iv) and (v). The Servicer shall keep and maintain such separate accounting for each Loan Group. Prior to making any withdrawal from the Servicer Custodial Account pursuant to clause (iii), the Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s) and their respective portions of such Nonrecoverable Advance.

            (b) The Trustee shall withdraw funds from the Certificate Accounts for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Trustee may from time to time make withdrawals from the applicable Certificate Account for the following purposes:

            (i) to pay to itself the Trustee Fee and any other amounts due to the Trustee under this Agreement for the related Distribution Date;

            (ii) to pay to itself as additional compensation earnings on or investment income with respect to funds in the Certificate Accounts;

            (iii) to withdraw and return to the Servicer any amount deposited in either Certificate Account and not required to be deposited therein; and

            (iv) to clear and terminate the applicable Certificate Account upon termination pursuant to Section 10.01.

            Section 3.12 Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC. The Servicer shall also maintain on REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11(a). It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer.

            The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with FNMA requirements.

            Notwithstanding the foregoing, the Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 3.12. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.12 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the Servicer shall deposit in the Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with this Section 3.12 and the amount paid under such blanket policy.

            Section 3.13 Enforcement of Due-On-Sale Clauses; Assumption Agreements. (a) Except as otherwise provided in this Section 3.13, when any Mortgaged Property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.13(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.13 by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

            (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In no event shall the Trustee incur liability for executing any document under this Section 3.13 at the direction of the Servicer. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or at the direction of the Trustee, the Custodian) the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement may be retained by the Servicer as additional master servicing compensation. Notwithstanding the foregoing, to the extent permissible under applicable law and at the request of the Servicer, the Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to execute any assumption agreement or modification agreement required to be executed by the Trustee under this Section 3.13.

            Section 3.14 Realization Upon Defaulted Mortgage Loans; REO Property. (a) The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Such agreement shall be substantially in the form attached hereto as Exhibit K or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures. Notwithstanding the foregoing, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the Servicer Custodial Account). Any such expenditures shall constitute Servicing Advances for purposes of this Agreement.

            The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, the Servicer may rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions; provided, however, that the Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO Property shall be deposited in the Servicer Custodial Account no later than the close of business on each Determination Date. The Servicer shall perform, with respect to the Mortgage Loans, the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by
Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required. The Servicer shall deliver copies of such reports to the Trustee.

            If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A) the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) on the REMIC or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (B) the Trustee (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of the REO Disposition Period, an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) for the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject the REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes. The Servicer shall identify to the Trustee any Mortgaged Property relating to a Mortgage Loan held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by the Servicer have been made. After delivery of such identification, the Servicer shall proceed to dispose of any such Mortgaged Property by holding a commercially reasonable auction for such property.

            The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Periodic Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Periodic Advances and to reimburse the Servicer Custodial Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.11(a)(iii) that related to such Mortgage Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to
Section 3.17.

            (b) The Servicer shall promptly notify the Depositor of any Mortgage Loan which comes into default. The Depositor shall be entitled, at its option, to repurchase (i) any such defaulted Mortgage Loan from the Trust Estate if (a) in the Depositor's judgment, the default is not likely to be cured by the Mortgagor and (b) such Mortgage Loan is 180 days or more delinquent or (ii) any Mortgage Loan in the Trust Estate which pursuant to Section 4(b) of the Mortgage Loan Purchase Agreement the Seller requests the Depositor to repurchase and to sell to the Seller to facilitate the exercise of the Seller's rights against the originator or prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate (less the Servicing Fee Rate for such Mortgage Loan) through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Servicer shall provide to the Trustee the notification required by Section 3.15 and the Trustee or the Custodian shall promptly release to the Depositor the Mortgage File relating to the Mortgage Loan being repurchased.

            Section 3.15 Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven Business Days release the related Mortgage File to the Servicer. The Trustee shall at the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the Custodian) of a Request for Release signed by a Servicing Officer, release the Mortgage File within seven Business Days to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Servicer Custodial Account, in which case the Servicer shall deliver to the Trustee or the Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

            The Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement, upon the request of the Servicer. In addition, upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage, an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.16 Documents, Records and Funds in Possession of the Servicer to be Held for the Trustee. The Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. The documents constituting the Servicing File shall be held by the Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Servicer Custodial Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the Servicer Custodial Account, Certificate Accounts or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

            Section 3.17 Servicing Compensation. The Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) and included in the Trust Estate to retain or withdraw from the Servicer Custodial Account an amount equal to the Servicing Fee for such Distribution Date.

            Additional servicing compensation in the form of Excess Proceeds, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments and all other customary and ancillary income and fees shall be retained by the Servicer to the extent not required to be deposited in the Servicer Custodial Account pursuant to Section 3.08(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Notwithstanding the foregoing, with respect to the payment of the Servicing Fee on any Distribution Date, the aggregate Servicing Fee for the Servicer relating to the Mortgage Loans in a Loan Group for such Distribution Date shall be reduced (but not below zero) by an amount equal to the lesser of
(a) the Prepayment Interest Shortfall for such Distribution Date relating to the Mortgage Loans in such Loan Group and (b) one-twelfth of 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group for such Distribution Date (for each Loan Group any such reduction, "Compensating Interest").

            Section 3.18 Annual Statement as to Compliance. The Servicer shall deliver to the Trustee and each Rating Agency on or before 90 days after the end of the Servicer's fiscal year, commencing with its 2002 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (a) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            Section 3.19 Annual Independent Public Accountants' Servicing Statement; Financial Statements. The Servicer shall, at its own expense, on or before 90 days after the end of the Servicer's fiscal year, commencing with its 2002 fiscal year, cause a firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee to the effect that such firm has with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto.

            Section 3.20 Advances. The Servicer shall determine on or before each Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If the Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the Servicer Custodial Account an amount equal to the Advance and/or (b) make an appropriate entry in its records relating to the Servicer Custodial Account that any portion of the Amount Held for Future Distribution with respect to a Loan Group in the Servicer Custodial Account has been used by the Servicer in discharge of its obligation to make any such Periodic Advance on a Mortgage Loan in such Loan Group. Any funds so applied shall be replaced by the Servicer by deposit in the Servicer Custodial Account no later than the close of business on the Business Day preceding the next Servicer Advance Date. The Servicer shall be entitled to be reimbursed from the Servicer Custodial Account for all Advances of its own funds made pursuant to this

            Section 3.20 as provided in Section 3.11(a). The obligation to make Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. The Servicer shall inform the Trustee of the amount of the Periodic Advance to be made by the Servicer with respect to each Loan Group on each Servicer Advance Date no later than the related Remittance Date.

            The Servicer shall deliver to the Trustee on the related Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by the Servicer to be a Nonrecoverable Advance. Notwithstanding anything to the contrary, the Servicer shall not be required to make any Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

            Section 3.21 Modifications, Waivers, Amendments and Consents. (a) Subject to this Section 3.21, the Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

            (b) The Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

            (i) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

            (ii) in the Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

            (iii) otherwise constitute a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless, in either case, (A) such Mortgage Loan is 90 days or more past due or
(B) the Servicer delivers to the Trustee an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of the Trust Estate and, in either case, such modification, waiver, forbearance or amendment is reasonably likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Subject to Customary Servicing Procedures, the Servicer may permit a forbearance for a Mortgage Loan which in the Servicer's judgment is subject to imminent default.

            (c) Any payment of interest, which is deferred pursuant to any modification, waiver, forbearance or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

            (d) The Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Servicer's discretion pursuant to the Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the Servicer, which amount shall be retained by the Servicer as additional servicing compensation.

            (e) The Servicer shall notify the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Servicer (i) shall deliver to the Trustee a copy thereof and
(ii) shall deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.

            Section 3.22 Reports to the Securities and Exchange Commission. The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, for so long as any Certificates registered under the 1933 Act are outstanding (other than the Current Report on Form 8-K to be filed by the Depositor in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Depositor in connection with the issuance of the Certificates). Upon the request of the Trustee, the Servicer and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

            Section 4.01 Servicer's Certificate. Each month, not later than 12:00 noon Eastern time on the Business Day following each Determination Date, the Servicer shall deliver to the Trustee, a Servicer's Certificate (in substance and format mutually acceptable to the Servicer and the Trustee) certified by a Servicing Officer setting forth the information necessary in order for the Trustee to perform its obligations under this Agreement. The Trustee may conclusively rely upon the information contained in a Servicer's Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

            Each such statement shall be provided by the Trustee to any Holder of a Certificate upon request and shall also, to the extent available, include information regarding delinquencies on Mortgage Loans providing such statement, indicating the number and aggregate principal amount of Mortgage Loans which are either one, two, three or more than three months delinquent and the book value of any REO Property.

                                   ARTICLE V

                PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

            Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Servicer's Certificate, the Trustee shall distribute out of the applicable Certificate Account (to the extent funds are available therein) to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or
(b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02.

            None of the Holders of any Class of Certificates, the Depositor, the Servicer or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

            Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02 Priorities of Distributions. (a) On each Distribution Date, based solely on the information contained in the Servicer's Certificate, the Trustee shall withdraw from the applicable Certificate Account (to the extent funds are available therein) (1) the amounts payable to the Trustee pursuant to Sections 3.11(b)(i) and 3.11(b)(ii) and shall pay such funds to itself, and (2) the Pool Distribution Amount for each Loan Group, in an amount as specified in written notice received by the Trustee from the Servicer no later than the related Determination Date, and shall apply such funds to distributions on the Certificates in the following order of priority and to the extent of such funds, paying Group 1 solely from the Pool Distribution Amount for Loan Group 1, Group 2 solely from the Pool Distribution Amount for Loan Group 2 and Group 3 solely from the Pool Distribution Amount for Loan Group 3:

            (i) to each Class of Senior Certificates (other than the Class A-PO Component) of such Group, an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

            (ii) concurrently to the Class A Certificates and the Class A-PO Component of such Group, pro rata, based on their respective Senior Principal Distribution Amount and PO Principal Amount, (A) to the Class A Certificates of such Group, in an aggregate amount up to the Senior Principal Distribution Amount for such Group, such distribution to be allocated among such Classes in accordance with Section 5.02(b) and (B) to the Class A-PO Component of such Group in an aggregate amount up to the PO Principal Amount for such Group;

            (iii) to the Class A-PO Component of such Group, any Class A-PO Deferred Amount, up to the Subordinate Principal Distribution Amount for such Group for such Distribution Date from amounts otherwise distributable first to the Class 1-B-6 Certificates, Class 2-B-6 Certificates or Class 3-B-6 Certificates, as the case may be, pursuant to clause (iv)(L) below, second to the Class 1-B-5 Certificates, Class 2-B-5 Certificates or Class 3-B-5 Certificates, as the case may be, pursuant to clause (iv)(J) below, third to the Class 1-B-4 Certificates, Class 2-B-4 Certificates or Class 3-B-4 Certificates, as the case may be, pursuant to clause (iv)(H) below, fourth to the Class 1-B-3 Certificates, Class 2-B-3 Certificates or Class 3-B-3 Certificates, as the cases may be, pursuant to clause (iv)(F) below, fifth to the Clause 1-B-2 Certificates, Class 2-B-2 Certificates or Class 3-B-2 Certificates, as the case may be, pursuant to clause (iv)(D) below and finally to the Class 1-B-1 Certificates, Class 2-B-1 Certificates or Class 3-B-1 Certificates, as the case may be, pursuant to clause (iv)(B) below;

            (iv) to each Class of Subordinate Certificates of such Group, subject to paragraph (d) below, in the following order of priority:

                  (A) to the Class 1-B-1 Certificates, Class 2-B-1 Certificates
            or Class 3-B-1 Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class 1-B-1 Certificates, Class 2-B-1 Certificates
            or Class 3-B-1 Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Component of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (C) to the Class 1-B-2 Certificates, Class 2-B-2 Certificates
            or Class 3-B-2 Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (D) to the Class 1-B-2 Certificates, Class 2-B-2 Certificates
            or Class 3-B-3 Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Component of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (E) to the Class 1-B-3 Certificates, Class 2-B-3 Certificates
            or Class 3-B-3 Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (F) to the Class 1-B-3 Certificates, Class 2-B-3 Certificates
            or Class 3-B-3 Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Component of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (G) to the Class 1-B-4 Certificates, Class 2-B-4 Certificates
            or Class 3-B-4 Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class 1-B-4 Certificates, Class 2-B-4 Certificates
            or Class 3-B-4 Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Component of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (I) to the Class 1-B-5 Certificates, Class 2-B-5 Certificates
            or Class 3-B-5 Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (J) to the Class 1-B-5 Certificates, Class 2-B-5 Certificates
            or Class 3-B-5 Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Component of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (K) to the Class 1-B-6 Certificates, Class 2-B-6 Certificates
            or Class 3-B-6 Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                  (L) to the Class 1-B-6 Certificates, Class 2-B-6 Certificates
            or Class 3-B-6 Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Component of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero; and

            (v) to the Holder of the Class 1-A-R Certificate, any remaining Pool Distribution Amounts.

            For any Group and on any Distribution Date, amounts distributed in respect of Class A-PO Deferred Amounts will not reduce the Class Certificate Balance of the applicable Class A-PO Component.

            All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," and second with respect to the amount payable pursuant to clause (ii) of such definitions.

            (b) (i) With respect to the Class A Certificates of Group 1:

            On each Distribution Date prior to the Senior Credit Support Depletion Date for Group 1, the amount distributable to the Group 1-A Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed in the following order of priority:

                  first, to the Class 1-A-R Certificate, until its Class
            Certificate Balance has been reduced to zero;

                  second, to the Class 1-A-4 Certificates, up to the Priority
            Amount for such Distribution Date, until their Class Certificate Balance has been reduced to zero;

                  third, sequentially, to the Class 1-A-1, Class 1-A-2 and Class
            1-A-3 Certificates, in that order, until their Class Certificate Balances have been reduced to zero; and

                  fourth, to the Class 1-A-4 Certificates, until their Class
            Certificate Balance has been reduced to zero; and

            (ii) With respect to the Class A Certificates of Group 2:

            On each Distribution Date prior to the Senior Credit Support Depletion Date for Group 2, the amount distributable to the Group 2-A Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed to the Class 2-A-1 Certificates, until their Class Certificate Balance has been reduced to zero.

            (iii) With respect to the Class A Certificates of Group 3:

            On each Distribution Date prior to the Senior Credit Support Depletion Date for Group 3, the amount distributable to the Group 3-A Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed to the Class 3-A-1 Certificates, until their Class Certificate Balance has been reduced to zero.

            On each Distribution Date on or after the Senior Credit Support Depletion Date, for a Group notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount with respect to a Loan Group available to be distributed as principal of the Class A Certificates of the Related Group shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate Balances thereof are reduced to zero.

            (c) On each Distribution Date, Accrued Certificate Interest for each Class of Certificates for such Distribution Date (other than the Class A-PO Certificates) shall be reduced by such Class' pro rata share, based on such Class' Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this Section 5.02(c), of (A) Non-Supported Interest Shortfalls for the Related Loan Group, (B) on and after the Senior Credit Support Depletion Date for such Group, any other Realized Loss on the Mortgage Loans in such Loan Group allocable to interest and (C) Relief Act Reductions incurred on the Mortgage Loans in such Loan Group during the calendar month preceding the month of such Distribution Date.

            (d) Notwithstanding the priority and allocation contained in Section 5.02(a)(iv), if with respect to any Class of Subordinate Certificates of a Group on any Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate Certificates of such Group which have a higher numerical Class designation than such Class, divided by (ii) the aggregate Class Certificate Balance of all the Classes of such Group immediately prior to such Distribution Date (for each Group, the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal will be made to any Classes of such Group junior to such Class (for each Group, the "Restricted Classes") and the Class Certificate Balances of the Restricted Classes of such Group will not be used in determining the Pro Rata Share for the Subordinate Certificates of such Group that are not Restricted Classes. If the aggregate Class Certificate Balances of the Subordinate Certificates of such Group that are not Restricted Classes are reduced to zero, notwithstanding the previous sentence, any funds remaining will be distributed sequentially to the Restricted Classes of such Group in order of their respective numerical Class designations (beginning with the Class of Restricted Certificates of the Related Group then outstanding with the lowest numerical Class designation).

            Section 5.03 Allocation of Losses. (a) On or prior to each Determination Date, the Servicer shall inform the Trustee in writing with respect to each Mortgage Loan: (1) whether any Realized Loss is a Deficient Valuation or a Debt Service Reduction, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses on the Mortgage Loans in each Loan Group. Based on such information, the Trustee shall determine the total amount of Realized Losses on the Mortgage Loans in each Loan Group with respect to the related Distribution Date.

            The principal portion of Realized Losses on the Mortgage Loans in a Loan Group with respect to any Distribution Date shall be allocated as follows:

            (i) the applicable PO Percentage of the principal portion of any Realized Loss with respect to a Discount Mortgage Loan in such Loan Group shall be allocated to the Class A-PO Component of the Related Group until the Class Certificate Balance thereof is reduced to zero; and

            (ii) the applicable Non-PO Percentage of the principal portion of any Realized Loss with respect to a Mortgage Loan in such Loan Group shall be allocated first to the Subordinate Certificates of the Related Group in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates of the Related Group then outstanding with the highest numerical Class designation) until the respective Class Certificate Balance of each such Class is reduced to zero, and second to the Senior Certificates of the Related Group, pro rata, on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date, until the Class Certificate Balances thereof have been reduced to zero.

            (b) The Component Balance of the Class A-PO Component of a Group shall be reduced on each Distribution Date by the amount, if any, by which the Component Balance of such Class A-PO Component (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for the Related Loan Group for such Distribution Date.

            The Class Certificate Balance of the Class of Subordinate Certificates of a Group then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Certificates of such Group (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses and Class A-PO Deferred Amounts on such Distribution Date) exceeds the Adjusted Pool Amount for the Related Loan Group for such Distribution Date.

            After the Senior Credit Support Depletion Date for a Group, the Class Certificate Balances of the Senior Certificates of such Group in the aggregate shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates of such Group (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the difference between (i) the Adjusted Pool Amount for the Related Loan Group for such Distribution Date and (ii) the Adjusted Pool Amount (PO Portion) for the Related Loan Group for such Distribution Date.

            Any such reduction shall be allocated among the Senior Certificates of such Group, based on the Class Certificate Balances immediately prior to such Distribution Date.

            (c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

            (d) Any allocation of Realized Losses to a Class of Certificates or any reduction in the Class Certificate Balance of a Class pursuant to Section 5.03(b) above shall be accomplished by reducing the Class Certificate Balance thereof prior to the distributions made on the related Distribution Date in accordance with the definition of "Class Certificate Balance."

            Section 5.04. Statements to Certificateholders. (a) Prior to the Distribution Date in each month, based upon the information provided to the Trustee on the Servicer's Certificates delivered to the Trustee pursuant to
Section 4.01, the Trustee shall determine the following information with respect to such Distribution Date:

            (i) for each Group, the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

            (ii) for each Group, the amount allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

            (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

            (v) for each Loan Group, the Pool Stated Principal Balance for the following Distribution Date;

            (vi) for each Group, the Senior Percentage, the Priority Percentage (if applicable) and the Subordinate Percentage for the following Distribution Date;

            (vii) the amount of the Servicing Fee paid to or retained by the Servicer with respect to each Loan Group and such Distribution Date;

            (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (ix) for each Loan Group, the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date;

            (x) for each Loan Group, the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (xi) for each Loan Group, with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xii) for each Loan Group, the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xiii) for each Group, the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date; and

            (xiv) for each Loan Group, the aggregate amount of Realized Losses incurred during the preceding calendar month and for each Group, any Class A-PO Deferred Amounts for such Distribution Date.

            (b) No later than each Distribution Date, the Trustee, based upon information supplied to it on the Servicer's Certificates, shall prepare and deliver (by mail, fax or electronically) to each Holder of a Certificate, each Rating Agency and the Servicer a statement setting forth the information set forth in Section 5.04(a).

            In the case of information furnished pursuant to clauses (i), (ii) and (ix) of Section 5.04(a), the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

            On each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Trustee, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.04(a) for such Distribution Date.

            The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (i), (ii) and (vii) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

            The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Trustee shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Trustee deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holder of the Residual Certificate for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holder of the Residual Certificate by the Trustee), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of the REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of the REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Trustee periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

            Section 5.05 Tax Returns and Reports to Certificateholders. (a) For federal income tax purposes, the REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

            (b) The Trustee shall prepare or cause to be prepared, shall execute and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to the REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to the REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

            (c) In the first federal income tax return of the REMIC for its short taxable year ending December 31, 2002, REMIC status shall be elected for such taxable year and all succeeding taxable years.

            (d) The Trustee will maintain or cause to be maintained such records relating to the REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to the REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class A-R Certificate is hereby designated as the Tax Matters Person for the REMIC. By the acceptance of the Class A-R Certificate, such Holder irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax Matters Person for the REMIC.

            Section 5.07 Rights of the Tax Matters Person in Respect of the Trustee. The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Depositor and the Servicer shall act in accordance herewith to assure continuing treatment of the Trust Estate as a REMIC and avoid the imposition of tax on the REMIC. In particular:

            (a) The Trustee shall not create, or permit the creation of, any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates and the Residual Certificate.

            (b) Except as otherwise provided in the Code, (i) the Depositor and the Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in the REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to the REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code Section 860G(d).

            (c) The Trustee shall not accept on behalf of the REMIC any fee or other compensation for services and neither the Trustee nor the Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02, 2.04 or 3.14(b)), unless such sale is pursuant to a "qualified liquidation" of the REMIC as defined in Code Section 860F(a)(4)(A) and in accordance with Article X.

            (e) The Trustee shall maintain books with respect to the Trust on a calendar year taxable year and on an accrual basis.

            Neither the Servicer nor the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and
(d); provided that the Servicer shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on the REMIC and will not disqualify the Trust Estate from treatment as a REMIC; and, provided further, that the Servicer shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the Holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.

                                   ARTICLE VI

                                THE CERTIFICATES

            Section 6.01 The Certificates. The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1-A-1, A-1-A-2, A-1-A-3, A-1-A-4, A-1-A-R, A-2-A-1, A-3-A-1,
A-A-PO, B-1-B-1, B-1-B-2, B-1-B-3, B-1-B-4, B-1-B-5, B-1-B-6, B-2-B-1, B-2-B-2,
B-2-B-3, B-2-B-4, B-2-B-5, B-2-B-6, B-3-B-1, B-3-B-2, B-3-B-3, B-3-B-4, B-3-B-5,
B-3-B-6 and C (reverse of all Certificates) and shall, on original issue, be executed by the Trustee and shall be countersigned and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The Senior Certificates shall be available to investors in interests representing minimum dollar Certificate Balances of $1,000 and integral multiples of $1 in excess thereof. The Subordinate Certificates and the Class A-PO Certificates shall be available to investors in interests representing minimum dollar Certificate Balances of $25,000 and integral dollar multiples of $1 in excess thereof. The Class 1-A-R Certificate shall be in a minimum denomination of $100. The Senior Certificates (other than the Class 1-A-R Certificate) and the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the form provided for herein, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their countersignature.

            Section 6.02 Registration of Transfer and Exchange of Certificates.
(a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c) (i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Certificates may not be transferred by the Trustee except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Trustee shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (iii) If (A) (1) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (2) the Trustee or the Depositor is unable to locate a qualified successor, (B) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (C) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the aggregate Class Certificate Balances of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository (or by the Certificate Custodian, if it holds such Class on behalf of the Depository), accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Trustee either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee or the Servicer, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee and the Servicer of an Opinion of Counsel satisfactory to the Trustee and the Servicer as described above shall be void and of no effect.

            Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (f) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

            (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

            (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected.

            (v) No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

            (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section
      6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this
      Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this
      Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

            (vii) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and
      (6) of the Code, information needed to compute the tax imposed under
      Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Trustee under this clause
      (vii) shall be reimbursable by the Trust.

            (viii)No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

            (g) [Reserved]

            (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar or any agent of the Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

                                  ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

            Section 7.01 Respective Liabilities of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02 Merger or Consolidation of the Depositor or the Servicer. The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

            Section 7.03 Limitation on Liability of the Depositor, the Servicer and Others. None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or of the Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Servicer Custodial Account as provided by Section 3.11.

            Section 7.04 Depositor and Servicer Not to Resign. Subject to the provisions of Section 7.02, neither the Depositor nor the Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.

                                  ARTICLE VIII

                                     DEFAULT

            Section 8.01 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

            (a) any failure by the Servicer to deposit amounts in the Servicer Custodial Account in the amount and manner provided herein so as to enable the Trustee to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement (other than the payments required to be made under Section 3.20) which continues unremedied for a period of five days; or

            (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Servicer, or for the winding up or liquidation of the Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (e) the failure of the Servicer to remit any Periodic Advance required to be remitted by the Servicer pursuant to Section 3.20 which failure continues unremedied at 3:00 p.m. on the related Distribution Date;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of the Servicer under this Agreement. If an Event of Default described in clause (e) hereof shall occur, the Trustee shall, by notice to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof and the Trustee or a successor Servicer appointed pursuant to Section 8.05 shall make the Advance which the Servicer failed to make. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor Servicer pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Servicer in the Servicer Custodial Account or thereafter received by the Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer. Notwithstanding the termination of the Servicer pursuant hereto, the Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

            Section 8.02 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 8.03 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Servicer or any successor Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04 Action upon Certain Failures of the Servicer and upon Event of Default. In the event that the Trustee shall have actual knowledge of any failure of the Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer. If the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

            Section 8.05 Trustee to Act; Appointment of Successor. (a) On and After the time the Servicer receives a notice of termination pursuant to Section 8.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07. Notwithstanding anything provided herein to the contrary, under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to the Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, however, that any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by the Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            (b) In connection with the appointment of a successor Servicer or the assumption of the duties of the Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans serviced by the predecessor Servicer as it and such successor agree; provided, however, that any Person assuming the duties of the Servicer shall pay to such predecessor an amount equal to the market value of the portion of the Servicing Fee that will accrue in the future due to the Servicing Fee Rate exceeding 0.25% per annum with respect to any Mortgage Loan. The "market value" of such portion of the Servicing Fee shall be determined by Bank of America, N.A., on the basis of at least two quotations from third parties actively engaged in the servicing of single-family mortgage loans. If the successor Servicer does not agree that such market value is a fair price, such successor shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. The market value of the excess portion of the Servicing Fee will then be equal to the average of (i) the lowest figure obtained by Bank of America, N.A., and (ii) the highest figure obtained by the successor Servicer. Payment of the amount calculated above shall be made to Bank of America, N.A., by the successor Servicer no later than the last Business Day of the month in which such successor Servicer becomes entitled to receive the Servicing Fee under this Agreement. In no event will any portion of the Trust Estate be used to pay amounts due to Bank of America, N.A. under this Section 8.05(b).

            (c) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.03.

            Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this
Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

                                   ARTICLE IX

                                   THE TRUSTEE

            Section 9.01 Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

            (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Servicer and which on their face, do not contradict the requirements of this Agreement;

            (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

            (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

            (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses (c), (d) and
      (e) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or any officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Servicer, the Depositor or any Certificateholder; and

            (v) Except to the extent provided in Section 8.05, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance as successor Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 9.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 9.01:

            (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

            (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders or Certificate or any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding; and

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the execution of, and the counter-signature on the Certificates) shall be taken as the statements of the Depositor or Servicer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or the Servicer in respect of the Mortgage Loans or deposited into the Servicer Custodial Account, or any other account hereunder (other than the Certificate Accounts) by the Servicer.

            The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer), any Subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer) or any Subservicer taken in the name of the Trustee; the failure of the Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.02. The Trustee shall file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Servicer, any Subservicer or any of their respective affiliates with the same right it would have if it were not the Trustee.

            Section 9.05 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by S&P and "A" by Fitch or (ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor or the Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.06.

            Section 9.06 Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer and mailing a copy of such notice to all Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Servicer shall use their best efforts to promptly appoint a mutually acceptable successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee by written instrument or instruments delivered to the Servicer and the Trustee; the Servicer shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee in accordance with this Section 9.06.

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 9.07.

            Section 9.07 Successor Trustee. Any successor Trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall duly assign, transfer, deliver and pay over to the successor Trustee the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee has been terminated pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

            No successor Trustee shall accept appointment as provided in this
Section 9.07 unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 9.07, the Servicer shall cooperate to mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 9.08 Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.09 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10 Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be The Bank of New York Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Trustee or the Trustee's certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Trustee by an Authenticating Agent and a certificate of authentication or countersignature executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

            Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 9.11 Trustee's Fees and Expenses. The Trustee, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date pursuant to Section 5.02(a). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with any claim or legal action relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Servicer and (c) arising out of the transfer of any Private Certificate not in compliance with ERISA. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii); provided, however, that the Depositor and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses.

            Section 9.12 Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Servicer. Subject to this Article IX, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

            Section 9.13 Paying Agents. The Trustee may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Accounts and distributions to Certificateholders as provided in Section 3.08 and Section
5.02. Wherever reference is made in this Agreement to the withdrawal from either Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Initially, the Paying Agent shall be The Bank of New York. Whenever reference is made in this Agreement to a distribution by the Trustee or the furnishing of a statement to Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent. Each Paying Agent shall provide to the Trustee such information concerning the applicable Certificate Account as the Trustee shall request from time to time. Each Paying Agent must be reasonably acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer; provided that the Paying Agent has returned to the applicable Certificate Account or otherwise accounted, to the reasonable satisfaction of the Trustee, for all amounts it has withdrawn from such Certificate Account. The Trustee may, upon prior written approval of the Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Trustee may appoint, upon prior written approval of the Servicer, a successor Paying Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Trustee shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 9.15 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16 Suits for Enforcement. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18 Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                   ARTICLE X

                                   TERMINATION

            Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Trustee pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase by the Depositor of all Mortgage Loans and all REO Property at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property relating (as determined by the Depositor as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the fourth paragraph of this Article X), plus any Class Unpaid Interest Shortfall for any Class of Certificates and Component Unpaid Interest Shortfall for any Component as well as one month's interest at the related Mortgage Rate on the Stated Principal Balance of each Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all REO Property.

            Regardless of the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Depositor to repurchase all of the Mortgage Loans is conditioned upon the Pool Stated Principal Balance of the Mortgage Loans as of such Final Distribution Date being less than 10% of the Cut-off Date Pool Principal Balance. If such right is exercised, the Trustee shall, promptly following payment of the purchase price, release to the Depositor or its designee the Mortgage Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Depositor (if exercising its right to purchase the assets of the Trust) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Depositor is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Depositor, the Depositor shall deposit in the applicable Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in such Certificate Account on the Final Distribution Date equal to the purchase price for the related assets computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the Final Distribution Date and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (I) as to each Class of Certificates, the Class Certificate Balance thereof plus (a) accrued interest thereon in the case of an interest bearing Certificate and (b) the applicable Class A-PO Deferred Amount with respect to the Class A-PO Components, and (II) as to the Class 1-A-R Certificate, the amount, if any, which remains on deposit in the Certificate Accounts (other than the amounts retained to meet claims) after application pursuant to clause (I) above.

            If all of the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the applicable Certificate Account not distributed in final distribution to Certificateholders of such Group to continue to be held by the Trustee in an Eligible Account for the benefit of such Certificateholders and the Depositor (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02 Additional Termination Requirements. (a) If the Depositor exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Depositor under Section 10.01, the Trustee shall sell all of the assets of the Trust Estate t the Depositor for cash; and

            (ii) the notice given by the Depositor or the Trustee pursuant to
      Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Trustee shall also specify such date in the final tax return of the REMIC.

            (b) By its acceptance of the Residual Certificate, the Holder thereof hereby agrees to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates of the Related Group are outstanding or to avoid or minimize the risk of the imposition of any tax on the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into either Certificate Account provided that
(a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class 1-B-1 Certificates, the Class 1-B-2 Certificates, the Class 1-B-3 Certificates, the Class 1-B-4 Certificates, the Class 1-B-5 Certificates, the Class 2-B-1 Certificates, the Class 2-B-2 Certificates, the Class 2-B-3 Certificates, the Class 2-B-4 Certificates, the Class 2-B-5 Certificates, the Class 3-B-1 Certificates, the Class 3-B-2 Certificates, the Class 3-B-3 Certificates, the Class 3-B-4 Certificates or the Class 3-B-5 Certificates as evidenced by a letter from each Rating Agency rating such Certificates to such effect, and (v) to reduce the percentage of the Pool Stated Principal Balance of a Loan Group at which the Depositor will have the option to purchase all the remaining Mortgage Loans in accordance with Section 10.01, provided that such reduction is considered necessary by the Depositor, as evidenced by an Officer's Certificate delivered to the Trustee, to preserve the treatment of the transfer of the Mortgage Loans of such Loan Group to the Depositor by the Seller or to the Trust by the Depositor as sale for accounting purposes, and (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of the Trust Estate as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of the Trust Estate as a REMIC.

            Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense on direction by the Trustee, who will act at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee may be delivered by facsimile and shall be deemed effective upon receipt ) to (a) in the case of the Depositor, Bank of America Mortgage Securities, Inc., 101 South Tryon Street, Charlotte, North Carolina 28255, Attention: General Counsel and Chief Financial Officer, (b) in the case of the Servicer, Bank of America, N.A., 101 East Main Street, Suite 400, Louisville, Kentucky 40206-5318, Attention: Servicing Manager, with a copy to: Bank of America, N.A. 101 South Tryon Street, Charlotte, North Carolina, 28255, Attention: General Counsel and Chief Financial Officer, (c) in the case of the Trustee, 101 Barclay Street 12 East, New York, New York 10286, Attention:
Corporate Trust - MBS Group (Fax: (212) 815-5309) (d) in the case of S&P, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attn: Residential Mortgage Surveillance Group, and (e) in the case of Fitch, Fitch, Inc., One State Street Plaza, New York, New York 10004, Attn: Residential Mortgage Surveillance Group; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

            Section 11.08 Access to List of Certificateholders. The Certificate Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

            IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.


                                    BANK OF AMERICA MORTGAGE SECURITIES, INC.,
                                       as Depositor


                                    By:
                                       -----------------------------------------
                                       Name:  Judy Ford
                                       Title: Vice President


                                    BANK OF AMERICA, N.A.,
                                       as Servicer


                                    By:
                                       -----------------------------------------
                                       Name:  Robert J. DeBenedet
                                       Title: Senior Vice President


                                    THE BANK OF NEW YORK,
                                       as Trustee


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:





STATE OF NEW YORK.      )
                        )     ss.:
COUNTY OF   NEW YORK    )
                        )

            On the 24th day of January, 2002, before me, a notary public in and for the State of New York, personally appeared ________________, known to me who, being by me duly sworn, did depose and say that s/he is a ________________ of The Bank of New York, a New York banking corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.



                                       -----------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )
                        )

            On the 24th day of January, 2002, before me, a notary public in and for the State of North Carolina, personally appeared Judy Ford, known to me who, being by me duly sworn, did depose and say that she is the Vice President of Bank of America Mortgage Securities, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of such corporation.



                                       -----------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )
                        )

            On the 24th day of January, 2002, before me, a notary public in and for the State of North Carolina, personally appeared Robert J. DeBenedet, known to me who, being by me duly sworn, did depose and say that he is the Senior Vice President of Bank of America, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed her name thereto by order of the Board of Directors of such corporation.



                                       -----------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

                                 EXHIBIT A-1-A-1

                    [FORM OF FACE OF CLASS 1-A-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-A-1

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $283,520,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 5P 3

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-1-A-2

                    [FORM OF FACE OF CLASS 1-A-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-A-2

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $25,520,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 5Q 1

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-1-A-3

                    [FORM OF FACE OF CLASS 1-A-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-A-3

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $37,533,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 5R 9

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-1-A-4

                    [FORM OF FACE OF CLASS 1-A-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-A-4

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $40,250,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 5S 7

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                  EXHIBIT A-PO

                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class A-PO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, EACH COMPONENT OF THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class A-PO

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $7,702,131.00

CUSIP No.:                    060506 5W 8

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      For the purposes of determining distributions in reduction of Class Certificate Balance, the Class A-PO Certificates will be deemed to consist of three components which are not severable (each, a "Component").

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This Class A-PO Certificate represents the right to receive principal only.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-1-A-R

                    [FORM OF FACE OF CLASS 1-A-R CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS 1-A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-A-R

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $100.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 5T 5

      THIS CERTIFIES THAT _________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Any distribution of the proceeds of any remaining assets of the Certificate Account will be made only upon presentment and surrender of this Class 1-A-R Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class 1-A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class 1-A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class 1-A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class 1-A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class 1-A-R Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of
Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v) this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 (or any successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class 1-A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class 1-A-R Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-2-A-1

                    [FORM OF FACE OF CLASS 2-A-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 2-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 2-A-1

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $165,789,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 5U 2

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-3-A-1

                    [FORM OF FACE OF CLASS 3-A-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 3-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 3-A-1

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $270,039,000.00

Pass-Through Rate:            6.250%

CUSIP No.:                    060506 5V 0

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-1-B-1

                    [FORM OF FACE OF CLASS 1-B-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A CERTIFICATES AND THE CLASS 1-A-PO COMPONENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-B-1

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $5,641,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 5X 6

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-1-B-2

                    [FORM OF FACE OF CLASS 1-B-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A CERTIFICATES, CLASS 1-A-PO COMPONENT AND CLASS 1-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-B-2

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,216,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 5Y 4

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-1-B-3

                    [FORM OF FACE OF CLASS 1-B-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A CERTIFICATES, CLASS 1-A-PO COMPONENT, CLASS 1-B-1 AND CLASS 1-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-B-3

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,612,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 5Z 1

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-1-B-4

                    [FORM OF FACE OF CLASS 1-B-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A CERTIFICATES, CLASS 1-A-PO COMPONENT, CLASS 1-B-1, CLASS 1-B-2 AND CLASS 1-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-B-4

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $604,500.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 6G 2

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-1-B-5

                    [FORM OF FACE OF CLASS 1-B-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A CERTIFICATES, CLASS 1-A-PO COMPONENT, CLASS 1-B-1, CLASS 1-B-2, CLASS 1-B-3 AND CLASS 1-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-B-5

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $806,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 6H 0

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-1-B-6

                    [FORM OF FACE OF CLASS 1-B-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A CERTIFICATES, CLASS 1-A-PO COMPONENT, CLASS 1-B-1, CLASS 1-B-2, CLASS 1-B-3, CLASS 1-B-4 AND CLASS 1-B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 1-B-6

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $604,890.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 6J 6

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-2-B-1

                    [FORM OF FACE OF CLASS 2-B-1 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 2-B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A CERTIFICATES AND THE CLASS 2-A-PO COMPONENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 2-B-1

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,418,500.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 6A 5

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-2-B-2

                    [FORM OF FACE OF CLASS 2-B-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 2-B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A CERTIFICATES, CLASS 2-A-PO COMPONENT AND CLASS 2-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 2-B-2

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $950,500.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 6B 3

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-2-B-3

                    [FORM OF FACE OF CLASS 2-B-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 2-B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A CERTIFICATES, CLASS 2-A-PO COMPONENT, CLASS 2-B-1 AND CLASS 2-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 2-B-3

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $691,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 6C 1

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-2-B-4

                    [FORM OF FACE OF CLASS 2-B-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 2-B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A CERTIFICATES, CLASS 2-A-PO COMPONENT, CLASS 2-B-1, CLASS 2-B-2 AND CLASS 2-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 2-B-4

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $259,500.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 6K 3

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                               EXHIBIT B-2-B-5

                  [FORM OF FACE OF CLASS 2-B-5 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 2-B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A CERTIFICATES, CLASS 2-A-PO COMPONENT, CLASS 2-B-1, CLASS 2-B-2, CLASS 2-B-3 AND CLASS 2-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 2-B-5

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $345,500.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 6L 1

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-2-B-6

                    [FORM OF FACE OF CLASS 2-B-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 2-B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A CERTIFICATES, CLASS 2-A-PO COMPONENT, CLASS 2-B-1, CLASS 2-B-2, CLASS 2-B-3, CLASS 2-B-4 AND CLASS 2-B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 2-B-6

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $259,567.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 6M 9

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-3-B-1

                    [FORM OF FACE OF CLASS 3-B-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 3-B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 3-A CERTIFICATES AND THE CLASS 3-A-PO COMPONENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 3-B-1

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,647,500.00

Pass-Through Rate:            6.250%

CUSIP No.:                    060506 6D 9

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-3-B-2

                    [FORM OF FACE OF CLASS 3-B-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 3-B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 3-A CERTIFICATES, CLASS 3-A-PO COMPONENT AND CLASS 3-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 3-B-2

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $686,500.00

Pass-Through Rate:            6.250%

CUSIP No.:                    060506 6E 7

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-3-B-3

                    [FORM OF FACE OF CLASS 3-B-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 3-B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 3-A CERTIFICATES, CLASS 3-A-PO COMPONENT, CLASS 3-B-1 AND CLASS 3-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 3-B-3

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $412,000.00

Pass-Through Rate:            6.250%

CUSIP No.:                    060506 6F 4

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-3-B-4

                    [FORM OF FACE OF CLASS 3-B-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 3-B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 3-A CERTIFICATES, CLASS 3-A-PO COMPONENT, CLASS 3-B-1, CLASS 3-B-2 AND CLASS 3-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 3-B-4

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $275,000.00

Pass-Through Rate:            6.250%

CUSIP No.:                    060506 6N 7

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-3-B-5

                    [FORM OF FACE OF CLASS 3-B-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 3-B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 3-A CERTIFICATES, CLASS 3-A-PO COMPONENT, CLASS 3-B-1, CLASS 3-B-2, CLASS 3-B-3 AND CLASS 3-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 3-B-5

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $137,500.00

Pass-Through Rate:            6.250%

CUSIP No.:                    060506 6P 2

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-3-B-6

                    [FORM OF FACE OF CLASS 3-B-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 3-B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 3-A CERTIFICATES, CLASS 3-A-PO COMPONENT, CLASS 3-B-1, CLASS 3-B-2, CLASS 3-B-3, CLASS 3-B-4 AND CLASS 3-B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-1
                                   Class 3-B-6

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 January 1, 2002

First Distribution Date:      February 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $274,712.00

Pass-Through Rate:            6.250%

CUSIP No.:                    060506 6Q 0

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 24, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                    EXHIBIT C

                      [FORM OF REVERSE OF ALL CERTIFICATES]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates

      This Certificate is one of a duly authorized issue of Certificates designated as Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, of the Series specified on the face hereof (collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

      On each Distribution Date, the Trustee shall distribute out of the Certificate Account to each Certificateholder of record on the related Record Date (other than respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Section 5.02 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Trustee as contemplated by Section 10.01 of the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Servicer, the Certificate Registrar and the Trustee and any agent of the Depositor, the Servicer, the Certificate Registrar or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Certificate Registrar, the Trustee or any such agent shall be affected by any notice to the contrary.

      On any Distribution Date on which the aggregate Stated Principal Balance is less than 10% of the aggregate aggregate Cut-Off Date Principal Balance, the Depositor will have the option to repurchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans at a purchase price determined as provided in the Pooling and Servicing Agreement. The 10% may be reduced by an amendment to the Pooling and Servicing Agreement without Certificateholder consent under certain conditions set forth in the Pooling and Servicing Agreement. In the event that no such optional repurchase occurs, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

      Any term used herein that is defined in the Pooling and Servicing Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                    THE BANK OF NEW YORK,
                                     as Trustee


                                    By
                                       -----------------------------------------
                                          Authorized Signatory






                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [___] Certificates referred to in the Pooling and Servicing Agreement referenced herein.

                                    THE BANK OF NEW YORK,
                                     as Trustee


                                    By
                                       -----------------------------------------
                                          Authorized Signatory

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                    --------------------------------------------
                                    Signature by or on behalf of assignor


                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________ for the
account of ___________________, account number _________________________, or, if mailed by check, to Applicable statements should be mailed to
_______________________

      This information is provided by , the assignee named above, or , as its agent.

                                   EXHIBIT D-1

                       LOAN GROUP 1 MORTGAGE LOAN SCHEDULE

BANK OF AMERICA MORTGAGE
SERIES 2002-1
GROUP 1
MORTGAGE LOAN SCHEDULE

   LOAN           PROPERTY                       LOAN                DOC         ORIG    INTEREST   ORIGINAL    1ST PAYMENT
  NUMBER            TYPE       OCCUPANCY        PURPOSE              TYPE         LTV      RATE        PB          DATE
---------------------------------------------------------------------------------------------------------------------------
6001247094    Single Family     Primary         Purchase           Reduced       80.00     6.625      460,000     20020101
6001462040    Single Family     Primary        Refinance           Standard      60.12     6.875      597,000     20020201
6001472106    Single Family     Primary    Cash-out Refinance      Standard      69.47     6.750      462,000     20020101
6004830565    Single Family     Primary        Refinance           Standard      69.76     6.875      348,835     20020201
6019381224    Single Family     Primary    Cash-out Refinance      Reduced       56.89     6.750      400,000     20020201
6021402778         PUD          Primary    Cash-out Refinance      Standard      50.74     6.750      410,000     20020101
6021474728    Single Family     Primary        Refinance           Reduced       56.73     6.875      652,500     20020101
6022779737    Single Family     Primary        Refinance           Standard      74.05     6.750      314,000     20020201
6023111963         PUD          Primary        Refinance           Reduced       77.20     6.625      386,000     20020201
6023437467    Single Family     Primary        Refinance           Reduced       55.52     6.750      338,700     20020201
6024266345    Single Family     Primary    Cash-out Refinance       Rapid        51.74     6.500      370,000     20020101
6025900363    Single Family     Primary        Refinance           Reduced       47.50     6.750      380,000     20020201
6026164126    Single Family     Primary        Refinance            Rapid        80.00     6.750      380,000     20020201
6026596558         PUD          Primary    Cash-out Refinance      Reduced       63.96     6.750      419,000     20020201
6027836409    Single Family     Primary         Purchase           Reduced       80.00     6.875      409,400     20020101
6028238886    Single Family     Primary    Cash-out Refinance      Standard      73.19     7.625      355,000     20020201
6028763784         PUD          Primary         Purchase           Reduced       61.79     6.500      550,000     20020101
6029867527         PUD          Primary         Purchase           Standard      80.00     6.875      332,000     20020101
6030980632         PUD          Primary        Refinance            Rapid        55.55     6.750      500,000     20020201
6031093781         PUD          Primary         Purchase           Standard      79.16     6.625      360,000     20020201
6031095588         PUD          Primary         Purchase           Reduced       80.00     6.250      312,000     20020101
6031448415         PUD          Primary        Refinance            Rapid        58.82     6.875      400,000     20020101
6032028190         PUD          Primary         Purchase           Reduced       80.00     6.875      607,200     20020201
6034696341    Single Family     Primary        Refinance           Reduced       38.25     6.500      464,750     20020101
6034970753         PUD          Primary        Refinance            Rapid        46.83     6.875    1,000,000     20020201
6040140763         PUD          Primary    Cash-out Refinance      Reduced       68.92     7.000      417,000     20020101
6040682780    Single Family     Primary        Refinance           Reduced       35.09     6.625      491,380     20020201
6040959204    Single Family     Primary        Refinance           Reduced       70.91     6.500      456,700     20020201
6044581665         PUD          Primary        Refinance           Reduced       73.72     6.500      317,000     20020201
6052970974    Single Family     Primary         Purchase           Standard      80.00     7.125      401,680     20020201
6053465255    Single Family    Secondary       Refinance            Rapid        33.92     6.875      950,000     20020101
6054177818         PUD          Primary        Refinance           Reduced       79.73     6.625      354,800     20020201
6055212432    Single Family     Primary        Refinance           Reduced       53.98     6.750      440,000     20020201
6055276601         PUD          Primary         Purchase           Standard      80.00     6.875      520,000     20020101
6057018449         PUD          Primary        Refinance            Rapid        80.00     7.250      380,000     20020201
6059616125    Single Family     Primary         Purchase           Reduced       74.19     6.625      575,000     20020101
6060114367         PUD          Primary        Refinance           Reduced       80.00     6.875      332,000     20020201
6063670191         PUD          Primary        Refinance            Rapid        74.92     6.250      348,400     20020201
6067867785    Single Family     Primary         Purchase           Reduced       79.38     6.375      385,000     20020101
6070392268    Single Family     Primary        Refinance            Rapid        80.00     6.625      380,000     20020201
6071100512    Single Family     Primary         Purchase           Reduced       80.00     6.750      540,000     20020101
6074401552    Single Family     Primary        Refinance           Standard      70.00     6.750      332,500     20020201
6075645405    Single Family     Primary        Refinance           Reduced       72.50     6.875      580,000     20020201
6075648946    Single Family     Primary        Refinance           Reduced       53.84     6.750      350,000     20020201
6077537246    Single Family     Primary    Cash-out Refinance      Standard      52.26     6.750      339,725     20020201
6077677463         PUD          Primary        Refinance           Standard      64.42     6.875      902,000     20020101
6079122351    Single Family     Primary        Refinance            Rapid        68.80     6.875      481,650     20020101
6079285182    Single Family     Primary        Refinance           Standard      62.12     7.000      410,000     20020201
6079656770    Single Family     Primary        Refinance           Reduced       35.81     6.750      394,000     20020101
6085088901         PUD          Primary         Purchase           Reduced       79.40     6.500      330,000     20020201
6085606173         PUD          Primary         Purchase           Reduced       79.99     7.250      332,700     20020201
6085793427         PUD          Primary        Refinance           Reduced       60.94     6.750      353,500     20020101
6086291538         PUD          Primary        Refinance           Standard      49.30     6.750      986,000     20020101
6088226649         PUD          Primary        Refinance            Rapid        80.00     6.750      444,000     20020101
6089382276    Single Family     Primary         Purchase           Reduced       80.00     6.750      369,600     20020201
6089392788    Single Family     Primary        Refinance           Reduced       36.32     7.000      472,200     20020201
6089703463    Single Family     Primary        Refinance           Reduced       61.41     6.000      491,307     20020201
6090306561    Single Family    Secondary       Refinance           Standard      48.88     6.750      440,000     20020101
6090409472    Single Family     Primary        Refinance           Standard      80.00     6.875      400,000     20020101
6090441368         PUD          Primary        Refinance           Reduced       73.10     6.875      318,000     20020201
6091071982    Single Family     Primary        Refinance           Standard      45.45     6.875      400,000     20020101
6092852992         PUD          Primary    Cash-out Refinance      Standard      68.08     6.875      352,000     20020101
6099700780    Single Family     Primary        Refinance           Reduced       78.93     6.875      423,900     20020201
6103854755    Single Family     Primary         Purchase            Rapid        80.00     6.625      468,060     20020201
6104622425    Single Family     Primary        Refinance           Reduced       70.91     6.875      418,400     20020201
6105915455    Single Family     Primary    Cash-out Refinance      Reduced       76.53     7.000      375,000     20020201
6106091918         PUD          Primary         Purchase            Rapid        79.99     6.375      508,111     20020201
6114071035         PUD          Primary        Refinance           Reduced       75.30     6.625      497,000     20020101
6114482604         PUD          Primary        Refinance           Standard      80.00     6.750      540,000     20020201
6115944883    Single Family     Primary        Refinance           Reduced       65.26     7.125      545,000     20020201
6120416638    Single Family     Primary         Purchase            Rapid        80.00     6.875      367,600     20020101
6121727959    Single Family    Secondary        Purchase           Standard      73.50     7.375      956,250     20020201
6122333500    Single Family     Primary         Purchase            Rapid        80.00     6.750      376,000     20020201
6124936946    Single Family     Primary        Refinance           Standard      73.82     6.875      339,585     20020201
6126465647    Single Family     Primary    Cash-out Refinance      Reduced       54.87     6.750      450,000     20020201
6127971551    Single Family     Primary        Refinance           Standard      43.33     6.625      520,000     20020201
6128302657         PUD          Primary        Refinance           Reduced       68.88     6.750      310,000     20020101
6128400170         PUD         Secondary       Refinance        All Ready Home   76.83     6.875      461,000     20020201
6129440100    Single Family     Primary        Refinance           Standard      59.03     6.875      490,000     20020101
6130846923    Single Family     Primary         Purchase           Standard      65.00     6.500      460,200     20020201
6130908293         PUD          Primary    Cash-out Refinance      Standard      59.27     6.750      326,000     20020201
6134110664    Single Family     Primary        Refinance           Reduced       45.50     6.500      323,100     20020201
6135113840         PUD          Primary         Purchase            Rapid        80.00     6.500      480,760     20020201
6135762760         PUD          Primary        Refinance            Rapid        50.15     7.000      494,000     20020101
6135797097         PUD          Primary        Refinance           Reduced       74.45     6.750      342,500     20020201
6137170939    Single Family     Primary    Cash-out Refinance      Reduced       59.35     7.000      360,000     20020201
6137445398     Condominium     Investor        Refinance           Standard      73.68     7.000      310,200     20020101
6138978215    Single Family     Primary         Purchase            Rapid        79.96     7.500      407,200     20020201
6139527045    Single Family     Primary        Refinance           Reduced       72.83     6.750      386,000     20020201
6140247864         PUD          Primary         Purchase           Reduced       61.41     6.875      390,000     20020101
6140258606    Single Family     Primary    Cash-out Refinance       Rapid        64.70     7.000      550,000     20020201
6141397981    Single Family     Primary    Cash-out Refinance      Standard      80.00     7.125      318,400     20020201
6144060552         PUD          Primary        Refinance           Reduced       72.87     6.875      466,388     20020201
6144149876         PUD          Primary        Refinance           Reduced       79.60     6.875      320,000     20020101
6144551949    Single Family     Primary        Refinance           Standard      33.33     6.875    1,000,000     20020101
6149247568    Single Family     Primary    Cash-out Refinance       Rapid        80.00     6.875      312,000     20020101
6150743968         PUD          Primary        Refinance            Rapid        75.68     6.750      333,000     20020101
6152139371         PUD          Primary        Refinance           Standard      70.48     7.000      352,425     20020201
6155784561         PUD          Primary    Cash-out Refinance       Rapid        79.98     6.875      304,100     20020201
6156209980    Single Family     Primary        Refinance            Rapid        49.10     6.500      712,000     20020201
6160591613    Single Family     Primary        Refinance            Rapid        57.85     7.000      324,000     20020201
6165290021    Single Family     Primary    Cash-out Refinance      Standard      61.89     6.750      497,000     20020201
6165440709    Single Family     Primary    Cash-out Refinance      Standard      78.44     7.250      353,000     20020101
6167602454    Single Family     Primary         Purchase            Rapid        80.00     6.500      348,000     20020101
6172071208         PUD          Primary        Refinance           Reduced       67.47     6.625      388,000     20020201
6172630102         PUD          Primary        Refinance           Reduced       71.33     6.750      321,000     20020101
6172754274    Single Family     Primary    Cash-out Refinance      Reduced       65.00     6.750      650,000     20020101
6176170097    Single Family     Primary         Purchase            Rapid        75.00     7.000      825,000     20020201
6176874664    Single Family     Primary         Purchase           Reduced       80.00     6.750      343,200     20020201
6177894786         PUD          Primary         Purchase           Standard      74.81     6.875      450,000     20020101
6178401045    Single Family     Primary        Refinance            Rapid        61.56     6.875      985,000     20020101
6179637365    Single Family     Primary         Purchase           Reduced       80.00     6.125      348,000     20020201
6179826414         PUD          Primary    Cash-out Refinance      Standard      60.54     6.500      560,000     20020201
6183270674    Single Family    Secondary       Refinance           Standard      58.92     6.750      383,000     20020201
6183518429    Single Family     Primary         Purchase           Reduced       80.00     7.000      340,000     20020201
6184622204         PUD          Primary         Purchase            Rapid        80.00     6.500      440,000     20020101
6193170724    Single Family     Primary        Refinance           Reduced       59.28     6.875      415,000     20020201
6194003189         PUD         Secondary       Refinance           Reduced       73.02     6.750      628,000     20020101
6194467442    Single Family     Primary    Cash-out Refinance       Rapid        60.75     6.750      486,000     20020101
6194803414   High-Rise Condo    Primary         Purchase           Reduced       76.19     6.625      400,000     20020101
6204337916    Single Family     Primary        Refinance            Rapid        70.00     6.750      980,000     20020201
6205033050    Single Family     Primary    Cash-out Refinance      Standard      60.03     6.750      305,000     20020201
6206588839         PUD          Primary        Refinance            Rapid        80.00     6.750      337,600     20020101
6209509139    Single Family     Primary        Refinance            Rapid        67.85     6.750      553,000     20020201
6211049256    Single Family     Primary        Refinance            Rapid        60.60     6.875      400,000     20020101
6212209461         PUD          Primary        Refinance           Reduced       81.92     7.125      340,000     20020101
6213027334         PUD          Primary    Cash-out Refinance      Standard      71.66     6.500      373,000     20020101
6213046656    Single Family     Primary        Refinance           Reduced       78.06     6.875      338,000     20020101
6213283028    Single Family     Primary        Refinance           Reduced       45.27     6.875      498,000     20020101
6214940311    Single Family     Primary         Purchase            Rapid        79.99     6.625      433,413     20020201
6215017549    Single Family     Primary        Refinance           Reduced       70.27     6.750      484,925     20020201
6217120671    Single Family     Primary        Refinance           Reduced       80.00     7.125      416,000     20020201
6218491048    Single Family     Primary         Purchase           Reduced       80.00     6.750      304,800     20020101
6218575972    Single Family     Primary        Refinance           Reduced       77.01     6.750      325,000     20020201
6218994488    Single Family     Primary    Cash-out Refinance       Rapid        49.37     6.625      790,000     20020201
6220446402    Single Family     Primary        Refinance           Reduced       77.57     6.750      640,000     20020201
6221167890    Single Family     Primary         Purchase           Standard      78.09     6.500      410,000     20020101
6222672005    Single Family     Primary        Refinance           Reduced       44.26     6.750      442,650     20020101
6224397114    Single Family     Primary    Cash-out Refinance       Rapid        72.85     6.625      400,000     20020101
6225826244         PUD          Primary    Cash-out Refinance       Rapid        62.45     7.000      381,000     20020201
6226279450    Single Family     Primary         Purchase           Reduced       80.00     6.500      400,000     20020101
6229058430         PUD          Primary        Refinance           Reduced       56.52     6.750      650,000     20020201
6232341930    Single Family     Primary        Refinance            Rapid        60.24     6.625      494,000     20020201
6234678339         PUD          Primary    Cash-out Refinance      Reduced       67.17     6.625      395,000     20020201
6235156020     Condominium     Secondary       Refinance           Reduced       69.34     7.000      475,000     20020201
6236163215    Single Family     Primary        Refinance           Standard      64.84     6.875      428,000     20020101
6238204488     Condominium     Secondary   Cash-out Refinance      Standard      45.24     6.875      328,000     20020201
6238501099    Single Family     Primary        Refinance           Standard      53.54     6.500      511,000     20020201
6239381228         PUD          Primary         Purchase           Reduced       62.01     6.750      400,000     20020201
6239696609         PUD          Primary         Purchase           Standard      80.00     6.750      329,348     20020201
6239832162         PUD          Primary        Refinance           Standard      71.06     6.250      517,000     20020201
6239950345    Single Family     Primary         Purchase            Rapid        64.68     6.250      425,000     20020101
6242358924    Single Family     Primary        Refinance           Reduced       27.30     6.875      355,000     20020201
6243992911    Single Family     Primary        Refinance           Standard      65.66     6.500      985,000     20020101
6244417991         PUD          Primary    Cash-out Refinance      Standard      68.09     6.750      350,000     20020201
6247239640    Single Family     Primary        Refinance           Reduced       78.87     6.875      489,000     20020201
6248803956         PUD          Primary        Refinance           Standard      80.00     6.500      635,200     20020101
6248811009    Single Family     Primary         Purchase           Standard      70.00     6.250      588,700     20020201
6249163236         PUD          Primary    Cash-out Refinance      Standard      71.17     6.875      363,000     20020101
6249630291         PUD          Primary        Refinance           Reduced       57.72     6.875      355,000     20020201
6253841818         PUD          Primary        Refinance            Rapid        44.54     6.750      490,000     20020201
6254756239    Single Family     Primary         Purchase           Standard      80.00     6.625      416,000     20020101
6258852927    Single Family     Primary         Purchase            Rapid        80.00     6.750      400,000     20020201
6259544804    Single Family    Secondary       Refinance           Reduced       79.70     6.750      373,000     20020201
6259662580         PUD          Primary         Purchase            Rapid        66.17     6.750      562,500     20020101
6260231169         PUD          Primary    Cash-out Refinance      Standard      70.00     6.875      329,000     20020201
6261448721    Single Family     Primary        Refinance           Reduced       79.68     6.750      402,400     20020201
6263377878    Single Family    Secondary        Purchase            Rapid        80.00     7.000      960,000     20020101
6264489532         PUD          Primary         Purchase            Rapid        66.36     6.500      444,000     20020101
6265806296    Single Family    Secondary       Refinance            Rapid        59.09     6.875      452,100     20020201
6266797619    Single Family     Primary         Purchase            Rapid        80.00     6.875      520,000     20020201
6269450802    Single Family     Primary        Refinance        All Ready Home   72.82     6.875      335,000     20020101
6270815431    Single Family     Primary         Purchase            Rapid        80.00     6.750      310,000     20020101
6278824021    Single Family     Primary         Purchase           Standard      80.00     7.000      400,000     20020201
6284236715         PUD          Primary         Purchase           Standard      79.99     6.750      372,500     20020101
6285581762    Single Family     Primary    Cash-out Refinance      Standard      60.74     7.250      410,000     20020101
6286737157         PUD          Primary        Refinance           Reduced       57.32     6.625      364,000     20020201
6288058743         PUD         Secondary       Refinance            Rapid        79.90     6.625      625,646     20020201
6292018717    Single Family     Primary        Refinance            Rapid        56.00     6.750      560,000     20011201
6298362176    Single Family     Primary        Refinance           Standard      58.55     7.000      975,000     20020101
6298815421    Single Family     Primary        Refinance           Reduced       71.59     6.750      315,000     20020101
6299875879    Single Family     Primary        Refinance        All Ready Home   59.32     6.625      350,000     20020101
6299966082    Single Family     Primary         Purchase           Standard      43.01     6.875      400,000     20020201
6300534192    Single Family     Primary        Refinance        All Ready Home   56.15     6.750      561,500     20020101
6301432677    Single Family     Primary        Refinance        All Ready Home   54.97     6.875      995,000     20020101
6302088023    Single Family     Primary    Cash-out Refinance      Reduced       79.76     7.250      335,000     20020201
6303827486    Single Family     Primary        Refinance           Reduced       73.28     6.625      513,000     20020101
6304585083    Single Family     Primary         Purchase           Reduced       70.68     7.125      304,000     20020201
6306352508         PUD          Primary    Cash-out Refinance       Rapid        66.44     7.000      401,998     20020101
6306444347         PUD          Primary    Cash-out Refinance      Standard      47.91     6.625      690,000     20020101
6306822294         PUD          Primary        Refinance           Standard      69.69     6.750      575,000     20020201
6311264029    Single Family     Primary        Refinance           Standard      76.13     6.875      335,000     20020201
6314214757    Single Family     Primary    Cash-out Refinance      Reduced       50.00     6.500      430,000     20020201
6315272481         PUD          Primary         Purchase            Rapid        79.75     6.500      315,710     20020201
6317211339    Single Family     Primary    Cash-out Refinance      Standard      66.85     6.750      585,000     20020201
6317968201    Single Family    Investor        Refinance           Reduced       70.00     7.375      382,900     20020201
6319432032    Single Family     Primary        Refinance           Reduced       37.72     6.750      415,000     20020201
6320041954    Single Family     Primary    Cash-out Refinance       Rapid        68.28     6.000      450,000     20020201
6330311751         PUD          Primary        Refinance           Standard      80.00     6.750      325,600     20020101
6332660908         PUD          Primary        Refinance           Reduced       75.78     6.750      557,000     20020101
6333620778         PUD          Primary         Purchase           Reduced       80.00     6.375      353,600     20020201
6333849393    Single Family     Primary        Refinance           Reduced       78.84     6.750      410,000     20020201
6333889159   High-Rise Condo   Secondary        Purchase           Reduced       80.00     7.500      344,000     20020101
6335314990    Single Family     Primary        Refinance           Reduced       44.89     6.875      332,200     20020101
6336007072         PUD          Primary        Refinance           Standard      73.43     6.875      427,000     20020101
6342926547    Single Family     Primary         Purchase           Standard      80.00     6.500      342,848     20020101
6342969372    Single Family     Primary         Purchase            Rapid        80.00     7.375      372,800     20020101
6343347958         PUD         Secondary       Refinance           Reduced       21.17     6.875      324,000     20020201
6343383466    Single Family     Primary        Refinance           Reduced       76.53     6.875      486,000     20020201
6343485774    Single Family     Primary        Refinance           Reduced       34.94     6.625      332,000     20020101
6343660871         PUD          Primary        Refinance            Rapid        69.96     7.125      405,800     20020101
6345246398    Single Family     Primary    Cash-out Refinance      Reduced       43.73     7.000      328,000     20020101
6351198442         PUD          Primary    Cash-out Refinance       Rapid        69.58     6.500      350,000     20020101
6351373813    Single Family     Primary        Refinance           Reduced       57.00     6.625      570,000     20020201
6352255332         PUD          Primary        Refinance           Reduced       37.63     6.875      510,000     20020101
6353571950         PUD         Secondary        Purchase           Reduced       50.00     7.125      550,000     20020201
6357419636         PUD          Primary        Refinance           Reduced       80.00     6.875      336,000     20020201
6363683670    Single Family     Primary        Refinance           Reduced       52.00     7.000      312,000     20020201
6364198629    Single Family     Primary         Purchase            Rapid        80.00     6.750      508,000     20020101
6365474987     Condominium      Primary         Purchase            Rapid        80.00     7.000      580,000     20020101
6365895710    Single Family     Primary        Refinance            Rapid        77.79     7.250      352,000     20020201
6369038010         PUD          Primary        Refinance           Reduced       47.07     6.875      306,000     20020101
6369313496    Single Family     Primary        Refinance           Reduced       67.79     6.625      341,000     20020101
6371793511    Single Family     Primary        Refinance           Reduced       65.48     6.875      429,600     20020201
6372848835         PUD         Secondary       Refinance           Reduced       52.32     6.625      405,500     20020101
6373429809    Single Family     Primary        Refinance           Reduced       43.10     6.750      722,000     20020201
6376704760    Single Family     Primary    Cash-out Refinance      Standard      64.00     7.000      400,000     20020101
6379165399    Single Family     Primary        Refinance        All Ready Home   59.82     7.000      837,500     20020201
6382497326    Single Family     Primary        Refinance           Standard      61.69     6.500      351,665     20020201
6383005979    Single Family     Primary        Refinance           Standard      50.00     6.875      500,000     20020201
6387265868         PUD          Primary        Refinance        All Ready Home   63.33     6.875      380,000     20020201
6387357962    Single Family     Primary    Cash-out Refinance       Rapid        47.14     6.875      330,000     20020201
6388517366    Single Family     Primary        Refinance            Rapid        74.49     6.625      301,700     20020201
6389764413    Single Family     Primary         Purchase           Reduced       57.14     6.500      400,000     20020101
6390832464    Single Family     Primary         Purchase           Standard      53.81     7.000      650,000     20020201
6392056336    Single Family    Secondary       Refinance            Rapid        78.45     6.625      431,500     20020201
6393445116    Single Family     Primary    Cash-out Refinance      Reduced       60.00     6.875      420,000     20020101
6393584112    Single Family     Primary        Refinance            Rapid        71.81     6.750      395,000     20020201
6395462291    Single Family     Primary    Cash-out Refinance      Reduced       64.51     6.625      348,378     20020101
6396081256         PUD          Primary         Purchase            Rapid        79.99     6.875      447,412     20020101
6396979103    Single Family     Primary        Refinance           Reduced       47.79     6.500      573,500     20020201
6397242923     Two Family      Investor         Purchase           Standard      68.27     7.000      495,000     20020101
6397847549         PUD          Primary         Purchase            Rapid        80.00     6.500      640,000     20020201
6398891116         PUD          Primary        Refinance           Standard      76.53     6.750      398,000     20020101
6398917325         PUD          Primary    Cash-out Refinance      Standard      51.28     7.125      500,000     20020101
6399069464    Single Family    Secondary       Refinance           Standard      80.00     7.250      312,000     20020201
6399235453    Single Family     Primary    Cash-out Refinance      Reduced       52.94     7.000      450,000     20020201
6399852687         PUD          Primary        Refinance           Reduced       73.54     6.875      353,000     20020201
6400079676    Single Family     Primary         Purchase            Rapid        50.00     6.750      550,000     20020201
6400417785    Single Family     Primary         Purchase            Rapid        80.00     7.250      396,000     20020101
6400830656    Single Family     Primary        Refinance        All Ready Home   56.36     6.875      465,000     20020201
6402832171    Single Family     Primary         Purchase           Standard      79.54     7.000      399,900     20020201
6404550573    Single Family     Primary        Refinance           Standard      24.56     6.875      362,300     20020201
6405150142    Single Family     Primary         Purchase           Reduced       80.00     6.875      340,000     20020101
6405657369    Single Family     Primary        Refinance            Rapid        76.28     7.125      324,200     20020101
6405780286         PUD          Primary         Purchase            Rapid        74.54     6.500      600,000     20020201
6405846855    Single Family     Primary        Refinance            Rapid        68.09     6.875      749,000     20020201
6406019791         PUD          Primary        Refinance           Reduced       48.42     6.875      353,500     20020101
6408126818    Single Family     Primary        Refinance            Rapid        45.45     6.875    1,000,000     20020101
6410766635    Single Family     Primary    Cash-out Refinance      Standard      48.93     6.500      575,000     20020201
6411807339     Condominium      Primary         Purchase            Rapid        90.00     7.500      314,100     20020201
6413964849     Condominium      Primary         Purchase            Rapid        80.00     6.500      404,000     20020101
6413970440    Single Family     Primary         Purchase            Rapid        79.99     6.875      333,150     20020101
6414571221    Single Family     Primary    Cash-out Refinance      Reduced       29.03     7.000      450,000     20020201
6415213401         PUD          Primary        Refinance           Standard      65.90     6.875      692,000     20020201
6416461892    Single Family     Primary        Refinance           Reduced       65.40     7.125      327,000     20020101
6416600473         PUD          Primary    Cash-out Refinance      Standard      64.03     7.250      650,000     20020201
6416712559    Single Family     Primary        Refinance           Standard      66.66     6.750      650,000     20020101
6417503130         PUD          Primary        Refinance           Reduced       67.24     6.875      501,000     20020101
6418319759    Single Family     Primary    Cash-out Refinance       Rapid        65.11     6.500      507,900     20020101
6418393622    Single Family     Primary        Refinance           Reduced       60.76     6.875      415,000     20020201
6418886021         PUD          Primary        Refinance           Standard      80.00     7.250      528,000     20020101
6419357667         PUD          Primary    Cash-out Refinance      Standard      60.16     6.500      373,000     20020101
6419397861         PUD          Primary    Cash-out Refinance      Standard      39.37     6.875      378,000     20020101
6420949338    Single Family     Primary    Cash-out Refinance      Standard      65.73     6.750      470,000     20020201
6421422202    Single Family     Primary        Refinance           Standard      78.03     7.000      515,000     20020201
6422193612    Single Family     Primary         Purchase           Standard      80.00     6.875      320,000     20020101
6422727674    Single Family     Primary        Refinance        All Ready Home   56.43     7.250      507,900     20020201
6423170098    Single Family     Primary         Purchase            Rapid        79.41     6.500      675,000     20020101
6423424016    Single Family     Primary    Cash-out Refinance       Rapid        72.72     7.125      400,000     20020201
6424463534    Single Family     Primary         Purchase           Standard      80.00     7.000      900,000     20020101
6425867220    Single Family     Primary    Cash-out Refinance      Standard      70.94     6.500      411,500     20020101
6425967541    Single Family     Primary        Refinance           Reduced       60.00     6.750      480,000     20020201
6426043284    Single Family    Secondary        Purchase           Standard      80.00     6.625      432,000     20020101
6427159170    Single Family     Primary        Refinance           Reduced       74.28     6.750      364,000     20020101
6427985640    Single Family     Primary    Cash-out Refinance      Standard      62.45     6.750      491,500     20020201
6428138652    Single Family     Primary        Refinance            Rapid        56.52     6.750      650,000     20020101
6428307091    Single Family     Primary        Refinance            Rapid        64.91     6.500      370,000     20020201
6429092874    Single Family     Primary        Refinance            Rapid        71.82     6.625      334,000     20020201
6429303016         PUD          Primary    Cash-out Refinance      Reduced       56.80     6.750      463,000     20020101
6429845214    Single Family     Primary    Cash-out Refinance       Rapid        70.00     7.250      721,000     20020101
6429921346         PUD          Primary        Refinance           Reduced       54.18     6.750      474,088     20020201
6430093382    Single Family     Primary         Purchase            Rapid        75.00     6.750      825,000     20020101
6430470879         PUD          Primary        Refinance           Reduced       75.10     6.750      353,000     20020101
6430869500    Single Family     Primary        Refinance           Reduced       40.00     7.000      330,000     20020201
6431725982         PUD          Primary        Refinance            Rapid        66.47     6.500      349,000     20020201
6432254735    Single Family     Primary        Refinance            Rapid        62.85     6.875      330,000     20020201
6433226302    Single Family     Primary    Cash-out Refinance      Standard      70.00     6.500      612,500     20020101
6433292528    Single Family     Primary    Cash-out Refinance       Rapid        80.00     6.500      380,000     20020101
6433731343    Single Family     Primary    Cash-out Refinance      Standard      70.47     6.875      370,000     20020101
6434142805    Single Family     Primary        Refinance           Standard      80.00     7.000      450,400     20020101
6435291148         PUD          Primary        Refinance        All Ready Home   95.00     6.875      327,750     20020201
6436545245         PUD          Primary        Refinance           Reduced       62.82     6.500      600,000     20020201
6436867813    Single Family     Primary    Cash-out Refinance      Reduced       51.12     7.000      340,000     20020201
6437453217         PUD          Primary         Purchase            Rapid        71.42     6.375      750,000     20020101
6438489954    Single Family     Primary         Purchase           Standard      80.00     7.000      312,000     20020201
6438675222    Single Family    Secondary   Cash-out Refinance      Standard      13.26     6.750      325,000     20020101
6441179253    Single Family     Primary        Refinance            Rapid        35.01     6.625      792,000     20020101
6443237059    Single Family     Primary        Refinance            Rapid        76.53     6.750      750,000     20020201
6443553786    Single Family     Primary         Purchase           Standard      80.00     7.250      368,000     20020201
6443711053    Single Family     Primary        Refinance           Reduced       54.90     6.875      442,000     20020201
6444174210    Single Family     Primary         Purchase           Standard      75.00     6.875      427,500     20020101
6444710286    Single Family     Primary    Cash-out Refinance      Reduced       53.42     6.625      390,000     20020201
6445740241    Single Family     Primary         Purchase           Standard      80.00     7.125      911,200     20011201
6445936104    Single Family     Primary         Purchase            Rapid        80.00     6.625      432,000     20020201
6446732734    Single Family     Primary         Purchase           Reduced       72.51     6.750      500,000     20020201
6447664829    Single Family     Primary         Purchase           Reduced       80.00     7.000      348,000     20020201
6449198412    Single Family     Primary         Purchase            Rapid        75.00     6.500      956,250     20020201
6449247995    Single Family     Primary         Purchase           Standard      80.00     6.875      526,400     20020201
6450316762    Single Family     Primary        Refinance            Rapid        55.16     6.750      331,000     20020201
6450411688    Single Family     Primary        Refinance        All Ready Home   18.45     6.875      572,000     20020201
6452084426    Single Family     Primary        Refinance           Reduced       80.00     6.875      528,000     20020201
6452272583    Single Family     Primary    Cash-out Refinance      Reduced       63.71     6.500      360,000     20020201
6453013788    Single Family     Primary    Cash-out Refinance      Reduced       47.69     6.750      310,000     20020201
6453226463    Single Family     Primary        Refinance           Reduced       78.88     6.750      355,000     20020101
6453547413    Single Family     Primary        Refinance        All Ready Home   60.63     6.750      382,000     20020201
6454287803         PUD          Primary        Refinance           Reduced       73.46     6.750      374,659     20020201
6455671401         PUD          Primary    Cash-out Refinance       Rapid        52.17     6.625      600,000     20020101
6455987690    Single Family     Primary    Cash-out Refinance       Rapid        59.37     6.875      475,000     20020201
6456234969    Single Family     Primary        Refinance            Rapid        80.00     6.875      384,000     20020201
6456386017    Single Family     Primary    Cash-out Refinance      Standard      50.00     6.625      800,000     20020101
6457283452         PUD          Primary        Refinance           Reduced       52.00     6.875      650,000     20020101
6459111313    Single Family     Primary    Cash-out Refinance      Reduced       38.57     6.750      675,000     20020201
6459423684    Single Family     Primary    Cash-out Refinance      Reduced       60.71     6.875      425,000     20020101
6460156638     Condominium      Primary        Refinance           Reduced       71.62     6.875      308,000     20020101
6460583252    Single Family     Primary        Refinance            Rapid        80.00     6.750      480,000     20020101
6460882894    Single Family     Primary    Cash-out Refinance      Standard      45.84     6.625      687,700     20020201
6460924621    Single Family     Primary        Refinance            Rapid        50.00     6.750      360,000     20020201
6460953661    Single Family     Primary        Refinance            Rapid        60.00     6.625      390,000     20020201
6461058650    Single Family     Primary        Refinance        All Ready Home   75.41     6.625      641,000     20020101
6461221084    Single Family     Primary        Refinance           Reduced       71.50     6.625      640,000     20020201
6464887113    Single Family     Primary         Purchase           Standard      80.00     6.750      324,000     20020201
6465411061    Single Family     Primary        Refinance           Reduced       25.31     6.625      500,000     20020201
6465682901     Two Family       Primary        Refinance           Standard      79.78     6.750      427,633     20020201
6465845730         PUD          Primary    Cash-out Refinance      Standard      76.62     7.000      400,000     20020101
6466061873    Single Family     Primary         Purchase           Reduced       52.30     6.625      340,000     20020201
6466184303    Single Family     Primary        Refinance            Rapid        47.08     6.750      565,000     20020201
6467969710         PUD          Primary    Cash-out Refinance      Standard      64.07     6.625      487,000     20020101
6468268393         PUD          Primary         Purchase            Rapid        80.00     6.875      304,000     20020201
6468496127    Single Family    Secondary        Purchase            Rapid        69.89     6.875      498,000     20020201
6468757759         PUD          Primary         Purchase           Reduced       80.00     6.250      328,000     20020101
6469024423     Condominium      Primary    Cash-out Refinance       Rapid        65.54     7.000      390,000     20020101
6469923699    Single Family     Primary        Refinance            Rapid        76.15     6.625      396,000     20020101
6470181246    Single Family     Primary        Refinance           Reduced       79.53     6.625      324,500     20020101
6471508322   High-Rise Condo   Investor         Purchase           Standard      70.00     6.625      336,000     20020101
6471547791    Single Family     Primary         Purchase           Standard      33.78     6.375      455,800     20020101
6472355178         PUD          Primary         Purchase           Reduced       79.66     6.375      345,600     20020201
6474265367         PUD          Primary        Refinance           Standard      48.91     7.000      406,000     20020101
6474316178    Single Family     Primary    Cash-out Refinance      Standard      71.52     6.875      375,500     20020201
6474965412    Single Family     Primary        Refinance           Reduced       76.10     6.875      723,000     20020201
6476184962    Single Family     Primary         Purchase           Standard      31.61     6.875      411,000     20020201
6476222085         PUD          Primary         Purchase            Rapid        80.00     7.250      476,000     20020201
6476368805    Single Family     Primary        Refinance           Reduced       67.83     7.000      407,000     20020101
6479226521    Single Family     Primary        Refinance            Rapid        79.32     7.125      353,000     20020101
6480498051    Single Family     Primary        Refinance           Standard      76.48     6.875      566,000     20020201
6480766929    Single Family     Primary        Refinance           Reduced       72.94     6.875      620,000     20020201
6484044836    Single Family     Primary    Cash-out Refinance      Standard      58.58     6.875      703,000     20020101
6486824995    Single Family     Primary    Cash-out Refinance      Standard      59.20     6.750      740,000     20020101
6487348366    Single Family     Primary        Refinance           Standard      80.00     6.750      332,000     20020201
6487404219         PUD          Primary        Refinance           Standard      73.70     7.000      398,000     20020201
6487662493    Single Family     Primary         Purchase            Rapid        79.78     6.750      390,649     20020201
6487684455    Single Family     Primary    Cash-out Refinance      Standard      44.97     7.000      337,297     20020101
6487699149         PUD          Primary    Cash-out Refinance      Reduced       55.55     6.375      375,000     20020201
6487735752     Condominium      Primary        Refinance            Rapid        67.31     6.875      488,000     20020201
6488545416         PUD          Primary         Purchase           Reduced       76.74     6.875      330,000     20020101
6488680692    Single Family     Primary    Cash-out Refinance       Rapid        60.31     6.500      380,000     20020201
6489592284    Single Family     Primary    Cash-out Refinance       Rapid        72.00     6.500      432,000     20020201
6491380934    Single Family     Primary        Refinance           Reduced       64.16     6.625      394,600     20020201
6491861883    Single Family     Primary        Refinance           Standard      79.12     6.750      360,000     20020101
6492179335    Single Family     Primary        Refinance           Reduced       66.66     6.875      490,000     20020101
6492299265    Single Family     Primary        Refinance            Rapid        69.21     7.000      398,000     20020101
6492923187    Single Family     Primary         Purchase            Rapid        70.32     7.000      320,000     20020201
6493009887     Condominium     Secondary       Refinance           Reduced       72.23     7.000      614,000     20020101
6496010361    Single Family     Primary        Refinance           Standard      48.89     6.875      665,000     20011201
6496910891    Single Family     Primary        Refinance           Reduced       74.49     6.625      409,000     20020101
6497143310    Single Family    Investor        Refinance           Standard      54.20     6.750      322,500     20020201
6498930160    Single Family     Primary         Purchase           Standard      79.99     6.875      492,240     20020201
6500455768    Single Family     Primary    Cash-out Refinance      Standard      69.28     6.875      485,000     20020201
6501237678         PUD          Primary    Cash-out Refinance       Rapid        30.40     7.000      380,000     20020101
6502627877    Single Family     Primary    Cash-out Refinance      Reduced       62.50     7.250      500,000     20020201
6503913458    Single Family     Primary    Cash-out Refinance      Standard      75.00     6.875      412,500     20020201
6504489433    Single Family     Primary    Cash-out Refinance       Rapid        60.33     6.625      362,000     20020101
6504729754    Single Family    Secondary       Refinance            Rapid        43.95     6.625      413,180     20020201
6504758514         PUD          Primary        Refinance        All Ready Home   79.57     6.375      378,000     20020201
6504803914    Single Family     Primary        Refinance           Reduced       79.10     6.500      530,000     20020201
6505111861     Condominium      Primary        Refinance        All Ready Home   73.19     6.875      344,000     20020201
6505514437    Single Family     Primary        Refinance           Reduced       57.88     6.250      419,650     20020201
6506102224    Single Family    Investor        Refinance           Standard      56.74     7.000      383,000     20020101
6506148938    Single Family     Primary        Refinance           Standard      74.31     6.875      483,075     20020101
6507291331    Single Family     Primary    Cash-out Refinance      Reduced       25.00     6.625      350,000     20020101
6507370911    Single Family     Primary         Purchase            Rapid        78.94     7.250      750,000     20020101
6510100412         PUD          Primary         Purchase            Rapid        80.00     6.250      426,400     20020201
6511245232    Single Family     Primary    Cash-out Refinance       Rapid        24.39     6.625      400,000     20020101
6511553403    Single Family     Primary    Cash-out Refinance      Standard      66.84     6.875      500,000     20020201
6511925619    Single Family     Primary         Purchase            Rapid        80.00     6.625      380,000     20020201
6512165710         PUD          Primary         Purchase           Standard      80.00     6.750      371,200     20020201
6512304624         PUD          Primary        Refinance           Reduced       53.95     6.625      412,788     20020101
6513322302    Single Family     Primary        Refinance        All Ready Home   42.33     7.000      326,000     20020201
6513516713         PUD          Primary        Refinance            Rapid        66.76     6.500      390,600     20020101
6514433314    Single Family     Primary        Refinance            Rapid        40.00     6.750      400,000     20020201
6514587416         PUD          Primary    Cash-out Refinance      Standard      63.58     7.000      381,500     20020101
6514634770    Single Family     Primary    Cash-out Refinance       Rapid        58.82     6.500      400,000     20020101
6514637211    Single Family     Primary        Refinance            Rapid        79.34     6.500      722,000     20020101
6515546528   High-Rise Condo   Secondary       Refinance           Standard      67.70     7.000      369,000     20020201
6516647358         PUD          Primary         Purchase           Reduced       65.18     6.625      400,000     20020201
6517693740    Single Family    Secondary       Refinance        All Ready Home   27.91     6.625      335,000     20020201
6518266199    Single Family     Primary    Cash-out Refinance      Standard      44.47     6.625      745,000     20020201
6519092180         PUD          Primary         Purchase           Reduced       80.00     6.750      460,000     20020201
6519191776     Condominium      Primary        Refinance            Rapid        79.69     7.125      530,000     20020201
6520405058    Single Family     Primary        Refinance        All Ready Home   68.57     6.625      480,000     20020101
6521244571    Single Family     Primary        Refinance            Rapid        56.83     6.875      403,500     20020201
6521799608    Single Family     Primary    Cash-out Refinance      Reduced       38.81     6.625      640,500     20020201
6521809738    Single Family    Secondary       Refinance            Rapid        59.09     7.000      650,000     20020201
6522198750    Single Family     Primary        Refinance            Rapid        78.87     6.875      327,350     20020101
6522994661         PUD         Secondary       Refinance            Rapid        76.62     6.500      590,000     20020201
6524192405         PUD          Primary         Purchase            Rapid        58.16     6.750      375,000     20020201
6525984792    Single Family     Primary        Refinance           Standard      48.86     6.875      689,000     20020101
6526284457    Single Family     Primary         Purchase           Standard      80.00     6.500      380,000     20020101
6526496333         PUD          Primary        Refinance            Rapid        35.71     6.750    1,000,000     20020201
6527089558     Condominium     Secondary       Refinance           Standard      75.00     7.250      675,000     20020201
6529052695    Single Family     Primary        Refinance            Rapid        36.75     7.000      441,000     20020101
6529591767         PUD          Primary        Refinance           Reduced       40.46     6.500      350,000     20020201
6529984327         PUD          Primary        Refinance            Rapid        73.89     6.875      569,000     20020201
6532004584    Single Family     Primary         Purchase            Rapid        80.00     6.875      552,000     20020101
6532399596    Single Family     Primary    Cash-out Refinance       Rapid        80.00     6.875      400,000     20020201
6534149536    Single Family     Primary        Refinance           Standard      80.00     6.750      320,000     20020201
6534791634    Single Family     Primary         Purchase           Standard      80.00     6.875      702,400     20020201
6536105221         PUD          Primary         Purchase            Rapid        79.99     6.625      418,600     20020101
6537351956         PUD          Primary        Refinance            Rapid        79.76     6.750      438,700     20020101
6537644228      Townhouse      Secondary   Cash-out Refinance      Standard      58.62     6.750      340,000     20020201
6537747807         PUD          Primary         Purchase           Standard      80.00     6.875      359,200     20020201
6538526796         PUD          Primary    Cash-out Refinance      Standard      47.36     6.625      450,000     20020101
6538574838    Single Family     Primary         Purchase           Reduced       80.00     6.625      307,200     20020101
6538746089    Single Family     Primary    Cash-out Refinance      Standard      75.13     6.750      383,940     20020201
6540784003    Single Family     Primary    Cash-out Refinance      Standard      75.00     7.000      431,250     20020201
6542417776    Single Family     Primary    Cash-out Refinance      Standard      69.03     6.875      700,000     20020201
6543588369    Single Family     Primary    Cash-out Refinance      Standard      67.20     6.625      336,000     20020101
6544170431     Condominium     Secondary       Refinance           Reduced       70.75     6.875      399,740     20020201
6545674100    Single Family     Primary         Purchase           Standard      70.00     6.875      493,500     20020201
6545857630    Single Family     Primary        Refinance           Reduced       74.00     6.875      333,000     20020201
6545963289         PUD          Primary    Cash-out Refinance      Standard      66.66     6.750      600,000     20020101
6546165553    Single Family     Primary        Refinance            Rapid        74.70     6.750      373,500     20020201
6546851855         PUD          Primary    Cash-out Refinance      Standard      64.00     6.625      400,000     20020201
6548114948    Single Family    Secondary       Refinance           Reduced       51.96     6.500      595,000     20020201
6549207782    Single Family     Primary         Purchase            Rapid        80.00     6.875      342,400     20020201
6549300389     Condominium     Secondary        Purchase            Rapid        80.00     6.750      567,600     20020101
6549701081    Single Family     Primary    Cash-out Refinance       Rapid        54.11     6.500      460,000     20020101
6549889910    Single Family     Primary        Refinance           Standard      80.00     6.750      356,000     20020101
6550024084         PUD          Primary        Refinance            Rapid        83.10     6.750      332,400     20020201
6555252219         PUD          Primary        Refinance           Standard      66.78     7.000      384,000     20020101
6555604450    Single Family     Primary         Purchase           Standard      70.00     6.250      497,000     20020201
6556474325    Single Family     Primary        Refinance           Standard      44.44     7.125    1,000,000     20020101
6556689633     Condominium      Primary        Refinance            Rapid        57.14     6.500      400,000     20020101
6558041593    Single Family     Primary        Refinance            Rapid        45.80     6.625      650,000     20020201
6559690968    Single Family     Primary        Refinance           Standard      73.73     7.250      490,350     20020101
6559877409    Single Family     Primary         Purchase           Reduced       80.00     7.500      396,800     20020201
6560333988    Single Family     Primary    Cash-out Refinance      Reduced       57.21     6.875      414,800     20020201
6561084119    Single Family     Primary        Refinance        All Ready Home   43.74     6.875      428,747     20020201
6561503761    Single Family     Primary        Refinance           Reduced       67.85     6.500      380,000     20020201
6561927275    Single Family     Primary         Purchase           Reduced       80.00     7.125      420,000     20020201
6562307782    Single Family     Primary        Refinance        All Ready Home   64.02     6.875      307,300     20020101
6562451382    Single Family     Primary    Cash-out Refinance       Rapid        40.54     6.750      375,000     20020101
6562937190    Single Family    Secondary       Refinance        All Ready Home   51.55     6.875      696,000     20020101
6563409579    Single Family     Primary        Refinance           Standard      70.88     6.500      443,000     20020101
6563739926    Single Family     Primary    Cash-out Refinance      Reduced       54.05     6.500      500,000     20020101
6564550330     Condominium     Investor        Refinance           Standard      53.50     6.500      305,000     20020201
6564589148    Single Family     Primary         Purchase            Rapid        80.00     6.375      404,000     20020101
6565076558    Single Family     Primary         Purchase            Rapid        70.00     6.500      371,700     20020101
6565385017    Single Family     Primary    Cash-out Refinance      Standard      70.00     7.125      350,000     20020201
6566267487    Single Family     Primary        Refinance           Reduced       75.71     6.500      318,000     20020201
6568987041    Single Family     Primary         Purchase           Reduced       80.00     6.375      685,600     20020201
6569234476    Single Family     Primary        Refinance           Reduced       78.41     6.750      494,000     20020101
6571944476    Single Family     Primary        Refinance           Reduced       80.00     6.875      480,000     20020201
6572789888         PUD          Primary         Purchase            Rapid        80.00     6.750      510,536     20020101
6573402788         PUD          Primary    Cash-out Refinance      Standard      50.00     6.875      992,500     20020101
6574151897    Single Family     Primary    Cash-out Refinance      Reduced       70.00     6.875      487,200     20020101
6574426299         PUD          Primary        Refinance            Rapid        60.38     7.000      785,000     20020201
6578575554    Single Family     Primary    Cash-out Refinance      Standard      54.54     7.000      360,000     20020101
6580136221    Single Family     Primary    Cash-out Refinance       Rapid        62.18     6.750      370,000     20020201
6581825640    Single Family     Primary         Purchase            Rapid        80.00     6.625      328,000     20020101
6582450588         PUD          Primary        Refinance           Reduced       69.65     6.500      494,540     20020201
6582730351    Single Family     Primary        Refinance           Standard      67.65     7.000      433,000     20020201
6583260689         PUD          Primary         Purchase           Reduced       80.00     6.750      415,200     20020201
6584241944         PUD          Primary        Refinance           Reduced       44.88     6.875      570,000     20020201
6584712803    Single Family     Primary        Refinance           Standard      13.00     6.875      520,000     20020201
6585407809    Single Family     Primary    Cash-out Refinance      Standard      58.60     6.750      380,900     20020201
6586099118         PUD          Primary        Refinance        All Ready Home   64.54     6.750      319,496     20020101
6587132108    Single Family     Primary    Cash-out Refinance      Standard      64.97     6.875      568,500     20020101
6587210151    Single Family     Primary    Cash-out Refinance       Rapid        56.79     6.750      342,500     20020101
6587443240    Single Family     Primary        Refinance           Standard      71.64     6.750      326,000     20020101
6588191665         PUD          Primary        Refinance           Reduced       66.70     6.375      343,551     20020101
6590788813    Single Family     Primary        Refinance            Rapid        79.44     6.875      397,200     20020201
6590898984    Single Family     Primary        Refinance           Reduced       42.05     7.000      403,693     20020201
6591832339    Single Family     Primary    Cash-out Refinance       Rapid        68.92     7.000      320,500     20020101
6592019092    Single Family     Primary        Refinance        All Ready Home   76.09     6.625      374,000     20020101
6592036112         PUD          Primary        Refinance            Rapid        80.00     7.000      536,000     20020201
6592294471    Single Family     Primary         Purchase            Rapid        80.00     7.000      408,000     20020201
6592669615    Single Family     Primary        Refinance            Rapid        68.22     6.500      365,000     20020201
6594415470    Single Family     Primary        Refinance           Reduced       61.76     6.875      420,000     20020201
6595052959    Single Family     Primary        Refinance           Standard      25.33     6.500      380,000     20020201
6595234748    Single Family     Primary        Refinance            Rapid        49.35     6.500      420,000     20020101
6598342142    Single Family     Primary        Refinance           Reduced       56.41     6.750      567,000     20020201
6598444625    Single Family     Primary    Cash-out Refinance      Standard      26.03     6.500      410,000     20020201
6598748041         PUD         Secondary        Purchase           Reduced       80.00     6.750      311,200     20020201
6598968250    Single Family     Primary        Refinance           Standard      44.44     6.750    1,000,000     20020201
6599629406         PUD          Primary        Refinance           Reduced       45.71     6.500      320,000     20020201
6600007600    Single Family     Primary        Refinance           Reduced       74.37     7.000      479,750     20020101
6603214807         PUD          Primary        Refinance            Rapid        80.00     7.000      310,400     20020201
6603670164         PUD          Primary         Purchase            Rapid        80.00     7.125      437,600     20020201
6603772010         PUD          Primary        Refinance           Reduced       60.01     6.500      400,000     20020101
6604871845    Single Family     Primary        Refinance            Rapid        80.00     6.750      652,000     20020201
6605265914         PUD          Primary        Refinance            Rapid        48.95     6.750      979,000     20020101
6605305678    Single Family     Primary        Refinance            Rapid        79.31     6.875      575,000     20020101
6605689501    Single Family     Primary        Refinance            Rapid        49.60     6.750      377,000     20020101
6605866166         PUD          Primary         Purchase            Rapid        80.00     6.750      365,920     20020101
6606168976    Single Family     Primary        Refinance           Reduced       72.37     6.875      427,000     20020201
6606430210         PUD          Primary    Cash-out Refinance      Standard      49.45     6.500      450,000     20020201
6606480942    Single Family     Primary         Purchase            Rapid        48.54     6.875    1,000,000     20020201
6607978167    Single Family     Primary        Refinance           Standard      74.19     7.125      460,000     20020201
6608259138         PUD          Primary        Refinance            Rapid        74.79     6.625      983,500     20020101
6608493893    Single Family     Primary    Cash-out Refinance       Rapid        21.27     7.000    1,000,000     20020201
6608691959    Single Family     Primary        Refinance           Standard      56.97     6.500      490,000     20020101
6609806176    Single Family     Primary        Refinance            Rapid        80.00     7.125      720,000     20020101
6610607662    Single Family     Primary        Refinance            Rapid        78.23     6.500      302,000     20020101
6611557759    Single Family    Secondary        Purchase           Standard      36.11     6.875      650,000     20020201
6611882371    Single Family     Primary        Refinance           Reduced       72.28     6.375      600,000     20020101
6611916211    Single Family     Primary    Cash-out Refinance      Standard      75.00     6.750      312,750     20020101
6612573771    Single Family     Primary    Cash-out Refinance      Reduced       57.14     6.625      400,000     20020101
6613898821    Single Family     Primary         Purchase           Reduced       80.00     6.625      330,000     20020201
6614006903    Single Family     Primary    Cash-out Refinance      Reduced       69.85     6.875      475,000     20020101
6614895362    Single Family     Primary         Purchase            Rapid        80.00     6.625      340,000     20020101
6615500409    Single Family     Primary        Refinance        All Ready Home   72.70     6.750      325,000     20020201
6618178419    Single Family     Primary    Cash-out Refinance      Standard      70.00     6.750      714,000     20020201
6619384362    Single Family     Primary         Purchase            Rapid        46.39     6.875      500,000     20020101
6619946434    Single Family     Primary         Purchase            Rapid        75.00     6.875      950,250     20020201
6620692050         PUD          Primary         Purchase           Standard      75.00     6.750      937,500     20020101
6620747144         PUD          Primary         Purchase            Rapid        75.00     5.875      378,750     20020201
6621343281     Condominium      Primary         Purchase           Reduced       80.00     6.375      318,400     20020101
6621494464    Single Family     Primary         Purchase            Rapid        80.00     7.125      360,000     20020201
6621800751     Condominium      Primary    Cash-out Refinance      Standard      75.00     6.875      345,000     20020101
6622060959    Single Family     Primary    Cash-out Refinance       Rapid        47.75     6.500      394,000     20020201
6622064951    Single Family    Secondary       Refinance           Reduced       39.20     6.875      470,500     20020101
6622570338    Single Family     Primary    Cash-out Refinance      Reduced       50.56     6.750      312,500     20020201
6622675228    Single Family     Primary        Refinance        All Ready Home   52.99     6.875      310,000     20020201
6623690739    Single Family     Primary        Refinance           Reduced       57.18     6.625      386,000     20020201
6623937015    Single Family     Primary    Cash-out Refinance       Rapid        58.33     7.000      350,000     20020201
6624076169    Single Family     Primary        Refinance            Rapid        72.38     6.500      662,300     20020201
6624376452    Single Family     Primary        Refinance           Reduced       75.50     6.500      453,000     20020201
6624522337    Single Family     Primary    Cash-out Refinance      Standard      32.50     6.750      650,000     20020201
6627913384         PUD          Primary    Cash-out Refinance      Reduced       41.53     6.500      540,000     20020201
6629669778    Single Family     Primary         Purchase           Reduced       80.00     6.875      344,000     20020201
6629827848     Condominium      Primary         Purchase           Reduced       57.00     7.125      390,450     20020201
6630893243    Single Family     Primary    Cash-out Refinance      Standard      71.15     6.625      338,000     20020201
6631141071         PUD          Primary        Refinance           Reduced       85.83     6.625      373,400     20020201
6632683873    Single Family     Primary         Purchase           Reduced       64.13     6.375      465,000     20020101
6632922701         PUD          Primary        Refinance            Rapid        76.20     6.500      442,000     20020101
6633298481         PUD          Primary         Purchase            Rapid        79.99     6.750      647,900     20020101
6633502080    Three Family      Primary         Purchase           Standard      80.00     6.750      558,400     20020101
6634030479    Single Family     Primary    Cash-out Refinance      Standard      31.11     6.875      700,000     20020201
6634670001    Single Family    Secondary       Refinance            Rapid        71.82     7.250      326,800     20020201
6635112763         PUD          Primary        Refinance           Reduced       66.38     6.875      564,300     20020201
6635265579         PUD          Primary        Refinance           Reduced       77.60     6.875      357,000     20020201
6635308494    Single Family     Primary        Refinance           Reduced       28.86     6.875      433,000     20020101
6635450304    Single Family     Primary        Refinance           Reduced       68.00     6.875      544,000     20020201
6635512749    Single Family     Primary    Cash-out Refinance      Reduced       46.39     6.750      450,000     20020101
6635901942    Single Family     Primary         Purchase            Rapid        79.38     6.875      385,000     20020101
6636234350    Single Family     Primary    Cash-out Refinance      Standard      59.35     6.375      460,000     20020201
6636531011         PUD          Primary         Purchase            Rapid        80.00     7.000      600,000     20020201
6636909399    Single Family     Primary        Refinance           Reduced       70.00     6.750      350,000     20020101
6638303641         PUD          Primary    Cash-out Refinance      Reduced       46.34     6.625      400,000     20020201
6638705597    Single Family    Secondary       Refinance            Rapid        56.15     6.875      401,500     20020201
6638970845    Single Family     Primary         Purchase           Standard      80.00     7.250      528,000     20020201
6639457271    Single Family     Primary        Refinance            Rapid        78.44     6.500      478,500     20020101
6639503736    Single Family     Primary        Refinance            Rapid        41.95     6.750      430,000     20020201
6640696982         PUD          Primary    Cash-out Refinance      Reduced       40.66     6.750      366,000     20020201
6641368102    Single Family     Primary    Cash-out Refinance       Rapid        56.06     6.875      370,000     20020101
6643156018     Two Family       Primary        Refinance           Standard      46.00     6.375      437,000     20020101
6643204396    Single Family     Primary    Cash-out Refinance      Standard      43.26     6.875      331,000     20020101
6644283837    Single Family     Primary        Refinance           Standard      79.87     6.625      750,000     20020201
6644672591         PUD          Primary        Refinance           Standard      46.71     6.625      355,000     20020101
6645239119    Single Family     Primary        Refinance            Rapid        80.00     6.875      340,000     20020201
6646529120    Single Family     Primary         Purchase           Reduced       80.00     6.750      432,000     20020101
6647109120    Single Family     Primary         Purchase           Standard      39.12     6.500      616,250     20020101
6647222378    Single Family     Primary    Cash-out Refinance      Reduced       40.50     6.500      405,000     20020101
6647507521         PUD         Secondary        Purchase            Rapid        80.00     6.750      423,200     20020101
6649328140         PUD          Primary         Purchase            Rapid        80.00     6.750      328,800     20020201
6651373695    Single Family     Primary        Refinance           Standard      66.29     6.750      358,000     20020101
6651399260    Single Family     Primary         Purchase           Reduced       80.00     6.000      316,000     20020101
6651557040         PUD          Primary        Refinance            Rapid        80.00     7.250      430,000     20020201
6652835536    Single Family    Investor        Refinance           Standard      56.27     6.625      363,000     20020101
6653137593    Single Family     Primary        Refinance            Rapid        56.75     6.875      420,000     20020101
6653362449    Single Family     Primary        Refinance            Rapid        69.80     6.875      984,200     20020201
6654312930         PUD          Primary        Refinance            Rapid        27.93     6.625      810,000     20020201
6654454401    Single Family     Primary    Cash-out Refinance      Reduced       51.42     6.750      360,000     20020201
6654867750    Single Family     Primary    Cash-out Refinance      Standard      69.90     7.000      374,000     20020201
6655220991     Condominium     Secondary       Refinance        All Ready Home   59.12     6.500      369,500     20020201
6655459086    Single Family     Primary         Purchase            Rapid        80.00     6.750      383,200     20020101
6655782941    Single Family     Primary         Purchase            Rapid        80.00     6.875      405,600     20020101
6656200042    Single Family     Primary        Refinance           Reduced       43.25     6.625      346,000     20020101
6656361570    Single Family     Primary        Refinance            Rapid        59.00     6.750      590,000     20020101
6656550800    Single Family     Primary        Refinance            Rapid        47.67     6.750      424,300     20020201
6657223332         PUD          Primary    Cash-out Refinance      Standard      50.00     6.875    1,000,000     20020101
6657231103    Single Family     Primary    Cash-out Refinance       Rapid        64.65     6.500      375,000     20020201
6657445356    Single Family     Primary        Refinance            Rapid        67.80     6.500      712,000     20020101
6657678030    Single Family     Primary        Refinance        All Ready Home   37.53     7.000      366,000     20020201
6657908650    Single Family     Primary        Refinance           Reduced       42.76     6.500      449,000     20020201
6659119439    Single Family     Primary        Refinance           Standard      65.00     6.875      520,000     20020201
6660938256    Single Family     Primary        Refinance           Reduced       33.84     6.500      440,000     20020101
6661286952    Single Family     Primary        Refinance           Standard      80.00     6.875      360,000     20020201
6661617826    Single Family     Primary         Purchase           Standard      80.00     6.750      552,000     20020101
6661788155         PUD          Primary        Refinance           Standard      45.40     6.250      420,000     20020201
6662227328         PUD          Primary        Refinance           Reduced       71.61     6.875      376,000     20020101
6662258349    Single Family     Primary        Refinance           Reduced       31.40     6.250      314,000     20020201
6663107909         PUD          Primary        Refinance           Reduced       80.00     6.500      359,200     20020201
6663598180    Single Family     Primary    Cash-out Refinance      Standard      59.71     6.875      415,000     20020201
6664828131     Condominium      Primary         Purchase           Reduced       80.00     6.625      348,000     20020201
6665431653    Single Family     Primary        Refinance           Standard      75.24     6.875      380,000     20020101
6665830888         PUD          Primary         Purchase            Rapid        80.00     6.750      340,000     20020101
6665849672         PUD          Primary         Purchase           Standard      80.00     6.750      356,000     20011201
6666504789         PUD          Primary        Refinance           Standard      75.30     6.500      466,900     20020201
6666824559         PUD          Primary    Cash-out Refinance      Reduced       48.75     6.750      390,000     20020101
6667315649    Single Family     Primary         Purchase            Rapid        80.00     6.750      388,000     20020101
6667395278    Single Family     Primary    Cash-out Refinance      Standard      60.98     6.625      542,750     20020101
6667637190     Condominium      Primary        Refinance           Reduced       59.48     6.875      345,000     20020201
6667832650    Single Family     Primary    Cash-out Refinance      Standard      50.00     6.750      950,000     20020201
6668275263    Single Family     Primary        Refinance           Standard      69.93     6.750      437,100     20020101
6668501999    Single Family     Primary        Refinance            Rapid        80.00     6.750      400,000     20020101
6669692441    Single Family     Primary        Refinance           Reduced       59.62     6.500      316,000     20020201
6671202924    Single Family     Primary         Purchase           Reduced       53.37     7.125      450,500     20020201
6672210017   High-Rise Condo    Primary    Cash-out Refinance       Rapid        60.24     6.750      500,000     20020201
6672656029    Single Family     Primary         Purchase           Standard      80.00     6.875      336,800     20020201
6672725246    Single Family     Primary    Cash-out Refinance      Standard      67.08     6.625      587,000     20020201
6673053614    Single Family     Primary        Refinance           Reduced       47.22     6.750      366,000     20020101
6673198088    Single Family     Primary        Refinance           Standard      75.00     6.750      975,000     20020101
6674546418         PUD          Primary        Refinance            Rapid        46.87     6.500      375,000     20020101
6676228999    Single Family     Primary        Refinance            Rapid        42.85     6.625      317,100     20020201
6678057008    Single Family     Primary         Purchase            Rapid        80.00     6.500      544,000     20020201
6678891950    Single Family     Primary        Refinance           Standard      69.31     6.375      506,000     20020201
6682365736    Single Family     Primary         Purchase            Rapid        79.99     7.250      439,400     20020201
6682369951    Single Family     Primary    Cash-out Refinance      Standard      46.66     6.875      308,000     20020201
6682676207    Single Family     Primary        Refinance           Reduced       32.89     6.750      312,500     20020201
6683228230    Single Family     Primary         Purchase            Rapid        80.00     7.125      360,000     20020201
6683456054         PUD          Primary         Purchase            Rapid        79.97     6.750      325,500     20020101
6683788365         PUD          Primary        Refinance        All Ready Home   76.13     6.750      386,000     20020201
6684311738    Single Family     Primary        Refinance            Rapid        32.46     6.750      560,000     20020101
6684971580    Single Family     Primary        Refinance           Reduced       72.72     6.750      400,000     20020201
6686433241     Two Family       Primary        Refinance           Standard      80.00     7.250      405,600     20020201
6686777985         PUD          Primary        Refinance           Reduced       78.25     6.625      363,900     20020101
6688583779         PUD          Primary        Refinance           Standard      71.96     6.750      439,000     20020101
6689071980    Single Family     Primary        Refinance            Rapid        61.29     6.750      380,000     20020201
6689455464    Single Family     Primary        Refinance            Rapid        72.72     6.625      480,000     20020201
6689552633         PUD          Primary    Cash-out Refinance       Rapid        60.83     6.625      365,000     20020101
6689670294         PUD          Primary         Purchase            Rapid        66.60     6.125      539,400     20020101
6689987433         PUD          Primary        Refinance           Standard      44.62     6.250      352,500     20020201
6690306060         PUD          Primary         Purchase           Reduced       52.02     6.750      450,000     20020201
6690306284    Single Family     Primary    Cash-out Refinance      Reduced       54.96     6.750      371,000     20020101
6690306441    Single Family     Primary        Refinance           Reduced       52.78     7.250      322,000     20020101
6690751372    Single Family     Primary        Refinance            Rapid        86.09     6.500      337,495     20020101
6690861049         PUD          Primary        Refinance            Rapid        57.10     6.625      394,000     20020101
6691323429    Single Family     Primary        Refinance            Rapid        78.78     6.875      646,000     20020201
6691614801    Single Family     Primary        Refinance            Rapid        67.75     6.750      393,000     20020101
6693386630     Condominium      Primary         Purchase           Reduced       70.00     6.500      507,500     20020101
6695382058         PUD          Primary        Refinance           Reduced       62.16     6.750      402,500     20020201
6695822350    Single Family     Primary    Cash-out Refinance      Standard      35.71     6.875      500,000     20020201
6695970365    Single Family     Primary        Refinance           Standard      53.33     7.125      800,000     20020201
6696907556    Single Family     Primary         Purchase           Standard      80.00     7.250      335,200     20020201
6697084595    Single Family     Primary        Refinance           Standard      72.69     7.000      945,000     20020201
6697569728    Single Family     Primary         Purchase            Rapid        80.00     6.875      696,000     20020101
6698294540    Single Family     Primary        Refinance           Standard      56.26     6.875      385,400     20020101
6699278583         PUD          Primary        Refinance           Reduced       36.66     6.750      440,000     20020101
6699443021    Single Family     Primary    Cash-out Refinance      Standard      45.96     6.750      325,000     20020201
6699493000    Single Family     Primary    Cash-out Refinance      Standard      65.62     6.875      315,000     20020201
6699622756    Single Family     Primary    Cash-out Refinance      Standard      75.00     6.625      431,250     20020201
6699954605    Single Family     Primary         Purchase           Standard      80.00     7.125      390,240     20020201
6700404020    Single Family     Primary    Cash-out Refinance      Reduced       52.96     6.500      474,000     20020101
6700865451         PUD          Primary        Refinance           Standard      58.68     6.625      750,000     20020201
6703774882    Single Family     Primary    Cash-out Refinance       Rapid        80.00     6.750      380,000     20020201
6703875572    Single Family     Primary        Refinance            Rapid        62.51     6.500      447,000     20020201
6706185748    Single Family     Primary        Refinance           Standard      43.92     6.500      421,700     20020101
6706337695    Single Family     Primary        Refinance        All Ready Home   78.33     6.875      305,500     20020101
6709031618         PUD         Secondary       Refinance           Reduced       55.55     6.875      400,000     20020201
6711149424    Single Family     Primary        Refinance           Standard      69.88     6.875      548,600     20020201
6711489358    Single Family     Primary        Refinance           Standard      73.52     7.125      450,000     20020201
6711993169    Single Family     Primary    Cash-out Refinance      Standard      80.00     7.375      384,000     20020201
6712056305     Condominium      Primary        Refinance           Standard      79.92     7.250      443,600     20020201
6712567830    Single Family     Primary         Purchase            Rapid        80.00     7.125      440,000     20020101
6713015219    Single Family     Primary         Purchase            Rapid        59.25     6.750      400,000     20020201
6713659859         PUD          Primary        Refinance           Reduced       46.94     6.875      314,500     20020201
6713951009    Single Family     Primary    Cash-out Refinance      Standard      57.60     6.500      360,000     20020201
6714051957    Single Family     Primary         Purchase           Reduced       80.00     7.000      396,000     20020101
6714238281         PUD          Primary         Purchase           Reduced       68.25     6.500      450,000     20020101
6714629448         PUD          Primary         Purchase           Standard      79.37     6.000      336,000     20020101
6714856801         PUD          Primary    Cash-out Refinance      Reduced       60.54     6.875      333,000     20020201
6714899769         PUD          Primary        Refinance           Standard      63.33     6.875      380,000     20020201
6716254021    Single Family     Primary        Refinance        All Ready Home   39.44     6.625      986,000     20020201
6718670158         PUD          Primary        Refinance           Standard      71.24     6.875      976,000     20020101
6719285097    Single Family     Primary        Refinance           Reduced       64.76     6.625      340,000     20020201
6719976513    Single Family     Primary        Refinance            Rapid        70.00     6.750      427,000     20020101
6720107579    Single Family    Secondary   Cash-out Refinance       Rapid        61.12     6.875      500,000     20020101
6720199774    Single Family     Primary        Refinance           Standard      71.90     6.875      604,000     20020101
6720489209    Single Family     Primary        Refinance           Standard      52.11     6.750      469,000     20020101
6721829387    Single Family     Primary    Cash-out Refinance      Standard      51.53     6.750      420,000     20020201
6722083059         PUD          Primary        Refinance            Rapid        55.15     6.875      615,000     20020101
6722312235    Single Family     Primary        Refinance           Standard      71.69     7.000      760,000     20020201
6722552178    Single Family     Primary    Cash-out Refinance      Standard      67.63     7.000      395,000     20020101
6722903983    Single Family     Primary    Cash-out Refinance      Reduced       52.40     7.000      435,000     20020101
6723946049    Single Family     Primary         Purchase           Standard      80.00     7.125      428,000     20020201
6725194754         PUD          Primary        Refinance           Reduced       78.36     6.500      431,000     20020101
6725257999    Three Family      Primary        Refinance           Standard      49.66     6.500      447,000     20020101
6725266644    Single Family     Primary    Cash-out Refinance       Rapid        70.00     6.750      735,000     20020101
6726102624    Single Family     Primary        Refinance           Reduced       76.47     6.875      360,000     20020101
6726467571    Single Family     Primary        Refinance           Standard      80.00     7.000      400,000     20020201
6727013101    Single Family     Primary    Cash-out Refinance       Rapid        64.60     6.750      323,000     20020201
6727577162    Single Family     Primary        Refinance           Reduced       38.00     6.750      475,000     20020201
6727764034         PUD          Primary         Purchase           Reduced       62.34     6.375      500,000     20020201
6727788652    Single Family     Primary        Refinance            Rapid        35.27     6.625      485,000     20020201
6729169463         PUD          Primary        Refinance           Reduced       54.91     6.875      337,750     20020101
6729332798    Single Family     Primary         Purchase            Rapid        80.00     7.000      332,400     20020201
6729959871    Single Family     Primary        Refinance            Rapid        45.83     6.875      550,000     20020201
6730980411    Single Family     Primary        Refinance            Rapid        65.18     6.500      470,000     20020201
6731555311    Single Family     Primary    Cash-out Refinance      Standard      77.50     7.000      310,000     20020101
6732514846   High-Rise Condo    Primary        Refinance           Reduced       56.20     7.000      385,000     20020201
6732762007    Single Family     Primary        Refinance           Reduced       18.17     7.000      727,000     20020201
6733151754         PUD          Primary    Cash-out Refinance       Rapid        68.86     6.500      334,000     20020101
6733699976         PUD          Primary         Purchase            Rapid        64.51     7.000    1,000,000     20020201
6735092931         PUD          Primary         Purchase            Rapid        79.99     6.625      335,435     20020101
6735635408    Single Family     Primary        Refinance           Standard      53.18     6.875      367,000     20020101
6736196624    Single Family     Primary         Purchase            Rapid        89.99     6.625      301,750     20020201
6736657708         PUD          Primary        Refinance        All Ready Home   67.14     6.625      327,000     20020201
6737984341    Single Family     Primary         Purchase            Rapid        37.89     6.875      360,000     20020101
6738426391     Condominium      Primary         Purchase            Rapid        80.00     6.625      680,000     20020101
6739028188    Single Family     Primary        Refinance           Reduced       53.33     6.750      520,000     20020101
6739150537    Single Family     Primary    Cash-out Refinance      Standard      80.00     6.750      340,000     20020201
6739152822         PUD         Secondary       Refinance           Reduced       69.03     6.625      660,000     20020201
6739468665    Single Family     Primary    Cash-out Refinance      Standard      65.53     7.375      498,080     20020101
6740499907    Single Family     Primary         Purchase            Rapid        80.00     6.750      376,000     20020201
6741059478    Single Family     Primary         Purchase           Reduced       80.00     6.500      496,000     20020201
6742245522         PUD          Primary         Purchase           Standard      80.00     6.500      520,000     20020101
6743285352     Two Family       Primary         Purchase           Standard      79.03     7.000      523,200     20020201
6743330760         PUD          Primary         Purchase           Standard      68.50     6.500      435,000     20020201
6743611201    Single Family     Primary        Refinance            Rapid        61.93     6.875      384,000     20020101
6745088267         PUD          Primary        Refinance           Reduced       80.00     6.875      380,000     20020101
6745896727     Condominium      Primary         Purchase           Standard      52.91     6.875      500,000     20020201
6749494685         PUD          Primary        Refinance           Reduced       57.14     6.875      400,000     20020101
6749565393    Single Family     Primary         Purchase           Standard      80.00     7.000      356,000     20020201
6750535327    Single Family     Primary        Refinance            Rapid        71.42     6.625      575,000     20020101
6751932606         PUD          Primary        Refinance           Standard      72.70     7.000      618,000     20020101
6753607016    Single Family     Primary        Refinance           Reduced       63.29     6.875      519,000     20020101
6754495049     Condominium      Primary         Purchase            Rapid        80.00     6.750      695,200     20020101
6754516364    Single Family     Primary    Cash-out Refinance   All Ready Home   75.00     7.000      360,000     20020101
6754908249    Single Family     Primary         Purchase           Standard      80.00     7.500      320,000     20020201
6755221741         PUD          Primary    Cash-out Refinance       Rapid        63.92     6.500      495,400     20020201
6757080178         PUD          Primary        Refinance        All Ready Home   78.16     6.750      707,400     20020201
6757273922    Single Family     Primary    Cash-out Refinance       Rapid        75.00     6.750      386,250     20020101
6758449513         PUD          Primary         Purchase           Reduced       80.00     6.375      352,000     20020201
6759694448    Single Family     Primary    Cash-out Refinance      Reduced       75.92     7.000      410,000     20020101
6760333630    Single Family     Primary         Purchase            Rapid        31.70     6.750      325,000     20020101
6760948791    Single Family     Primary    Cash-out Refinance      Reduced       55.55     6.750      500,000     20020201
6761254728    Single Family     Primary        Refinance            Rapid        80.00     7.000      336,000     20020201
6762057997    Single Family     Primary         Purchase            Rapid        76.92     7.000      750,000     20020101
6763446769     Condominium      Primary         Purchase           Standard      80.00     7.125      374,000     20020101
6764512627    Single Family     Primary    Cash-out Refinance       Rapid        53.27     6.750      650,000     20020201
6766626581    Single Family     Primary        Refinance            Rapid        47.78     7.000      463,500     20020101
6766811464    Single Family     Primary        Refinance        All Ready Home   77.16     6.875      463,000     20020201
6766944968    Single Family     Primary         Purchase            Rapid        79.92     6.750      450,000     20020201
6767066308    Single Family     Primary        Refinance            Rapid        27.00     6.625      540,000     20020201
6767377283         PUD          Primary         Purchase            Rapid        76.47     6.500      650,000     20020201
6767851683         PUD          Primary        Refinance            Rapid        49.72     6.750      920,000     20020101
6767960401    Single Family     Primary        Refinance           Standard      46.60     6.500      790,000     20020101
6768276849    Single Family     Primary         Purchase           Standard      80.00     7.000      344,000     20020201
6769022069    Single Family     Primary    Cash-out Refinance       Rapid        48.77     6.750      378,000     20020201
6769579860    Single Family     Primary        Refinance            Rapid        43.28     6.875      316,000     20020201
6771145296    Single Family     Primary        Refinance            Rapid        44.90     6.750      348,000     20020201
6771331649    Single Family     Primary    Cash-out Refinance      Reduced       80.00     6.625      337,600     20020201
6772143118    Single Family    Secondary       Refinance           Standard      69.69     6.625      575,000     20020101
6772611510    Single Family     Primary        Refinance            Rapid        80.00     6.750      432,000     20020101
6772977713         PUD          Primary         Purchase           Standard      79.99     6.750      390,700     20020101
6773173924         PUD          Primary    Cash-out Refinance      Reduced       70.00     6.875      537,600     20020101
6773409492         PUD          Primary        Refinance            Rapid        40.08     6.625      501,000     20020201
6774056003    Single Family     Primary        Refinance           Standard      69.68     6.875      600,000     20020101
6774202292    Single Family     Primary        Refinance            Rapid        80.00     6.875      352,800     20020201
6774793506    Single Family     Primary        Refinance            Rapid        80.00     7.000      560,000     20020201
6775883934         PUD          Primary        Refinance            Rapid        60.76     6.625      395,000     20020201
6777598332    Single Family     Primary         Purchase           Standard      80.00     6.875      349,600     20020101
6778027489    Single Family     Primary    Cash-out Refinance      Reduced       74.85     6.625      336,825     20020201
6778366010    Single Family     Primary        Refinance           Standard      69.85     6.500      482,000     20020101
6778597119    Single Family     Primary        Refinance            Rapid        78.84     6.625      410,000     20020201
6780037443    Single Family     Primary        Refinance           Reduced       66.91     6.625      501,850     20020201
6780522667     Condominium     Secondary        Purchase           Reduced       78.05     6.750      350,000     20020201
6781322836         PUD          Primary         Purchase            Rapid        80.00     7.000      408,000     20020101
6781884363    Single Family     Primary        Refinance           Reduced       57.83     7.000      494,500     20020101
6782510439    Single Family     Primary        Refinance           Reduced       80.00     6.750      320,000     20020101
6783722686    Single Family     Primary    Cash-out Refinance      Reduced       47.50     6.875      475,000     20020201
6784135318         PUD          Primary    Cash-out Refinance      Standard      70.00     6.875      315,000     20020201
6785049377    Single Family     Primary        Refinance            Rapid        87.67     6.875      377,000     20020101
6785470417         PUD          Primary         Purchase            Rapid        80.00     7.000      547,200     20020101
6786118775         PUD          Primary        Refinance           Standard      80.00     6.875      316,000     20020201
6786249448    Single Family     Primary        Refinance           Standard      54.37     6.875      367,000     20020201
6786540952    Single Family     Primary         Purchase            Rapid        80.00     6.625      552,000     20020101
6789292775         PUD          Primary        Refinance           Standard      71.16     6.750      854,000     20020201
6789374987    Single Family     Primary        Refinance           Standard      75.87     6.875      542,500     20020101
6789608434         PUD          Primary         Purchase           Standard      66.29     6.875      600,000     20020101
6789753263    Single Family     Primary    Cash-out Refinance       Rapid        77.04     6.500      354,400     20020101
6791110098         PUD          Primary        Refinance            Rapid        53.27     6.500      479,500     20020201
6791167684         PUD          Primary        Refinance            Rapid        77.67     6.500      435,000     20020201
6791724419    Single Family     Primary    Cash-out Refinance       Rapid        80.00     7.000      380,000     20020101
6792793694     Condominium      Primary        Refinance           Reduced       69.23     6.500      450,000     20020201
6793387884         PUD          Primary         Purchase            Rapid        80.00     6.875      386,000     20020201
6793623098    Single Family     Primary    Cash-out Refinance      Reduced       48.55     6.375      352,000     20020201
6793846590    Single Family     Primary         Purchase            Rapid        72.25     7.750      560,000     20020201
6794958022    Single Family     Primary        Refinance            Rapid        56.71     6.750      414,000     20020201
6796128673    Single Family     Primary        Refinance           Reduced       80.00     6.125      472,000     20020201
6796165469    Single Family     Primary        Refinance        All Ready Home   35.42     6.500      558,000     20020101
6799166357    Single Family     Primary        Refinance           Standard      78.41     6.875      614,000     20020101
6800342856    Single Family    Secondary       Refinance            Rapid        80.00     6.875      306,000     20020201
6802583754    Single Family     Primary         Purchase           Reduced       80.00     6.750      310,400     20020201
6805805956    Single Family     Primary        Refinance            Rapid        75.00     7.000      412,500     20020201
6807974834    Single Family     Primary         Purchase           Reduced       80.00     6.750      431,200     20020201
6809081232         PUD         Secondary       Refinance            Rapid        75.00     7.250      431,250     20020201
6811805925    Single Family     Primary        Refinance           Reduced       59.65     6.625      522,000     20020201
6813294540    Single Family     Primary         Purchase           Standard      80.00     6.500      404,000     20020101
6814594930         PUD          Primary        Refinance           Standard      80.00     6.500      384,000     20020201
6814967607    Single Family     Primary        Refinance           Reduced       79.59     6.625      390,000     20020201
6815689697    Single Family     Primary    Cash-out Refinance       Rapid        66.07     6.750      337,000     20020101
6817103994    Single Family     Primary    Cash-out Refinance      Standard      77.33     7.125      348,000     20020201
6820137195         PUD          Primary        Refinance           Reduced       49.39     6.750      405,000     20020201
6822352131         PUD          Primary    Cash-out Refinance       Rapid        65.48     6.875      704,000     20020201
6823199085         PUD          Primary         Purchase            Rapid        90.00     6.875      472,500     20020101
6823912479         PUD         Secondary        Purchase            Rapid        80.00     6.750      342,800     20020101
6826886506    Single Family    Secondary       Refinance           Reduced       60.00     6.500      330,000     20020201
6834521889    Single Family     Primary         Purchase           Reduced       80.00     6.375      335,600     20020101
6838868435         PUD          Primary        Refinance            Rapid        76.13     6.625      837,500     20020201
6843796282    Single Family     Primary    Cash-out Refinance      Reduced       66.66     6.875      360,000     20020201
6844696747         PUD          Primary         Purchase           Reduced       80.00     5.875      370,400     20020201
6847705958    Single Family     Primary    Cash-out Refinance       Rapid        65.33     6.250      490,000     20020201
6850673549         PUD          Primary         Purchase           Reduced       80.00     6.875      348,000     20020101
6852418307    Single Family     Primary         Purchase            Rapid        75.13     6.500      550,000     20020101
6853736558    Single Family     Primary         Purchase            Rapid        76.57     6.625      315,500     20020201
6855091002    Single Family     Primary         Purchase           Standard      79.36     6.250      500,000     20020101
6857732660    Single Family     Primary    Cash-out Refinance      Standard      69.89     7.000      650,000     20020201
6859952134    Single Family     Primary    Cash-out Refinance       Rapid        79.84     7.000      305,000     20020101
6861127873    Single Family     Primary        Refinance           Standard      79.88     7.125      351,500     20020101
6861398839    Single Family     Primary        Refinance        All Ready Home   49.45     7.000      450,000     20020101
6863716541         PUD          Primary        Refinance           Standard      68.61     7.000      548,900     20020201
6865816802    Single Family     Primary        Refinance           Reduced       54.54     7.125      750,000     20020101
6865890567    Single Family    Secondary       Refinance            Rapid        67.92     6.625      360,000     20020101
6866833558    Single Family     Primary         Purchase           Standard      80.00     7.250      585,200     20020201
6867712900    Single Family     Primary    Cash-out Refinance      Reduced       79.68     7.000      400,000     20020101
6868130441    Single Family     Primary        Refinance           Reduced       70.33     6.500      407,947     20020101
6868560340    Single Family     Primary        Refinance           Standard      67.71     6.875      474,000     20020201
6869634268    Single Family     Primary        Refinance           Standard      72.25     6.500      480,500     20020201
6873052556         PUD          Primary         Purchase            Rapid        66.88     6.875    1,000,000     20020101
6876511921    Single Family    Secondary        Purchase            Rapid        73.56     7.250      320,000     20020201
6876894475    Single Family     Primary         Purchase           Standard      80.00     6.875      504,000     20020101
6880932618    Single Family     Primary        Refinance           Reduced       77.98     6.500      320,500     20020201
6882087049    Single Family     Primary        Refinance        All Ready Home   42.06     6.750      315,500     20020201
6882349050    Single Family     Primary        Refinance           Reduced       76.54     6.875      344,457     20020201
6882508689    Single Family     Primary        Refinance            Rapid        78.22     6.750      426,300     20020101
6884738565    Single Family     Primary         Purchase           Reduced       80.00     6.500      440,000     20020101

   LOAN      MATURITY   ORIG   MONTHLY      DUE      REMAINING      SCHEDULED           APPRAISAL         SALES
  NUMBER       DATE     TERM     P&I        DATE       TERM            PB       FICO      VALUE           PRICE
------------------------------------------------------------------------------------------------------------------
6001247094   20311201    360   2,945.44   20020101      359        459,594.14    767     581,500.00     575,000.00
6001462040   20320101    360   3,921.87   20020201      360        597,000.00    678     993,000.00             --
6001472106   20311201    360   2,996.53   20020101      359        461,602.22    741     665,000.00             --
6004830565   20320101    360   2,291.60   20020201      360        348,835.00    712     500,000.00             --
6019381224   20320101    360   2,594.40   20020201      360        400,000.00    791     703,000.00             --
6021402778   20311201    360   2,659.26   20020101      359        409,646.99    667     808,000.00             --
6021474728   20311201    360   4,286.47   20020101      359        651,951.81    730   1,150,000.00             --
6022779737   20320101    360   2,036.60   20020201      360        314,000.00    687     424,000.00             --
6023111963   20320101    360   2,471.61   20020201      360        386,000.00    786     500,000.00             --
6023437467   20320101    360   2,196.81   20020201      360        338,700.00    718     610,000.00             --
6024266345   20311201    360   2,338.66   20020101      359        369,665.51    752     715,000.00             --
6025900363   20320101    360   2,464.68   20020201      360        380,000.00    752     800,000.00             --
6026164126   20320101    360   2,464.68   20020201      360        380,000.00    786     475,000.00             --
6026596558   20320101    360   2,717.63   20020201      360        419,000.00    796     655,000.00             --
6027836409   20311201    360   2,689.47   20020201      359        409,056.05    773     515,000.00     511,750.00
6028238886   20320101    360   2,512.67   20020201      360        355,000.00    738     485,000.00             --
6028763784   20311201    360   3,476.38   20020101      359        549,502.79    690     900,000.00     890,000.00
6029867527   20311201    360   2,181.01   20020101      359        331,721.07    699     415,000.00     415,000.00
6030980632   20320101    360   3,243.00   20020201      360        500,000.00    784     900,000.00             --
6031093781   20320101    360   2,305.12   20020201      360        360,000.00    655     456,000.00     454,753.00
6031095588   20311201    360   1,921.04   20020101      359        311,703.96    772     411,000.00     390,000.00
6031448415   20311201    360   2,627.72   20020101      359        399,663.95    792     680,000.00             --
6032028190   20320101    360   3,988.88   20020201      360        607,200.00    682     790,000.00     759,000.00
6034696341   20311201    360   2,937.54   20020101      359        464,329.86    746   1,215,000.00             --
6034970753   20320101    360   6,569.29   20020201      360      1,000,000.00    726   2,135,000.00             --
6040140763   20311201    360   2,774.32   20020101      359        416,658.18    724     605,000.00             --
6040682780   20320101    360   3,146.37   20020201      360        491,380.00    815   1,400,000.00             --
6040959204   20320101    360   2,886.66   20020201      360        456,700.00    772     644,000.00             --
6044581665   20220101    240   2,363.47   20020201      240        317,000.00    788     430,000.00             --
6052970974   20320101    360   2,706.20   20020201      360        401,680.00    696     530,000.00     502,100.00
6053465255   20311201    360   6,240.83   20020101      359        949,201.88    755   2,800,000.00             --
6054177818   20320101    360   2,271.83   20020201      360        354,800.00    794     445,000.00             --
6055212432   20320101    360   2,853.84   20020201      360        440,000.00    728     815,000.00             --
6055276601   20311201    360   3,416.03   20020101      359        519,563.14    694     650,000.00     650,000.00
6057018449   20320101    360   2,592.27   20020201      360        380,000.00    711     475,000.00             --
6059616125   20311201    360   3,681.79   20020101      359        574,492.69    717     795,000.00     775,000.00
6060114367   20320101    360   2,181.01   20020201      360        332,000.00    795     415,000.00             --
6063670191   20320101    360   2,145.16   20020201      360        348,400.00    768     465,000.00             --
6067867785   20311201    360   2,401.90   20020101      359        384,643.41    749     485,000.00     485,000.00
6070392268   20320101    360   2,433.19   20020201      360        380,000.00    716     475,000.00             --
6071100512   20311201    360   3,502.43   20020101      359        539,535.07    778     675,000.00     675,000.00
6074401552   20320101    360   2,156.59   20020201      360        332,500.00    659     475,000.00             --
6075645405   20320101    360   3,810.19   20020201      360        580,000.00    701     800,000.00             --
6075648946   20320101    360   2,270.10   20020201      360        350,000.00    795     650,000.00             --
6077537246   20320101    360   2,203.45   20020201      360        339,725.00    632     650,000.00             --
6077677463   20311201    360   5,925.50   20020101      359        901,242.21    729   1,400,000.00             --
6079122351   20311201    360   3,164.10   20020101      359        481,245.35    780     700,000.00             --
6079285182   20320101    360   2,727.75   20020201      360        410,000.00    658     660,000.00             --
6079656770   20311201    360   2,555.48   20020101      359        393,660.77    753   1,100,000.00             --
6085088901   20320101    360   2,085.83   20020201      360        330,000.00    723     422,000.00     415,612.00
6085606173   20320101    360   2,269.61   20020201      360        332,700.00    750     416,000.00     415,905.00
6085793427   20311201    360   2,292.80   20020101      359        353,195.64    768     580,000.00             --
6086291538   20311201    360   6,395.18   20020101      359        985,151.07    638   2,000,000.00             --
6088226649   20311201    360   2,879.78   20020101      359        443,617.72    766     555,000.00             --
6089382276   20320101    360   2,397.22   20020201      360        369,600.00    788     550,000.00     462,000.00
6089392788   20320101    360   3,141.56   20020201      360        472,200.00    789   1,300,000.00             --
6089703463   20320101    360   2,945.64   20020201      360        491,307.84    756     800,000.00             --
6090306561   20211201    240   3,345.61   20020101      239        439,129.39    684     900,000.00             --
6090409472   20311201    360   2,627.72   20020101      359        399,663.95    624     500,000.00             --
6090441368   20320101    360   2,089.04   20020201      360        318,000.00    687     435,000.00             --
6091071982   20311201    360   2,627.72   20020101      359        399,663.95    679     880,000.00             --
6092852992   20311201    360   2,312.39   20020101      359        351,704.28    667     517,000.00             --
6099700780   20320101    360   2,784.73   20020201      360        423,900.00    773     537,000.00             --
6103854755   20320101    360   2,997.05   20020201      360        468,060.78    767     650,000.00     585,075.00
6104622425   20320101    360   2,748.60   20020201      360        418,400.00    774     590,000.00             --
6105915455   20320101    360   2,494.89   20020201      360        375,000.00    746     490,000.00             --
6106091918   20320101    360   3,169.96   20020201      360        508,111.00    773     636,000.00     635,139.00
6114071035   20311201    360   3,182.35   20020101      359        496,561.50    768     660,000.00             --
6114482604   20320101    360   3,502.43   20020201      360        540,000.00    657     675,000.00             --
6115944883   20320101    360   3,671.77   20020201      360        545,000.00    777     835,000.00             --
6120416638   20311201    360   2,414.88   20020101      359        367,291.16    783     460,000.00     459,500.00
6121727959   20320101    360   6,604.59   20020201      360        956,250.00    698   1,700,000.00   1,300,949.00
6122333500   20320101    360   2,438.73   20020201      360        376,000.00    705     470,000.00     470,000.00
6124936946   20320101    360   2,230.84   20020201      360        339,585.00    661     460,000.00             --
6126465647   20320101    360   2,918.70   20020201      360        450,000.00    795     820,000.00             --
6127971551   20320101    360   3,329.62   20020201      360        520,000.00    695   1,200,000.00             --
6128302657   20311201    360   2,010.66   20020101      359        309,733.09    701     450,000.00             --
6128400170   20320101    360   3,028.45   20020201      360        461,000.00    728     600,000.00             --
6129440100   20311201    360   3,218.96   20020101      359        489,588.33    620     830,000.00             --
6130846923   20320101    360   2,908.78   20020201      360        460,200.00    799     712,500.00     708,000.00
6130908293   20320101    360   2,114.43   20020201      360        326,000.00    784     550,000.00             --
6134110664   20320101    360   2,042.22   20020201      360        323,100.00    700     710,000.00             --
6135113840   20320101    360   3,038.74   20020201      360        480,760.00    714     612,000.00     600,950.00
6135762760   20311201    360   3,286.60   20020101      359        493,595.07    786     985,000.00             --
6135797097   20320101    360   2,221.45   20020201      360        342,500.00    785     460,000.00             --
6137170939   20320101    360   2,395.09   20020201      360        360,000.00    760     606,500.00             --
6137445398   20311201    360   2,063.77   20020101      359        309,945.73    748     421,000.00             --
6138978215   20320101    360   2,847.21   20020201      360        407,200.00    716     510,000.00     509,232.00
6139527045   20320101    360   2,503.59   20020201      360        386,000.00    737     530,000.00             --
6140247864   20311201    360   2,562.03   20020101      359        389,672.35    717     645,000.00     635,000.00
6140258606   20320101    360   3,659.17   20020201      360        550,000.00    728     850,000.00             --
6141397981   20320101    360   2,145.12   20020201      360        318,400.00    658     398,000.00             --
6144060552   20320101    360   3,063.84   20020201      360        466,388.00    777     640,000.00             --
6144149876   20311201    360   2,102.18   20020101      359        319,731.15    696     402,000.00             --
6144551949   20311201    360   6,569.29   20020101      359        999,159.88    683   3,000,000.00             --
6149247568   20311201    360   2,049.62   20020101      359        311,737.88    722     390,000.00             --
6150743968   20311201    360   2,159.84   20020101      359        332,713.29    775     440,000.00             --
6152139371   20320101    360   2,344.70   20020201      360        352,425.00    661     500,000.00             --
6155784561   20320101    360   1,997.73   20020201      360        304,100.00    719     380,185.00             --
6156209980   20320101    360   4,500.33   20020201      360        712,000.00    749   1,450,000.00             --
6160591613   20320101    360   2,155.59   20020201      360        324,000.00    751     560,000.00             --
6165290021   20320101    360   3,223.54   20020201      360        497,000.00    664     803,000.00             --
6165440709   20311201    360   2,408.09   20020101      359        352,724.62    654     450,000.00             --
6167602454   20311201    360   2,199.60   20020201      359        347,685.40    782     452,000.00     435,000.00
6172071208   20320101    360   2,484.41   20020201      360        388,000.00    780     575,000.00             --
6172630102   20311201    360   2,082.00   20020101      359        320,723.63    724     450,000.00             --
6172754274   20311201    360   4,215.89   20020101      359        649,440.36    746   1,000,000.00             --
6176170097   20320101    360   5,488.75   20020201      360        825,000.00    728   1,100,000.00   1,100,000.00
6176874664   20320101    360   2,225.99   20020201      360        343,200.00    803     445,000.00     429,000.00
6177894786   20311201    360   2,956.19   20020101      359        449,621.94    713     725,000.00     601,495.00
6178401045   20311201    360   6,470.75   20020101      359        984,172.48    721   1,600,000.00             --
6179637365   20320101    360   2,114.49   20020201      360        348,000.00    782     440,000.00     435,000.00
6179826414   20320101    360   3,539.59   20020201      360        560,000.00    660     925,000.00             --
6183270674   20320101    360   2,484.14   20020201      360        383,000.00    753     650,000.00             --
6183518429   20320101    360   2,262.03   20020201      360        340,000.00    763     462,500.00     425,000.00
6184622204   20311201    360   2,781.10   20020101      359        439,583.33    725     551,000.00     550,000.00
6193170724   20320101    360   2,726.26   20020201      360        415,000.00    802     700,000.00             --
6194003189   20311201    360   4,073.20   20020101      359        627,459.30    799     860,000.00             --
6194467442   20311201    360   3,152.19   20020101      359        485,581.56    751     800,000.00             --
6194803414   20311201    360   2,561.25   20020101      359        399,647.08    758     552,000.00     525,000.00
6204337916   20320101    360   6,356.27   20020201      360        980,000.00    710   1,400,000.00             --
6205033050   20320101    360   1,978.23   20020201      360        305,000.00    768     508,000.00             --
6206588839   20311201    360   2,189.67   20020101      359        337,309.33    779     422,000.00             --
6209509139   20320101    360   3,586.75   20020201      360        551,935.85    788     815,000.00             --
6211049256   20311201    360   2,627.72   20020101      359        399,663.95    774     660,000.00             --
6212209461   20311201    360   2,290.65   20020101      359        339,728.10    772     415,000.00             --
6213027334   20311201    360   2,357.62   20020101      359        372,662.80    685     520,500.00             --
6213046656   20311201    360   2,220.42   20020101      359        337,716.04    792     433,000.00             --
6213283028   20311201    360   3,271.51   20020101      359        497,581.62    719   1,100,000.00             --
6214940311   20320101    360   2,775.20   20020201      360        433,413.00    752     545,000.00     541,767.00
6215017549   20320101    360   3,145.22   20020201      360        484,925.00    720     690,000.00             --
6217120671   20320101    360   2,802.67   20020201      360        414,391.92    747     520,000.00             --
6218491048   20311201    360   1,976.93   20020101      359        304,537.57    802     385,000.00     381,000.00
6218575972   20320101    360   2,107.95   20020201      360        325,000.00    721     422,000.00             --
6218994488   20320101    360   5,058.46   20020201      360        790,000.00    768   1,600,000.00             --
6220446402   20320101    360   4,151.03   20020201      360        640,000.00    718     825,000.00             --
6221167890   20311201    360   2,591.48   20020101      359        409,629.35    709     525,000.00     547,105.00
6222672005   20311201    360   2,871.02   20020101      359        442,268.89    766   1,000,000.00             --
6224397114   20311201    360   2,561.25   20020101      359        399,647.08    712     549,000.00             --
6225826244   20320101    360   2,534.81   20020201      360        381,000.00    705     610,000.00             --
6226279450   20311201    360   2,528.28   20020101      359        399,638.39    788     510,000.00     500,000.00
6229058430   20320101    360   4,215.89   20020201      360        650,000.00    759   1,150,000.00             --
6232341930   20320101    360   3,163.14   20020201      360        494,000.00    744     820,000.00             --
6234678339   20320101    360   2,529.23   20020201      360        395,000.00    713     588,000.00             --
6235156020   20320101    360   3,160.19   20020201      360        475,000.00    730     685,000.00             --
6236163215   20311201    360   2,811.66   20020101      359        427,640.42    643     660,000.00             --
6238204488   20320101    360   2,154.73   20020201      360        328,000.00    805     725,000.00             --
6238501099   20320101    360   3,229.87   20020201      360        511,000.00    672     954,400.00             --
6239381228   20320101    360   2,594.40   20020201      360        400,000.00    721     650,000.00     645,000.00
6239696609   20320101    360   2,136.15   20020201      360        329,348.00    686     412,000.00     411,685.00
6239832162   20320101    360   3,183.26   20020201      360        517,000.00    645     727,500.00             --
6239950345   20311201    360   2,616.80   20020101      359        424,596.74    742     660,000.00     657,000.00
6242358924   20320101    360   2,332.10   20020201      360        355,000.00    770   1,300,000.00             --
6243992911   20311201    360   6,225.88   20020101      359        984,109.54    689   1,500,000.00             --
6244417991   20320101    360   2,270.10   20020201      360        350,000.00    761     514,000.00             --
6247239640   20320101    360   3,212.39   20020201      360        489,000.00    726     620,000.00             --
6248803956   20311201    360   4,014.90   20020101      359        634,625.77    649     794,000.00             --
6248811009   20320101    360   3,624.73   20020201      360        588,700.00    655     841,000.00     841,000.00
6249163236   20311201    360   2,384.66   20020101      359        362,695.03    713     510,000.00             --
6249630291   20320101    360   2,332.10   20020201      360        355,000.00    790     615,000.00             --
6253841818   20320101    360   3,178.14   20020201      360        490,000.00    796   1,100,000.00             --
6254756239   20311201    360   2,663.70   20020101      359        415,632.97    661     550,000.00     520,000.00
6258852927   20320101    360   2,594.40   20020201      360        400,000.00    706     545,000.00     500,000.00
6259544804   20320101    360   2,419.28   20020201      360        373,000.00    737     468,000.00             --
6259662580   20311201    360   3,648.37   20020101      359        562,015.69    707     850,000.00     850,000.00
6260231169   20320101    360   2,161.30   20020201      360        329,000.00    674     470,000.00             --
6261448721   20320101    360   2,609.96   20020201      360        402,400.00    711     505,000.00             --
6263377878   20311201    360   6,386.91   20020101      359        959,213.09    707   1,210,000.00   1,200,000.00
6264489532   20311201    360   2,806.39   20020101      359        443,598.61    734     669,000.00     669,000.00
6265806296   20320101    360   2,969.98   20020201      360        452,100.00    777     765,000.00             --
6266797619   20320101    360   3,416.03   20020201      360        520,000.00    741     660,000.00     650,000.00
6269450802   20311201    360   2,200.72   20020101      359        334,718.55    759     460,000.00             --
6270815431   20311201    360   2,010.66   20020201      359        309,733.09    706     388,000.00     387,500.00
6278824021   20320101    360   2,661.22   20020201      360        400,000.00    778     500,000.00     500,000.00
6284236715   20311201    360   2,416.03   20020101      359        372,179.28    752     470,000.00     465,670.00
6285581762   20311201    360   2,796.93   20020101      359        409,680.15    736     675,000.00             --
6286737157   20320101    360   2,330.74   20020201      360        364,000.00    771     635,000.00             --
6288058743   20320101    360   4,006.09   20020201      360        625,646.00    797     783,000.00             --
6292018717   20311101    360   3,632.15   20020101      358        558,030.18    722   1,000,000.00             --
6298362176   20311201    360   6,486.70   20020101      359        974,200.80    723   1,665,000.00             --
6298815421   20311201    360   2,043.09   20020101      359        314,728.79    770     440,000.00             --
6299875879   20311201    360   2,241.09   20020101      359        349,691.20    626     590,000.00             --
6299966082   20320101    360   2,627.72   20020201      360        400,000.00    674     930,000.00     930,000.00
6300534192   20311201    360   3,641.88   20020101      359        561,016.56    763   1,000,000.00             --
6301432677   20311201    360   6,536.45   20020101      359        994,164.07    760   1,810,000.00             --
6302088023   20220101    240   2,647.76   20020201      240        335,000.00    692     420,000.00             --
6303827486   20311201    360   3,284.80   20020101      359        512,547.39    717     700,000.00             --
6304585083   20320101    360   2,048.11   20020201      360        304,000.00    784     431,000.00     430,100.00
6306352508   20311201    360   2,674.51   20020101      359        401,617.35    707     605,000.00             --
6306444347   20311201    360   4,418.15   20020101      359        689,391.23    637   1,440,000.00             --
6306822294   20320101    360   3,729.44   20020201      360        575,000.00    742     825,000.00             --
6311264029   20320101    360   2,200.72   20020201      360        335,000.00    688     440,000.00             --
6314214757   20320101    360   2,717.90   20020201      360        430,000.00    806     860,000.00             --
6315272481   20320101    360   1,995.51   20020201      360        315,710.00    706     398,000.00     395,828.00
6317211339   20320101    360   3,794.30   20020201      360        585,000.00    738     875,000.00             --
6317968201   20320101    360   2,644.60   20020201      360        382,900.00    745     547,000.00             --
6319432032   20320101    360   2,691.69   20020201      360        415,000.00    769   1,100,000.00             --
6320041954   20320101    360   2,697.98   20020201      360        450,000.00    792     659,000.00             --
6330311751   20311201    360   2,111.84   20020101      359        325,319.66    678     407,000.00             --
6332660908   20311201    360   3,612.70   20020201      359        556,520.43    774     735,000.00             --
6333620778   20320101    360   2,206.01   20020201      360        353,600.00    794     470,000.00     442,000.00
6333849393   20320101    360   2,659.26   20020201      360        410,000.00    782     520,000.00             --
6333889159   20311201    360   2,405.30   20020101      359        343,744.70    785     432,000.00     430,000.00
6335314990   20311201    360   2,182.32   20020101      359        331,920.91    797     740,000.00             --
6336007072   20311201    360   2,805.09   20020101      359        426,641.26    707     581,500.00             --
6342926547   20311201    360   2,167.04   20020101      359        342,538.05    737     435,000.00     428,555.00
6342969372   20311201    360   2,574.84   20020101      359        372,516.33    768     475,000.00     466,000.00
6343347958   20320101    360   2,128.45   20020201      360        324,000.00    689   1,530,000.00             --
6343383466   20320101    360   3,192.68   20020201      360        486,000.00    782     635,000.00             --
6343485774   20311201    360   2,125.84   20020101      359        331,707.08    720     950,000.00             --
6343660871   20311201    360   2,733.95   20020201      359        405,475.49    745     580,000.00             --
6345246398   20311201    360   2,182.20   20020101      359        327,731.13    749     750,000.00             --
6351198442   20311201    360   2,212.24   20020101      359        349,683.59    717     503,000.00             --
6351373813   20320101    360   3,649.78   20020201      360        570,000.00    770   1,000,000.00             --
6352255332   20311201    360   3,350.34   20020201      359        509,571.54    777   1,355,000.00             --
6353571950   20320101    360   3,705.46   20020201      360        550,000.00    785   1,150,000.00   1,100,000.00
6357419636   20320101    360   2,207.29   20020201      360        336,000.00    718     420,000.00             --
6363683670   20320101    360   2,075.75   20020201      360        312,000.00    764     600,000.00             --
6364198629   20311201    360   3,294.88   20020201      359        507,562.62    710     645,000.00     635,000.00
6365474987   20311201    360   3,858.76   20020101      359        579,524.57    779     726,000.00     725,000.00
6365895710   20220101    240   2,782.13   20020201      240        352,000.00    766     452,500.00             --
6369038010   20311201    360   2,010.21   20020101      359        305,742.92    757     650,000.00             --
6369313496   20311201    360   2,183.47   20020201      359        340,699.13    731     503,000.00             --
6371793511   20320101    360   2,822.17   20020201      360        429,600.00    766     656,000.00             --
6372848835   20311201    360   2,596.47   20020101      359        405,142.23    746     775,000.00             --
6373429809   20320101    360   4,682.88   20020201      360        722,000.00    758   1,675,000.00             --
6376704760   20311201    360   2,661.22   20020101      359        399,672.11    768     625,000.00             --
6379165399   20320101    360   5,571.91   20020201      360        837,500.00    765   1,400,000.00             --
6382497326   20320101    360   2,222.77   20020201      360        351,665.00    780     570,000.00             --
6383005979   20320101    360   3,284.65   20020201      360        500,000.00    716   1,000,000.00             --
6387265868   20320101    360   2,496.33   20020201      360        380,000.00    796     600,000.00             --
6387357962   20320101    360   2,167.87   20020201      360        330,000.00    781     700,000.00             --
6388517366   20320101    360   1,931.82   20020201      360        301,700.00    701     405,000.00             --
6389764413   20211201    240   2,982.30   20020101      239        399,184.37    737     705,000.00     700,000.00
6390832464   20320101    360   4,324.47   20020201      360        650,000.00    757   1,250,000.00   1,207,799.00
6392056336   20320101    360   2,762.95   20020201      360        431,500.00    738     550,000.00             --
6393445116   20311201    360   2,759.11   20020101      359        419,647.14    780     700,000.00             --
6393584112   20320101    360   2,561.97   20020201      360        395,000.00    736     550,000.00             --
6395462291   20311201    360   2,230.71   20020101      359        348,070.63    786     540,000.00             --
6396081256   20311201    360   2,939.18   20020101      359        447,036.12    747     560,000.00     559,266.00
6396979103   20320101    360   3,624.92   20020201      360        573,500.00    755   1,200,000.00             --
6397242923   20311201    360   3,293.25   20020101      359        494,594.25    778     725,000.00     725,000.00
6397847549   20320101    360   4,045.24   20020201      360        640,000.00    749     950,000.00     800,000.00
6398891116   20311201    360   2,581.43   20020101      359        397,231.53    704     520,000.00             --
6398917325   20311201    360   3,368.60   20020201      359        499,600.15    787     975,000.00             --
6399069464   20320101    360   2,128.40   20020201      360        312,000.00    690     390,000.00             --
6399235453   20320101    360   2,993.87   20020201      360        450,000.00    715     850,000.00             --
6399852687   20320101    360   2,318.96   20020201      360        353,000.00    754     480,000.00             --
6400079676   20320101    360   3,567.29   20020201      360        550,000.00    799   1,145,000.00   1,100,000.00
6400417785   20311201    360   2,701.42   20020101      359        395,691.08    774     495,000.00     495,000.00
6400830656   20320101    360   3,054.72   20020201      360        465,000.00    764     825,000.00             --
6402832171   20320101    360   2,660.55   20020201      360        399,900.00    673     507,000.00     502,711.00
6404550573   20320101    360   2,380.06   20020201      360        362,300.00    667   1,475,000.00             --
6405150142   20311201    360   2,233.56   20020101      359        339,714.36    780     435,000.00     425,000.00
6405657369   20311201    360   2,184.20   20020101      359        323,940.74    718     425,000.00             --
6405780286   20320101    360   3,792.41   20020201      360        600,000.00    763     827,083.00     804,900.00
6405846855   20320101    360   4,920.40   20020201      360        749,000.00    785   1,100,000.00             --
6406019791   20311201    360   2,322.25   20020101      359        353,203.01    691     730,000.00             --
6408126818   20311201    360   6,569.29   20020101      359        999,159.88    765   2,200,000.00             --
6410766635   20320101    360   3,634.40   20020201      360        575,000.00    749   1,175,000.00             --
6411807339   20320101    360   2,196.24   20020201      360        314,100.00    736     349,000.00     349,000.00
6413964849   20311201    360   2,553.56   20020101      359        403,634.77    779     505,000.00     505,000.00
6413970440   20311201    360   2,188.56   20020101      359        332,870.11    728     417,500.00     416,465.00
6414571221   20320101    360   2,993.87   20020201      360        450,000.00    776   1,550,000.00             --
6415213401   20320101    360   4,545.95   20020201      360        692,000.00    676   1,050,000.00             --
6416461892   20311201    360   2,203.06   20020101      359        326,738.50    797     500,000.00             --
6416600473   20320101    360   4,434.15   20020201      360        650,000.00    665   1,015,000.00             --
6416712559   20311201    360   4,215.89   20020101      359        649,440.36    686     975,000.00             --
6417503130   20311201    360   3,291.22   20020101      359        500,579.09    779     745,000.00             --
6418319759   20311201    360   3,210.28   20020101      359        507,440.85    813     780,000.00             --
6418393622   20320101    360   2,726.26   20020201      360        415,000.00    773     683,000.00             --
6418886021   20311201    360   3,601.90   20020101      359        527,588.10    649     660,000.00             --
6419357667   20311201    360   2,357.62   20020201      359        368,000.00    779     620,000.00             --
6419397861   20311201    360   2,483.20   20020101      359        377,682.43    692     960,000.00             --
6420949338   20320101    360   3,048.42   20020201      360        470,000.00    622     715,000.00             --
6421422202   20320101    360   3,426.31   20020201      360        515,000.00    701     660,000.00             --
6422193612   20311201    360   2,102.18   20020101      359        319,731.15    699     400,000.00     400,000.00
6422727674   20320101    360   3,464.78   20020201      360        507,900.00    737     900,000.00             --
6423170098   20311201    360   4,266.46   20020101      359        674,389.79    766     850,000.00     850,000.00
6423424016   20320101    360   2,694.88   20020201      360        400,000.00    708     550,000.00             --
6424463534   20311201    360   5,987.73   20020101      359        899,262.27    774   1,150,000.00   1,125,000.00
6425867220   20311201    360   2,600.96   20020101      359        411,128.00    718     580,000.00             --
6425967541   20320101    360   3,113.28   20020201      360        480,000.00    760     800,000.00             --
6426043284   20311201    360   2,766.15   20020101      359        431,618.85    687     550,000.00     540,000.00
6427159170   20311201    360   2,360.90   20020101      359        363,686.60    786     490,000.00             --
6427985640   20320101    360   3,187.87   20020201      360        491,500.00    698     787,000.00             --
6428138652   20311201    360   4,215.89   20020101      359        649,440.36    762   1,150,000.00             --
6428307091   20320101    360   2,338.66   20020201      360        370,000.00    806     570,000.00             --
6429092874   20320101    360   2,138.64   20020201      360        334,000.00    752     465,000.00             --
6429303016   20311201    360   3,003.01   20020101      359        462,601.37    741     815,000.00             --
6429845214   20311201    360   4,918.50   20020101      359        720,437.54    708   1,030,000.00             --
6429921346   20320101    360   3,074.93   20020201      360        474,088.00    767     875,000.00             --
6430093382   20311201    360   5,350.94   20020101      359        824,289.69    749   1,776,000.00   1,100,000.00
6430470879   20311201    360   2,289.56   20020101      359        352,696.07    770     470,000.00             --
6430869500   20320101    360   2,195.50   20020201      360        330,000.00    762     825,000.00             --
6431725982   20320101    360   2,205.92   20020201      360        349,000.00    787     525,000.00             --
6432254735   20320101    360   2,167.87   20020201      360        330,000.00    799     525,000.00             --
6433226302   20311201    360   3,871.42   20020101      359        611,946.29    722     875,000.00             --
6433292528   20311201    360   2,401.86   20020101      359        379,656.47    769     475,000.00             --
6433731343   20311201    360   2,430.64   20020101      359        369,689.15    654     525,000.00             --
6434142805   20311201    360   2,996.53   20020101      359        450,030.80    697     563,000.00             --
6435291148   20320101    360   2,153.09   20020201      360        327,750.00    667     345,000.00             --
6436545245   20320101    360   3,792.41   20020201      360        600,000.00    760     955,000.00             --
6436867813   20320101    360   2,262.03   20020201      360        340,000.00    767     665,000.00             --
6437453217   20311201    360   4,679.03   20020101      359        749,305.35    701   1,085,000.00   1,050,000.00
6438489954   20320101    360   2,075.75   20020201      360        312,000.00    674     390,000.00     390,000.00
6438675222   20311201    360   2,107.95   20020101      359        324,720.18    774   2,450,000.00             --
6441179253   20311201    360   5,071.27   20020101      359        791,301.23    754   2,262,000.00             --
6443237059   20320101    360   4,864.49   20020201      360        750,000.00    792     980,000.00             --
6443553786   20320101    360   2,510.41   20020201      360        368,000.00    793     460,000.00     460,000.00
6443711053   20320101    360   2,903.63   20020201      360        442,000.00    771     805,000.00             --
6444174210   20311201    360   2,808.38   20020101      359        427,140.84    660     577,000.00     570,000.00
6444710286   20320101    360   2,497.22   20020201      360        390,000.00    752     730,000.00             --
6445740241   20311101    360   6,138.93   20020101      358        908,011.06    765   1,139,000.00   1,139,000.00
6445936104   20320101    360   2,766.15   20020201      360        432,000.00    799     550,000.00     540,000.00
6446732734   20320101    360   3,243.00   20020201      360        500,000.00    751     689,500.00     689,500.00
6447664829   20320101    360   2,315.26   20020201      360        348,000.00    743     435,000.00     435,000.00
6449198412   20320101    360   6,044.16   20020201      360        956,250.00    806   1,275,000.00   1,275,000.00
6449247995   20320101    360   3,458.08   20020201      360        526,400.00    715     658,000.00     658,000.00
6450316762   20320101    360   2,146.86   20020201      360        331,000.00    728     600,000.00             --
6450411688   20320101    360   3,757.64   20020201      360        572,000.00    702   3,100,000.00             --
6452084426   20320101    360   3,468.59   20020201      360        528,000.00    806     660,000.00             --
6452272583   20320101    360   2,275.45   20020201      360        360,000.00    702     565,000.00             --
6453013788   20220101    240   2,357.13   20020201      240        310,000.00    779     650,000.00             --
6453226463   20311201    360   2,302.53   20020101      359        354,694.35    783     450,000.00             --
6453547413   20320101    360   2,477.65   20020201      360        382,000.00    727     630,000.00             --
6454287803   20320101    360   2,430.04   20020201      360        374,659.00    802     510,000.00             --
6455671401   20311201    360   3,841.87   20020101      359        599,470.63    706   1,150,000.00             --
6455987690   20320101    360   3,120.42   20020201      360        475,000.00    758     800,000.00             --
6456234969   20320101    360   2,522.61   20020201      360        384,000.00    740     480,000.00             --
6456386017   20311201    360   5,122.49   20020101      359        799,294.18    774   1,600,000.00             --
6457283452   20311201    360   4,270.04   20020101      359        649,453.92    781   1,250,000.00             --
6459111313   20320101    360   4,378.04   20020201      360        675,000.00    794   1,750,000.00             --
6459423684   20311201    360   2,791.95   20020101      359        424,642.95    777     700,000.00             --
6460156638   20311201    360   2,023.35   20020101      359        307,741.23    756     430,000.00             --
6460583252   20311201    360   3,113.28   20020101      359        479,586.72    750     600,000.00             --
6460882894   20320101    360   4,403.42   20020201      360        687,700.00    727   1,500,000.00             --
6460924621   20320101    360   2,334.96   20020201      360        360,000.00    702     720,000.00             --
6460953661   20320101    360   2,497.22   20020201      360        390,000.00    751     650,000.00             --
6461058650   20311201    360   4,104.40   20020101      359        640,434.45    761     850,000.00             --
6461221084   20240101    264   4,611.22   20020201      264        640,000.00    766     895,000.00             --
6464887113   20320101    360   2,101.46   20020201      360        324,000.00    672     406,000.00     405,000.00
6465411061   20320101    360   3,201.56   20020201      360        500,000.00    753   1,975,000.00             --
6465682901   20320101    360   2,773.62   20020201      360        427,633.00    768     536,000.00             --
6465845730   20311201    360   2,661.22   20020101      359        399,672.11    659     522,000.00             --
6466061873   20320101    360   2,177.06   20020201      360        340,000.00    729     660,000.00     650,000.00
6466184303   20320101    360   3,664.58   20020201      360        565,000.00    769   1,200,000.00             --
6467969710   20311201    360   3,118.32   20020101      359        486,570.33    670     760,000.00             --
6468268393   20320101    360   1,997.07   20020201      360        304,000.00    774     380,000.00     380,000.00
6468496127   20320101    360   3,271.51   20020201      360        498,000.00    719     720,000.00     712,500.00
6468757759   20311201    360   2,019.56   20020101      359        327,687.79    784     415,000.00     410,000.00
6469024423   20311201    360   2,594.68   20020101      359        389,680.32    720     595,000.00             --
6469923699   20311201    360   2,535.64   20020101      359        395,650.61    720     520,000.00             --
6470181246   20311201    360   2,077.81   20020101      359        324,213.70    773     408,000.00             --
6471508322   20311201    360   2,151.45   20020201      359        335,703.55    780     600,000.00     480,000.00
6471547791   20311201    360   2,843.60   20020101      359        455,377.84    774   1,349,000.00   1,349,000.00
6472355178   20320101    360   2,156.10   20020201      360        345,600.00    710     447,000.00     433,843.00
6474265367   20311201    360   2,701.13   20020101      359        405,667.20    734     830,000.00             --
6474316178   20320101    360   2,466.77   20020201      360        375,500.00    679     525,000.00             --
6474965412   20320101    360   4,749.60   20020201      360        723,000.00    774     950,000.00             --
6476184962   20320101    360   2,699.98   20020201      360        411,000.00    762   1,300,000.00   1,300,000.00
6476222085   20320101    360   3,247.16   20020201      360        476,000.00    712     600,000.00     595,000.00
6476368805   20311201    360   2,707.79   20020101      359        406,666.38    784     600,000.00             --
6479226521   20311201    360   2,378.23   20020101      359        352,717.71    772     445,000.00             --
6480498051   20320101    360   3,718.22   20020201      360        566,000.00    722     740,000.00             --
6480766929   20320101    360   4,072.96   20020201      360        620,000.00    764     850,000.00             --
6484044836   20311201    360   4,618.21   20020101      359        702,409.39    803   1,200,000.00             --
6486824995   20311201    360   4,799.63   20020101      359        739,362.87    699   1,250,000.00             --
6487348366   20320101    360   2,153.35   20020201      360        332,000.00    759     415,000.00             --
6487404219   20320101    360   2,647.91   20020201      360        398,000.00    695     540,000.00             --
6487662493   20320101    360   2,533.75   20020201      360        390,649.00    787     492,000.00     489,610.00
6487684455   20311201    360   2,244.05   20020101      359        337,020.52    755     750,000.00             --
6487699149   20320101    360   2,339.52   20020201      360        375,000.00    709     675,000.00             --
6487735752   20320101    360   3,205.82   20020201      360        488,000.00    775     725,000.00             --
6488545416   20311201    360   2,167.87   20020101      359        329,690.63    769     430,000.00     430,000.00
6488680692   20320101    360   2,401.86   20020201      360        380,000.00    759     630,000.00             --
6489592284   20320101    360   2,730.54   20020201      360        432,000.00    710     600,000.00             --
6491380934   20320101    360   2,526.67   20020201      360        394,600.00    695     615,000.00             --
6491861883   20311201    360   2,334.96   20020101      359        359,690.04    727     455,000.00             --
6492179335   20311201    360   3,218.96   20020101      359        489,588.33    724     735,000.00             --
6492299265   20311201    360   2,647.91   20020101      359        397,673.76    765     575,000.00             --
6492923187   20320101    360   2,128.97   20020201      360        320,000.00    750     455,000.00     455,000.00
6493009887   20311201    360   4,084.96   20020201      359        613,496.71    760     850,000.00             --
6496010361   20311101    360   4,368.58   20020101      358        663,879.44    783   1,360,000.00             --
6496910891   20311201    360   2,618.88   20020101      359        408,639.14    730     549,000.00             --
6497143310   20320101    360   2,091.73   20020201      360        322,500.00    691     595,000.00             --
6498930160   20320101    360   3,233.67   20020201      360        492,240.00    645     615,500.00     615,309.00
6500455768   20320101    360   3,186.11   20020201      360        485,000.00    676     700,000.00             --
6501237678   20311201    360   2,528.15   20020101      359        379,688.52    796   1,250,000.00             --
6502627877   20320101    360   3,410.89   20020201      360        500,000.00    707     800,000.00             --
6503913458   20320101    360   2,709.84   20020201      360        412,500.00    689     550,000.00             --
6504489433   20311201    360   2,317.93   20020101      359        361,680.61    711     600,000.00             --
6504729754   20320101    360   2,645.64   20020201      360        413,180.00    752     940,000.00             --
6504758514   20320101    360   2,358.23   20020201      360        378,000.00    669     475,000.00             --
6504803914   20320101    360   3,349.97   20020201      360        530,000.00    728     670,000.00             --
6505111861   20320101    360   2,259.84   20020201      360        344,000.00    662     470,000.00             --
6505514437   20320101    360   2,583.86   20020201      360        419,650.00    752     725,000.00             --
6506102224   20311201    360   2,548.11   20020101      359        382,686.06    725     675,000.00             --
6506148938   20311201    360   3,173.46   20020101      359        482,669.16    638     650,000.00             --
6507291331   20311201    360   2,241.09   20020101      359        349,691.20    775   1,400,000.00             --
6507370911   20311201    360   5,116.33   20020101      359        749,414.92    743     975,000.00     950,000.00
6510100412   20320101    360   2,625.42   20020201      360        426,400.00    712     535,000.00     533,000.00
6511245232   20311201    360   2,561.25   20020101      359        399,647.08    708   1,640,000.00             --
6511553403   20320101    360   3,284.65   20020201      360        500,000.00    798     748,000.00             --
6511925619   20320101    360   2,433.19   20020201      360        380,000.00    717     498,000.00     475,000.00
6512165710   20320101    360   2,407.60   20020201      360        371,200.00    668     465,000.00     464,000.00
6512304624   20311201    360   2,643.13   20020101      359        412,423.80    782     765,000.00             --
6513322302   20320101    360   2,168.89   20020201      360        326,000.00    759     770,000.00             --
6513516713   20311201    360   2,468.86   20020101      359        390,246.89    762     585,000.00             --
6514433314   20320101    360   2,594.40   20020201      360        400,000.00    762   1,000,000.00             --
6514587416   20311201    360   2,538.13   20020101      359        381,187.29    783     600,000.00             --
6514634770   20311201    360   2,528.28   20020201      359        399,638.39    768     680,000.00             --
6514637211   20311201    360   4,563.54   20020201      359        721,347.29    761     910,000.00             --
6515546528   20320101    360   2,454.97   20020201      360        369,000.00    681     545,000.00             --
6516647358   20320101    360   2,561.25   20020201      360        400,000.00    757     720,000.00     613,603.00
6517693740   20320101    360   2,145.05   20020201      360        335,000.00    749   1,200,000.00             --
6518266199   20320101    360   4,770.32   20020201      360        745,000.00    727   1,675,000.00             --
6519092180   20320101    360   2,983.56   20020201      360        460,000.00    786     580,000.00     575,000.00
6519191776   20320101    360   3,570.71   20020201      360        530,000.00    775     665,000.00             --
6520405058   20311201    360   3,073.50   20020101      359        479,576.50    772     700,000.00             --
6521244571   20320101    360   2,650.71   20020201      360        403,500.00    710     710,000.00             --
6521799608   20320101    360   4,101.20   20020201      360        640,500.00    748   1,650,000.00             --
6521809738   20320101    360   4,324.47   20020201      360        650,000.00    706   1,100,000.00             --
6522198750   20311201    360   2,150.46   20020101      359        327,074.98    715     415,000.00             --
6522994661   20320101    360   3,729.21   20020201      360        590,000.00    720     770,000.00             --
6524192405   20320101    360   2,432.25   20020201      360        375,000.00    766     645,000.00     644,770.00
6525984792   20311201    360   4,526.24   20020201      359        688,421.16    704   1,410,000.00             --
6526284457   20311201    360   2,401.86   20020101      359        379,656.47    642     475,000.00     475,000.00
6526496333   20320101    360   6,485.99   20020201      360      1,000,000.00    777   2,800,000.00             --
6527089558   20320101    360   4,604.70   20020201      360        675,000.00    770     900,000.00             --
6529052695   20311201    360   2,933.99   20020101      359        440,638.51    758   1,200,000.00             --
6529591767   20320101    360   2,212.24   20020201      360        350,000.00    798     865,000.00             --
6529984327   20320101    360   3,737.93   20020201      360        569,000.00    714     770,000.00             --
6532004584   20311201    360   3,626.25   20020101      359        551,536.25    787     720,000.00     690,000.00
6532399596   20320101    360   2,627.72   20020201      360        400,000.00    754     500,000.00             --
6534149536   20320101    360   2,075.52   20020201      360        320,000.00    649     400,000.00             --
6534791634   20320101    360   4,614.27   20020201      360        702,400.00    744     925,000.00     878,000.00
6536105221   20311201    360   2,680.35   20020101      359        418,230.67    761     525,000.00     523,308.00
6537351956   20311201    360   2,845.40   20020101      359        438,322.29    739     550,000.00             --
6537644228   20320101    360   2,205.24   20020201      360        340,000.00    667     580,000.00             --
6537747807   20320101    360   2,359.69   20020201      360        359,200.00    753     489,000.00     449,000.00
6538526796   20311201    360   2,881.40   20020201      359        449,602.97    795     950,000.00             --
6538574838   20311201    360   1,967.04   20020101      359        306,928.96    730     384,000.00     384,000.00
6538746089   20320101    360   2,490.23   20020201      360        383,940.00    668     511,000.00             --
6540784003   20320101    360   2,869.12   20020201      360        431,250.00    651     575,000.00             --
6542417776   20320101    360   4,598.51   20020201      360        700,000.00    725   1,014,000.00             --
6543588369   20311201    360   2,151.45   20020101      359        335,703.55    687     500,000.00             --
6544170431   20320101    360   2,626.01   20020201      360        399,740.00    743     565,000.00             --
6545674100   20320101    360   3,241.95   20020201      360        493,500.00    804     705,000.00     705,000.00
6545857630   20320101    360   2,187.58   20020201      360        333,000.00    758     450,000.00             --
6545963289   20311201    360   3,891.59   20020101      359        595,460.91    702     900,000.00             --
6546165553   20320101    360   2,422.52   20020201      360        373,500.00    769     500,000.00             --
6546851855   20320101    360   2,561.25   20020201      360        400,000.00    665     625,000.00             --
6548114948   20320101    360   3,760.81   20020201      360        595,000.00    784   1,145,000.00             --
6549207782   20320101    360   2,249.33   20020201      360        342,400.00    806     428,000.00     428,000.00
6549300389   20311201    360   3,681.45   20020101      359        567,111.30    778     715,000.00     709,500.00
6549701081   20311201    360   2,907.52   20020101      359        459,584.15    725     850,000.00             --
6549889910   20311201    360   2,309.01   20020101      359        355,693.49    658     445,000.00             --
6550024084   20320101    360   2,155.95   20020201      360        332,400.00    712     400,000.00             --
6555252219   20311201    360   2,554.77   20020101      359        383,685.23    679     575,000.00             --
6555604450   20320101    360   3,060.12   20020201      360        497,000.00    687     720,000.00     710,000.00
6556474325   20311201    360   6,737.19   20020101      359        999,200.31    662   2,250,000.00             --
6556689633   20311201    360   2,528.28   20020101      359        399,638.39    764     700,000.00             --
6558041593   20320101    360   4,162.03   20020201      360        650,000.00    742   1,419,000.00             --
6559690968   20311201    360   3,345.06   20020101      359        489,967.47    663     665,000.00             --
6559877409   20320101    360   2,774.49   20020201      360        396,800.00    738     496,000.00     496,000.00
6560333988   20320101    360   2,724.95   20020201      360        414,800.00    696     725,000.00             --
6561084119   20320101    360   2,816.57   20020201      360        428,747.00    663     980,000.00             --
6561503761   20320101    360   2,401.86   20020201      360        380,000.00    790     560,000.00             --
6561927275   20320101    360   2,829.62   20020201      360        420,000.00    798     525,000.00     525,000.00
6562307782   20311201    360   2,018.75   20020101      359        307,041.82    745     480,000.00             --
6562451382   20311201    360   2,432.25   20020101      359        374,677.13    704     925,000.00             --
6562937190   20311201    360   4,572.23   20020101      359        695,415.27    743   1,350,000.00             --
6563409579   20311201    360   2,800.07   20020101      359        442,599.51    697     625,000.00             --
6563739926   20311201    360   3,160.34   20020101      359        499,547.99    712     925,000.00             --
6564550330   20320101    360   1,927.81   20020201      360        305,000.00    795     570,000.00             --
6564589148   20311201    360   2,520.44   20020101      359        403,446.25    731     510,000.00     505,000.00
6565076558   20311201    360   2,349.40   20020101      359        371,363.98    780     531,000.00     531,000.00
6565385017   20320101    360   2,358.02   20020201      360        350,000.00    657     500,000.00             --
6566267487   20320101    360   2,009.98   20020201      360        318,000.00    790     420,000.00             --
6568987041   20320101    360   4,277.26   20020201      360        685,600.00    760     857,000.00     857,000.00
6569234476   20311201    360   3,204.08   20020101      359        493,574.67    725     630,000.00             --
6571944476   20320101    360   3,153.26   20020201      360        480,000.00    727     600,000.00             --
6572789888   20311201    360   3,311.33   20020101      359        510,096.44    723     640,000.00     638,170.00
6573402788   20311201    360   6,520.02   20020101      359        991,666.18    700   1,985,000.00             --
6574151897   20311201    360   3,200.56   20020101      359        486,790.69    735     696,000.00             --
6574426299   20320101    360   5,222.63   20020201      360        785,000.00    751   1,300,000.00             --
6578575554   20311201    360   2,395.09   20020101      359        359,704.91    679     660,000.00             --
6580136221   20320101    360   2,399.82   20020201      360        370,000.00    747     595,000.00             --
6581825640   20311201    360   2,100.23   20020101      359        327,710.60    781     412,000.00     410,000.00
6582450588   20320101    360   3,125.83   20020201      360        494,540.00    773     710,000.00             --
6582730351   20320101    360   2,880.76   20020201      360        433,000.00    668     640,000.00             --
6583260689   20320101    360   2,692.98   20020201      360        415,200.00    762     519,000.00     519,000.00
6584241944   20320101    360   3,744.50   20020201      360        570,000.00    775   1,270,000.00             --
6584712803   20320101    360   3,416.03   20020201      360        520,000.00    732   4,000,000.00             --
6585407809   20320101    360   2,470.52   20020201      360        380,900.00    688     650,000.00             --
6586099118   20311201    360   2,072.25   20020101      359        318,124.68    772     495,000.00             --
6587132108   20311201    360   3,734.65   20020101      359        568,022.38    663     875,000.00             --
6587210151   20311201    360   2,221.45   20020101      359        342,205.11    748     603,000.00             --
6587443240   20311201    360   2,114.43   20020101      359        325,719.32    677     455,000.00             --
6588191665   20311201    360   2,143.32   20020101      359        343,232.79    748     515,000.00             --
6590788813   20320101    360   2,609.33   20020201      360        397,200.00    706     500,000.00             --
6590898984   20320101    360   2,685.78   20020201      360        403,693.00    723     960,000.00             --
6591832339   20311201    360   2,132.30   20020101      359        320,237.28    704     465,000.00             --
6592019092   20311201    360   2,394.77   20020101      359        373,670.02    667     491,500.00             --
6592036112   20320101    360   3,566.03   20020201      360        536,000.00    723     670,000.00             --
6592294471   20320101    360   2,714.44   20020201      360        408,000.00    763     510,000.00     510,000.00
6592669615   20320101    360   2,307.05   20020201      360        365,000.00    779     535,000.00             --
6594415470   20320101    360   2,759.11   20020201      360        420,000.00    735     680,000.00             --
6595052959   20320101    360   2,401.86   20020201      360        380,000.00    804   1,500,000.00             --
6595234748   20311201    360   2,654.69   20020101      359        419,620.31    806     851,000.00             --
6598342142   20320101    360   3,677.56   20020201      360        567,000.00    770   1,005,000.00             --
6598444625   20320101    360   2,591.48   20020201      360        410,000.00    767   1,575,000.00             --
6598748041   20320101    360   2,018.44   20020201      360        311,200.00    762     400,000.00     389,000.00
6598968250   20320101    360   6,485.99   20020201      360      1,000,000.00    753   2,250,000.00             --
6599629406   20320101    360   2,022.62   20020201      360        320,000.00    726     700,000.00             --
6600007600   20311201    360   3,191.79   20020101      359        479,356.75    762     645,000.00             --
6603214807   20320101    360   2,065.10   20020201      360        310,400.00    720     388,000.00             --
6603670164   20320101    360   2,948.20   20020201      360        437,600.00    794     552,500.00     547,000.00
6603772010   20311201    360   2,528.28   20020101      359        399,238.39    790     666,500.00             --
6604871845   20320101    360   4,228.86   20020201      360        652,000.00    767     815,000.00             --
6605265914   20311201    360   6,349.78   20020101      359        978,157.10    758   2,000,000.00             --
6605305678   20311201    360   3,777.35   20020101      359        574,516.92    799     725,000.00             --
6605689501   20311201    360   2,445.22   20020201      359        376,675.41    816     760,000.00             --
6605866166   20311201    360   2,373.36   20020101      359        365,604.94    773     460,000.00     457,400.00
6606168976   20320101    360   2,805.09   20020201      360        427,000.00    789     590,000.00             --
6606430210   20320101    360   2,844.31   20020201      360        450,000.00    683     910,000.00             --
6606480942   20320101    360   6,569.29   20020201      360      1,000,000.00    773   2,100,000.00   2,060,000.00
6607978167   20320101    360   3,099.11   20020201      360        460,000.00    626     620,000.00             --
6608259138   20311201    360   6,297.46   20020101      359        982,632.28    749   1,315,000.00             --
6608493893   20320101    360   6,653.03   20020201      360      1,000,000.00    736   4,700,000.00             --
6608691959   20311201    360   3,097.14   20020101      359        489,557.03    636     860,000.00             --
6609806176   20311201    360   4,850.78   20020101      359        719,424.22    744     900,000.00             --
6610607662   20311201    360   1,908.85   20020101      359        301,726.98    750     386,000.00             --
6611557759   20320101    360   4,270.04   20020201      360        650,000.00    680   2,050,000.00   1,800,000.00
6611882371   20311201    360   3,743.22   20020101      359        599,444.28    787     830,000.00             --
6611916211   20311201    360   2,028.50   20020101      359        312,480.72    672     417,000.00             --
6612573771   20311201    360   2,561.25   20020101      359        399,647.08    735     700,000.00             --
6613898821   20320101    360   2,113.03   20020201      360        330,000.00    768     415,000.00     412,500.00
6614006903   20311201    360   3,120.42   20020101      359        474,600.93    739     680,000.00             --
6614895362   20311201    360   2,177.06   20020101      359        339,700.02    787     425,000.00     425,000.00
6615500409   20320101    360   2,107.95   20020201      360        325,000.00    751     447,000.00             --
6618178419   20320101    360   4,631.00   20020201      360        714,000.00    693   1,020,000.00             --
6619384362   20311201    360   3,284.65   20020101      359        499,579.93    741   1,080,000.00   1,077,811.00
6619946434   20320101    360   6,242.47   20020201      360        950,250.00    753   1,267,000.00   1,267,000.00
6620692050   20311201    360   6,080.61   20020101      359        936,692.83    632   1,280,000.00   1,250,000.00
6620747144   20320101    360   2,240.45   20020201      360        378,750.00    780     505,000.00     505,000.00
6621343281   20311201    360   1,986.41   20020101      359        318,105.09    770     400,000.00     398,000.00
6621494464   20320101    360   2,425.39   20020201      360        360,000.00    746     450,000.00     450,000.00
6621800751   20311201    360   2,266.41   20020101      359        344,710.15    701     460,000.00             --
6622060959   20320101    360   2,490.35   20020201      360        394,000.00    779     825,000.00             --
6622064951   20311201    360   3,090.86   20020101      359        470,104.71    754   1,200,000.00             --
6622570338   20320101    360   2,026.87   20020201      360        312,500.00    792     618,000.00             --
6622675228   20320101    360   2,036.48   20020201      360        310,000.00    693     585,000.00             --
6623690739   20320101    360   2,471.61   20020201      360        386,000.00    768     675,000.00             --
6623937015   20320101    360   2,328.56   20020201      360        350,000.00    746     600,000.00             --
6624076169   20320101    360   4,186.19   20020201      360        662,300.00    720     915,000.00             --
6624376452   20320101    360   2,863.27   20020201      360        453,000.00    694     600,000.00             --
6624522337   20320101    360   4,215.89   20020201      360        650,000.00    788   2,000,000.00             --
6627913384   20320101    360   3,413.17   20020201      360        540,000.00    806   1,300,000.00             --
6629669778   20320101    360   2,259.84   20020201      360        344,000.00    784     430,000.00     430,000.00
6629827848   20320101    360   2,630.54   20020201      360        390,450.00    813     685,000.00     685,000.00
6630893243   20320101    360   2,164.26   20020201      360        338,000.00    651     475,000.00             --
6631141071   20320101    360   2,390.93   20020201      360        373,400.00    763     435,000.00             --
6632683873   20311201    360   2,901.00   20020101      359        464,569.31    767     725,000.00     725,000.00
6632922701   20311201    360   2,793.75   20020101      359        441,600.42    720     580,000.00             --
6633298481   20311201    360   4,202.27   20020101      359        647,342.17    743     810,000.00     809,900.00
6633502080   20311201    360   3,621.78   20020101      359        557,919.22    645     720,000.00     698,000.00
6634030479   20320101    360   4,598.51   20020201      360        700,000.00    685   2,250,000.00             --
6634670001   20320101    360   2,229.36   20020201      360        326,800.00    717     455,000.00             --
6635112763   20320101    360   3,707.05   20020201      360        564,300.00    704     850,000.00             --
6635265579   20320101    360   2,345.24   20020201      360        357,000.00    801     460,000.00             --
6635308494   20311201    360   2,844.51   20020101      359        432,636.22    728   1,500,000.00             --
6635450304   20320101    360   3,573.70   20020201      360        544,000.00    707     800,000.00             --
6635512749   20311201    360   2,918.70   20020101      359        449,612.55    779     970,000.00             --
6635901942   20311201    360   2,529.18   20020101      359        384,676.55    709     485,000.00     485,000.00
6636234350   20320101    360   2,869.81   20020201      360        460,000.00    676     775,000.00             --
6636531011   20320101    360   3,991.82   20020201      360        600,000.00    770     775,000.00     750,000.00
6636909399   20311201    360   2,270.10   20020101      359        349,698.65    774     500,000.00             --
6638303641   20320101    360   2,561.25   20020201      360        400,000.00    772     863,000.00             --
6638705597   20320101    360   2,637.57   20020201      360        401,500.00    758     715,000.00             --
6638970845   20320101    360   3,601.90   20020201      360        528,000.00    742     660,000.00     660,000.00
6639457271   20311201    360   3,024.45   20020101      359        478,067.43    762     610,000.00             --
6639503736   20320101    360   2,788.98   20020201      360        430,000.00    689   1,025,000.00             --
6640696982   20320101    360   2,373.87   20020201      360        366,000.00    740     900,000.00             --
6641368102   20311201    360   2,430.64   20020101      359        369,689.15    730     660,000.00             --
6643156018   20311201    360   2,726.32   20020101      359        436,595.24    781     950,000.00             --
6643204396   20311201    360   2,174.44   20020101      359        330,721.91    660     765,000.00             --
6644283837   20320101    360   4,802.34   20020201      360        750,000.00    761     939,000.00             --
6644672591   20311201    360   2,273.11   20020101      359        354,686.79    696     760,000.00             --
6645239119   20320101    360   2,233.56   20020201      360        340,000.00    701     425,000.00             --
6646529120   20311201    360   2,801.95   20020101      359        431,628.05    766     595,000.00     540,000.00
6647109120   20311201    360   3,895.12   20020101      359        615,692.90    673   1,575,000.00   1,575,000.00
6647222378   20311201    360   2,559.88   20020101      359        404,633.87    724   1,000,000.00             --
6647507521   20311201    360   2,744.87   20020101      359        422,835.63    720     529,000.00     529,000.00
6649328140   20320101    360   2,132.60   20020201      360        328,800.00    713     411,000.00     411,889.00
6651373695   20311201    360   2,321.99   20020101      359        357,691.76    649     540,000.00             --
6651399260   20311201    360   1,894.58   20020101      359        315,685.42    784     409,000.00     395,000.00
6651557040   20320101    360   2,933.36   20020201      360        430,000.00    775     537,500.00             --
6652835536   20311201    360   2,324.33   20020101      359        362,679.73    772     645,000.00             --
6653137593   20311201    360   2,759.11   20020101      359        419,647.14    786     740,000.00             --
6653362449   20320101    360   6,465.50   20020201      360        984,200.00    703   1,410,000.00             --
6654312930   20320101    360   5,186.52   20020201      360        810,000.00    739   2,900,000.00             --
6654454401   20320101    360   2,334.96   20020201      360        360,000.00    711     700,000.00             --
6654867750   20320101    360   2,488.24   20020201      360        374,000.00    715     535,000.00             --
6655220991   20320101    360   2,335.50   20020201      360        369,500.00    774     625,000.00             --
6655459086   20311201    360   2,485.43   20020101      359        382,870.07    751     479,000.00     479,000.00
6655782941   20311201    360   2,664.51   20020101      359        405,259.24    723     508,000.00     507,000.00
6656200042   20311201    360   2,215.48   20020101      359        345,694.73    773     800,000.00             --
6656361570   20311201    360   3,826.73   20020101      359        589,492.02    750   1,000,000.00             --
6656550800   20320101    360   2,752.01   20020201      360        424,300.00    703     890,000.00             --
6657223332   20311201    360   6,569.29   20020101      359        999,159.88    711   2,000,000.00             --
6657231103   20320101    360   2,370.26   20020201      360        375,000.00    800     580,000.00             --
6657445356   20311201    360   4,500.33   20020101      359        711,356.34    773   1,050,000.00             --
6657678030   20320101    360   2,435.01   20020201      360        366,000.00    706     975,000.00             --
6657908650   20320101    360   2,837.99   20020201      360        449,000.00    761   1,050,000.00             --
6659119439   20320101    360   3,416.03   20020201      360        520,000.00    690     800,000.00             --
6660938256   20311201    360   2,781.10   20020101      359        439,602.23    742   1,300,000.00             --
6661286952   20320101    360   2,364.95   20020201      360        360,000.00    655     450,000.00             --
6661617826   20311201    360   3,580.27   20020101      359        551,524.73    665     690,000.00     690,000.00
6661788155   20320101    360   2,586.02   20020201      360        420,000.00    751     925,000.00             --
6662227328   20311201    360   2,470.06   20020101      359        375,684.11    726     525,000.00             --
6662258349   20320101    360   1,933.36   20020201      360        314,000.00    756   1,000,000.00             --
6663107909   20320101    360   2,270.39   20020201      360        359,200.00    758     449,000.00             --
6663598180   20320101    360   2,726.26   20020201      360        415,000.00    646     695,000.00             --
6664828131   20320101    360   2,228.29   20020201      360        348,000.00    768     435,000.00     435,000.00
6665431653   20311201    360   2,496.33   20020101      359        379,680.75    681     505,000.00             --
6665830888   20311201    360   2,205.24   20020101      359        339,707.26    746     438,000.00     425,000.00
6665849672   20311101    360   2,309.01   20020101      358        355,385.26    673     445,000.00     445,000.00
6666504789   20270101    300   3,152.55   20020201      300        466,900.00    805     620,000.00             --
6666824559   20311201    360   2,529.54   20020101      359        389,664.21    722     800,000.00             --
6667315649   20311201    360   2,516.57   20020101      359        387,665.93    744     485,000.00             --
6667395278   20311201    360   3,475.29   20020101      359        542,271.14    643     890,000.00             --
6667637190   20320101    360   2,266.41   20020201      360        345,000.00    741     580,000.00             --
6667832650   20320101    360   6,161.69   20020201      360        950,000.00    739   1,900,000.00             --
6668275263   20311201    360   2,835.03   20020101      359        436,723.66    701     625,000.00             --
6668501999   20311201    360   2,594.40   20020101      359        399,655.60    742     500,000.00             --
6669692441   20320101    360   1,997.34   20020201      360        316,000.00    787     530,000.00             --
6671202924   20320101    360   3,035.11   20020201      360        450,500.00    783     844,000.00     844,000.00
6672210017   20320101    360   3,243.00   20020201      360        500,000.00    762     830,000.00             --
6672656029   20320101    360   2,212.54   20020201      360        336,800.00    753     430,000.00     421,000.00
6672725246   20320101    360   3,758.63   20020201      360        587,000.00    627     875,000.00             --
6673053614   20311201    360   2,373.87   20020101      359        365,684.88    778     775,000.00             --
6673198088   20311201    360   6,323.84   20020101      359        974,160.54    671   1,300,000.00             --
6674546418   20311201    360   2,370.26   20020101      359        374,660.99    757     800,000.00             --
6676228999   20320101    360   2,030.43   20020201      360        317,100.00    794     740,000.00             --
6678057008   20320101    360   3,438.46   20020201      360        544,000.00    757     680,000.00     680,000.00
6678891950   20320101    360   3,156.79   20020201      360        506,000.00    626     730,000.00             --
6682365736   20320101    360   2,997.49   20020201      360        439,400.00    728     549,300.00     549,290.00
6682369951   20320101    360   2,023.35   20020201      360        308,000.00    777     660,000.00             --
6682676207   20320101    360   2,026.87   20020201      360        312,500.00    770     950,000.00             --
6683228230   20320101    360   2,425.39   20020201      360        360,000.00    757     474,000.00     450,000.00
6683456054   20311201    360   2,111.19   20020101      359        325,219.75    764     410,000.00     406,990.00
6683788365   20320101    360   2,503.59   20020201      360        386,000.00    706     507,000.00             --
6684311738   20311201    360   3,632.15   20020101      359        559,517.85    782   1,725,000.00             --
6684971580   20320101    360   2,594.40   20020201      360        400,000.00    786     550,000.00             --
6686433241   20320101    360   2,766.91   20020201      360        405,600.00    713     507,000.00             --
6686777985   20311201    360   2,330.10   20020101      359        363,578.93    741     465,000.00             --
6688583779   20311201    360   2,847.35   20020101      359        438,622.03    660     610,000.00             --
6689071980   20320101    360   2,464.68   20020201      360        380,000.00    747     620,000.00             --
6689455464   20320101    360   3,073.50   20020201      360        480,000.00    760     660,000.00             --
6689552633   20311201    360   2,337.14   20020101      359        364,677.96    759     600,000.00             --
6689670294   20311201    360   3,277.46   20020101      359        538,875.73    766     810,000.00     809,900.00
6689987433   20320101    360   2,170.41   20020201      360        352,500.00    655     790,000.00             --
6690306060   20320101    360   2,918.70   20020201      360        450,000.00    740     910,000.00     865,000.00
6690306284   20311201    360   2,406.30   20020101      359        370,680.58    769     675,000.00             --
6690306441   20311201    360   2,196.61   20020101      359        321,748.81    752     610,000.00             --
6690751372   20311201    360   2,133.20   20020101      359        337,189.90    728     392,000.00             --
6690861049   20311201    360   2,522.83   20020101      359        393,652.38    751     690,000.00             --
6691323429   20320101    360   4,243.77   20020201      360        646,000.00    704     820,000.00             --
6691614801   20311201    360   2,549.00   20020101      359        392,661.63    798     580,000.00             --
6693386630   20311201    360   3,207.75   20020101      359        507,041.21    698     725,000.00     725,000.00
6695382058   20320101    360   2,610.61   20020201      360        402,500.00    702     647,500.00             --
6695822350   20320101    360   3,284.65   20020201      360        500,000.00    710   1,400,000.00             --
6695970365   20320101    360   5,389.75   20020201      360        800,000.00    685   1,500,000.00             --
6696907556   20320101    360   2,286.66   20020201      360        335,200.00    647     419,000.00     419,000.00
6697084595   20320101    360   6,287.11   20020201      360        945,000.00    722   1,300,000.00             --
6697569728   20311201    360   4,572.23   20020101      359        695,415.27    754     870,000.00     870,000.00
6698294540   20261201    300   2,693.28   20020101      299        384,914.74    651     685,000.00             --
6699278583   20311201    360   2,853.84   20020101      359        439,621.16    801   1,200,000.00             --
6699443021   20320101    360   2,107.95   20020201      360        325,000.00    747     707,000.00             --
6699493000   20320101    360   2,069.33   20020201      360        315,000.00    739     480,000.00             --
6699622756   20320101    360   2,761.35   20020201      360        431,250.00    704     575,000.00             --
6699954605   20320101    360   2,629.12   20020201      360        390,240.00    645     498,000.00     487,800.00
6700404020   20311201    360   2,996.01   20020101      359        473,571.49    733     895,000.00             --
6700865451   20320101    360   4,802.34   20020201      360        750,000.00    763   1,278,000.00             --
6703774882   20320101    360   2,464.68   20020201      360        380,000.00    725     475,000.00             --
6703875572   20320101    360   2,825.35   20020201      360        447,000.00    737     715,000.00             --
6706185748   20211201    240   3,144.09   20020101      239        420,840.12    678     960,000.00             --
6706337695   20311201    360   2,006.92   20020101      359        305,243.34    761     390,000.00             --
6709031618   20320101    360   2,627.72   20020201      360        400,000.00    732     720,000.00             --
6711149424   20320101    360   3,603.92   20020201      360        548,600.00    709     785,000.00             --
6711489358   20320101    360   3,031.74   20020201      360        450,000.00    666     612,000.00             --
6711993169   20320101    360   2,652.20   20020201      360        384,000.00    723     480,000.00             --
6712056305   20320101    360   3,026.14   20020201      360        443,600.00    669     555,000.00             --
6712567830   20311201    360   2,964.37   20020101      359        439,648.13    778     550,000.00     550,000.00
6713015219   20320101    360   2,594.40   20020201      360        400,000.00    793     675,000.00     675,000.00
6713659859   20320101    360   2,066.05   20020201      360        314,500.00    785     670,000.00             --
6713951009   20320101    360   2,275.45   20020201      360        360,000.00    698     625,000.00             --
6714051957   20311201    360   2,634.60   20020101      359        395,675.40    775     495,000.00     495,000.00
6714238281   20311201    360   2,844.31   20020101      359        449,593.19    740     665,000.00     659,328.00
6714629448   20311201    360   2,014.49   20020101      359        335,665.51    773     425,000.00     423,329.00
6714856801   20320101    360   2,187.58   20020201      360        333,000.00    779     550,000.00             --
6714899769   20320101    360   2,496.33   20020201      360        380,000.00    700     600,000.00             --
6716254021   20320101    360   6,313.47   20020201      360        986,000.00    746   2,500,000.00             --
6718670158   20311201    360   6,411.63   20020101      359        975,180.04    676   1,370,000.00             --
6719285097   20320101    360   2,177.06   20020201      360        340,000.00    739     525,000.00             --
6719976513   20311201    360   2,769.52   20020101      359        426,632.36    790     610,000.00             --
6720107579   20311201    360   3,284.65   20020101      359        499,579.93    735     818,000.00             --
6720199774   20311201    360   3,967.86   20020101      359        603,492.56    695     840,000.00             --
6720489209   20311201    360   3,041.93   20020101      359        461,515.80    708     900,000.00             --
6721829387   20320101    360   2,724.12   20020201      360        420,000.00    781     815,000.00             --
6722083059   20311201    360   4,040.12   20020101      359        614,483.32    803   1,115,000.00             --
6722312235   20320101    360   5,056.30   20020201      360        760,000.00    688   1,060,000.00             --
6722552178   20311201    360   2,627.95   20020101      359        394,676.22    746     584,000.00             --
6722903983   20311201    360   2,894.07   20020101      359        434,643.43    721     830,000.00             --
6723946049   20320101    360   2,883.52   20020201      360        428,000.00    680     535,000.00     535,000.00
6725194754   20311201    360   2,724.22   20020101      359        430,610.36    743     550,000.00             --
6725257999   20311201    360   2,825.35   20020101      359        446,595.90    720     900,000.00             --
6725266644   20311201    360   4,767.20   20020101      359        734,367.18    702   1,050,000.00             --
6726102624   20311201    360   2,364.95   20020101      359        359,390.90    796     470,750.00             --
6726467571   20320101    360   2,661.22   20020201      360        400,000.00    766     500,000.00             --
6727013101   20320101    360   2,094.98   20020201      360        323,000.00    763     500,000.00             --
6727577162   20320101    360   3,080.85   20020201      360        475,000.00    755   1,250,000.00             --
6727764034   20320101    360   3,119.35   20020201      360        500,000.00    703     802,000.00     802,000.00
6727788652   20320101    360   3,105.51   20020201      360        485,000.00    725   1,375,000.00             --
6729169463   20311201    360   2,218.78   20020101      359        337,466.25    696     615,000.00             --
6729332798   20320101    360   2,211.47   20020201      360        332,400.00    781     415,500.00     415,500.00
6729959871   20320101    360   3,613.11   20020201      360        550,000.00    735   1,200,000.00             --
6730980411   20320101    360   2,970.72   20020201      360        470,000.00    754     721,000.00             --
6731555311   20311201    360   2,062.44   20020101      359        309,745.89    718     400,000.00             --
6732514846   20320101    360   2,561.42   20020201      360        385,000.00    748     685,000.00             --
6732762007   20280101    312   5,066.01   20020201      312        727,000.00    744   4,000,000.00             --
6733151754   20311201    360   2,111.11   20020101      359        333,698.06    714     485,000.00             --
6733699976   20320101    360   6,653.03   20020201      360      1,000,000.00    780   1,550,000.00   1,550,000.00
6735092931   20311201    360   2,147.83   20020101      359        335,139.05    776     430,000.00     419,294.00
6735635408   20311201    360   2,410.93   20020101      359        366,691.67    661     690,000.00             --
6736196624   20320101    360   1,932.14   20020201      360        301,750.00    775     336,000.00     335,296.00
6736657708   20320101    360   2,093.82   20020201      360        327,000.00    702     487,000.00             --
6737984341   20311201    360   2,364.95   20020101      359        359,697.55    752     950,000.00     960,000.00
6738426391   20311201    360   4,354.12   20020101      359        679,400.05    742     850,000.00     850,000.00
6739028188   20311201    360   3,372.72   20020101      359        519,552.28    705     975,000.00             --
6739150537   20320101    360   2,205.24   20020201      360        340,000.00    681     425,000.00             --
6739152822   20320101    360   4,226.06   20020201      360        660,000.00    727     956,000.00             --
6739468665   20311201    360   3,440.12   20020101      359        497,701.00    681     760,000.00             --
6740499907   20320101    360   2,438.73   20020201      360        376,000.00    785     470,000.00     470,000.00
6741059478   20320101    360   3,135.06   20020201      360        496,000.00    707     620,000.00     620,000.00
6742245522   20311201    360   3,286.76   20020101      359        519,529.91    650     650,000.00     650,000.00
6743285352   20320101    360   3,480.87   20020201      360        523,200.00    703     662,000.00     662,000.00
6743330760   20320101    360   2,749.50   20020201      360        435,000.00    697     635,000.00     635,000.00
6743611201   20311201    360   2,522.61   20020101      359        383,200.00    813     620,000.00             --
6745088267   20311201    360   2,496.33   20020101      359        379,680.75    734     475,000.00             --
6745896727   20320101    360   3,284.65   20020201      360        500,000.00    710     950,000.00     945,000.00
6749494685   20311201    360   2,627.72   20020101      359        399,663.95    704     700,000.00             --
6749565393   20320101    360   2,368.48   20020201      360        356,000.00    725     465,000.00     445,000.00
6750535327   20311201    360   3,681.79   20020101      359        574,492.69    796     805,000.00             --
6751932606   20311201    360   4,111.57   20020101      359        617,493.43    695     850,000.00             --
6753607016   20311201    360   3,409.47   20020101      359        518,563.97    759     820,000.00             --
6754495049   20311201    360   4,509.06   20020101      359        694,601.44    748     869,000.00     869,000.00
6754516364   20311201    360   2,395.09   20020101      359        359,704.91    690     480,000.00             --
6754908249   20320101    360   2,237.49   20020201      360        320,000.00    768     400,000.00     400,000.00
6755221741   20320101    360   3,131.27   20020201      360        495,400.00    743     775,000.00             --
6757080178   20320101    360   4,588.19   20020201      360        707,400.00    686     905,000.00             --
6757273922   20311201    360   2,505.22   20020101      359        385,917.44    733     515,000.00             --
6758449513   20320101    360   2,196.03   20020201      360        352,000.00    712     440,000.00     440,000.00
6759694448   20311201    360   2,727.75   20020101      359        409,663.92    736     540,000.00             --
6760333630   20311201    360   2,107.95   20020101      359        324,720.18    732   1,025,000.00   1,025,000.00
6760948791   20320101    360   3,243.00   20020201      360        500,000.00    725     900,000.00             --
6761254728   20320101    360   2,235.42   20020201      360        336,000.00    769     420,000.00             --
6762057997   20311201    360   4,989.77   20020101      359        749,385.23    784     975,000.00     975,000.00
6763446769   20311201    360   2,519.71   20020101      359        373,700.92    704     467,500.00     467,500.00
6764512627   20320101    360   4,215.89   20020201      360        650,000.00    720   1,220,000.00             --
6766626581   20311201    360   3,083.68   20020101      359        463,120.07    782     970,000.00             --
6766811464   20320101    360   3,041.59   20020201      360        463,000.00    684     600,000.00             --
6766944968   20320101    360   2,918.70   20020201      360        450,000.00    774     563,000.00     563,000.00
6767066308   20320101    360   3,457.68   20020201      360        540,000.00    718   2,000,000.00             --
6767377283   20320101    360   4,108.45   20020201      360        650,000.00    773     990,000.00     850,000.00
6767851683   20311201    360   5,967.11   20020101      359        919,207.89    774   1,850,000.00             --
6767960401   20311201    360   4,993.34   20020101      359        789,285.83    705   1,695,000.00             --
6768276849   20320101    360   2,288.65   20020201      360        344,000.00    737     430,000.00     430,000.00
6769022069   20320101    360   2,451.71   20020201      360        378,000.00    727     775,000.00             --
6769579860   20320101    360   2,075.90   20020201      360        316,000.00    778     730,000.00             --
6771145296   20320101    360   2,257.13   20020201      360        348,000.00    772     775,000.00             --
6771331649   20320101    360   2,161.69   20020201      360        337,600.00    740     422,000.00             --
6772143118   20311201    360   3,681.79   20020101      359        574,492.69    788     825,000.00             --
6772611510   20311201    360   2,801.95   20020101      359        431,628.05    787     540,000.00             --
6772977713   20311201    360   2,534.08   20020101      359        390,363.61    694     490,000.00     488,412.00
6773173924   20311201    360   3,531.65   20020101      359        537,148.35    748     768,000.00             --
6773409492   20320101    360   3,207.96   20020201      360        501,000.00    792   1,250,000.00             --
6774056003   20311201    360   3,941.58   20020101      359        599,495.92    723     861,000.00             --
6774202292   20320101    360   2,317.65   20020201      360        352,800.00    741     441,000.00             --
6774793506   20320101    360   3,725.70   20020201      360        560,000.00    740     700,000.00             --
6775883934   20320101    360   2,529.23   20020201      360        395,000.00    801     650,000.00             --
6777598332   20311201    360   2,296.63   20020101      359        349,306.29    638     437,000.00     437,000.00
6778027489   20320101    360   2,156.73   20020201      360        336,825.00    730     450,000.00             --
6778366010   20311201    360   3,046.57   20020101      359        481,564.26    670     690,000.00             --
6778597119   20320101    360   2,625.28   20020201      360        410,000.00    755     520,000.00             --
6780037443   20320101    360   3,213.41   20020201      360        501,850.00    720     750,000.00             --
6780522667   20320101    360   2,270.10   20020201      360        350,000.00    726     450,000.00     448,421.00
6781322836   20311201    360   2,714.44   20020101      359        407,665.56    777     510,000.00     510,000.00
6781884363   20311201    360   3,289.93   20020101      359        494,094.65    775     855,000.00             --
6782510439   20311201    360   2,075.52   20020101      359        319,724.48    737     400,000.00             --
6783722686   20320101    360   3,120.42   20020201      360        475,000.00    717   1,000,000.00             --
6784135318   20320101    360   2,069.33   20020201      360        315,000.00    741     450,000.00             --
6785049377   20311201    360   2,476.63   20020101      359        376,683.27    742     430,000.00             --
6785470417   20311201    360   3,640.54   20020101      359        546,751.46    727     695,000.00     684,000.00
6786118775   20320101    360   2,075.90   20020201      360        316,000.00    672     395,000.00             --
6786249448   20320101    360   2,410.93   20020201      360        367,000.00    731     675,000.00             --
6786540952   20311201    360   3,534.52   20020101      359        551,512.98    801     710,000.00     690,000.00
6789292775   20320101    360   5,539.03   20020201      360        854,000.00    677   1,200,000.00             --
6789374987   20311201    360   3,563.84   20020101      359        542,044.23    656     715,000.00             --
6789608434   20311201    360   3,941.58   20020101      359        599,495.92    692     905,000.00     905,000.00
6789753263   20311201    360   2,240.05   20020101      359        354,079.62    718     460,000.00             --
6791110098   20320101    360   3,030.77   20020201      360        479,500.00    710     900,000.00             --
6791167684   20320101    360   2,749.50   20020201      360        435,000.00    729     560,000.00             --
6791724419   20311201    360   2,528.15   20020101      359        379,688.52    758     475,000.00             --
6792793694   20320101    360   2,844.31   20020201      360        450,000.00    742     650,000.00             --
6793387884   20320101    360   2,535.75   20020201      360        386,000.00    745     485,000.00     482,500.00
6793623098   20320101    360   2,196.03   20020201      360        352,000.00    772     725,000.00             --
6793846590   20320101    360   4,011.91   20020201      360        560,000.00    782     775,000.00     775,000.00
6794958022   20320101    360   2,685.20   20020201      360        414,000.00    782     730,000.00             --
6796128673   20320101    360   2,867.93   20020201      360        472,000.00    774     590,000.00             --
6796165469   20311201    360   3,526.94   20020101      359        557,495.56    720   1,575,000.00             --
6799166357   20311201    360   4,033.55   20020101      359        613,484.16    658     783,000.00             --
6800342856   20320101    360   2,010.21   20020201      360        306,000.00    728     382,500.00             --
6802583754   20320101    360   2,013.25   20020201      360        310,400.00    733     391,000.00     388,000.00
6805805956   20320101    360   2,744.38   20020201      360        412,500.00    782     550,000.00             --
6807974834   20320101    360   2,796.76   20020201      360        431,200.00    783     542,000.00     539,000.00
6809081232   20320101    360   2,941.89   20020201      360        431,250.00    725     575,000.00             --
6811805925   20320101    360   3,342.43   20020201      360        522,000.00    770     875,000.00             --
6813294540   20311201    360   2,553.56   20020101      359        403,634.77    697     505,000.00     505,000.00
6814594930   20320101    360   2,427.15   20020201      360        384,000.00    677     480,000.00             --
6814967607   20320101    360   2,497.22   20020201      360        390,000.00    781     490,000.00             --
6815689697   20311201    360   2,185.78   20020101      359        336,709.85    718     510,000.00             --
6817103994   20320101    360   2,344.55   20020201      360        348,000.00    697     450,000.00             --
6820137195   20320101    360   2,626.83   20020201      360        405,000.00    752     820,000.00             --
6822352131   20320101    360   4,624.78   20020201      360        704,000.00    732   1,075,000.00             --
6823199085   20311201    360   3,103.99   20020201      359        472,103.04    763     561,000.00     525,000.00
6823912479   20311201    360   2,223.40   20020101      359        342,504.85    776     440,000.00     428,500.00
6826886506   20320101    360   2,085.83   20020201      360        330,000.00    810     550,000.00             --
6834521889   20311201    360   2,093.71   20020101      359        335,289.17    726     425,000.00     419,500.00
6838868435   20320101    360   5,362.61   20020201      360        834,213.19    729   1,100,000.00             --
6843796282   20320101    360   2,364.95   20020201      360        360,000.00    728     540,000.00             --
6844696747   20320101    360   2,191.06   20020201      360        370,400.00    720     473,000.00     463,000.00
6847705958   20320101    360   3,017.02   20020201      360        490,000.00    755     750,000.00             --
6850673549   20311201    360   2,286.12   20020101      359        347,707.63    729     435,000.00     448,000.00
6852418307   20311201    360   3,476.38   20020101      359        549,502.79    780     745,900.00     732,000.00
6853736558   20320101    360   2,020.19   20020201      360        315,500.00    719     413,000.00     412,010.00
6855091002   20311201    360   3,078.59   20020101      359        499,525.58    708     640,000.00     630,000.00
6857732660   20320101    360   4,324.47   20020201      360        650,000.00    781     930,000.00             --
6859952134   20311201    360   2,029.18   20020101      359        304,749.99    732     382,000.00             --
6861127873   20311201    360   2,368.13   20020101      359        350,027.80    647     440,000.00             --
6861398839   20311201    360   2,993.87   20020101      359        449,631.13    705     910,000.00             --
6863716541   20320101    360   3,651.85   20020201      360        548,900.00    691     800,000.00             --
6865816802   20311201    360   5,052.89   20020101      359        749,400.24    706   1,375,000.00             --
6865890567   20311201    360   2,305.12   20020201      359        359,682.38    782     530,000.00             --
6866833558   20320101    360   3,992.10   20020201      360        585,200.00    671     830,000.00     731,500.00
6867712900   20311201    360   2,661.22   20020101      359        399,672.11    683     502,000.00             --
6868130441   20311201    360   2,578.51   20020101      359        407,578.20    797     580,000.00             --
6868560340   20320101    360   3,113.85   20020201      360        474,000.00    764     700,000.00             --
6869634268   20320101    360   3,037.09   20020201      360        480,500.00    693     665,000.00             --
6873052556   20311201    360   6,569.29   20020101      359        999,159.88    785   1,510,000.00   1,495,000.00
6876511921   20320101    360   2,182.97   20020201      360        320,000.00    742     440,000.00     435,000.00
6876894475   20311201    360   3,310.93   20020101      359        503,576.57    623     630,000.00     630,000.00
6880932618   20320101    360   2,025.78   20020201      360        320,500.00    765     411,000.00             --
6882087049   20320101    360   2,046.33   20020201      360        315,221.81    692     750,000.00             --
6882349050   20320101    360   2,262.84   20020201      360        344,457.00    783     450,000.00             --
6882508689   20311201    360   2,764.98   20020101      359        425,932.96    767     545,000.00             --
6884738565   20311201    360   2,781.10   20020101      359        439,602.23    803     665,000.00     550,000.00

LOAN COUNT:                               869
SCHEDULED PB (AS OF JAN 1):    402,904,615.00
INTEREST RATE W/A:                      6.778
UNPAID PB W/A:                     463,641.67
REMAINING TERMS W/A:                      358

                                   EXHIBIT D-2

                       LOAN GROUP 2 MORTGAGE LOAN SCHEDULE

BANK OF AMERICA MORTGAGE
SERIES 2002-1
GROUP 2
MORTGAGE LOAN SCHEDULE

   LOAN          PROPERTY                         LOAN               DOC         ORIG    INTEREST    ORIGINAL   1ST PAYMENT
  NUMBER           TYPE        OCCUPANCY        PURPOSE              TYPE         LTV      RATE         PB          DATE
---------------------------------------------------------------------------------------------------------------------------
6001364519         PUD          Primary        Refinance        All Ready Home   54.00     6.750      540,000     20020101
6001380952    Single Family     Primary    Cash-out Refinance       Rapid        76.78     7.000      322,500     20020101
6001857645    Single Family     Primary        Refinance           Reduced       55.58     6.875      333,500     20020201
6002154182    Single Family     Primary         Purchase           Reduced       80.00     6.500      448,000     20020101
6002822853         PUD          Primary    Cash-out Refinance       Rapid        48.88     6.625      550,000     20020101
6004290463     Condominium      Primary        Refinance           Reduced       73.98     6.875      458,700     20020201
6004466311    Single Family     Primary        Refinance            Rapid        58.48     6.625      731,000     20020101
6004742711    Single Family     Primary    Cash-out Refinance      Reduced       69.64     6.875      397,000     20020201
6004925894    Single Family     Primary         Purchase           Standard      80.00     6.625      354,000     20020101
6005878142    Single Family     Primary         Purchase            Rapid        80.00     6.750      396,000     20020201
6006182056    Single Family     Primary    Cash-out Refinance       Rapid        80.00     6.875      380,000     20020201
6011290910    Single Family     Primary        Refinance           Reduced       80.00     6.500      320,000     20020201
6012138118         PUD          Primary        Refinance           Standard      69.55     7.000      706,000     20020201
6012857618    Single Family     Primary        Refinance           Standard      80.00     6.750      316,000     20020101
6013672354         PUD          Primary         Purchase            Rapid        79.99     6.375      367,900     20020201
6014478405         PUD          Primary        Refinance           Reduced       57.41     6.375      488,000     20020101
6014691023         PUD          Primary        Refinance           Standard      68.41     6.625      496,000     20020201
6015385310    Single Family     Primary        Refinance           Standard      80.00     6.750      504,000     20020201
6016411032         PUD          Primary    Cash-out Refinance      Standard      67.64     6.875      460,000     20020201
6017643989     Condominium      Primary         Purchase           Reduced       80.00     7.000      344,000     20020201
6018243235         PUD          Primary    Cash-out Refinance       Rapid        64.82     7.125      470,000     20020101
6018328606    Single Family     Primary        Refinance           Reduced       38.02     6.625      332,700     20020101
6020447600         PUD          Primary    Cash-out Refinance       Rapid        66.48     7.125      361,007     20020101
6021710063     Condominium      Primary         Purchase           Reduced       75.34     6.500      324,000     20020201
6022322272    Single Family     Primary         Purchase            Rapid        80.00     6.875      460,000     20020201
6023708842    Single Family     Primary    Cash-out Refinance      Standard      68.70     7.000      900,000     20020201
6025007813     Condominium      Primary        Refinance        All Ready Home   67.64     6.250      416,000     20020201
6025260990         PUD          Primary        Refinance            Rapid        75.50     6.625      706,000     20020201
6025424265    Single Family     Primary        Refinance           Reduced       65.18     7.000      440,000     20020101
6025490019    Single Family     Primary    Cash-out Refinance       Rapid        59.52     6.625      500,000     20020101
6026424728    Single Family     Primary        Refinance            Rapid        74.88     6.625      498,000     20020201
6031023564    Single Family     Primary        Refinance           Standard      77.96     7.125      332,900     20020101
6031458448    Single Family     Primary         Purchase            Rapid        68.75     7.000      550,000     20020201
6032628023         PUD          Primary    Cash-out Refinance      Standard      78.92     7.000      367,000     20020201
6034328739    Single Family     Primary         Purchase            Rapid        66.66     6.500      650,000     20020101
6034526191    Single Family     Primary    Cash-out Refinance      Reduced       58.66     6.750      440,000     20020201
6034527082    Single Family     Primary         Purchase            Rapid        80.00     6.750      344,000     20020201
6043253340    Single Family     Primary    Cash-out Refinance      Reduced       15.70     6.625      377,000     20020101
6044198783     Condominium     Secondary        Purchase           Standard      65.65     6.500      650,000     20020201
6045889265    Single Family     Primary         Purchase            Rapid        70.45     6.625      465,000     20020101
6047783680    Single Family     Primary        Refinance           Reduced       73.56     7.000      320,000     20020201
6049075960         PUD          Primary         Purchase           Reduced       67.61     6.000      382,000     20020201
6050411641      Two Family      Primary        Refinance        All Ready Home   59.66     6.500      537,000     20020201
6050616579    Single Family     Primary         Purchase           Standard      80.00     6.625      380,000     20020201
6051259098     Condominium      Primary    Cash-out Refinance       Rapid        73.97     6.875      325,500     20020201
6053124019    Single Family     Primary        Refinance            Rapid        56.97     6.875      347,000     20020101
6053688542    Single Family     Primary        Refinance           Reduced       53.52     6.750      455,000     20020101
6053976384    Single Family     Primary        Refinance           Reduced       71.85     6.625      715,000     20020101
6054221145    Single Family     Primary        Refinance        All Ready Home   40.46     6.875      526,000     20020201
6056006551    Single Family     Primary        Refinance           Reduced       78.31     6.500      422,900     20020101
6056859702         PUD          Primary        Refinance           Reduced       66.94     6.875      395,000     20020101
6057928191    Single Family     Primary         Purchase            Rapid        80.00     6.750      316,000     20020201
6058120269         PUD          Primary        Refinance        All Ready Home   59.25     6.500      340,700     20020201
6059836376         PUD          Primary         Purchase            Rapid        80.00     7.000      384,000     20020101
6060909857    Single Family     Primary        Refinance           Reduced       63.09     6.625      489,000     20020201
6061105133     Condominium      Primary         Purchase            Rapid        80.00     7.375      364,000     20020201
6065809268    Single Family     Primary        Refinance           Reduced       50.16     6.750      311,000     20020101
6066091585         PUD          Primary        Refinance            Rapid        80.00     6.500      388,000     20020101
6066184521    Single Family     Primary        Refinance           Standard      65.63     6.875      377,400     20020201
6066924199    Single Family     Primary    Cash-out Refinance      Reduced       66.42     6.500      455,000     20020201
6068080941    Single Family     Primary         Purchase            Rapid        56.11     6.500      390,000     20020201
6068619102    Single Family    Secondary       Refinance            Rapid        33.17     6.625      564,000     20020201
6071049362     Condominium      Primary    Cash-out Refinance       Rapid        72.29     7.125      488,000     20020101
6071515917         PUD          Primary        Refinance            Rapid        80.00     6.875      505,600     20020101
6073775055         PUD          Primary        Refinance           Reduced       71.91     6.875      654,400     20020201
6075009156    Single Family     Primary    Cash-out Refinance       Rapid        48.12     6.500      385,000     20020101
6078264204    Single Family     Primary    Cash-out Refinance       Rapid        63.63     6.500      420,000     20020101
6078679096    Single Family     Primary        Refinance            Rapid        54.63     7.125      530,000     20020101
6079145691         PUD          Primary         Purchase            Rapid        80.00     7.000      520,000     20020201
6079151426    Single Family     Primary         Purchase           Standard      55.55     6.875    1,000,000     20020201
6081109206    Single Family     Primary         Purchase           Standard      80.00     6.750      500,000     20020201
6083672631    Single Family     Primary        Refinance            Rapid        46.41     6.750      998,000     20020101
6085211594    Single Family     Primary    Cash-out Refinance      Reduced       46.15     6.500      600,000     20020201
6087181654    Single Family     Primary        Refinance        All Ready Home   17.02     6.750      425,717     20020101
6087372253         PUD          Primary        Refinance           Reduced       53.33     7.000      400,000     20020201
6088630980    Single Family     Primary         Purchase           Reduced       50.00     6.500      350,000     20020101
6090776912    Single Family     Primary    Cash-out Refinance       Rapid        59.39     6.625      490,000     20020201
6091043387    Single Family     Primary    Cash-out Refinance       Rapid        53.07     6.625      345,000     20020201
6091791316    Single Family     Primary        Refinance            Rapid        32.83     6.625      706,000     20020201
6092981031    Single Family     Primary    Cash-out Refinance       Rapid        75.00     6.625      378,750     20020201
6093456454    Single Family     Primary    Cash-out Refinance       Rapid        53.33     6.500      320,000     20020101
6095105570    Single Family     Primary        Refinance           Reduced       75.10     6.750      368,000     20020101
6095291958      Two Family      Primary        Refinance           Standard      80.00     7.125      576,000     20020201
6097484858    Single Family     Primary        Refinance           Standard      58.82     7.250    1,000,000     20020201
6097923327    Single Family     Primary        Refinance            Rapid        80.00     6.875      360,000     20020201
6098740779     Condominium      Primary         Purchase            Rapid        75.00     7.125      487,500     20020201
6098964841    Single Family     Primary    Cash-out Refinance      Standard      42.42     6.625      487,900     20020101
6100567343    Single Family     Primary        Refinance        All Ready Home   69.52     6.750      365,000     20020101
6101802970    Single Family     Primary        Refinance           Standard      57.36     6.625      378,600     20020201
6101962212    Single Family     Primary        Refinance           Reduced       42.27     6.750      465,000     20020101
6103792799    Single Family     Primary        Refinance            Rapid        45.71     6.625      640,000     20020201
6104720716      Two Family      Primary        Refinance            Rapid        60.62     7.000      485,000     20020201
6105901059    Single Family     Primary        Refinance            Rapid        80.00     6.375      384,000     20020201
6106391011    Single Family     Primary        Refinance           Reduced       38.95     6.625      561,000     20020101
6108305969    Single Family     Primary        Refinance           Reduced       44.45     6.625      622,383     20020201
6109807674    Single Family     Primary    Cash-out Refinance      Reduced       60.96     6.750      520,000     20020201
6110186118    Single Family     Primary        Refinance            Rapid        23.30     6.625      303,000     20020101
6111793037    Single Family     Primary         Purchase           Reduced       80.00     6.375      431,600     20020201
6111813991    Single Family     Primary         Purchase           Standard      80.00     7.125      415,200     20020201
6112598062    Single Family    Secondary       Refinance        All Ready Home   61.62     7.000      493,000     20020201
6113219478   High-Rise Condo    Primary         Purchase            Rapid        54.54     6.750      600,000     20020101
6116176139         PUD          Primary         Purchase            Rapid        80.00     7.250      336,000     20020201
6118205639    Single Family     Primary        Refinance        All Ready Home   42.05     6.750      820,000     20020101
6122523613    Single Family     Primary    Cash-out Refinance      Standard      69.60     6.625      696,000     20020101
6122819573    Single Family    Secondary        Purchase            Rapid        80.00     6.625      540,000     20020201
6127623392         PUD          Primary        Refinance            Rapid        77.25     6.750      394,000     20020101
6128236004    Single Family     Primary         Purchase           Standard      75.00     6.875      975,000     20020201
6129014160    Single Family     Primary         Purchase            Rapid        79.46     6.750      650,000     20020201
6129729361    Single Family     Primary        Refinance           Reduced       66.41     7.375      352,000     20020201
6131231034    Single Family     Primary        Refinance            Rapid        74.62     7.000      400,000     20020101
6131438217    Single Family     Primary         Purchase            Rapid        79.99     6.750      331,451     20020101
6132506103    Single Family     Primary         Purchase            Rapid        76.92     6.625      750,000     20020101
6132667475    Single Family     Primary        Refinance        All Ready Home   39.02     6.625      400,000     20020201
6132826964         PUD          Primary        Refinance        All Ready Home   47.40     6.750      320,000     20020101
6133623568    Single Family    Secondary       Refinance           Reduced       64.24     6.625      424,000     20020201
6135171483    Single Family     Primary    Cash-out Refinance      Standard      64.86     6.875      746,000     20020201
6136549539    Single Family     Primary        Refinance            Rapid        78.69     6.875      330,500     20020201
6137686652      Two Family      Primary         Purchase           Standard      67.41     7.250      900,000     20020201
6137758881    Single Family     Primary         Purchase            Rapid        78.72     6.625      370,000     20020101
6139186628    Single Family     Primary        Refinance           Standard      74.85     7.000      524,000     20020101
6140621753    Single Family     Primary         Purchase            Rapid        80.00     6.750      620,000     20020201
6145928922    Single Family     Primary         Purchase            Rapid        80.00     7.250      537,600     20020201
6148704726    Single Family     Primary        Refinance            Rapid        51.42     6.375      360,000     20020201
6149865658    Single Family     Primary        Refinance           Standard      79.85     6.500      375,300     20020201
6150349774    Single Family     Primary    Cash-out Refinance      Standard      57.14     6.750      600,000     20020201
6152393473         PUD          Primary    Cash-out Refinance      Standard      73.68     6.625      350,000     20020201
6152456304     Condominium      Primary        Refinance           Standard      60.83     6.750      365,000     20020101
6153208910         PUD          Primary        Refinance        All Ready Home   25.80     6.875      645,000     20020101
6154868761    Single Family     Primary        Refinance           Reduced       67.35     7.375      572,500     20020101
6155561928    Single Family     Primary        Refinance            Rapid        32.50     6.500      650,000     20020101
6155785378    Single Family     Primary    Cash-out Refinance       Rapid        78.29     7.000      321,000     20020101
6157342863    Single Family     Primary        Refinance           Reduced       62.06     6.750      337,000     20020101
6158542529    Single Family     Primary        Refinance           Standard      72.04     6.875      567,000     20020201
6161818700    Single Family     Primary        Refinance            Rapid        75.15     7.500      372,000     20020201
6162909722    Single Family     Primary         Purchase            Rapid        32.00     6.625      400,000     20020201
6164184183    Single Family     Primary        Refinance           Reduced       63.11     6.875      385,000     20020201
6164529288    Single Family     Primary    Cash-out Refinance      Standard      24.00     6.625      480,000     20020101
6164532613    Single Family     Primary         Purchase            Rapid        57.07     6.500      500,000     20020201
6164830199         PUD          Primary        Refinance            Rapid        80.00     7.000      364,000     20020101
6164833755    Single Family     Primary        Refinance            Rapid        73.66     6.750      400,000     20020101
6165523074    Single Family     Primary    Cash-out Refinance       Rapid        80.00     7.000      400,000     20020101
6166192333    Single Family    Secondary        Purchase            Rapid        80.00     6.625      519,200     20020101
6166442381         PUD          Primary         Purchase            Rapid        80.00     7.000      525,047     20020201
6166729373         PUD          Primary        Refinance           Reduced       88.64     6.750      328,000     20020201
6167956074    Single Family     Primary        Refinance           Reduced       54.72     6.875      394,000     20020101
6168577275      Two Family      Primary        Refinance           Reduced       46.09     6.750      484,000     20020201
6173709327    Single Family     Primary        Refinance           Reduced       38.10     6.750      381,000     20020101
6174731080    Single Family     Primary        Refinance           Reduced       61.61     6.875      610,000     20020201
6178585227         PUD          Primary    Cash-out Refinance      Standard      67.71     6.875      562,000     20020101
6183668539    Single Family    Secondary   Cash-out Refinance      Standard      76.19     6.875      480,000     20020201
6184272554         PUD          Primary         Purchase           Reduced       75.00     6.875      723,750     20020201
6185389118         PUD          Primary         Purchase            Rapid        43.20     6.375      540,000     20020101
6185816755    Single Family     Primary        Refinance            Rapid        74.10     7.125      704,000     20020101
6189042317    Single Family     Primary        Refinance           Reduced       46.22     6.875      330,500     20020101
6189232421    Single Family     Primary         Purchase           Standard      80.00     6.875      310,400     20020201
6189352823    Single Family     Primary        Refinance           Reduced       52.00     6.750      507,000     20020201
6189942870         PUD          Primary        Refinance            Rapid        52.90     6.750      529,000     20020201
6189942995    Single Family     Primary    Cash-out Refinance      Reduced       70.00     7.125      350,000     20020201
6190270618    Single Family     Primary        Refinance           Standard      51.69     6.750      930,500     20020201
6190302148    Single Family     Primary    Cash-out Refinance       Rapid        60.41     6.875      435,000     20020101
6190559531    Single Family     Primary    Cash-out Refinance       Rapid        61.98     6.625      344,000     20020101
6190607702    Single Family     Primary        Refinance            Rapid        80.00     6.625      368,000     20020101
6193198329    Single Family     Primary        Refinance           Standard      51.44     6.625      463,000     20020101
6193850630    Single Family     Primary        Refinance        All Ready Home   36.11     6.625      325,000     20011201
6194070139      Two Family      Primary        Refinance           Standard      63.14     6.625      454,000     20020101
6195450991         PUD          Primary         Purchase            Rapid        80.00     7.625      468,000     20020201
6196250747    Single Family     Primary        Refinance            Rapid        75.00     6.875      731,250     20020201
6196334947    Single Family     Primary    Cash-out Refinance       Rapid        66.40     6.500      425,000     20020201
6196516451         PUD          Primary        Refinance        All Ready Home   45.95     6.875      432,000     20020101
6198475706         PUD          Primary    Cash-out Refinance      Standard      72.34     6.500      340,000     20020101
6200220074    Single Family     Primary        Refinance            Rapid        45.36     6.500      440,000     20020101
6200944020    Single Family     Primary        Refinance           Standard      73.15     6.750      951,000     20020201
6202175953    Single Family     Primary        Refinance        All Ready Home   75.49     7.000      536,000     20020101
6202452840    Single Family     Investor       Refinance           Standard      75.00     6.875      322,500     20020201
6202832868    Single Family     Primary        Refinance            Rapid        68.81     6.875      695,000     20020201
6203367229    Single Family     Primary    Cash-out Refinance       Rapid        65.82     7.000      457,500     20020201
6203940173    Single Family     Primary         Purchase           Standard      80.00     6.625      520,000     20020201
6206206119    Single Family     Primary    Cash-out Refinance       Rapid        56.66     6.375      340,000     20020201
6208206703         PUD          Primary    Cash-out Refinance      Reduced       69.89     6.500      325,000     20020201
6208408127    Single Family     Primary        Refinance            Stated       75.00     7.250      750,000     20020201
6212327453    Single Family     Primary    Cash-out Refinance      Standard      46.51     6.625      500,000     20020201
6212735242    Single Family     Primary         Purchase            Rapid        80.00     7.125      472,000     20020101
6213143958      Two Family      Primary         Purchase            Rapid        80.00     7.000      468,000     20020201
6215937860    Single Family     Primary         Purchase           Standard      79.99     6.625      411,197     20020201
6216357233    Single Family     Primary         Purchase            Rapid        75.00     6.625      937,500     20011201
6216933066    Single Family     Primary        Refinance            Rapid        57.10     6.875      856,500     20020201
6217065892         PUD          Primary        Refinance            Rapid        72.44     6.750      332,500     20020101
6217681110    Single Family     Primary    Cash-out Refinance      Standard      73.91     6.875      510,000     20020101
6218541610    Single Family     Primary         Purchase            Rapid        77.27     7.375      340,000     20020201
6219812143    Single Family     Primary    Cash-out Refinance      Standard      52.50     6.625      315,000     20020201
6220496738    Single Family     Primary    Cash-out Refinance      Reduced       72.30     7.000      470,000     20020101
6220915273    Single Family     Primary         Purchase           Standard      80.00     6.500      644,000     20020101
6221991141    Single Family    Secondary        Purchase           Reduced       59.09     6.625      650,000     20020101
6223515989    Single Family     Primary         Purchase           Standard      72.72     6.875      600,000     20020201
6224988664         PUD          Primary         Purchase            Rapid        79.99     6.750      371,950     20020101
6225275558         PUD          Primary         Purchase            Rapid        80.00     6.750      311,200     20020201
6231527802    Single Family     Primary        Refinance           Reduced       69.97     6.750      331,000     20020101
6235702542    Single Family     Primary        Refinance            Rapid        23.00     6.625      655,500     20020101
6237658023     Condominium      Primary        Refinance           Reduced       71.63     6.875      429,800     20020201
6237661357    Single Family     Primary    Cash-out Refinance       Rapid        80.00     6.750      380,000     20020201
6237960809    Single Family     Primary         Purchase            Rapid        80.00     7.000      416,000     20020201
6240107299    Single Family     Primary         Purchase           Standard      65.21     6.750      900,000     20020101
6241577789    Single Family     Primary         Purchase            Rapid        51.72     6.500      375,000     20020201
6241592937     Condominium      Primary         Purchase           Reduced       79.92     6.750      362,400     20020101
6243927479    Single Family     Primary        Refinance            Rapid        76.63     6.750      456,000     20020101
6246555129    Single Family     Primary         Purchase            Rapid        52.17     6.500      900,000     20020201
6246873852    Single Family     Primary    Cash-out Refinance      Standard      75.00     6.500      468,750     20020201
6249046357    Single Family     Primary    Cash-out Refinance       Rapid        28.83     6.625    1,000,000     20020101
6249895837    Single Family     Primary        Refinance            Rapid        23.80     6.625    1,000,000     20020201
6250793756    Single Family     Primary    Cash-out Refinance      Standard      80.00     6.625      312,000     20020101
6251645401         PUD          Primary        Refinance            Rapid        80.00     6.500      333,600     20020101
6252673501         PUD          Primary         Purchase            Rapid        80.00     6.875      324,990     20020101
6256593564    Single Family     Primary        Refinance            Rapid        78.03     6.625      565,750     20020201
6256988657     Condominium      Primary        Refinance           Standard      80.00     7.000      452,000     20020201
6257089794    Single Family     Primary        Refinance           Standard      64.91     6.500      740,000     20020101
6257557766         PUD          Primary        Refinance            Rapid        63.92     6.875      402,700     20020201
6258570503    Single Family     Primary        Refinance           Standard      80.00     6.875      604,000     20020201
6258744538         PUD          Primary    Cash-out Refinance      Reduced       64.09     6.500      423,000     20020101
6259335971    Single Family     Primary         Purchase           Reduced       78.94     6.500      375,000     20020201
6261418542    Single Family     Primary        Refinance            Rapid        73.00     6.875      365,000     20020101
6263722909    Single Family     Primary        Refinance            Rapid        55.35     6.750      775,000     20020101
6263749449     Condominium      Primary        Refinance           Standard      59.54     6.500      327,500     20020101
6263822881    Single Family     Primary         Purchase           Reduced       78.94     6.750      450,000     20020201
6264036796    Single Family     Primary        Refinance            Rapid        79.31     7.000      694,000     20020101
6264900355    Single Family     Primary        Refinance           Standard      71.42     6.875    1,000,000     20020101
6265011699    Single Family     Primary         Purchase            Rapid        80.00     6.500      407,200     20020101
6265284957     Condominium      Primary        Refinance            Rapid        55.59     6.750      820,000     20020201
6265512514    Single Family     Primary    Cash-out Refinance      Standard      30.83     6.750      925,000     20020101
6265664810    Single Family     Primary        Refinance            Rapid        50.00     6.875      900,000     20020101
6268826713    Single Family     Primary    Cash-out Refinance      Reduced       45.12     6.375      625,000     20020201
6269364631    Single Family     Primary    Cash-out Refinance      Standard      37.09     6.625      575,000     20020101
6274334298    Single Family     Primary        Refinance           Reduced       47.53     6.875      511,000     20020201
6274832937    Single Family     Primary    Cash-out Refinance      Reduced       62.04     6.750      425,000     20020201
6275973276    Single Family     Primary         Purchase           Standard      73.98     5.875      455,000     20020101
6276626824    Single Family     Primary    Cash-out Refinance      Standard      74.27     7.375      408,500     20020101
6276698872    Single Family     Primary        Refinance           Reduced       70.59     6.875      476,500     20020201
6279521493    Single Family     Primary        Refinance           Reduced       53.53     6.500      348,000     20020101
6281962750    Single Family     Primary        Refinance        All Ready Home   23.61     6.875      631,800     20020101
6282124368    Single Family     Primary    Cash-out Refinance      Standard      74.18     6.750      456,250     20020201
6282915070    Single Family     Primary         Purchase            Rapid        80.00     6.750      388,000     20020201
6282986022    Single Family     Primary        Refinance           Standard      78.89     7.125      344,000     20020101
6283396874    Single Family     Primary        Refinance           Standard      36.13     6.875      972,000     20020201
6284022016      Two Family      Primary         Purchase           Standard      80.00     6.875      559,200     20020101
6285283799    Single Family     Primary    Cash-out Refinance       Rapid        61.06     7.000      400,000     20020201
6285496375         PUD          Primary         Purchase            Rapid        80.00     6.750      488,000     20020201
6286359473    Single Family     Primary        Refinance            Rapid        65.44     6.750      748,000     20020101
6288226514    Single Family     Investor   Cash-out Refinance      Standard      69.29     7.375      367,250     20020201
6288574889    Single Family     Primary    Cash-out Refinance      Standard      43.66     6.500      310,000     20020101
6289870898    Single Family     Primary    Cash-out Refinance      Reduced       52.77     6.750      475,000     20020201
6292186977     Condominium      Primary    Cash-out Refinance      Reduced       70.86     6.875      450,000     20020101
6293080575         PUD          Primary         Purchase            Rapid        79.99     7.375      312,650     20020201
6294568453    Single Family     Primary         Purchase            Rapid        80.00     6.500      648,000     20020201
6294593634    Single Family     Primary        Refinance           Standard      75.73     6.875      337,000     20020101
6295716358    Single Family     Primary    Cash-out Refinance      Reduced       48.17     6.250      330,000     20020101
6297043884    Single Family     Primary         Purchase            Rapid        80.00     6.500      380,000     20020201
6299048956    Single Family     Primary         Purchase           Reduced       90.00     7.625      355,500     20020201
6301027691    Single Family     Primary        Refinance           Standard      53.08     6.750      361,000     20020201
6303542796         PUD          Primary        Refinance           Reduced       43.33     6.875      650,000     20020101
6303945411    Single Family     Primary        Refinance        All Ready Home   64.12     6.875      622,000     20020101
6304439083      Two Family     Secondary       Refinance           Standard      67.33     6.750      572,319     20020101
6304783852         PUD          Primary    Cash-out Refinance      Standard      77.41     6.750      360,000     20020101
6305686138    Single Family     Primary        Refinance        All Ready Home   50.00     6.875      350,000     20020101
6307112265    Single Family     Primary    Cash-out Refinance       Rapid        58.33     6.500      350,000     20020201
6307499159    Single Family     Primary         Purchase            Rapid        80.00     6.750      420,000     20020101
6307776986    Single Family     Primary    Cash-out Refinance      Standard      75.75     6.750      375,000     20020101
6310795320    Single Family     Primary        Refinance           Reduced       32.38     6.750      340,000     20020101
6312005835         PUD          Primary         Purchase           Standard      80.00     6.875      420,000     20020101
6312937847    Single Family     Primary        Refinance           Reduced       66.91     6.625      542,000     20020201
6313033299         PUD          Primary    Cash-out Refinance       Rapid        70.00     6.500      350,000     20020101
6313662279         PUD          Primary        Refinance           Reduced       61.91     6.625      306,500     20020201
6317673868    Single Family     Primary         Purchase            Rapid        80.00     7.125      700,000     20020201
6317780630         PUD          Primary    Cash-out Refinance      Standard      68.17     6.500      749,900     20020101
6318036693    Single Family     Primary    Cash-out Refinance      Standard      47.28     7.375      400,000     20020201
6318874358         PUD          Primary         Purchase            Rapid        52.83     6.500      420,000     20020101
6320580936    Single Family     Primary        Refinance            Rapid        78.43     6.375      525,500     20020201
6321086727    Single Family     Primary        Refinance            Rapid        66.37     6.625      598,000     20020201
6326725337    Single Family     Primary    Cash-out Refinance      Standard      68.81     6.750      320,000     20020201
6327521370    Single Family     Primary        Refinance           Reduced       18.50     6.875      583,000     20020101
6328618431    Single Family     Primary        Refinance            Rapid        55.52     6.875      583,000     20020101
6329417502    Single Family     Primary         Purchase            Rapid        90.00     7.000      303,750     20020101
6331112968    Single Family     Primary        Refinance            Rapid        65.40     6.500      327,000     20020101
6331288560    Single Family     Primary        Refinance           Standard      72.72     6.875    1,000,000     20020101
6331798345    Single Family     Primary        Refinance           Reduced       65.06     6.750      471,700     20020201
6331852944     Condominium      Primary    Cash-out Refinance       Rapid        75.00     6.500      333,750     20020101
6332133815    Single Family     Primary         Purchase           Standard      80.00     6.875      720,000     20020101
6332243010    Single Family     Primary         Purchase            Rapid        80.00     6.625      520,000     20020201
6333666532    Single Family     Primary        Refinance            Rapid        80.00     7.000      360,000     20020101
6334610455    Single Family     Primary         Purchase            Rapid        80.00     6.875      415,200     20020101
6335276025    Single Family     Primary    Cash-out Refinance       Rapid        66.06     6.750      436,000     20020101
6335773138    Single Family     Primary         Purchase           Standard      80.00     6.875      504,000     20020201
6335822950    Single Family     Primary        Refinance           Reduced       46.28     7.000      405,000     20020101
6337942533    Single Family     Primary    Cash-out Refinance      Standard      64.17     6.875      369,000     20020201
6340746616         PUD          Primary         Purchase           Standard      79.56     6.625      440,000     20020101
6341004122    Single Family     Primary        Refinance           Reduced       42.22     6.625      570,000     20020101
6342730931    Single Family     Primary         Purchase           Standard      80.00     7.625      497,600     20020201
6342732788     Condominium      Investor        Purchase           Standard      80.00     7.375      324,000     20020201
6344383184    Single Family     Primary        Refinance           Reduced       40.77     7.000      367,000     20020101
6344524217    Single Family     Primary    Cash-out Refinance      Reduced       64.62     7.375      494,400     20020201
6347691591    Single Family     Primary        Refinance            Rapid        53.93     6.750      445,000     20020101
6348874675    Single Family    Secondary       Refinance            Rapid        63.74     6.875      647,000     20020201
6350444680         PUD          Primary        Refinance           Standard      77.04     6.875      470,000     20020201
6350705601    Single Family     Primary        Refinance           Standard      73.52     7.000      500,000     20020201
6350840846         PUD          Primary        Refinance           Reduced       67.83     7.000      563,000     20020101
6351848764     Three Family     Primary        Refinance            Rapid        23.80     6.500    1,000,000     20020101
6355244937    Single Family     Primary    Cash-out Refinance      Standard      31.91     6.750      750,000     20020101
6355750271    Single Family     Primary        Refinance           Reduced       32.38     6.750      680,000     20020101
6357770541    Single Family     Primary         Purchase           Reduced       80.00     6.750      384,000     20020201
6359209530         PUD          Primary        Refinance           Reduced       58.16     6.875      727,000     20020101
6359517270    Single Family     Primary         Purchase           Standard      31.54     6.375      602,500     20020201
6365278651    Single Family     Primary         Purchase            Rapid        80.00     6.500      440,000     20020101
6366628409    Single Family     Primary        Refinance            Rapid        67.34     6.875      740,800     20020101
6366998240         PUD          Primary    Cash-out Refinance       Rapid        52.00     6.500      325,000     20020101
6367562425         PUD          Primary         Purchase            Rapid        57.71     6.500      808,000     20020201
6368230063    Single Family     Primary         Purchase            Rapid        80.00     6.625      601,600     20020201
6368829021    Single Family     Primary         Purchase           Standard      80.00     6.500      384,000     20020101
6369798274    Single Family     Primary    Cash-out Refinance      Standard      42.93     6.625      380,000     20020101
6371193316    Single Family     Primary        Refinance            Rapid        80.00     6.625      424,000     20020201
6371912731    Single Family     Primary    Cash-out Refinance      Standard      64.44     6.875      580,000     20011201
6372766540    Single Family     Primary         Purchase           Reduced       80.00     6.875      348,800     20020201
6374390406     Condominium      Primary    Cash-out Refinance      Reduced       67.48     6.500      550,000     20020201
6375895155    Single Family     Primary    Cash-out Refinance      Standard      50.00     6.750      850,000     20020201
6376120546    Single Family     Primary    Cash-out Refinance      Standard      55.55     6.875      400,000     20020101
6376299084         PUD          Primary    Cash-out Refinance       Rapid        70.00     6.625      364,000     20020201
6379725812         PUD          Primary        Refinance        All Ready Home   45.45     6.875      750,000     20020201
6380768074    Single Family     Primary         Purchase           Standard      80.00     6.875      660,000     20020201
6380996345    Single Family     Primary    Cash-out Refinance      Standard      48.39     6.625      980,000     20020101
6381636643    Single Family     Primary        Refinance        All Ready Home   59.39     6.875      490,000     20020201
6382151196    Single Family     Primary        Refinance           Standard      53.64     6.625      405,000     20020101
6384399306    Single Family     Primary        Refinance            Rapid        40.00     7.000    1,000,000     20020101
6384525165         PUD          Primary        Refinance            Rapid        74.78     6.625      688,000     20020101
6386155722    Single Family     Primary    Cash-out Refinance      Reduced       70.00     6.875      560,000     20020201
6386358680    Single Family     Primary        Refinance           Reduced       49.73     6.625      373,000     20020201
6387509257    Single Family     Primary         Purchase            Rapid        75.00     6.625      922,500     20020201
6387591099    Single Family     Primary         Purchase            Rapid        80.00     6.875      411,200     20020201
6388729425    Single Family     Primary        Refinance           Reduced       48.95     6.750      470,000     20020201
6389832541    Single Family     Primary        Refinance            Rapid        55.81     6.750      600,000     20020101
6390917372     Condominium      Primary        Refinance           Reduced       70.14     7.125      473,500     20020101
6391535777    Single Family     Primary        Refinance           Standard      80.00     7.000      364,000     20020201
6392820632    Single Family     Primary         Purchase           Reduced       77.60     7.125      442,320     20020201
6393161176         PUD          Primary        Refinance            Rapid        58.65     6.625      349,000     20020101
6405834844    Single Family     Primary        Refinance           Reduced       78.98     6.500      312,000     20020201
6480116299    Single Family     Primary    Cash-out Refinance      Reduced       62.39     6.875      365,000     20020201
6685580562         PUD          Primary    Cash-out Refinance       Rapid        37.95     6.875    1,000,000     20020101
6700512053    Single Family     Primary        Refinance           Reduced       35.86     6.500      312,000     20020201
6782030602    Single Family     Primary         Purchase            Rapid        80.00     7.000      512,000     20020101

   LOAN      MATURITY   ORIG   MONTHLY      DUE      REMAINING     SCHEDULED            APPRAISAL        SALES
  NUMBER       DATE     TERM     P&I        DATE       TERM           PB        FICO      VALUE          PRICE
------------------------------------------------------------------------------------------------------------------
6001364519   20311201    360   3,502.43   20020101       359       539,535.07    775   1,000,000.00             --
6001380952   20311201    360   2,145.61   20020101       359       322,235.64    740     420,000.00             --
6001857645   20320101    360   2,190.86   20020201       360       333,500.00    717     600,000.00             --
6002154182   20311201    360   2,831.67   20020101       359       447,595.00    750     560,000.00     560,000.00
6002822853   20311201    360   3,521.72   20020101       359       549,514.74    764   1,125,000.00             --
6004290463   20320101    360   3,013.34   20020201       360       458,700.00    737     620,000.00             --
6004466311   20311201    360   4,680.68   20020101       359       730,355.05    717   1,250,000.00             --
6004742711   20320101    360   2,608.01   20020201       360       397,000.00    680     570,000.00             --
6004925894   20311201    360   2,266.71   20020101       359       353,687.67    743     457,000.00     442,500.00
6005878142   20320101    360   2,568.45   20020201       360       396,000.00    727     495,000.00     495,000.00
6006182056   20320101    360   2,496.33   20020201       360       380,000.00    731     475,000.00             --
6011290910   20320101    360   2,022.62   20020201       360       320,000.00    680     400,000.00             --
6012138118   20320101    360   4,697.04   20020201       360       706,000.00    683   1,015,000.00             --
6012857618   20311201    360   2,049.58   20020101       359       315,727.92    676     395,000.00             --
6013672354   20320101    360   2,295.22   20020201       360       367,900.00    734     461,000.00     459,900.00
6014478405   20311201    360   3,044.49   20020101       359       487,548.01    806     850,000.00             --
6014691023   20320101    360   3,175.95   20020201       360       496,000.00    678     725,000.00             --
6015385310   20320101    360   3,268.94   20020201       360       504,000.00    650     630,000.00             --
6016411032   20320101    360   3,021.88   20020201       360       460,000.00    749     680,000.00             --
6017643989   20320101    360   2,288.65   20020201       360       344,000.00    777     430,000.00     430,000.00
6018243235   20311201    360   3,166.48   20020201       359       469,624.15    745     725,000.00             --
6018328606   20311201    360   2,130.32   20020101       359       332,406.46    775     875,000.00             --
6020447600   20311201    360   2,432.18   20020101       359       360,718.30    757     543,000.00             --
6021710063   20320101    360   2,047.91   20020201       360       324,000.00    781     430,000.00     430,000.00
6022322272   20320101    360   3,021.88   20020201       360       460,000.00    770     580,000.00     575,000.00
6023708842   20320101    360   5,987.73   20020201       360       900,000.00    674   1,310,000.00             --
6025007813   20180101    192   3,432.81   20020201       192       416,000.00    753     615,000.00             --
6025260990   20320101    360   4,520.60   20020201       360       706,000.00    709     935,000.00             --
6025424265   20311201    360   2,927.34   20020101       359       439,639.33    729     675,000.00             --
6025490019   20311201    360   3,201.56   20020101       359       499,558.86    797     840,000.00             --
6026424728   20320101    360   3,188.75   20020201       360       498,000.00    759     665,000.00             --
6031023564   20311201    360   2,242.81   20020101       359       332,633.78    694     427,000.00             --
6031458448   20320101    360   3,659.17   20020201       360       550,000.00    796     800,000.00     800,000.00
6032628023   20320101    360   2,441.67   20020201       360       367,000.00    697     465,000.00             --
6034328739   20311201    360   4,108.45   20020101       359       649,412.38    793   1,000,000.00     975,000.00
6034526191   20320101    360   2,853.84   20020201       360       440,000.00    772     750,000.00             --
6034527082   20320101    360   2,231.18   20020201       360       344,000.00    736     465,000.00     430,000.00
6043253340   20311201    360   2,413.98   20020101       359       376,667.37    722   2,400,000.00             --
6044198783   20320101    360   4,108.45   20020201       360       650,000.00    685     990,000.00     990,000.00
6045889265   20311201    360   2,977.45   20020101       359       464,589.74    773     670,000.00     660,000.00
6047783680   20320101    360   2,128.97   20020201       360       320,000.00    758     435,000.00             --
6049075960   20320101    360   2,290.29   20020201       360       382,000.00    763     575,000.00     565,000.00
6050411641   20320101    360   3,394.21   20020201       360       537,000.00    793     900,000.00             --
6050616579   20320101    360   2,433.19   20020201       360       380,000.00    740     475,000.00     475,000.00
6051259098   20320101    360   2,138.31   20020201       360       325,500.00    789     440,000.00             --
6053124019   20311201    360   2,279.55   20020101       359       346,708.47    796     609,000.00             --
6053688542   20311201    360   2,951.13   20020101       359       452,881.79    714     850,000.00             --
6053976384   20311201    360   4,578.23   20020101       359       714,369.17    723     995,000.00             --
6054221145   20320101    360   3,455.45   20020201       360       526,000.00    801   1,300,000.00             --
6056006551   20311201    360   2,673.02   20020101       359       422,517.69    756     540,000.00             --
6056859702   20311201    360   2,594.87   20020101       359       394,668.15    781     590,000.00             --
6057928191   20320101    360   2,049.58   20020201       360       316,000.00    787     395,000.00     395,000.00
6058120269   20320101    360   2,153.46   20020201       360       340,700.00    660     575,000.00             --
6059836376   20311201    360   2,554.77   20020101       359       383,685.23    739     480,000.00     480,000.00
6060909857   20320101    360   3,131.13   20020201       360       489,000.00    782     775,000.00             --
6061105133   20320101    360   2,514.06   20020201       360       364,000.00    777     455,000.00     455,000.00
6065809268   20311201    360   2,017.15   20020101       359       310,732.23    732     620,000.00             --
6066091585   20311201    360   2,452.43   20020101       359       387,649.24    786     485,000.00             --
6066184521   20320101    360   2,479.25   20020201       360       377,400.00    698     575,000.00             --
6066924199   20320101    360   2,875.91   20020201       360       455,000.00    777     685,000.00             --
6068080941   20320101    360   2,465.07   20020201       360       390,000.00    755     695,000.00     695,000.00
6068619102   20320101    360   3,611.36   20020201       360       564,000.00    770   1,700,000.00             --
6071049362   20311201    360   3,287.75   20020101       359       487,609.75    767     675,000.00             --
6071515917   20311201    360   3,321.44   20020101       359       505,175.23    740     632,000.00             --
6073775055   20320101    360   4,298.95   20020201       360       654,400.00    698     910,000.00             --
6075009156   20311201    360   2,433.47   20020101       359       384,651.95    729     800,000.00             --
6078264204   20311201    360   2,654.69   20020101       359       419,620.31    714     660,000.00             --
6078679096   20311201    360   3,570.71   20020101       359       529,576.17    747     970,000.00             --
6079145691   20320101    360   3,459.58   20020201       360       520,000.00    728     675,000.00     650,000.00
6079151426   20320101    360   6,569.29   20020201       360     1,000,000.00    749   1,800,000.00   1,800,000.00
6081109206   20320101    360   3,243.00   20020201       360       500,000.00    722     625,000.00     625,000.00
6083672631   20311201    360   6,473.01   20020101       359       997,140.74    765   2,150,000.00             --
6085211594   20320101    360   3,792.41   20020201       360       600,000.00    774   1,300,000.00             --
6087181654   20311201    360   2,761.20   20020101       359       419,304.36    717   2,500,000.00             --
6087372253   20320101    360   2,661.22   20020201       360       400,000.00    775     750,000.00             --
6088630980   20311201    360   2,212.24   20020101       359       349,683.59    793     700,000.00     700,000.00
6090776912   20320101    360   3,137.53   20020201       360       490,000.00    746     825,000.00             --
6091043387   20320101    360   2,209.08   20020201       360       345,000.00    709     650,000.00             --
6091791316   20320101    360   4,520.60   20020201       360       706,000.00    761   2,150,000.00             --
6092981031   20320101    360   2,425.18   20020201       360       378,750.00    735     505,000.00             --
6093456454   20311201    360   2,022.62   20020101       359       319,710.71    791     600,000.00             --
6095105570   20311201    360   2,386.85   20020101       359       367,683.15    748     490,000.00             --
6095291958   20320101    360   3,880.62   20020201       360       576,000.00    714     720,000.00             --
6097484858   20320101    360   6,821.77   20020201       360     1,000,000.00    758   1,700,000.00             --
6097923327   20320101    360   2,364.95   20020201       360       360,000.00    776     450,000.00             --
6098740779   20320101    360   3,284.38   20020201       360       487,500.00    748     650,000.00     785,000.00
6098964841   20311201    360   3,124.08   20020101       359       487,469.53    744   1,150,000.00             --
6100567343   20311201    360   2,367.39   20020101       359       364,685.74    729     525,000.00             --
6101802970   20320101    360   2,424.22   20020201       360       378,600.00    676     660,000.00             --
6101962212   20311201    360   3,015.99   20020101       359       464,599.64    764   1,100,000.00             --
6103792799   20320101    360   4,098.00   20020201       360       640,000.00    784   1,400,000.00             --
6104720716   20320101    360   3,226.72   20020201       360       485,000.00    765     800,000.00             --
6105901059   20320101    360   2,395.67   20020201       360       384,000.00    721     480,000.00             --
6106391011   20311201    360   3,592.15   20020101       359       560,505.04    729   1,440,000.00             --
6108305969   20320101    360   3,985.19   20020201       360       622,383.00    770   1,400,000.00             --
6109807674   20320101    360   3,372.72   20020201       360       520,000.00    702     853,000.00             --
6110186118   20311201    360   1,940.15   20020101       359       302,732.66    715   1,300,000.00             --
6111793037   20320101    360   2,692.63   20020201       360       431,600.00    774     540,000.00     539,500.00
6111813991   20320101    360   2,797.28   20020201       360       415,200.00    742     519,000.00     519,000.00
6112598062   20320101    360   3,279.95   20020201       360       493,000.00    764     800,000.00             --
6113219478   20311201    360   3,891.59   20020101       359       599,483.41    770   1,100,000.00   1,100,000.00
6116176139   20320101    360   2,292.12   20020201       360       336,000.00    715     420,000.00     420,000.00
6118205639   20311201    360   5,318.51   20020101       359       819,293.99    801   1,950,000.00             --
6122523613   20311201    360   4,456.57   20020101       359       695,385.93    705   1,000,000.00             --
6122819573   20320101    360   3,457.68   20020201       360       540,000.00    771     675,000.00     675,000.00
6127623392   20311201    360   2,555.48   20020101       359       393,660.77    743     510,000.00             --
6128236004   20320101    360   6,405.06   20020201       360       975,000.00    778   1,300,000.00   1,300,000.00
6129014160   20320101    360   4,215.89   20020201       360       650,000.00    762     818,000.00     818,000.00
6129729361   20320101    360   2,431.18   20020201       360       352,000.00    765     530,000.00             --
6131231034   20311201    360   2,661.22   20020101       359       399,672.11    712     536,000.00             --
6131438217   20311201    360   2,149.79   20020101       359       331,165.62    703     415,000.00     414,314.00
6132506103   20311201    360   4,802.34   20020101       359       749,338.29    747     975,000.00     975,000.00
6132667475   20320101    360   2,561.25   20020201       360       400,000.00    714   1,025,000.00             --
6132826964   20311201    360   2,075.52   20020101       359       319,724.48    776     675,000.00             --
6133623568   20320101    360   2,714.92   20020201       360       424,000.00    785     660,000.00             --
6135171483   20320101    360   4,900.69   20020201       360       746,000.00    722   1,150,000.00             --
6136549539   20320101    360   2,171.15   20020201       360       330,500.00    784     420,000.00             --
6137686652   20320101    360   6,139.59   20020201       360       900,000.00    753   1,335,000.00   1,335,000.00
6137758881   20311201    360   2,369.16   20020101       359       369,673.55    718     475,000.00     470,000.00
6139186628   20311201    360   3,486.19   20020101       359       523,570.48    650     700,000.00             --
6140621753   20320101    360   4,021.31   20020201       360       620,000.00    700     775,000.00     775,000.00
6145928922   20320101    360   3,667.38   20020201       360       537,600.00    766     672,000.00     672,000.00
6148704726   20320101    360   2,245.94   20020201       360       360,000.00    782     700,000.00             --
6149865658   20320101    360   2,372.16   20020201       360       375,300.00    662     470,000.00             --
6150349774   20320101    360   3,891.59   20020201       360       600,000.00    727   1,050,000.00             --
6152393473   20320101    360   2,241.09   20020201       360       350,000.00    633     475,000.00             --
6152456304   20311201    360   2,367.39   20020101       359       364,685.74    666     600,000.00             --
6153208910   20311201    360   4,237.20   20020101       359       644,458.11    678   2,500,000.00             --
6154868761   20311201    360   3,954.12   20020201       359       572,064.37    773     850,000.00             --
6155561928   20311201    360   4,108.45   20020101       359       649,412.38    784   2,000,000.00             --
6155785378   20311201    360   2,135.63   20020101       359       320,736.87    760     410,000.00             --
6157342863   20311201    360   2,185.78   20020101       359       336,709.85    726     543,000.00             --
6158542529   20320101    360   3,724.79   20020201       360       567,000.00    660     787,000.00             --
6161818700   20320101    360   2,601.08   20020201       360       372,000.00    764     495,000.00             --
6162909722   20320101    360   2,561.25   20020201       360       400,000.00    768   1,250,000.00   1,250,000.00
6164184183   20320101    360   2,529.18   20020201       360       385,000.00    784     610,000.00             --
6164529288   20311201    360   3,073.50   20020101       359       479,576.50    748   2,000,000.00             --
6164532613   20320101    360   3,160.34   20020201       360       500,000.00    728     876,000.00     876,000.00
6164830199   20311201    360   2,421.71   20020101       359       363,701.62    743     455,000.00             --
6164833755   20311201    360   2,594.40   20020101       359       399,655.60    780     543,000.00             --
6165523074   20311201    360   2,661.22   20020101       359       399,672.11    700     500,000.00             --
6166192333   20311201    360   3,324.50   20020101       359       518,663.57    798     700,000.00     649,000.00
6166442381   20320101    360   3,493.16   20020201       360       525,047.00    712     657,000.00     656,308.00
6166729373   20320101    360   2,127.41   20020201       360       328,000.00    726     370,000.00             --
6167956074   20311201    360   2,588.30   20020101       359       393,668.99    753     720,000.00             --
6168577275   20320101    360   3,139.22   20020201       360       484,000.00    774   1,050,000.00             --
6173709327   20311201    360   2,471.16   20020101       359       380,371.97    791   1,000,000.00             --
6174731080   20320101    360   4,007.27   20020201       360       610,000.00    710     990,000.00             --
6178585227   20311201    360   3,691.95   20020201       359       561,527.84    793     830,000.00             --
6183668539   20320101    360   3,153.26   20020201       360       480,000.00    713     630,000.00             --
6184272554   20320101    360   4,754.53   20020201       360       723,750.00    700   1,200,000.00     965,000.00
6185389118   20311201    360   3,368.90   20020101       359       539,499.85    724   1,300,000.00   1,250,000.00
6185816755   20311201    360   4,742.98   20020101       359       703,437.02    747     950,000.00             --
6189042317   20261201    300   2,309.62   20020101       299       330,083.87    746     715,000.00             --
6189232421   20320101    360   2,039.11   20020201       360       310,400.00    679     390,000.00     388,000.00
6189352823   20320101    360   3,288.40   20020201       360       507,000.00    748     975,000.00             --
6189942870   20320101    360   3,431.09   20020201       360       529,000.00    782   1,000,000.00             --
6189942995   20320101    360   2,358.02   20020201       360       350,000.00    686     500,000.00             --
6190270618   20320101    360   6,035.21   20020201       360       930,500.00    780   1,800,000.00             --
6190302148   20311201    360   2,857.65   20020101       359       434,634.54    766     720,000.00             --
6190559531   20311201    360   2,202.68   20020101       359       343,696.49    777     555,000.00             --
6190607702   20311201    360   2,356.35   20020101       359       367,675.32    712     460,000.00             --
6193198329   20311201    360   2,964.65   20020101       359       462,591.50    774     900,000.00             --
6193850630   20311101    360   2,081.02   20020101       358       324,424.92    736     900,000.00             --
6194070139   20311201    360   2,907.02   20020101       359       453,599.44    706     719,000.00             --
6195450991   20320101    360   3,312.48   20020201       360       468,000.00    707     585,000.00     585,000.00
6196250747   20320101    360   4,803.80   20020201       360       731,250.00    772     975,000.00             --
6196334947   20320101    360   2,686.29   20020201       360       425,000.00    762     640,000.00             --
6196516451   20311201    360   2,837.94   20020101       359       431,637.06    778     940,000.00             --
6198475706   20311201    360   2,149.04   20020101       359       339,692.63    687     470,000.00             --
6200220074   20311201    360   2,781.10   20020101       359       439,602.23    775     970,000.00             --
6200944020   20320101    360   6,168.17   20020201       360       951,000.00    771   1,300,000.00             --
6202175953   20311201    360   3,566.03   20020101       359       535,560.64    786     710,000.00             --
6202452840   20320101    360   2,118.60   20020201       360       322,500.00    737     430,000.00             --
6202832868   20320101    360   4,565.66   20020201       360       695,000.00    778   1,010,000.00             --
6203367229   20320101    360   3,043.76   20020201       360       457,500.00    760     695,000.00             --
6203940173   20320101    360   3,329.62   20020201       360       520,000.00    793     650,000.00     650,000.00
6206206119   20320101    360   2,121.16   20020201       360       340,000.00    708     600,000.00             --
6208206703   20320101    360   2,054.23   20020201       360       325,000.00    763     465,000.00             --
6208408127   20320101    360   5,116.33   20020201       360       750,000.00    792   1,000,000.00             --
6212327453   20320101    360   3,201.56   20020201       360       500,000.00    784   1,075,000.00             --
6212735242   20311201    360   3,179.96   20020101       359       471,622.54    766     590,000.00     590,000.00
6213143958   20320101    360   3,113.62   20020201       360       468,000.00    747     585,000.00     585,000.00
6215937860   20320101    360   2,632.94   20020201       360       411,197.00    761     514,000.00     513,997.00
6216357233   20311101    360   6,002.92   20020101       358       935,841.15    714   1,250,000.00   1,250,000.00
6216933066   20320101    360   5,626.60   20020201       360       856,500.00    707   1,500,000.00             --
6217065892   20311201    360   2,156.59   20020101       359       332,213.72    751     459,000.00             --
6217681110   20311201    360   3,350.34   20020101       359       509,571.54    772     690,000.00             --
6218541610   20320101    360   2,348.30   20020201       360       340,000.00    794     440,000.00     440,000.00
6219812143   20320101    360   2,016.98   20020201       360       315,000.00    682     600,000.00             --
6220496738   20311201    360   3,126.93   20020101       359       469,614.74    703     650,000.00             --
6220915273   20311201    360   4,070.52   20020101       359       643,417.81    635     805,000.00     805,000.00
6221991141   20311201    360   4,162.03   20020101       359       649,426.51    711   1,150,000.00   1,100,000.00
6223515989   20320101    360   3,941.78   20020201       360       600,000.00    791     840,000.00     825,000.00
6224988664   20311201    360   2,412.47   20020101       359       371,629.75    715     465,000.00     464,947.00
6225275558   20320101    360   2,018.44   20020201       360       311,200.00    806     470,000.00     389,000.00
6231527802   20311201    360   2,146.86   20020101       359       330,715.02    786     473,000.00             --
6235702542   20311201    360   4,197.24   20020101       359       654,921.67    765   2,850,000.00             --
6237658023   20320101    360   2,823.48   20020201       360       429,800.00    709     600,000.00             --
6237661357   20320101    360   2,464.68   20020201       360       380,000.00    751     475,000.00             --
6237960809   20320101    360   2,767.66   20020201       360       416,000.00    711     520,000.00     520,000.00
6240107299   20311201    360   5,837.39   20020101       359       899,225.11    720   1,400,000.00   1,380,000.00
6241577789   20320101    360   2,370.26   20020201       360       375,000.00    733     725,000.00     725,000.00
6241592937   20311201    360   2,350.52   20020101       359       362,087.98    750     454,000.00     453,419.00
6243927479   20311201    360   2,957.61   20020101       359       455,607.39    743     595,000.00             --
6246555129   20320101    360   5,688.62   20020201       360       900,000.00    765   1,725,000.00   1,725,000.00
6246873852   20320101    360   2,962.82   20020201       360       468,750.00    694     625,000.00             --
6249046357   20311201    360   6,403.11   20020101       359       999,117.72    744   3,468,000.00             --
6249895837   20320101    360   6,403.11   20020201       360     1,000,000.00    782   4,200,000.00             --
6250793756   20311201    360   1,997.78   20020101       359       311,724.72    654     390,000.00             --
6251645401   20311201    360   2,108.58   20020101       359       333,298.42    750     417,000.00             --
6252673501   20311201    360   2,134.96   20020101       359       324,716.96    798     408,000.00     406,237.00
6256593564   20320101    360   3,622.56   20020201       360       565,750.00    778     725,000.00             --
6256988657   20320101    360   3,007.17   20020201       360       452,000.00    690     565,000.00             --
6257089794   20311201    360   4,677.31   20020101       359       739,331.02    695   1,140,000.00             --
6257557766   20320101    360   2,645.46   20020201       360       402,700.00    762     630,000.00             --
6258570503   20320101    360   3,967.86   20020201       360       604,000.00    640     755,000.00             --
6258744538   20311201    360   2,673.65   20020201       359       422,570.75    687     660,000.00             --
6259335971   20320101    360   2,370.26   20020201       360       375,000.00    751     475,000.00     475,000.00
6261418542   20311201    360   2,397.80   20020101       359       364,693.35    716     500,000.00             --
6263722909   20311201    360   5,026.64   20020101       359       774,332.74    722   1,400,000.00             --
6263749449   20311201    360   2,070.03   20020101       359       327,203.93    688     550,000.00             --
6263822881   20320101    360   2,918.70   20020201       360       450,000.00    773     570,000.00     570,000.00
6264036796   20311201    360   4,617.20   20020101       359       693,431.13    728     875,000.00             --
6264900355   20311201    360   6,569.29   20020101       359       999,159.88    642   1,400,000.00             --
6265011699   20311201    360   2,573.79   20020101       359       406,831.88    752     509,000.00     509,000.00
6265284957   20320101    360   5,318.51   20020201       360       820,000.00    752   1,475,000.00             --
6265512514   20311201    360   5,999.54   20020101       359       924,203.59    715   3,000,000.00             --
6265664810   20311201    360   5,912.36   20020101       359       899,243.89    785   1,800,000.00             --
6268826713   20320101    360   3,899.19   20020201       360       625,000.00    769   1,385,000.00             --
6269364631   20311201    360   3,681.79   20020101       359       574,492.69    624   1,550,000.00             --
6274334298   20320101    360   3,356.91   20020201       360       511,000.00    779   1,075,000.00             --
6274832937   20320101    360   2,756.55   20020201       360       425,000.00    773     685,000.00             --
6275973276   20311201    360   2,691.50   20020101       359       454,536.10    765     640,000.00     615,000.00
6276626824   20311201    360   2,821.41   20020101       359       408,189.16    704     550,000.00             --
6276698872   20320101    360   3,130.27   20020201       360       476,500.00    753     675,000.00             --
6279521493   20311201    360   2,199.60   20020101       359       347,685.40    756     650,000.00             --
6281962750   20311201    360   4,150.48   20020101       359       631,269.21    671   2,675,000.00             --
6282124368   20320101    360   2,959.23   20020201       360       456,250.00    710     615,000.00             --
6282915070   20320101    360   2,516.57   20020201       360       388,000.00    786     485,000.00     485,000.00
6282986022   20311201    360   2,317.60   20020101       359       343,724.90    697     436,000.00             --
6283396874   20320101    360   6,385.35   20020201       360       972,000.00    698   2,690,000.00             --
6284022016   20311201    360   3,673.55   20020101       359       558,730.20    732     699,000.00     699,000.00
6285283799   20320101    360   2,661.22   20020201       360       400,000.00    742     655,000.00             --
6285496375   20320101    360   3,165.16   20020201       360       488,000.00    774     610,000.00     610,000.00
6286359473   20311201    360   4,851.52   20020101       359       747,355.98    774   1,143,000.00             --
6288226514   20320101    360   2,536.51   20020201       360       367,250.00    749     530,000.00             --
6288574889   20311201    360   1,959.42   20020101       359       309,719.75    666     710,000.00             --
6289870898   20320101    360   3,080.85   20020201       360       475,000.00    704     900,000.00             --
6292186977   20311201    360   2,956.19   20020101       359       449,621.94    788     635,000.00             --
6293080575   20320101    360   2,159.40   20020201       360       312,650.00    790     391,000.00     390,836.00
6294568453   20320101    360   4,095.81   20020201       360       648,000.00    785     810,000.00     810,000.00
6294593634   20311201    360   2,213.86   20020101       359       336,716.87    642     445,000.00             --
6295716358   20311201    360   2,031.87   20020101       359       329,686.88    702     685,000.00             --
6297043884   20320101    360   2,401.86   20020201       360       380,000.00    754     475,000.00     475,000.00
6299048956   20320101    360   2,516.21   20020201       360       355,500.00    791     400,000.00     395,000.00
6301027691   20320101    360   2,341.44   20020201       360       361,000.00    646     680,000.00             --
6303542796   20311201    360   4,270.04   20020101       359       649,453.92    785   1,500,000.00             --
6303945411   20311201    360   4,086.10   20020101       359       621,477.44    679     970,000.00             --
6304439083   20311201    360   3,712.06   20020101       359       571,826.23    745     850,000.00             --
6304783852   20311201    360   2,334.96   20020101       359       359,690.04    691     465,000.00             --
6305686138   20311201    360   2,299.26   20020101       359       349,692.82    712     700,000.00             --
6307112265   20320101    360   2,212.24   20020201       360       350,000.00    757     600,000.00             --
6307499159   20311201    360   2,724.12   20020101       359       419,638.38    769     550,000.00     525,000.00
6307776986   20311201    360   2,432.25   20020101       359       374,677.13    672     495,000.00             --
6310795320   20311201    360   2,205.24   20020101       359       339,707.26    778   1,050,000.00             --
6312005835   20311201    360   2,759.11   20020101       359       419,647.14    703     530,000.00     525,000.00
6312937847   20320101    360   3,470.49   20020201       360       542,000.00    761     810,000.00             --
6313033299   20311201    360   2,212.24   20020101       359       349,683.59    784     500,000.00             --
6313662279   20320101    360   1,962.56   20020201       360       306,500.00    805     495,000.00             --
6317673868   20320101    360   4,716.03   20020201       360       700,000.00    761     875,000.00     875,000.00
6317780630   20311201    360   4,739.88   20020101       359       749,222.08    792   1,100,000.00             --
6318036693   20320101    360   2,762.71   20020201       360       400,000.00    695     846,000.00             --
6318874358   20311201    360   2,654.69   20020101       359       419,620.31    770     794,900.00     822,983.00
6320580936   20320101    360   3,278.44   20020201       360       525,500.00    746     670,000.00             --
6321086727   20320101    360   3,829.06   20020201       360       598,000.00    746     901,000.00             --
6326725337   20320101    360   2,075.52   20020201       360       320,000.00    694     465,000.00             --
6327521370   20311201    360   3,829.90   20020101       359       582,510.20    801   3,150,000.00             --
6328618431   20311201    360   3,829.90   20020101       359       582,510.20    727   1,050,000.00             --
6329417502   20311201    360   2,020.86   20020101       359       303,501.02    805     337,500.00     337,500.00
6331112968   20311201    360   2,066.87   20020101       359       326,704.38    793     500,000.00             --
6331288560   20311201    360   6,569.29   20020101       359       999,159.88    802   1,375,000.00             --
6331798345   20320101    360   3,059.44   20020201       360       471,700.00    782     725,000.00             --
6331852944   20311201    360   2,109.53   20020101       359       333,448.28    780     445,000.00             --
6332133815   20311201    360   4,729.89   20020101       359       719,395.11    688     900,000.00     900,000.00
6332243010   20320101    360   3,329.62   20020201       360       520,000.00    718     650,000.00     650,000.00
6333666532   20311201    360   2,395.09   20020101       359       359,704.91    759     450,000.00             --
6334610455   20311201    360   2,727.57   20020101       359       414,851.18    770     519,000.00     519,000.00
6335276025   20311201    360   2,827.89   20020101       359       435,624.61    753     660,000.00             --
6335773138   20320101    360   3,310.93   20020201       360       504,000.00    675     630,000.00     630,000.00
6335822950   20311201    360   2,694.48   20020101       359       404,668.02    738     875,000.00             --
6337942533   20320101    360   2,424.07   20020201       360       369,000.00    716     575,000.00             --
6340746616   20311201    360   2,817.37   20020101       359       439,611.80    653     553,000.00     553,000.00
6341004122   20311201    360   3,649.78   20020101       359       569,497.09    777   1,350,000.00             --
6342730931   20320101    360   3,521.99   20020201       360       497,600.00    689     622,000.00     622,000.00
6342732788   20320101    360   2,237.79   20020201       360       324,000.00    745     460,000.00     405,000.00
6344383184   20311201    360   2,441.67   20020201       359       362,789.04    769     900,000.00             --
6344524217   20320101    360   3,414.70   20020201       360       494,400.00    702     765,000.00             --
6347691591   20311201    360   2,886.27   20020101       359       444,616.86    776     825,000.00             --
6348874675   20320101    360   4,250.33   20020201       360       647,000.00    751   1,015,000.00             --
6350444680   20320101    360   3,087.57   20020201       360       470,000.00    667     610,000.00             --
6350705601   20320101    360   3,326.52   20020201       360       500,000.00    695     680,000.00             --
6350840846   20311201    360   3,745.66   20020101       359       562,538.51    807     830,000.00             --
6351848764   20311201    360   6,320.69   20020101       359       999,095.98    775   4,200,000.00             --
6355244937   20311201    360   4,864.49   20020201       359       749,354.26    756   2,350,000.00             --
6355750271   20311201    360   4,410.47   20020101       359       679,414.53    705   2,100,000.00             --
6357770541   20320101    360   2,490.62   20020201       360       384,000.00    723     480,000.00     480,000.00
6359209530   20311201    360   4,775.88   20020101       359       726,389.22    693   1,250,000.00             --
6359517270   20320101    360   3,758.82   20020201       360       602,500.00    784   1,910,000.00   1,910,000.00
6365278651   20311201    360   2,781.10   20020101       359       439,602.23    738     600,000.00     550,000.00
6366628409   20311201    360   4,866.53   20020101       359       740,177.64    740   1,100,000.00             --
6366998240   20311201    360   2,054.23   20020101       359       324,706.19    741     625,000.00             --
6367562425   20320101    360   5,107.11   20020201       360       808,000.00    738   1,400,000.00   1,600,000.00
6368230063   20320101    360   3,852.12   20020201       360       601,600.00    789     800,000.00     752,000.00
6368829021   20311201    360   2,427.15   20020101       359       383,652.85    689     490,000.00     480,000.00
6369798274   20311201    360   2,433.19   20020101       359       379,664.73    663     885,000.00             --
6371193316   20320101    360   2,714.92   20020201       360       424,000.00    725     530,000.00             --
6371912731   20311101    360   3,810.19   20020101       358       579,022.67    766     900,000.00             --
6372766540   20320101    360   2,291.37   20020201       360       348,800.00    787     455,000.00     436,000.00
6374390406   20320101    360   3,476.38   20020201       360       550,000.00    752     815,000.00             --
6375895155   20320101    360   5,513.09   20020201       360       850,000.00    734   1,700,000.00             --
6376120546   20311201    360   2,627.72   20020101       359       399,663.95    689     720,000.00             --
6376299084   20320101    360   2,330.74   20020201       360       364,000.00    737     520,000.00             --
6379725812   20320101    360   4,926.97   20020201       360       750,000.00    685   1,650,000.00             --
6380768074   20320101    360   4,335.74   20020201       360       660,000.00    630     825,000.00     825,000.00
6380996345   20311201    360   6,275.05   20020101       359       979,135.37    772   2,025,000.00             --
6381636643   20320101    360   3,218.96   20020201       360       490,000.00    720     825,000.00             --
6382151196   20311201    360   2,593.26   20020101       359       404,642.68    717     755,000.00             --
6384399306   20311201    360   6,653.03   20020101       359       999,180.30    774   2,500,000.00             --
6384525165   20311201    360   4,405.34   20020101       359       687,392.99    725     920,000.00             --
6386155722   20320101    360   3,678.81   20020201       360       560,000.00    772     800,000.00             --
6386358680   20320101    360   2,388.37   20020201       360       373,000.00    777     750,000.00             --
6387509257   20320101    360   5,906.87   20020201       360       922,500.00    791   1,230,000.00   1,230,000.00
6387591099   20320101    360   2,701.30   20020201       360       411,200.00    803     514,000.00     514,000.00
6388729425   20320101    360   3,048.42   20020201       360       470,000.00    752     960,000.00             --
6389832541   20311201    360   3,891.59   20020201       359       599,483.41    788   1,075,000.00             --
6390917372   20311201    360   3,190.06   20020101       359       473,121.35    777     675,000.00             --
6391535777   20320101    360   2,421.71   20020201       360       364,000.00    689     455,000.00             --
6392820632   20320101    360   2,980.00   20020201       360       442,320.00    777     570,000.00     570,000.00
6393161176   20311201    360   2,234.69   20020101       359       348,692.08    742     595,000.00             --
6405834844   20320101    360   1,972.06   20020201       360       312,000.00    742     395,000.00             --
6480116299   20320101    360   2,397.80   20020201       360       365,000.00    763     585,000.00             --
6685580562   20311201    360   6,569.29   20020101       359       999,159.88    791   2,635,000.00             --
6700512053   20320101    360   1,972.06   20020201       360       312,000.00    773     870,000.00             --
6782030602   20311201    360   3,406.35   20020101       359       511,580.32    813     640,000.00     640,000.00

LOAN COUNT:                              345.00
SCHEDULED PB (AS OF JAN 1):      172,745,050.72
INTEREST RATE W/A:                         6.78
UNPAID PB W/A:                       500,710.29
REMAINING TERMS W/A:                     359.00

                                   EXHIBIT D-3

                       LOAN GROUP 3 MORTGAGE LOAN SCHEDULE

BANK OF AMERICA MORTGAGE
SERIES 2002-1
GROUP 3
MORTGAGE LOAN SCHEDULE

   LOAN         PROPERTY                          LOAN               DOC         ORIG    INTEREST   ORIGINAL    1ST PAYMENT
  NUMBER          TYPE         OCCUPANCY        PURPOSE              TYPE         LTV      RATE        PB           DATE
---------------------------------------------------------------------------------------------------------------------------
0029787892    Single Family     Primary    Cash-out Refinance      Standard      80.00     7.250      320,000     20011001
0029790128    Single Family     Primary        Refinance           Standard      64.80     7.000      810,000     20011101
0099141814    Single Family     Primary        Refinance           Standard      80.00     6.625      406,400     20011101
0099143091    Single Family     Primary        Refinance           Standard      57.32     7.000      450,000     20011101
6003211460         PUD          Primary        Refinance           Standard      69.52     6.500      495,000     20020201
6003369987    Single Family     Primary    Cash-out Refinance      Standard      60.53     6.750      339,000     20011201
6010057799     Two Family       Primary        Refinance           Standard      50.00     6.750      450,000     20020201
6011417505         PUD          Primary        Refinance           Standard      80.00     6.500      388,800     20011201
6017243020    Single Family     Primary         Purchase           Standard      74.87     6.625      967,000     20020101
6022510645    Single Family     Primary        Refinance           Standard      66.66     6.750    1,000,000     20011201
6024975903    Single Family     Primary        Refinance           Reduced       63.25     6.625      303,600     20020101
6025096717    Single Family     Primary    Cash-out Refinance      Standard      80.00     6.500      320,000     20020101
6027052288         PUD          Primary        Refinance            Rapid        79.95     6.500      670,000     20020101
6027380150    Single Family     Primary        Refinance           Standard      62.05     6.375      422,000     20020101
6028206867   High-Rise Condo    Primary        Refinance           Reduced       64.16     6.750      385,000     20020101
6029881114         PUD          Primary        Refinance           Standard      31.25     6.375      750,000     20020101
6029928386     Condominium      Primary        Refinance            Rapid        60.28     6.875      322,543     20011101
6034984259    Single Family     Primary        Refinance           Reduced       48.63     6.500      355,000     20020201
6035738282    Single Family     Primary    Cash-out Refinance      Reduced       47.69     6.500      620,000     20020101
6039304115         PUD          Primary         Purchase           Reduced       80.00     7.000      367,992     20020101
6040330323    Single Family     Primary    Cash-out Refinance       Rapid        75.00     6.500      405,000     20020101
6041056885   High-Rise Condo   Secondary        Purchase           Standard      80.00     6.750      600,000     20020101
6041087732         PUD          Primary        Refinance           Standard      80.00     6.750      388,000     20011201
6042637386         PUD          Primary        Refinance           Reduced       79.53     6.750      457,331     20020101
6042971181    Single Family     Primary        Refinance            Rapid        48.42     6.875      460,000     20011101
6043817300    Single Family     Primary    Cash-out Refinance       Rapid        52.17     6.625      360,000     20020101
6049268516         PUD          Primary        Refinance           Reduced       53.75     6.500      387,000     20020101
6051312053         PUD          Primary         Purchase            Rapid        80.00     6.750      620,000     20011101
6056334185    Single Family     Primary         Purchase           Standard      67.19     6.750      850,000     20020101
6057290725         PUD          Primary        Refinance            Rapid        79.72     6.500      590,000     20020101
6058847192         PUD          Primary        Refinance            Rapid        22.58     6.625      525,000     20020101
6059953932    Single Family     Primary    Cash-out Refinance      Standard      56.21     6.750      365,400     20020101
6060636989    Single Family     Primary        Refinance            Rapid        62.66     6.625      470,000     20011101
6061159650   High-Rise Condo    Primary        Refinance           Reduced       75.00     6.375      315,000     20020201
6061494339    Single Family     Primary    Cash-out Refinance      Standard      63.25     6.625      525,000     20020201
6061800485         PUD          Primary    Cash-out Refinance      Standard      73.70     6.875      342,000     20011201
6062426751    Single Family     Primary        Refinance            Rapid        52.80     6.750      330,000     20020101
6063704727         PUD          Primary        Refinance            Rapid        70.33     6.375      415,000     20020201
6063881814    Single Family     Primary        Refinance           Standard      58.21     6.500      815,000     20020101
6064743138    Single Family     Primary        Refinance           Standard      50.00     6.750    1,000,000     20011101
6066177574    Single Family     Primary    Cash-out Refinance      Standard      50.76     6.625      500,000     20011201
6067527066   High-Rise Condo    Primary        Refinance           Standard      30.00     6.375      342,000     20020101
6070607053         PUD          Primary        Refinance        All Ready Home   55.68     6.625      696,000     20020101
6071788100    Single Family     Primary        Refinance           Reduced       20.31     6.500      467,219     20020101
6072113506         PUD          Primary        Refinance           Reduced       61.94     6.625      573,000     20020101
6074553808         PUD          Primary        Refinance           Reduced       74.50     6.625      339,000     20020201
6076140414    Single Family     Primary        Refinance           Standard      73.91     6.375      340,000     20020101
6078111637    Single Family     Primary        Refinance           Reduced       23.78     6.375      317,500     20011201
6078277743    Single Family     Primary        Refinance           Reduced       58.12     6.500      337,114     20020101
6080228783    Single Family     Primary        Refinance            Rapid        66.00     6.750      792,000     20020101
6081827773    Single Family     Primary        Refinance            Rapid        67.95     6.375      458,665     20020201
6082784395    Single Family     Primary        Refinance            Rapid        32.72     6.375      360,000     20020101
6083188950    Single Family     Primary        Refinance           Reduced       64.57     6.750      381,000     20011201
6083582905    Single Family     Primary        Refinance           Standard      80.00     7.000      336,800     20011101
6084607099    Single Family    Secondary        Purchase            Rapid        90.00     6.500      337,500     20011101
6085891387    Single Family     Primary        Refinance            Rapid        26.05     6.625      406,500     20020101
6086222780    Single Family     Primary        Refinance            Rapid        42.05     6.625      368,000     20011201
6086759633    Single Family     Primary        Refinance            Rapid        73.00     6.375      730,000     20020101
6087919913   High-Rise Condo    Primary         Purchase           Standard      77.34     6.875      447,000     20020201
6089804725         PUD          Primary        Refinance        All Ready Home   53.92     6.625      539,224     20020101
6099538347    Single Family     Primary        Refinance           Reduced       52.93     6.375      529,361     20020101
6100737268    Single Family     Primary        Refinance           Standard      63.00     6.750      378,000     20020101
6100898441         PUD          Primary        Refinance           Reduced       53.68     6.750      510,000     20020101
6101016514    Single Family     Primary        Refinance            Rapid        75.47     6.625      400,000     20020101
6102806491    Single Family     Primary    Cash-out Refinance      Reduced       75.00     6.750      481,500     20011201
6105006859    Single Family     Primary        Refinance        All Ready Home   38.33     6.500      460,000     20020101
6106045815         PUD          Primary        Refinance           Standard      71.56     6.750      730,000     20020201
6106316919    Single Family     Primary        Refinance        All Ready Home   48.76     6.875      317,000     20011101
6116067627    Single Family     Primary        Refinance           Standard      66.36     6.875      391,541     20011101
6116892545    Single Family     Primary    Cash-out Refinance       Rapid        60.47     6.500      303,000     20020101
6117583051    Single Family     Primary    Cash-out Refinance       Rapid        78.43     6.375      400,000     20020101
6120475857    Single Family     Primary        Refinance            Rapid        79.75     6.375      327,000     20020101
6120769614         PUD          Primary        Refinance           Reduced       57.11     6.875      317,000     20011201
6122580738    Single Family     Primary        Refinance           Reduced       49.70     6.500      497,000     20020101
6123150408    Single Family     Primary        Refinance           Reduced       53.25     6.750      426,000     20011201
6124204386         PUD          Primary        Refinance        All Ready Home   58.04     6.625      377,300     20020101
6125302379    Single Family     Primary    Cash-out Refinance      Standard      31.20     6.500      351,000     20020101
6127664537    Single Family     Primary        Refinance           Reduced       39.50     6.375      395,000     20020101
6127740360    Single Family     Primary    Cash-out Refinance      Standard      44.73     6.375      357,840     20011201
6128411771     Two Family       Primary    Cash-out Refinance      Standard      56.27     6.375      408,000     20020201
6128865190         PUD          Primary         Purchase            Rapid        53.92     6.625      350,000     20011201
6130825646         PUD          Primary    Cash-out Refinance       Rapid        68.02     6.375      500,000     20020101
6131258714    Single Family     Primary        Refinance            Rapid        78.66     6.375      649,000     20020101
6132768331    Single Family     Primary        Refinance            Rapid        60.71     6.500      425,000     20020201
6134720959    Single Family     Primary        Refinance           Standard      79.89     6.500      735,000     20011201
6135198171    Single Family     Primary        Refinance           Reduced       51.87     6.500      415,000     20011201
6136451280    Single Family    Secondary        Purchase            Rapid        80.00     6.500      600,000     20011201
6139290826    Single Family    Secondary       Refinance           Standard      70.00     6.750      595,000     20020201
6140353191    Single Family     Primary        Refinance           Reduced       65.00     6.500      370,500     20020201
6141821360    Single Family     Primary        Refinance            Rapid        57.28     6.500      594,000     20020101
6143687660         PUD          Primary        Refinance            Rapid        79.08     6.500      648,500     20020201
6143947189         PUD          Primary         Purchase            Rapid        71.42     6.500      350,000     20011201
6154747924    Single Family     Primary        Refinance           Reduced       69.93     6.500      563,000     20020201
6156616325         PUD          Primary        Refinance           Reduced       42.11     6.750      379,000     20011201
6157525129         PUD          Primary    Cash-out Refinance      Standard      80.00     6.625      344,000     20020101
6159762969    Single Family     Primary    Cash-out Refinance      Reduced       26.08     6.500      600,000     20020101
6160120728    Single Family     Primary        Refinance            Rapid        59.45     6.875      327,000     20011101
6162089095         PUD          Primary        Refinance            Rapid        25.00     6.750      400,000     20020101
6162369646    Single Family     Primary        Refinance            Rapid        58.10     6.625      520,000     20020201
6162909920    Single Family     Primary        Refinance            Rapid        67.05     6.625      576,700     20020101
6166593837    Single Family     Primary        Refinance           Reduced       75.00     6.750      492,000     20020101
6166736873    Single Family     Primary        Refinance            Rapid        77.93     6.375      643,000     20020201
6168188362    Single Family     Primary        Refinance            Rapid        27.69     6.625      360,000     20020201
6168330022    Single Family     Primary    Cash-out Refinance       Rapid        52.27     6.500      575,000     20020201
6168992201    Single Family     Primary        Refinance           Reduced       46.78     6.625      327,500     20011201
6172066232         PUD          Primary        Refinance           Reduced       70.83     6.875      343,550     20011101
6173413284         PUD          Primary        Refinance           Reduced       63.43     6.500      425,000     20020201
6175741195    Single Family     Primary        Refinance           Reduced       65.01     6.500      487,580     20020101
6179148769    Single Family    Secondary       Refinance            Rapid        69.98     6.750      594,900     20011201
6179870842    Single Family     Primary        Refinance            Rapid        77.21     6.625      444,000     20011201
6181930105         PUD          Primary         Purchase            Rapid        80.00     6.500      480,000     20020201
6182118601    Single Family     Primary        Refinance            Rapid        46.64     6.750      793,000     20011201
6182354214    Single Family     Primary        Refinance           Reduced       69.89     6.500      650,000     20011201
6183155156    Single Family     Primary        Refinance           Standard      74.11     6.750      378,000     20011201
6183745774    Single Family     Primary        Refinance        All Ready Home   43.26     6.375      302,870     20020101
6184237425    Single Family    Secondary        Purchase           Reduced       89.96     6.750      392,700     20011201
6186065782    Single Family     Primary        Refinance           Reduced       52.81     6.625      478,000     20020101
6188400144         PUD          Primary        Refinance           Standard      76.94     6.250      327,000     20020101
6188675281    Single Family     Primary    Cash-out Refinance      Standard      65.75     6.750      789,000     20020101
6189738757    Single Family     Primary         Purchase           Reduced       72.91     6.750      350,000     20020101
6190375920    Single Family     Primary        Refinance            Rapid        42.50     6.500      340,000     20020101
6193362255    Single Family     Primary    Cash-out Refinance      Standard      66.66     6.875      400,000     20011201
6194894330    Single Family     Primary        Refinance            Rapid        59.10     6.750      363,500     20011101
6201558696    Single Family     Primary        Refinance            Rapid        49.23     6.875      480,000     20011101
6202231954         PUD          Primary        Refinance            Rapid        63.77     6.250      507,000     20020201
6210664261    Single Family     Primary        Refinance            Rapid        43.33     6.750      650,000     20011201
6211790982    Single Family     Primary    Cash-out Refinance      Reduced       47.14     6.750      660,000     20011201
6211919656    Single Family     Primary         Purchase           Standard      80.00     6.750      519,960     20011201
6212982638    Single Family     Primary    Cash-out Refinance      Standard      62.69     6.500      360,500     20011201
6213224667    Single Family     Primary        Refinance           Standard      22.22     6.500    1,000,000     20020101
6228757388         PUD          Primary        Refinance            Rapid        67.37     6.750      475,000     20020101
6231387017    Single Family     Primary    Cash-out Refinance      Standard      30.00     6.375      360,000     20020201
6232081692    Single Family    Secondary       Refinance           Standard      51.28     7.375    1,000,000     20011201
6235122022    Single Family     Primary    Cash-out Refinance       Rapid        75.00     6.750      450,000     20011201
6236175904    Single Family     Primary        Refinance            Rapid        43.04     6.750      990,000     20020201
6237763526    Single Family     Primary        Refinance            Rapid        53.84     6.750      700,000     20020101
6239218032    Single Family     Primary        Refinance           Standard      36.47     6.500      310,000     20020101
6240292380         PUD         Secondary       Refinance           Standard      38.83     6.875      400,000     20020101
6243636617    Single Family     Primary    Cash-out Refinance       Rapid        55.94     6.750      400,000     20011201
6244742224         PUD          Primary        Refinance            Rapid        47.59     6.500      395,000     20020101
6246512039    Single Family     Primary        Refinance           Standard      39.00     6.875      975,000     20011201
6246664079    Single Family     Primary         Purchase           Standard      33.33     6.750    1,000,000     20011201
6250093827    Single Family     Primary        Refinance            Rapid        40.81     6.625    1,000,000     20020101
6252089484    Single Family     Primary        Refinance            Rapid        68.48     6.625      308,200     20020101
6263690429    Single Family     Primary        Refinance           Reduced       46.63     6.500      450,000     20020201
6263787282         PUD          Primary        Refinance            Rapid        49.93     6.750      389,500     20020101
6264480630    Single Family     Primary        Refinance            Rapid        57.79     6.500      382,000     20020201
6267259353    Single Family     Primary    Cash-out Refinance      Standard      55.00     6.500      618,750     20020101
6269524184         PUD          Primary         Purchase           Standard      73.35     6.750      550,000     20011101
6269793292         PUD          Primary        Refinance            Rapid        41.29     6.625      640,000     20020101
6270475350    Single Family     Primary        Refinance           Reduced       73.12     6.375      574,000     20020101
6271249184    Single Family     Primary    Cash-out Refinance      Reduced       67.23     6.875      437,000     20011201
6271376482         PUD          Primary        Refinance           Reduced       49.58     6.375      356,000     20020201
6272349660         PUD          Primary        Refinance            Rapid        17.24     6.625      500,000     20020201
6273061397   High-Rise Condo    Primary        Refinance           Standard      54.14     6.500      758,000     20020201
6275026794    Single Family     Primary    Cash-out Refinance      Reduced       68.75     6.625      550,000     20020201
6277566664    Single Family     Primary        Refinance            Rapid        44.50     6.750      336,000     20011201
6283317607    Single Family     Primary        Refinance           Reduced       33.30     6.500      343,000     20020101
6288994954   High-Rise Condo    Primary        Refinance           Reduced       57.87     6.625      382,000     20020101
6289650571         PUD          Primary        Refinance           Reduced       57.32     6.750      327,350     20020101
6291099304    Single Family     Primary        Refinance        All Ready Home   53.79     6.625      390,000     20020101
6293283559    Single Family     Primary         Purchase           Standard      79.93     6.500      933,000     20020101
6294160236    Single Family     Primary        Refinance           Standard      62.90     6.500      975,000     20020101
6307800430    Single Family    Secondary       Refinance            Rapid        68.42     6.500      650,000     20020101
6308365821    Single Family     Primary        Refinance            Rapid        60.77     6.875      337,300     20011101
6309843289         PUD          Primary    Cash-out Refinance      Standard      52.24     6.625      512,000     20020101
6310085995    Single Family     Primary        Refinance        All Ready Home   63.53     6.750      826,000     20011201
6310229643     Two Family      Investor        Refinance           Standard      57.00     6.500      480,000     20011101
6313118611         PUD          Primary        Refinance           Standard      79.13     6.750      368,000     20011101
6318677652         PUD          Primary        Refinance           Reduced       54.54     6.625      600,000     20020101
6319316011   High-Rise Condo    Primary         Purchase           Standard      40.40     6.375      339,000     20020101
6321700459    Single Family     Primary    Cash-out Refinance      Standard      53.19     6.875      725,000     20011201
6327704414    Single Family     Primary        Refinance           Standard      77.27     6.375      850,000     20020101
6331789633    Single Family     Primary        Refinance           Standard      68.70     6.625      360,700     20020201
6332417713    Single Family     Primary    Cash-out Refinance      Reduced       67.37     6.500      411,000     20011201
6335898752         PUD          Primary    Cash-out Refinance      Standard      73.03     6.875      544,127     20011201
6336817686    Single Family     Primary        Refinance            Rapid        74.94     6.625      350,000     20020101
6337780339         PUD          Primary        Refinance            Rapid        21.59     6.250      475,000     20020101
6338501098         PUD          Primary    Cash-out Refinance      Reduced       57.69     6.375      375,000     20020201
6338571679         PUD          Primary    Cash-out Refinance      Standard      73.25     6.500      315,000     20011201
6339116136         PUD          Primary        Refinance           Standard      51.05     6.625      314,000     20020101
6340031969    Single Family     Primary        Refinance           Reduced       69.69     6.625      345,000     20011202
6340583969    Single Family     Primary        Refinance        All Ready Home   48.11     6.625      421,000     20011101
6347336791         PUD          Primary         Purchase           Reduced       80.00     6.500      468,000     20011201
6354026632         PUD          Primary    Cash-out Refinance      Standard      37.03     6.875      500,000     20020201
6356717626    Single Family     Primary         Purchase           Standard      79.84     6.875      367,200     20011201
6357507307    Single Family     Primary        Refinance            Rapid        57.69     6.625      750,000     20020101
6358305453         PUD          Primary        Refinance        All Ready Home   46.75     6.875      448,800     20011201
6358422183    Single Family     Primary        Refinance            Rapid        64.67     6.375      585,000     20020101
6359296461         PUD          Primary        Refinance           Reduced       65.06     6.625      306,792     20020201
6360323866    Single Family     Primary        Refinance           Reduced       58.73     6.750      332,417     20011201
6361738823    Single Family     Primary        Refinance           Reduced       56.00     6.750      700,000     20011201
6362712538    Single Family     Primary        Refinance           Reduced       57.35     6.750      390,000     20011201
6363441657    Single Family    Secondary        Purchase            Rapid        79.27     6.625      440,000     20020101
6363918019     Condominium      Primary         Purchase           Reduced       80.00     6.625      409,128     20011201
6365318424         PUD          Primary         Purchase            Rapid        33.64     6.500      400,000     20011201
6365735064    Single Family     Primary        Refinance           Reduced       77.60     6.625      485,000     20020101
6369964041    Single Family     Primary        Refinance           Reduced       64.54     6.375      451,800     20020101
6372359056         PUD          Primary        Refinance            Rapid        32.15     6.625      450,200     20020101
6377077067    Single Family     Primary        Refinance        All Ready Home   36.07     6.750      460,000     20011201
6377559098         PUD          Primary    Cash-out Refinance      Standard      72.67     6.750      312,500     20011201
6378747346         PUD          Primary         Purchase            Rapid        90.00     6.500      332,910     20011201
6383553382    Single Family     Primary        Refinance           Standard      69.15     6.750      657,000     20020101
6384229842    Single Family     Primary        Refinance            Rapid        60.16     6.500      373,000     20020201
6386499831    Single Family     Primary        Refinance           Standard      61.76     6.625      420,000     20020101
6387236059         PUD          Primary        Refinance           Reduced       72.14     6.500      303,000     20020101
6390103593    Single Family    Secondary   Cash-out Refinance      Standard      11.42     7.000      400,000     20020201
6391652887         PUD          Primary        Refinance        All Ready Home   75.79     6.750      523,000     20011201
6396497288         PUD          Primary    Cash-out Refinance      Reduced       64.93     6.250      313,000     20020101
6396521277    Single Family     Primary        Refinance            Rapid        69.89     6.750      325,000     20011201
6398685518    Single Family     Primary        Refinance            Rapid        52.90     6.625      396,800     20020101
6400140569    Single Family     Primary        Refinance           Standard      60.99     6.250      616,000     20020201
6401711418    Single Family     Primary        Refinance            Rapid        25.78     6.875      386,756     20020201
6402025057    Single Family     Primary    Cash-out Refinance       Rapid        76.10     6.500      395,000     20011201
6410177999         PUD          Primary         Purchase            Rapid        79.04     6.500      377,000     20011201
6412717206     Condominium     Secondary       Refinance        All Ready Home   70.46     6.250      365,000     20020201
6413376499    Single Family     Primary        Refinance           Reduced       52.77     6.625      475,000     20020101
6414634631    Single Family     Primary        Refinance        All Ready Home   38.96     6.750      473,800     20020101
6415058780    Single Family     Primary         Purchase           Standard      75.00     6.375      900,000     20020201
6415485538    Single Family     Primary        Refinance           Standard      63.04     6.750      650,000     20011201
6418873367         PUD          Primary        Refinance            Rapid        38.55     6.875      624,655     20020101
6419676942    Single Family     Primary    Cash-out Refinance       Rapid        59.78     6.250      544,000     20020201
6420615244         PUD          Primary        Refinance           Reduced       53.67     6.125      493,826     20020101
6427247322    Single Family     Primary        Refinance            Rapid        29.11     6.750      990,000     20011101
6429545681         PUD          Primary        Refinance           Reduced       63.19     7.000      331,750     20011101
6430078268         PUD          Primary        Refinance           Standard      67.35     6.625      363,707     20020201
6431888756         PUD          Primary    Cash-out Refinance      Reduced       61.74     6.750      407,500     20011201
6439408847    Single Family     Primary        Refinance           Standard      58.82     6.750    1,000,000     20020101
6441292049    Single Family    Secondary       Refinance           Reduced       54.76     6.500      690,000     20020201
6442711435    Single Family     Primary        Refinance            Rapid        61.18     6.625      979,000     20011201
6443078677    Single Family    Investor         Purchase           Reduced       75.00     7.000      315,000     20011101
6443365033    Single Family     Primary        Refinance           Standard      61.78     6.625      373,500     20020201
6444026915    Single Family    Investor         Purchase           Standard      75.00     7.125      323,925     20011101
6445350629         PUD          Primary        Refinance            Rapid        55.33     6.625      475,900     20011201
6447231447    Single Family     Primary        Refinance           Standard      65.73     7.000      986,000     20011201
6449003232    Single Family     Primary        Refinance            Rapid        58.01     6.625      554,000     20020101
6451133240    Single Family     Primary    Cash-out Refinance       Rapid        80.00     6.500      328,000     20011201
6451726829         PUD          Primary        Refinance           Reduced       44.63     6.500      424,000     20020101
6452419994    Single Family     Primary        Refinance           Standard      37.50     6.500      450,000     20020201
6454023943    Single Family     Primary    Cash-out Refinance      Reduced       42.16     6.500      400,000     20011201
6454411478    Single Family     Primary        Refinance           Standard      36.98     7.000      368,000     20011101
6455675279         PUD          Primary        Refinance           Standard      80.00     6.500      328,000     20020201
6456638979         PUD          Primary        Refinance           Reduced       64.01     6.625      374,500     20020101
6456767729    Single Family     Primary        Refinance           Reduced       80.00     6.750      361,200     20020101
6467276553    Single Family     Primary    Cash-out Refinance      Standard      20.00     6.625    1,000,000     20011201
6468563421         PUD          Primary    Cash-out Refinance       Rapid        80.00     6.625      328,000     20011201
6469238577    Single Family     Primary        Refinance           Reduced       52.87     6.750      412,400     20011201
6470218840    Single Family     Primary        Refinance           Reduced       80.00     6.375      408,000     20020201
6470675825    Single Family     Primary        Refinance           Reduced       45.08     6.500      336,800     20020101
6470916906     Condominium      Primary        Refinance           Reduced       79.92     6.750      430,000     20011201
6471709011    Single Family     Primary        Refinance           Standard      38.90     6.750      856,000     20020101
6471730587    Single Family     Primary        Refinance           Reduced       38.11     6.625      335,000     20020101
6471903804    Single Family     Primary    Cash-out Refinance      Standard      53.67     6.750      365,000     20011101
6472707469         PUD          Primary        Refinance           Standard      75.00     6.625      435,000     20020101
6472883708    Single Family     Primary        Refinance           Reduced       69.09     6.500      380,000     20020201
6473069901    Single Family     Primary         Purchase           Reduced       80.00     6.375      572,000     20020101
6474649347    Single Family     Primary    Cash-out Refinance       Rapid        27.93     6.750      405,000     20020101
6476364499    Single Family     Primary    Cash-out Refinance      Standard      50.37     6.375      340,000     20020201
6477461427    Single Family     Primary        Refinance           Reduced       69.88     6.750      304,000     20011101
6477705773    Single Family     Primary    Cash-out Refinance      Reduced       51.61     6.750      400,000     20020201
6483056179         PUD          Primary        Refinance            Rapid        61.39     6.625      392,916     20020201
6488878460    Single Family     Primary    Cash-out Refinance       Rapid        64.58     6.500      352,000     20020201
6493595927    Single Family     Primary        Refinance           Standard      21.19     6.625      657,000     20020101
6496217560    Single Family     Primary        Refinance           Reduced       72.20     6.625      367,500     20020201
6497518909    Single Family     Primary         Purchase           Reduced       63.41     6.500      390,000     20020101
6497601259    Single Family     Primary        Refinance           Reduced       61.11     6.250      550,000     20020201
6498770889         PUD          Primary        Refinance            Rapid        69.77     6.625      819,800     20011201
6501087487    Single Family     Primary        Refinance           Standard      52.50     6.625      840,000     20020101
6501677113    Single Family     Primary        Refinance        All Ready Home   73.35     6.500      330,090     20020101
6504356962    Single Family     Primary        Refinance           Reduced       61.29     6.625      475,000     20020101
6505804093    Single Family     Primary         Purchase           Standard      60.91     6.500    1,000,000     20011201
6509355159    Single Family     Primary        Refinance           Standard      63.70     6.750      430,000     20011201
6509551849         PUD          Primary        Refinance            Rapid        74.15     6.875      667,400     20011201
6511858448    Single Family     Primary    Cash-out Refinance      Standard      56.96     6.750      450,000     20020101
6513787892         PUD          Primary        Refinance           Reduced       75.71     6.625      344,500     20020101
6515911193    Single Family     Primary        Refinance           Reduced       47.41     6.500      735,000     20020201
6516625834    Single Family     Primary        Refinance           Standard      69.96     6.625      955,000     20011201
6517834146         PUD          Primary        Refinance           Standard      58.92     6.750      825,000     20020201
6524415178         PUD          Primary        Refinance           Standard      79.06     6.875      345,500     20020201
6524969414    Single Family     Primary        Refinance           Reduced       67.13     6.625      360,500     20020201
6525290927         PUD          Primary        Refinance           Reduced       78.33     6.875      390,100     20011201
6525427271    Single Family    Secondary       Refinance           Standard      74.71     6.875      448,308     20011201
6525671316    Single Family     Primary        Refinance           Reduced       42.85     6.500      540,000     20020101
6529172667    Single Family     Primary        Refinance            Rapid        53.30     6.625      637,000     20020201
6530199592    Single Family     Primary    Cash-out Refinance       Rapid        74.37     6.625      416,477     20020201
6532948061    Single Family     Primary        Refinance           Reduced       38.30     6.500      362,000     20020101
6534870446    Single Family     Primary        Refinance           Reduced       64.18     6.500      475,000     20020201
6536491829    Single Family     Primary         Purchase           Reduced       80.00     6.375      336,000     20011201
6536537274    Single Family     Primary        Refinance            Rapid        27.08     6.750      650,000     20011201
6538136323    Single Family     Primary        Refinance           Reduced       74.41     6.750      320,000     20020101
6538842177    Single Family     Primary    Cash-out Refinance      Standard      76.19     6.750      400,000     20011201
6539296407    Single Family     Primary    Cash-out Refinance      Standard      47.55     6.500      998,600     20020101
6543614348    Single Family     Primary    Cash-out Refinance      Reduced       75.00     6.750      322,500     20011201
6543880204         PUD          Primary        Refinance           Standard      79.91     6.500      362,000     20011201
6544484048    Single Family    Secondary       Refinance        All Ready Home   74.94     6.625      356,000     20020201
6544864827    Single Family     Primary    Cash-out Refinance      Reduced       51.19     6.500      430,000     20020101
6546782274         PUD          Primary        Refinance           Reduced       62.96     6.500      425,000     20020101
6546842375    Single Family     Primary        Refinance            Rapid        40.86     6.375      304,000     20020101
6548706552         PUD          Primary        Refinance            Rapid        43.40     6.750      987,500     20011201
6550199076    Single Family     Primary        Refinance            Rapid        45.72     6.625      423,000     20020101
6550477951    Single Family     Primary        Refinance            Rapid        69.13     6.500      560,000     20020101
6552393057    Single Family     Primary    Cash-out Refinance      Standard      63.67     6.625      414,516     20020101
6552545359    Single Family     Primary        Refinance           Standard      63.99     6.500      959,900     20020101
6555731386         PUD         Secondary       Refinance           Standard      45.02     6.750      878,000     20011201
6555791463    Single Family     Primary        Refinance        All Ready Home   26.34     6.750      415,000     20020101
6557156640    Single Family    Investor        Refinance           Standard      25.75     6.875      656,770     20020101
6559147530    Single Family     Primary    Cash-out Refinance      Reduced       50.00     6.500      330,000     20020201
6563498309    Single Family     Primary    Cash-out Refinance      Reduced       51.09     6.625      350,000     20011201
6563539896    Single Family     Primary        Refinance        All Ready Home   77.89     6.625      592,000     20020201
6564763032         PUD          Primary        Refinance            Rapid        75.72     6.500      390,000     20020201
6567814121         PUD          Primary    Cash-out Refinance       Rapid        68.87     6.500      458,000     20020101
6568673856         PUD          Primary    Cash-out Refinance       Rapid        38.70     6.625      600,000     20020101
6571456612         PUD          Primary        Refinance            Rapid        21.95     6.750      900,000     20011201
6572404199    Single Family     Primary    Cash-out Refinance      Standard      57.89     6.750      550,000     20011101
6574453608    Single Family     Primary        Refinance           Standard      62.50     6.625      650,000     20011101
6575418345    Single Family     Primary        Refinance            Rapid        38.59     6.500      685,000     20020101
6577314112    Single Family     Primary        Refinance            Rapid        40.60     6.375      400,000     20020201
6577818443         PUD          Primary    Cash-out Refinance       Rapid        56.02     6.625      465,000     20020201
6578663350    Single Family    Secondary       Refinance           Standard      48.98     6.375      397,746     20020201
6581455497    Single Family     Primary    Cash-out Refinance      Standard      52.30     6.875      850,000     20011201
6584187121    Single Family     Primary    Cash-out Refinance      Standard      59.04     6.375      738,000     20020101
6590580442         PUD          Primary        Refinance            Rapid        39.37     6.750      315,000     20011201
6591048365         PUD          Primary        Refinance           Reduced       66.92     6.625      348,000     20011201
6594337948         PUD          Primary        Refinance           Standard      80.00     6.625      440,000     20011201
6595500908         PUD          Primary        Refinance           Standard      72.28     6.250      965,000     20020101
6596876810    Single Family     Primary    Cash-out Refinance      Reduced       52.82     6.625      309,000     20020201
6597164158    Single Family     Primary        Refinance           Reduced       60.00     6.500      417,000     20020101
6598661426    Single Family     Primary         Purchase            Rapid        74.11     6.500      650,000     20011201
6598942800    Single Family     Primary    Cash-out Refinance      Standard      45.90     6.750      840,000     20020101
6600463696         PUD          Primary    Cash-out Refinance      Standard      65.00     6.625      650,000     20020101
6601420182    Single Family     Primary        Refinance           Reduced       39.49     6.750      314,000     20020201
6602016922    Single Family     Primary         Purchase            Rapid        80.00     6.500      504,000     20020101
6610078013    Single Family    Secondary       Refinance            Rapid        69.47     7.000      330,000     20011201
6611516839    Single Family     Primary    Cash-out Refinance      Reduced       74.75     6.625      450,000     20011101
6617954349    Single Family     Primary        Refinance            Rapid        44.86     6.625      516,000     20011201
6623580682    Single Family    Secondary        Purchase           Standard      61.80     6.750      775,000     20011201
6624628993    Single Family     Primary    Cash-out Refinance      Reduced       79.06     6.625      340,000     20020101
6625945305    Single Family    Secondary        Purchase           Reduced       68.71     6.500      329,500     20020101
6628328996    Single Family    Secondary        Purchase            Rapid        70.48     6.625      400,000     20011201
6631602627    Single Family     Primary    Cash-out Refinance      Standard      34.56     6.625      553,000     20020101
6634051327    Single Family     Primary         Purchase           Standard      80.00     6.500      372,000     20011201
6634217969    Single Family     Primary    Cash-out Refinance       Rapid        51.17     7.125      435,000     20011201
6634300948    Single Family     Primary    Cash-out Refinance      Reduced       43.97     7.000      398,000     20011201
6637238376    Single Family     Primary    Cash-out Refinance       Rapid        70.00     6.500      689,500     20020101
6637385623         PUD          Primary        Refinance           Reduced       72.51     6.625      453,243     20011201
6639539714    Single Family     Primary        Refinance           Reduced       69.14     6.500      532,385     20020101
6639661237         PUD          Primary        Refinance           Reduced       49.67     6.375      308,000     20020101
6644364546    Single Family     Primary        Refinance            Rapid        31.43     6.750      558,000     20020101
6649238729    Single Family     Primary        Refinance           Standard      77.42     6.875      542,000     20011201
6650193185    Single Family    Secondary       Refinance           Reduced       41.57     6.625      316,000     20011201
6650545616    Single Family     Primary         Purchase           Standard      54.54     6.750      600,000     20011201
6651454925     Condominium     Secondary       Refinance           Reduced       65.00     6.375      325,000     20020201
6651686690    Single Family    Investor         Purchase           Standard      57.14     6.625      400,000     20011201
6652044980    Single Family     Primary        Refinance           Reduced       45.63     6.375      696,000     20020201
6660779288    Single Family     Primary        Refinance        All Ready Home   66.97     7.000      507,000     20011101
6660971901    Single Family     Primary    Cash-out Refinance      Standard      63.15     6.500      600,000     20020101
6663403175    Single Family     Primary        Refinance           Standard      50.58     6.875      999,000     20020101
6663769591    Single Family     Primary        Refinance            Rapid        66.96     6.500      375,000     20020201
6666333254    Single Family     Primary    Cash-out Refinance      Standard      51.96     6.625      595,000     20020201
6666911901    Single Family     Primary        Refinance           Standard      79.75     6.625      327,000     20020101
6667060021    Single Family     Primary    Cash-out Refinance      Standard      70.00     6.625      420,000     20011201
6672103212    Single Family     Primary        Refinance           Standard      54.11     6.625      460,000     20020101
6672518161    Single Family     Primary        Refinance           Reduced       53.67     6.625      349,929     20020101
6672708432         PUD         Secondary       Refinance            Rapid        61.56     6.625      785,000     20020101
6676340265         PUD          Primary         Purchase            Rapid        80.00     6.500      308,000     20020101
6677652841    Single Family     Primary        Refinance           Reduced       65.37     6.500      572,000     20020101
6680046700         PUD          Primary        Refinance           Standard      78.00     7.125      390,000     20011101
6682399701    Single Family     Primary        Refinance           Reduced       58.00     6.750      638,000     20020201
6683011651         PUD         Secondary   Cash-out Refinance       Rapid        31.40     6.750      455,300     20011201
6685163088    Single Family     Primary    Cash-out Refinance      Standard      48.00     6.625      600,000     20020201
6687432796    Single Family    Secondary       Refinance            Rapid        26.36     6.625      791,000     20011201
6688579835    Single Family     Primary        Refinance           Standard      70.00     6.500      308,000     20020101
6688682597         PUD          Primary         Purchase           Reduced       64.10     6.375      500,000     20020201
6690372146         PUD          Primary        Refinance           Standard      49.99     6.625      999,950     20020201
6691591165    Single Family     Primary        Refinance           Standard      16.85     6.500      354,000     20020101
6692723528         PUD          Primary        Refinance           Reduced       57.85     6.500      350,000     20020201
6695311008         PUD          Primary    Cash-out Refinance       Rapid        43.75     6.375      700,000     20020201
6695952678    Single Family     Primary    Cash-out Refinance      Reduced       68.33     6.000      410,000     20020201
6699659782         PUD          Primary        Refinance           Standard      75.00     6.500      750,000     20020201
6700904128    Single Family     Primary         Purchase            Rapid        80.00     7.375      367,200     20020201
6701762202    Single Family     Primary    Cash-out Refinance      Standard      60.67     6.750      409,580     20011201
6702882033         PUD          Primary         Purchase           Reduced       80.00     6.500      480,000     20020101
6703548856    Single Family     Primary         Purchase           Standard      80.00     6.375      504,800     20020101
6704284105    Single Family     Primary    Cash-out Refinance       Rapid        70.00     6.500      630,000     20020201
6704899571    Single Family     Primary        Refinance            Rapid        31.25     6.625      750,000     20020101
6706366868    Single Family    Secondary   Cash-out Refinance      Standard      34.21     6.500      325,000     20020101
6709896713         PUD          Primary        Refinance            Rapid        36.98     6.750      580,000     20011201
6710912582    Single Family     Primary    Cash-out Refinance      Reduced       68.06     6.625      650,000     20020101
6713171061    Single Family     Primary        Refinance           Standard      70.71     6.750      990,000     20011101
6713327069         PUD          Primary        Refinance           Reduced       38.33     6.750      575,000     20020101
6715257843    Single Family     Primary        Refinance            Rapid        21.77     6.500      784,000     20020101
6715406002         PUD          Primary        Refinance        All Ready Home   25.33     6.625      551,000     20020101
6715976574    Single Family     Primary        Refinance           Standard      10.55     6.625      791,300     20020101
6716396624    Single Family     Primary    Cash-out Refinance      Standard      66.37     6.500      600,000     20020101
6717872870    Single Family     Primary    Cash-out Refinance      Reduced       48.72     6.250      440,000     20011201
6718470344    Single Family     Primary    Cash-out Refinance       Rapid        73.77     6.625      332,000     20011201
6721199559    Single Family     Primary        Refinance           Standard      51.38     6.875      370,000     20011201
6723795503    Single Family     Primary         Purchase            Rapid        65.00     6.625      828,750     20020201
6725255563    Single Family     Primary         Purchase           Standard      74.31     6.375      327,000     20020101
6725406562     Condominium     Secondary       Refinance        All Ready Home   68.66     6.625      463,500     20020101
6727857242         PUD          Primary         Purchase            Rapid        80.00     6.875      388,000     20011201
6728599066    Single Family     Primary    Cash-out Refinance      Standard      64.37     6.500      600,000     20020101
6728836054         PUD          Primary        Refinance           Reduced       73.04     6.625      365,231     20020101
6732115883    Single Family     Primary        Refinance           Standard      60.15     6.750      394,000     20011201
6732282543         PUD          Primary        Refinance           Standard      55.76     6.125      725,000     20020201
6733435876    Single Family     Primary        Refinance           Reduced       78.70     6.250      303,000     20011101
6735327279    Single Family     Primary    Cash-out Refinance      Reduced       59.04     6.625      310,000     20020101
6735753995    Single Family     Primary    Cash-out Refinance       Rapid        10.58     6.500      360,000     20011201
6736148674     Condominium      Primary        Refinance           Reduced       69.76     6.750      600,000     20011201
6736364305    Single Family     Primary    Cash-out Refinance      Reduced       77.00     6.875      385,000     20020101
6739084652         PUD          Primary        Refinance            Rapid        31.13     6.875      604,000     20011101
6739102322    Single Family     Primary    Cash-out Refinance      Reduced       80.00     6.750      360,000     20011201
6740967309         PUD          Primary        Refinance           Reduced       51.87     6.625      415,000     20020101
6746210811    Single Family     Primary        Refinance           Reduced       59.19     6.500      367,000     20020101
6747843651    Single Family     Primary         Purchase            Rapid        66.66     6.375    1,000,000     20011201
6751822963    Single Family     Primary    Cash-out Refinance      Reduced       63.80     6.250      335,000     20020201
6752020518    Single Family     Primary        Refinance           Standard      73.80     6.750      738,000     20011201
6752355013    Single Family     Primary         Purchase           Reduced       58.89     6.500      344,683     20011201
6752902194    Single Family     Primary        Refinance            Rapid        40.25     6.625      483,000     20011201
6757017246         PUD          Primary        Refinance            Rapid        35.93     6.375      327,000     20020101
6757442402         PUD         Secondary   Cash-out Refinance      Standard      69.38     7.000      340,000     20020101
6757541005    Single Family     Primary        Refinance            Rapid        44.84     6.500      426,000     20020101
6758842444     Condominium     Secondary        Purchase           Standard      70.00     6.625      744,188     20011201
6758960907    Single Family     Primary        Refinance           Standard      36.66     7.125      990,000     20010701
6763473458    Single Family     Primary    Cash-out Refinance       Rapid        74.25     6.750      375,000     20011201
6768761428    Single Family    Secondary       Refinance           Reduced       41.66     6.500      500,000     20020101
6770135678    Single Family     Primary        Refinance           Standard      77.26     6.750      359,300     20011201
6771729818    Single Family     Primary        Refinance           Reduced       25.48     6.500      703,500     20011201
6773025421    Single Family     Primary        Refinance            Rapid        32.50     6.250      650,000     20020101
6773814832         PUD          Primary        Refinance           Reduced       70.00     6.875      385,000     20011201
6777839439    Single Family     Primary    Cash-out Refinance       Rapid        34.92     6.375      550,000     20020201
6777864106    Single Family     Primary        Refinance           Reduced       79.26     6.625      325,000     20020101
6779243028    Single Family     Primary    Cash-out Refinance      Standard      52.63     6.750      400,000     20011201
6783316133    Single Family     Primary    Cash-out Refinance      Standard      33.33     6.750      350,000     20011201
6783804617         PUD          Primary        Refinance           Reduced       76.85     6.375      415,000     20020201
6784661420    Single Family     Primary        Refinance            Rapid        28.99     6.375      434,900     20020201
6785369726    Single Family     Primary         Purchase            Rapid        80.00     6.875      359,200     20011101
6785845147         PUD          Primary        Refinance            Rapid        22.67     6.500      385,500     20011201
6787999140    Single Family     Primary    Cash-out Refinance      Standard      39.13     6.750      900,000     20011201
6788441068         PUD          Primary        Refinance            Rapid        43.38     6.750      911,000     20011201
6788865076    Single Family     Primary    Cash-out Refinance      Standard      62.70     6.875      380,000     20020101
6791970038         PUD          Primary        Refinance            Rapid        54.40     6.750      952,000     20020101
6793455863         PUD          Primary        Refinance            Rapid        60.00     6.625      750,000     20020101
6796050935    Single Family     Primary        Refinance            Rapid        67.40     6.750      337,000     20011201
6798674344    Single Family     Primary        Refinance            Rapid        42.15     6.750      411,000     20020101
6801912111    Single Family     Primary        Refinance            Rapid        59.36     6.375      564,000     20020201
6801920015    Single Family     Primary    Cash-out Refinance      Reduced       43.47     6.625      450,000     20011201
6805627210    Single Family     Primary        Refinance            Rapid        22.32     6.625      949,000     20020101
6806835903    Single Family     Primary        Refinance        All Ready Home   41.92     6.250      358,500     20020101
6817760272    Single Family     Primary        Refinance           Reduced       79.41     6.625      405,000     20020101
6819871002    Single Family     Primary    Cash-out Refinance      Reduced       45.04     6.500      500,000     20020101
6821449722         PUD          Primary        Refinance            Rapid        72.17     6.750      421,500     20011101
6822881246    Single Family     Primary    Cash-out Refinance      Standard      80.00     6.625      464,000     20020101
6823111056    Single Family     Primary        Refinance           Reduced       25.52     6.375      485,000     20020101
6824323023    Single Family     Primary    Cash-out Refinance       Rapid        60.31     6.625      380,000     20020201
6825254946    Single Family     Primary        Refinance           Standard      78.13     6.625      879,000     20011201
6827900389    Single Family     Primary        Refinance           Reduced       60.89     6.625      374,500     20011201
6829704201         PUD          Primary    Cash-out Refinance       Rapid        54.74     6.500      750,000     20020101
6833591032    Single Family     Primary        Refinance            Rapid        36.22     6.625      460,000     20011201
6833871319         PUD          Primary        Refinance            Rapid        60.74     6.625      978,000     20011201
6834028166         PUD          Primary        Refinance           Reduced       75.62     6.375      337,300     20020201
6834835743         PUD          Primary         Purchase           Reduced       80.00     6.875      340,000     20020101
6838838263    Single Family     Primary    Cash-out Refinance      Standard      70.00     6.625      350,000     20011201
6841151308    Single Family     Primary        Refinance           Reduced       73.41     6.500      312,000     20011201
6841579664     Condominium      Primary        Refinance           Standard      58.26     6.750      772,000     20020101
6843552578    Single Family    Secondary   Cash-out Refinance      Reduced       70.00     6.625      420,000     20020101
6846763255         PUD          Primary        Refinance            Rapid        61.86     6.500      497,400     20011201
6849208530         PUD         Investor        Refinance           Standard      69.56     6.750      400,000     20011201
6851410792    Single Family    Secondary       Refinance            Rapid        41.01     7.125      358,900     20020201
6851707064    Single Family     Primary        Refinance        All Ready Home   73.73     7.000      730,000     20011101
6852058202         PUD         Secondary        Purchase           Standard      30.23     6.500      650,000     20011201
6854731467    Single Family     Primary    Cash-out Refinance      Standard      48.07     6.625      625,000     20020101
6855531056    Single Family     Primary         Purchase            Rapid        80.00     6.500      612,000     20020201
6856043978    Single Family     Primary        Refinance            Rapid        39.42     6.500      690,000     20020201
6856157018    Single Family     Primary        Refinance           Reduced       69.91     6.375      339,070     20020101
6857761735    Single Family     Primary        Refinance        All Ready Home   15.69     6.625      510,000     20020101
6859108836    Single Family     Primary        Refinance        All Ready Home   39.61     6.500      305,000     20020101
6863180391    Single Family     Primary    Cash-out Refinance      Standard      68.10     6.375      630,000     20020101
6867367184         PUD          Primary        Refinance           Standard      48.06     6.750      384,500     20011101
6867473875         PUD          Primary        Refinance            Rapid        64.34     6.750      370,000     20011201
6869174828   High-Rise Condo    Primary        Refinance        All Ready Home   48.14     6.875      650,000     20011201
6871334865         PUD          Primary    Cash-out Refinance       Rapid        74.62     6.625      500,000     20011201
6873054297         PUD          Primary        Refinance            Rapid        44.32     6.625      942,000     20011101
6875495597    Single Family     Primary        Refinance            Rapid        81.97     6.375      327,910     20020101
6877424082    Single Family     Primary        Refinance            Rapid        46.15     6.500      330,000     20020101
6880189508         PUD          Primary        Refinance            Rapid        67.00     6.500      335,000     20020201
6881648866    Single Family     Primary        Refinance            Rapid        48.51     6.750      970,300     20020201
6881660143    Single Family     Primary        Refinance            Rapid        77.61     6.750      520,000     20011201
6884157444    Single Family     Primary        Refinance           Reduced       44.94     6.625      341,606     20020101
6886770285         PUD          Primary        Refinance            Rapid        64.37     6.250      309,000     20020101
6887502158    Single Family     Primary        Refinance            Rapid        79.39     6.250      420,800     20020101
6888827091         PUD          Primary    Cash-out Refinance      Reduced       53.26     6.875      490,000     20011201
6890828723    Single Family     Primary    Cash-out Refinance      Reduced       75.00     6.625      487,500     20011201
6892405918     Condominium      Primary        Refinance            Rapid        25.90     6.875      570,000     20011201
6893174455    Single Family     Primary         Purchase            Rapid        60.93     6.375      780,000     20020101
6893919560    Single Family     Primary        Refinance           Reduced       46.26     6.750      365,000     20011201
6894692588    Single Family     Primary        Refinance           Standard      55.69     6.875      724,000     20011101
6894976064    Single Family     Primary        Refinance           Standard      66.72     6.750      367,000     20011201
6895886353         PUD         Secondary       Refinance           Standard      32.91     6.625      790,000     20020201
6897710510         PUD          Primary        Refinance            Rapid        30.95     6.250      650,000     20020101
6898070534    Single Family     Primary        Refinance            Rapid        58.33     6.625      875,000     20020101
6901601242         PUD          Primary        Refinance           Standard      67.41     6.500      391,000     20020101
6902390670    Single Family     Primary        Refinance           Reduced       40.57     6.500      379,333     20020101
6904113369         PUD          Primary        Refinance           Reduced       46.29     6.500      500,000     20020101
6905261548         PUD          Primary        Refinance            Rapid        35.29     6.875      450,000     20011101
6905866684         PUD          Primary        Refinance           Reduced       78.98     6.500      473,900     20020201
6906690828         PUD         Secondary       Refinance           Reduced       38.58     6.375      463,000     20020101
6907678962         PUD          Primary        Refinance           Standard      78.46     6.875      408,000     20011201
6908737130    Single Family     Primary    Cash-out Refinance      Standard      66.17     6.500      450,000     20011201
6910552824    Single Family     Primary    Cash-out Refinance      Reduced       66.01     6.375      340,000     20020201
6911152566    Single Family     Primary        Refinance        All Ready Home   59.81     6.500      957,000     20020101
6914198186    Single Family    Secondary       Refinance           Reduced       51.30     6.375      490,000     20020101
6919783669    Single Family     Primary        Refinance           Standard      42.77     6.875      770,000     20011101
6922094070         PUD          Primary        Refinance            Rapid        22.06     6.625      640,000     20020201
6924653873    Single Family     Primary        Refinance        All Ready Home   40.33     6.375      480,000     20020201
6928207882    Single Family     Primary        Refinance            Rapid        54.50     6.625      635,000     20020101
6929386982    Single Family     Primary         Purchase            Rapid        90.00     7.000      391,500     20011101
6930270837    Single Family     Primary        Refinance           Reduced       46.17     6.750      344,000     20020201
6930491185    Single Family     Primary        Refinance           Standard      53.57     6.250      375,000     20020101
6930495962         PUD          Primary        Refinance           Reduced       64.84     6.500      535,000     20020101
6938752562    Single Family     Primary        Refinance           Reduced       63.77     6.625      625,000     20020101
6942824688   High-Rise Condo    Primary         Purchase           Reduced       70.00     6.500      595,000     20020101
6943243508    Single Family     Primary        Refinance            Rapid        65.55     6.625      472,000     20020201
6952190889    Single Family     Primary    Cash-out Refinance       Rapid        55.36     6.750      382,000     20020101
6954244197    Single Family     Primary         Purchase            Rapid        66.18     6.875      550,000     20011101
6954734049    Single Family     Primary        Refinance           Standard      76.94     6.500      654,000     20020101
6957233890    Single Family     Primary    Cash-out Refinance       Rapid        75.00     6.625      393,750     20020101
6959516078    Single Family     Primary        Refinance           Reduced       31.33     6.500      470,000     20020201
6959711075         PUD          Primary        Refinance           Standard      80.00     6.750      476,000     20020101
6964215161    Single Family     Primary         Purchase            Rapid        80.00     6.750      480,000     20011101
6966136035    Single Family     Primary        Refinance            Rapid        54.54     6.625      357,300     20020101
6967631869     Condominium      Primary        Refinance           Standard      77.19     6.625      440,000     20020101
6971169195         PUD          Primary    Cash-out Refinance       Rapid        71.94     6.750      500,000     20011201
6972869413    Single Family     Primary        Refinance           Reduced       41.13     6.500      318,800     20020101
6975619419    Single Family     Primary        Refinance           Standard      44.18     6.625      486,000     20020201
6977417754         PUD         Secondary       Refinance           Reduced       52.12     6.750      651,500     20011201
6981304618         PUD          Primary        Refinance           Reduced       40.31     6.750      316,500     20020101
6981637579         PUD          Primary         Purchase           Standard      80.00     6.875      700,000     20011201
6989389215    Single Family     Primary        Refinance        All Ready Home   52.13     6.375      378,000     20020101
6992675709    Single Family     Primary    Cash-out Refinance      Standard      64.00     6.875      400,000     20011201
6993610879    Single Family     Primary        Refinance           Standard      73.36     6.375      675,000     20020101
6995240089     Condominium     Secondary        Purchase            Rapid        75.00     7.125      742,500     20011101
6996056005    Single Family     Primary        Refinance           Standard      80.00     6.375      314,400     20020101
6997312001    Single Family     Primary    Cash-out Refinance      Reduced       45.02     6.500      394,000     20020201

   LOAN      MATURITY   ORIG    MONTHLY     DUE      REMAINING   SCHEDULED            APPRAISAL        SALES
  NUMBER       DATE     TERM      P&I       DATE       TERM         PB        FICO      VALUE          PRICE
----------------------------------------------------------------------------------------------------------------
0029787892   20160901    180   2,921.16   20020101      176      316,012.74    633     400,000.00             --
0029790128   20161001    180   7,280.51   20020101      177      802,288.66    704   1,250,000.00             --
0099141814   20161001    180   3,568.17   20020101      177      402,404.51    718     508,000.00             --
0099143091   20161001    180   4,044.73   20020201      177      445,715.92    731     785,000.00             --
6003211460   20170101    180   4,311.99   20020201      180      495,000.00    757     712,000.00             --
6003369987   20161101    180   2,999.85   20020101      178      336,807.91    639     560,000.00             --
6010057799   20170101    180   3,982.10   20020201      180      450,000.00    805     900,000.00             --
6011417505   20161101    180   3,386.87   20020201      178      386,203.73    746     486,000.00             --
6017243020   20161201    180   8,490.21   20020101      179      963,848.44    688   1,291,500.00   1,291,500.00
6022510645   20161101    180   8,849.10   20020101      178      993,533.67    689   1,500,000.00             --
6024975903   20161201    180   2,665.59   20020101      179      302,610.54    696     480,000.00             --
6025096717   20161201    180   2,787.55   20020101      179      318,945.78    733     400,000.00             --
6027052288   20161201    180   5,836.42   20020101      179      667,792.75    772     838,000.00             --
6027380150   20161201    180   3,647.14   20020101      179      420,594.74    672     680,000.00             --
6028206867   20161201    180   3,406.91   20020101      179      383,758.72    772     600,000.00             --
6029881114   20161201    180   6,481.88   20020201      179      747,502.50    709   2,400,000.00             --
6029928386   20161001    180   2,876.62   20020101      177      319,439.13    779     535,000.00             --
6034984259   20170101    180   3,092.44   20020201      180      355,000.00    766     730,000.00             --
6035738282   20161201    180   5,400.87   20020101      179      617,957.46    806   1,300,000.00             --
6039304115   20161201    180   3,307.62   20020101      179      366,831.00    774     500,000.00     459,990.00
6040330323   20161201    180   3,527.99   20020201      179      403,663.75    778     540,000.00             --
6041056885   20161201    180   5,309.46   20020101      179      598,065.54    692     751,000.00     750,000.00
6041087732   20161101    180   3,433.45   20020201      178      385,491.06    660     485,000.00             --
6042637386   20161201    180   4,046.97   20020101      179      455,856.52    726     575,000.00             --
6042971181   20161001    180   4,102.54   20020101      177      453,561.91    765     950,000.00             --
6043817300   20161201    180   3,160.78   20020101      179      358,826.72    701     690,000.00             --
6049268516   20161201    180   3,371.19   20020201      179      385,725.06    703     720,000.00             --
6051312053   20161001    180   5,486.44   20020101      177      613,969.39    743     775,000.00     775,000.00
6056334185   20161201    180   7,521.74   20020101      179      847,259.51    782   1,500,000.00   1,265,000.00
6057290725   20161201    180   5,139.54   20020101      179      588,056.29    739     740,000.00             --
6058847192   20161201    180   4,609.47   20020101      179      523,288.97    722   2,325,000.00             --
6059953932   20161201    180   3,233.46   20020101      179      364,221.92    754     650,000.00             --
6060636989   20161001    180   4,126.58   20020101      177      464,373.69    766     750,000.00             --
6061159650   20170101    180   2,722.39   20020201      180      315,000.00    707     420,000.00             --
6061494339   20170101    180   4,609.47   20020201      180      525,000.00    714     830,000.00             --
6061800485   20161101    180   3,050.15   20020101      178      339,812.21    719     464,000.00             --
6062426751   20161201    180   2,920.21   20020101      179      328,936.04    805     625,000.00             --
6063704727   20170101    180   3,586.64   20020201      180      415,000.00    754     590,000.00             --
6063881814   20161201    180   7,099.53   20020101      179      812,315.05    715   1,400,000.00             --
6064743138   20161001    180   8,849.10   20020101      177      990,273.19    710   2,000,000.00             --
6066177574   20161101    180   4,389.97   20020201      178      496,731.90    773     985,000.00             --
6067527066   20161201    180   2,955.74   20020101      179      340,861.14    683   1,140,000.00             --
6070607053   20161201    180   6,110.84   20020101      179      693,731.66    714   1,250,000.00             --
6071788100   20161201    180   4,069.98   20020101      179      465,679.79    800   2,300,000.00             --
6072113506   20161201    180   5,030.91   20020101      179      571,132.53    761     925,000.00             --
6074553808   20170101    180   2,976.40   20020201      180      338,480.20    731     455,000.00             --
6076140414   20161201    180   2,938.46   20020201      179      338,857.79    654     460,000.00             --
6078111637   20161101    180   2,744.00   20020201      178      315,379.82    763   1,335,000.00             --
6078277743   20161201    180   2,936.63   20020201      179      336,003.40    794     580,000.00             --
6080228783   20161201    180   7,008.49   20020101      179      789,446.51    762   1,200,000.00             --
6081827773   20170101    180   3,964.02   20020201      180      458,665.00    776     675,000.00             --
6082784395   20161201    180   3,111.31   20020101      179      358,801.19    723   1,100,000.00             --
6083188950   20161101    180   3,371.51   20020201      178      378,536.33    758     590,000.00             --
6083582905   20161001    180   3,027.26   20020101      177      333,593.59    690     421,000.00             --
6084607099   20161001    180   2,939.99   20020101      177      334,146.31    713     392,500.00     375,000.00
6085891387   20161201    180   3,569.05   20020101      179      405,175.17    740   1,560,000.00             --
6086222780   20161101    180   3,231.02   20020201      178      365,143.29    740     875,000.00             --
6086759633   20161201    180   6,309.03   20020101      179      727,569.10    720   1,000,000.00             --
6087919913   20170101    180   3,986.59   20020201      180      447,000.00    778     580,000.00     577,933.00
6089804725   20161201    180   4,734.36   20020101      179      537,466.61    759   1,000,000.00             --
6099538347   20161201    180   4,575.01   20020101      179      527,598.22    760   1,000,000.00             --
6100737268   20161201    180   3,344.96   20020201      179      376,781.29    643     600,000.00             --
6100898441   20161201    180   4,513.04   20020101      179      508,355.71    788     950,000.00             --
6101016514   20161201    180   3,511.98   20020101      179      398,696.35    734     530,000.00             --
6102806491   20161101    180   4,260.84   20020101      178      478,386.47    697     642,000.00             --
6105006859   20161201    180   4,007.10   20020201      179      456,491.67    771   1,200,000.00             --
6106045815   20170101    180   6,459.84   20020201      180      730,000.00    690   1,020,000.00             --
6106316919   20161001    180   2,827.18   20020201      177      313,949.49    729     650,000.00             --
6116067627   20161001    180   3,491.98   20020101      177      387,773.16    656     590,000.00             --
6116892545   20161201    180   2,639.46   20020101      179      302,001.79    775     501,000.00             --
6117583051   20111201    120   4,516.53   20020201      119      397,587.44    718     510,000.00             --
6120475857   20161201    180   2,826.10   20020101      179      325,911.09    749     410,000.00             --
6120769614   20161101    180   2,827.18   20020101      178      314,972.14    780     555,000.00             --
6122580738   20161201    180   4,329.41   20020101      179      495,362.67    741   1,000,000.00             --
6123150408   20161101    180   3,769.72   20020101      178      423,245.33    727     800,000.00             --
6124204386   20161201    180   3,312.68   20020101      179      376,070.33    777     650,000.00             --
6125302379   20161201    180   3,057.59   20020101      179      349,843.66    764   1,125,000.00             --
6127664537   20161201    180   3,413.79   20020201      179      393,684.65    809   1,000,000.00             --
6127740360   20161101    180   3,092.64   20020101      178      355,450.45    746     800,000.00             --
6128411771   20170101    180   3,526.15   20020201      180      408,000.00    786     725,000.00             --
6128865190   20161101    180   3,072.98   20020201      178      347,712.32    731     665,000.00     649,000.00
6130825646   20161201    180   4,321.26   20020101      179      498,334.99    782     735,000.00             --
6131258714   20161201    180   5,608.99   20020101      179      646,838.82    767     825,000.00             --
6132768331   20170101    180   3,702.21   20020201      180      425,000.00    749     700,000.00             --
6134720959   20161101    180   6,402.64   20020101      178      730,144.10    733     920,000.00             --
6135198171   20161101    180   3,615.10   20020201      178      412,258.23    777     800,000.00             --
6136451280   20161101    180   5,226.65   20020101      178      596,035.99    750     750,000.00     750,000.00
6139290826   20170101    180   5,265.22   20020201      180      595,000.00    654     850,000.00             --
6140353191   20170101    180   3,227.46   20020201      180      370,500.00    797     570,000.00             --
6141821360   20161201    180   5,174.38   20020101      179      592,043.12    785   1,037,000.00             --
6143687660   20170101    180   5,649.14   20020201      180      648,500.00    712     820,000.00             --
6143947189   20161101    180   3,048.88   20020201      178      347,687.66    754     495,000.00     490,000.00
6154747924   20120101    120   6,392.76   20020201      120      562,111.25    778     805,000.00             --
6156616325   20161101    180   3,353.81   20020201      178      376,549.26    805     900,000.00             --
6157525129   20161201    180   3,020.30   20020101      179      342,878.87    661     430,000.00             --
6159762969   20161201    180   5,226.65   20020101      179      598,023.35    753   2,300,000.00             --
6160120728   20161001    180   2,916.37   20020201      177      323,702.39    799     550,000.00             --
6162089095   20161201    180   3,539.64   20020101      179      398,710.36    800   1,600,000.00             --
6162369646   20170101    180   4,565.57   20020201      180      520,000.00    727     895,000.00             --
6162909920   20161201    180   5,063.40   20020201      179      574,820.46    767     860,000.00             --
6166593837   20161201    180   4,353.76   20020201      179      490,413.74    755     656,000.00             --
6166736873   20170101    180   5,557.14   20020201      180      643,000.00    752     825,000.00             --
6168188362   20170101    180   3,160.78   20020201      180      360,000.00    713   1,300,000.00             --
6168330022   20170101    180   5,008.87   20020201      180      575,000.00    792   1,100,000.00             --
6168992201   20161101    180   2,875.43   20020101      178      325,359.39    760     700,000.00             --
6172066232   20161001    180   3,063.97   20020201      177      340,243.99    697     485,000.00             --
6173413284   20170101    180   3,702.21   20020201      180      425,000.00    756     670,000.00             --
6175741195   20161201    180   4,247.35   20020101      179      485,973.71    786     750,000.00             --
6179148769   20161101    180   5,264.33   20020201      178      591,053.17    774     850,000.00             --
6179870842   20161101    180   3,898.30   20020201      178      441,097.91    719     575,000.00             --
6181930105   20170101    180   4,181.32   20020201      180      480,000.00    749     610,000.00     600,000.00
6182118601   20161101    180   7,017.34   20020101      178      786,464.32    760   1,700,000.00             --
6182354214   20161101    180   5,662.20   20020101      178      645,705.66    692     930,000.00             --
6183155156   20161101    180   3,344.96   20020101      178      374,997.56    750     510,000.00             --
6183745774   20161201    180   2,617.56   20020201      179      301,861.44    719     700,000.00             --
6184237425   20161101    180   3,475.04   20020101      178      390,160.68    762     450,000.00     436,500.00
6186065782   20161201    180   4,196.82   20020201      179      476,442.14    713     905,000.00             --
6188400144   20161201    180   2,803.78   20020101      179      325,899.35    693     425,000.00             --
6188675281   20161201    180   6,981.94   20020101      179      786,456.19    703   1,200,000.00             --
6189738757   20161201    180   3,097.19   20020101      179      348,871.56    767     480,000.00     480,000.00
6190375920   20161201    180   2,961.77   20020101      179      338,879.90    748     800,000.00             --
6193362255   20161101    180   3,567.42   20020201      178      397,441.19    736     600,000.00             --
6194894330   20161001    180   3,216.65   20020101      177      359,964.31    707     615,000.00             --
6201558696   20161001    180   4,280.91   20020201      177      475,380.91    722     975,000.00             --
6202231954   20170101    180   4,347.14   20020201      180      507,000.00    755     795,000.00             --
6210664261   20161101    180   5,751.92   20020101      178      645,796.87    760   1,500,000.00             --
6211790982   20161101    180   5,840.41   20020101      178      655,732.21    773   1,400,000.00             --
6211919656   20161101    180   4,601.18   20020101      178      516,597.77    685     649,950.00     649,950.00
6212982638   20161101    180   3,140.35   20020101      178      358,118.29    671     575,000.00             --
6213224667   20161201    180   8,711.08   20020101      179      996,705.59    682   4,500,000.00             --
6228757388   20161201    180   4,203.33   20020101      179      473,468.55    715     705,000.00             --
6231387017   20170101    180   3,111.31   20020201      180      360,000.00    635   1,200,000.00             --
6232081692   20161101    180   9,199.24   20020201      178      993,874.42    737   1,950,000.00             --
6235122022   20161101    180   3,982.10   20020201      178      447,008.25    730     600,000.00             --
6236175904   20170101    180   8,760.61   20020201      180      990,000.00    760   2,300,000.00             --
6237763526   20161201    180   6,194.37   20020101      179      697,743.13    791   1,300,000.00             --
6239218032   20161201    180   2,700.44   20020101      179      308,978.73    693     850,000.00             --
6240292380   20161201    180   3,567.42   20020201      179      398,724.25    702   1,030,000.00             --
6243636617   20161101    180   3,539.64   20020101      178      397,413.47    746     715,000.00             --
6244742224   20161201    180   3,440.88   20020101      179      393,698.70    791     830,000.00             --
6246512039   20161101    180   8,695.58   20020101      178      968,762.90    674   2,500,000.00             --
6246664079   20161101    180   8,849.10   20020101      178      993,533.67    636   3,000,000.00   3,000,000.00
6250093827   20161201    180   8,779.94   20020101      179      996,740.89    756   2,450,000.00             --
6252089484   20161201    180   2,705.98   20020101      179      307,195.54    767     450,000.00             --
6263690429   20170101    180   3,919.99   20020201      180      450,000.00    775     965,000.00             --
6263787282   20161201    180   3,446.73   20020101      179      388,244.21    725     780,000.00             --
6264480630   20170101    180   3,327.64   20020201      180      382,000.00    790     661,000.00             --
6267259353   20161201    180   5,389.98   20020101      179      616,711.58    765   1,125,000.00             --
6269524184   20161001    180   4,867.01   20020101      177      544,650.25    671     750,000.00     749,730.00
6269793292   20161201    180   5,619.17   20020101      179      637,914.16    720   1,550,000.00             --
6270475350   20161201    180   4,960.80   20020101      179      572,088.58    707     785,000.00             --
6271249184   20161101    180   3,897.41   20020101      178      434,204.49    751     650,000.00             --
6271376482   20170101    180   3,076.74   20020201      180      356,000.00    768     718,000.00             --
6272349660   20170101    180   4,389.97   20020201      180      500,000.00    774   2,900,000.00             --
6273061397   20170101    180   6,603.00   20020201      180      758,000.00    675   1,400,000.00             --
6275026794   20170101    180   4,828.97   20020201      180      550,000.00    721     800,000.00             --
6277566664   20161101    180   2,973.30   20020201      178      333,827.31    802     755,000.00             --
6283317607   20161201    180   2,987.90   20020101      179      341,870.02    796   1,030,000.00             --
6288994954   20161201    180   3,353.94   20020101      179      377,371.56    777     660,000.00             --
6289650571   20161201    180   2,896.76   20020101      179      326,294.58    762     571,000.00             --
6291099304   20161201    180   3,424.18   20020101      179      388,728.95    744     725,000.00             --
6293283559   20161201    180   8,127.44   20020101      179      929,926.31    750   1,168,000.00   1,167,250.00
6294160236   20161201    180   8,493.30   20020101      179      971,787.95    727   1,550,000.00             --
6307800430   20161201    180   5,662.20   20020101      179      647,858.63    800     950,000.00             --
6308365821   20161001    180   3,008.23   20020201      177      334,054.13    780     555,000.00             --
6309843289   20161201    180   4,495.33   20020101      179      510,331.34    722     980,000.00             --
6310085995   20161101    180   7,309.36   20020201      178      820,658.80    764   1,300,000.00             --
6310229643   20161001    180   4,181.32   20020101      177      475,230.29    709     842,000.00             --
6313118611   20161001    180   3,256.47   20020101      177      362,517.38    668     465,000.00             --
6318677652   20161201    180   5,267.97   20020101      179      598,044.53    767   1,100,000.00             --
6319316011   20161201    180   2,929.81   20020101      179      337,871.13    748     839,000.00     839,000.00
6321700459   20161101    180   6,465.95   20020101      178      720,362.15    684   1,363,000.00             --
6327704414   20161201    180   7,346.13   20020101      179      847,169.49    761   1,100,000.00             --
6331789633   20170101    180   3,166.93   20020201      180      360,700.00    683     525,000.00             --
6332417713   20161101    180   3,580.26   20020101      178      408,284.65    702     610,000.00             --
6335898752   20161101    180   4,852.83   20020201      178      540,646.18    756     745,000.00             --
6336817686   20161201    180   3,072.98   20020101      179      348,859.31    712     467,000.00             --
6337780339   20161201    180   4,072.76   20020101      179      473,401.20    778   2,200,000.00             --
6338501098   20170101    180   3,240.94   20020201      180      375,000.00    797     650,000.00             --
6338571679   20161101    180   2,743.99   20020101      178      312,918.90    643     430,000.00             --
6339116136   20161201    180   2,756.91   20020201      179      312,976.63    654     615,000.00             --
6340031969   20161101    180   3,029.08   20020202      178      342,745.01    746     495,000.00             --
6340583969   20161001    180   3,696.36   20020101      177      416,860.97    705     875,000.00             --
6347336791   20161101    180   4,076.79   20020201      178      464,908.07    714     585,000.00     585,000.00
6354026632   20170101    180   4,459.28   20020201      180      500,000.00    773   1,350,000.00             --
6356717626   20161101    180   3,274.89   20020101      178      364,851.01    670     460,000.00     459,900.00
6357507307   20161201    180   6,584.96   20020101      179      747,555.67    749   1,300,000.00             --
6358305453   20161101    180   4,002.65   20020101      178      445,929.00    764     960,000.00             --
6358422183   20161201    180   5,055.87   20020201      179      583,051.94    715     904,500.00             --
6359296461   20140101    144   3,094.00   20020201      144      306,792.00    777     471,500.00             --
6360323866   20161101    180   2,941.59   20020201      178      330,267.49    757     566,000.00             --
6361738823   20161101    180   6,194.37   20020101      178      693,657.78    752   1,250,000.00             --
6362712538   20161101    180   3,451.15   20020101      178      387,464.92    744     680,000.00             --
6363441657   20161201    180   3,863.18   20020101      179      438,565.99    759     610,000.00     555,000.00
6363918019   20161101    180   3,592.12   20020101      178      406,453.86    799     520,000.00     511,410.00
6365318424   20161101    180   3,484.43   20020101      178      397,357.34    733   1,189,000.00   1,199,000.00
6365735064   20161201    180   4,258.28   20020101      179      483,419.32    789     625,000.00             --
6369964041   20161201    180   3,904.69   20020101      179      450,295.50    685     700,000.00             --
6372359056   20161201    180   3,952.73   20020201      179      448,732.75    779   1,400,000.00             --
6377077067   20161101    180   4,070.59   20020201      178      457,025.48    767   1,275,000.00             --
6377559098   20161101    180   2,765.35   20020101      178      310,479.26    663     430,000.00             --
6378747346   20161101    180   2,900.01   20020201      178      330,710.56    710     370,000.00     369,900.00
6383553382   20161201    180   5,813.86   20020101      179      654,881.77    734     950,000.00             --
6384229842   20170101    180   3,249.24   20020201      180      373,000.00    802     620,000.00             --
6386499831   20161201    180   3,687.58   20020101      179      418,631.17    678     680,000.00             --
6387236059   20161201    180   2,639.46   20020101      179      298,643.34    759     420,000.00             --
6390103593   20170101    180   3,595.32   20020201      180      400,000.00    761   3,500,000.00             --
6391652887   20161101    180   4,628.08   20020201      178      519,618.11    748     690,000.00             --
6396497288   20161201    180   2,683.74   20020101      179      311,946.47    746     482,000.00             --
6396521277   20161101    180   2,875.96   20020201      178      322,898.44    758     465,000.00             --
6398685518   20161201    180   3,483.88   20020201      179      395,506.79    801     750,000.00             --
6400140569   20170101    180   5,281.73   20020201      180      616,000.00    688   1,010,000.00             --
6401711418   20170101    180   3,449.31   20020201      180      386,756.00    741   1,500,000.00             --
6402025057   20161101    180   3,440.88   20020101      178      392,390.36    751     519,000.00             --
6410177999   20161101    180   3,284.08   20020101      178      374,509.28    771     477,000.00     476,950.00
6412717206   20170101    180   3,129.60   20020201      180      365,000.00    752     518,000.00             --
6413376499   20161201    180   4,170.48   20020101      179      473,451.92    792     900,000.00             --
6414634631   20161201    180   4,192.71   20020101      179      470,324.37    694   1,216,000.00             --
6415058780   20170101    180   7,778.26   20020201      180      900,000.00    720   1,200,000.00   1,200,000.00
6415485538   20161101    180   5,751.92   20020201      178      645,796.87    679   1,031,000.00             --
6418873367   20161201    180   5,571.02   20020101      179      622,662.73    766   1,620,000.00             --
6419676942   20170101    180   4,664.39   20020201      180      544,000.00    712     910,000.00             --
6420615244   20161201    180   4,200.61   20020201      179      492,145.96    791     920,000.00             --
6427247322   20161001    180   8,760.61   20020201      177      980,370.46    802   3,400,000.00             --
6429545681   20161001    180   2,981.87   20020201      177      328,591.66    715     525,000.00             --
6430078268   20170101    180   3,193.33   20020201      180      363,707.00    785     540,000.00             --
6431888756   20161101    180   3,606.01   20020201      178      404,864.97    714     660,000.00             --
6439408847   20161201    180   8,849.10   20020101      179      996,775.90    714   1,700,000.00             --
6441292049   20170101    180   6,010.65   20020201      180      690,000.00    692   1,260,000.00             --
6442711435   20161101    180   8,595.56   20020101      178      972,601.06    660   1,600,000.00             --
6443078677   20161001    180   2,831.31   20020101      177      312,001.14    724     420,000.00     425,000.00
6443365033   20170101    180   3,279.31   20020201      180      373,500.00    688     604,500.00             --
6444026915   20161001    180   2,934.22   20020101      177      320,874.20    627     432,000.00     431,900.00
6445350629   20161101    180   4,178.38   20020101      178      471,973.69    751     860,000.00             --
6447231447   20161101    180   8,862.45   20020201      178      978,760.29    756   1,500,000.00             --
6449003232   20161201    180   4,864.09   20020201      179      549,994.45    748     955,000.00             --
6451133240   20161101    180   2,857.24   20020101      178      315,778.84    728     410,000.00             --
6451726829   20161201    180   3,693.50   20020101      179      422,603.17    770     950,000.00             --
6452419994   20170101    180   3,919.99   20020201      180      450,000.00    681   1,200,000.00             --
6454023943   20161101    180   3,484.43   20020201      178      397,357.34    715     948,750.00             --
6454411478   20161001    180   3,307.69   20020101      177      364,496.57    661     995,000.00             --
6455675279   20170101    180   2,857.24   20020201      180      328,000.00    675     410,000.00             --
6456638979   20161201    180   3,288.09   20020201      179      373,279.46    784     585,000.00             --
6456767729   20161201    180   3,196.30   20020101      179      360,035.45    738     451,500.00             --
6467276553   20161101    180   8,779.94   20020201      178      993,463.79    759   5,000,000.00             --
6468563421   20161101    180   2,879.82   20020201      178      325,839.00    773     410,000.00             --
6469238577   20161101    180   3,649.37   20020101      178      409,733.28    794     780,000.00             --
6470218840   20170101    180   3,526.15   20020201      180      406,425.22    746     510,000.00             --
6470675825   20161201    180   2,933.89   20020101      179      335,690.44    703     747,000.00             --
6470916906   20161101    180   3,805.12   20020101      178      427,023.49    751     538,000.00             --
6471709011   20161201    180   7,574.83   20020101      179      853,240.17    646   2,200,000.00             --
6471730587   20161201    180   2,941.28   20020201      179      333,908.20    763     879,000.00             --
6471903804   20161001    180   3,229.92   20020201      177      361,449.73    776     680,000.00             --
6472707469   20161201    180   3,819.28   20020101      179      433,582.28    643     580,000.00             --
6472883708   20170101    180   3,310.21   20020201      180      380,000.00    701     550,000.00             --
6473069901   20161201    180   4,943.52   20020101      179      570,095.23    728     715,000.00     715,000.00
6474649347   20161201    180   3,583.89   20020101      179      403,694.24    768   1,450,000.00             --
6476364499   20170101    180   2,938.46   20020201      180      340,000.00    690     675,000.00             --
6477461427   20161001    180   2,690.13   20020101      177      301,043.04    700     435,000.00             --
6477705773   20170101    180   3,539.64   20020201      180      400,000.00    769     775,000.00             --
6483056179   20170101    180   3,449.78   20020201      180      392,916.00    713     640,000.00             --
6488878460   20170101    180   3,066.30   20020201      180      352,000.00    740     545,000.00             --
6493595927   20161201    180   5,768.42   20020101      179      654,858.77    692   3,100,000.00             --
6496217560   20170101    180   3,226.63   20020201      180      367,500.00    693     509,000.00             --
6497518909   20161201    180   3,397.32   20020101      179      388,715.18    767     625,000.00     615,000.00
6497601259   20170101    180   4,715.83   20020201      180      550,000.00    789     900,000.00             --
6498770889   20161101    180   7,197.80   20020101      178      814,441.61    754   1,175,000.00             --
6501087487   20161201    180   7,375.15   20020101      179      837,262.35    794   1,600,000.00             --
6501677113   20161201    180   2,875.44   20020101      179      327,937.88    788     450,000.00             --
6504356962   20161201    180   4,170.48   20020101      179      473,451.92    791     775,000.00             --
6505804093   20161101    180   8,711.08   20020201      178      993,393.33    745   1,642,000.00   1,641,500.00
6509355159   20161101    180   3,805.12   20020101      178      427,219.46    699     675,000.00             --
6509551849   20161101    180   5,952.24   20020201      178      663,130.62    747     900,000.00             --
6511858448   20161201    180   3,982.10   20020101      179      448,549.15    793     790,000.00             --
6513787892   20161201    180   3,024.69   20020101      179      343,377.24    696     455,000.00             --
6515911193   20170101    180   6,402.64   20020201      180      735,000.00    733   1,550,000.00             --
6516625834   20161101    180   8,384.85   20020201      178      948,757.91    680   1,365,000.00             --
6517834146   20170101    180   7,300.51   20020201      180      825,000.00    674   1,400,000.00             --
6524415178   20170101    180   3,081.36   20020201      180      345,500.00    673     437,000.00             --
6524969414   20170101    180   3,165.17   20020201      180      360,500.00    782     537,000.00             --
6525290927   20161101    180   3,479.13   20020201      178      387,604.51    756     498,000.00             --
6525427271   20161101    180   3,998.26   20020201      178      445,440.15    686     600,000.00             --
6525671316   20161201    180   4,703.98   20020101      179      538,221.02    741   1,260,000.00             --
6529172667   20170101    180   5,592.83   20020201      180      637,000.00    760   1,195,000.00             --
6530199592   20170101    180   3,656.65   20020201      180      416,477.00    724     560,000.00             --
6532948061   20161201    180   3,153.41   20020201      179      360,307.42    800     945,000.00             --
6534870446   20170101    180   4,137.77   20020201      180      475,000.00    716     740,000.00             --
6536491829   20161101    180   2,903.89   20020201      178      333,756.28    778     420,000.00     420,000.00
6536537274   20161101    180   5,751.92   20020101      178      645,796.87    721   2,400,000.00             --
6538136323   20161201    180   2,831.72   20020101      179      318,968.28    700     430,000.00             --
6538842177   20161101    180   3,539.64   20020101      178      396,950.52    713     525,000.00             --
6539296407   20161201    180   8,698.88   20020101      179      995,310.20    718   2,100,000.00             --
6543614348   20161101    180   2,853.84   20020101      178      320,414.59    712     430,000.00             --
6543880204   20161101    180   3,153.41   20020101      178      359,608.38    688     453,000.00             --
6544484048   20170101    180   3,125.66   20020201      180      356,000.00    748     475,000.00             --
6544864827   20161201    180   3,745.77   20020101      179      428,583.40    735     840,000.00             --
6546782274   20161201    180   3,702.21   20020201      179      423,599.87    682     675,000.00             --
6546842375   20161201    180   2,627.33   20020101      179      302,987.67    782     744,000.00             --
6548706552   20161101    180   8,738.49   20020101      178      981,114.49    790   2,275,000.00             --
6550199076   20161201    180   3,713.92   20020201      179      421,621.39    805     925,000.00             --
6550477951   20161201    180   4,878.21   20020201      179      558,155.12    768     810,000.00             --
6552393057   20161201    180   3,639.43   20020101      179      413,165.04    685     651,000.00             --
6552545359   20161201    180   8,361.76   20020101      179      956,737.70    666   1,500,000.00             --
6555731386   20161101    180   7,769.51   20020201      178      857,748.76    766   1,950,000.00             --
6555791463   20161201    180   3,672.38   20020101      179      413,662.00    775   1,575,000.00             --
6557156640   20161201    180   5,857.44   20020101      179      654,675.31    797   2,550,000.00             --
6559147530   20170101    180   2,874.66   20020201      180      330,000.00    777     660,000.00             --
6563498309   20161101    180   3,072.98   20020101      178      347,712.32    688     685,000.00             --
6563539896   20170101    180   5,197.73   20020201      180      592,000.00    689     760,000.00             --
6564763032   20170101    180   3,397.32   20020201      180      390,000.00    724     515,000.00             --
6567814121   20161201    180   3,989.68   20020101      179      456,491.15    702     665,000.00             --
6568673856   20161201    180   5,267.97   20020101      179      598,044.53    786   1,550,000.00             --
6571456612   20161101    180   7,964.19   20020101      178      894,180.30    735   4,100,000.00             --
6572404199   20161001    180   4,867.01   20020101      177      544,650.25    783     950,000.00             --
6574453608   20161001    180   5,706.96   20020101      177      633,526.63    735   1,040,000.00             --
6575418345   20161201    180   5,967.09   20020201      179      682,743.33    759   1,775,000.00             --
6577314112   20170101    180   3,457.01   20020201      180      400,000.00    785     985,000.00             --
6577818443   20170101    180   4,082.68   20020201      180      465,000.00    793     830,000.00             --
6578663350   20170101    180   3,437.53   20020201      180      397,746.00    706     812,000.00             --
6581455497   20161101    180   7,580.77   20020101      178      844,562.51    802   1,625,000.00             --
6584187121   20161201    180   6,378.17   20020201      179      735,542.46    644   1,250,000.00             --
6590580442   20161101    180   2,787.47   20020201      178      312,737.41    791     800,000.00             --
6591048365   20161101    180   3,055.42   20020101      178      345,725.40    725     520,000.00             --
6594337948   20161101    180   3,863.18   20020201      178      437,124.06    657     550,000.00             --
6595500908   20161201    180   8,274.14   20020201      179      961,751.90    696   1,335,000.00             --
6596876810   20170101    180   2,713.01   20020201      180      309,000.00    788     585,000.00             --
6597164158   20161201    180   3,632.52   20020101      179      415,626.23    758     695,000.00             --
6598661426   20161101    180   5,662.20   20020201      178      645,705.66    771     877,000.00     877,000.00
6598942800   20161201    180   7,433.24   20020201      179      837,291.76    709   1,830,000.00             --
6600463696   20161201    180   5,706.96   20020101      179      647,881.58    659   1,000,000.00             --
6601420182   20170101    180   2,778.62   20020201      180      314,000.00    799     795,000.00             --
6602016922   20161201    180   4,390.39   20020101      179      502,339.61    742     630,000.00     630,000.00
6610078013   20161101    180   2,966.14   20020101      178      327,911.65    732     475,000.00             --
6611516839   20161001    180   3,950.98   20020101      177      445,575.85    724     602,000.00             --
6617954349   20161101    180   4,530.45   20020201      178      512,627.32    807   1,150,000.00             --
6623580682   20161101    180   6,858.05   20020101      178      769,988.60    782   1,254,000.00             --
6624628993   20161201    180   2,985.18   20020201      179      338,891.90    756     430,000.00             --
6625945305   20161201    180   2,870.30   20020201      179      328,414.49    761     479,500.00     487,500.00
6628328996   20161101    180   3,511.98   20020101      178      397,385.51    763     568,000.00     567,500.00
6631602627   20161201    180   4,855.31   20020101      179      551,197.71    779   1,600,000.00             --
6634051327   20161101    180   3,240.52   20020201      178      369,535.40    659     465,000.00     465,000.00
6634217969   20161101    180   3,940.37   20020201      178      432,276.82    718     850,000.00             --
6634300948   20161101    180   3,577.34   20020101      178      395,481.33    713     905,000.00             --
6637238376   20161201    180   6,006.29   20020101      179      687,228.50    701     985,000.00             --
6637385623   20161101    180   3,979.45   20020101      178      450,280.50    743     625,000.00             --
6639539714   20161201    180   4,637.65   20020101      179      530,631.10    761     770,000.00             --
6639661237   20161201    180   2,661.90   20020101      179      306,974.35    775     620,000.00             --
6644364546   20161201    180   4,937.80   20020201      179      556,200.95    695   1,775,000.00             --
6649238729   20161101    180   4,833.86   20020101      178      538,532.79    688     700,000.00             --
6650193185   20161101    180   2,774.47   20020101      178      313,707.76    767     760,000.00             --
6650545616   20161101    180   5,309.46   20020101      178      596,120.20    764   1,100,000.00   1,100,000.00
6651454925   20170101    180   2,808.82   20020201      180      325,000.00    773     500,000.00             --
6651686690   20161101    180   3,511.98   20020101      178      397,385.51    648     700,000.00     750,000.00
6652044980   20170101    180   6,015.19   20020201      180      696,000.00    768   1,525,000.00             --
6660779288   20161001    180   4,557.06   20020201      177      502,173.27    719     757,000.00             --
6660971901   20161201    180   5,226.65   20020201      179      598,023.35    669     950,000.00             --
6663403175   20161201    180   8,909.63   20020101      179      995,813.81    666   1,975,000.00             --
6663769591   20170101    180   3,266.66   20020201      180      375,000.00    727     560,000.00             --
6666333254   20170101    180   5,224.07   20020201      180      595,000.00    725   1,145,000.00             --
6666911901   20161201    180   2,871.04   20020101      179      325,934.27    678     410,000.00             --
6667060021   20161101    180   3,687.58   20020101      178      417,254.78    649     600,000.00             --
6672103212   20161201    180   4,038.78   20020201      179      458,500.80    693     850,000.00             --
6672518161   20161201    180   3,072.36   20020101      179      348,788.54    755     652,000.00             --
6672708432   20161201    180   6,892.26   20020101      179      782,441.59    714   1,275,000.00             --
6676340265   20161201    180   2,683.02   20020201      179      306,985.31    706     385,000.00     385,000.00
6677652841   20161201    180   4,982.74   20020201      179      570,115.59    794     875,000.00             --
6680046700   20161001    180   3,532.75   20020101      177      386,326.91    734     500,000.00             --
6682399701   20170101    180   5,645.73   20020201      180      638,000.00    770   1,100,000.00             --
6683011651   20161101    180   4,029.00   20020201      178      451,355.87    808   1,450,000.00             --
6685163088   20170101    180   5,267.97   20020201      180      600,000.00    657   1,250,000.00             --
6687432796   20161101    180   6,944.94   20020101      178      785,829.85    742   3,000,000.00             --
6688579835   20161201    180   2,683.02   20020201      179      299,848.44    696     440,000.00             --
6688682597   20170101    180   4,321.26   20020201      180      500,000.00    751     780,000.00     780,000.00
6690372146   20170101    180   8,779.50   20020201      180      999,950.00    687   2,000,000.00             --
6691591165   20161201    180   3,083.73   20020101      179      352,833.77    732   2,100,000.00             --
6692723528   20170101    180   3,048.88   20020201      180      350,000.00    806     605,000.00             --
6695311008   20170101    180   6,049.76   20020201      180      700,000.00    711   1,600,000.00             --
6695952678   20170101    180   3,459.82   20020201      180      410,000.00    779     600,000.00             --
6699659782   20170101    180   6,533.31   20020201      180      750,000.00    699   1,000,000.00             --
6700904128   20170101    180   3,377.96   20020201      180      367,200.00    730     460,000.00     459,000.00
6701762202   20161101    180   3,624.42   20020201      178      406,931.51    652     675,000.00             --
6702882033   20161201    180   4,181.32   20020101      179      478,418.68    740     615,000.00     600,000.00
6703548856   20161201    180   4,362.74   20020101      179      503,119.01    813     638,000.00     631,000.00
6704284105   20170101    180   5,487.98   20020201      180      630,000.00    743     900,000.00             --
6704899571   20161201    180   6,584.96   20020101      179      747,555.67    750   2,400,000.00             --
6706366868   20161201    180   2,831.10   20020101      179      323,929.32    694     950,000.00             --
6709896713   20161101    180   5,132.48   20020201      178      576,249.52    797   1,568,000.00             --
6710912582   20161201    180   5,706.96   20020101      179      647,881.58    782     955,000.00             --
6713171061   20161001    180   8,760.60   20020101      177      980,370.49    782   1,400,000.00             --
6713327069   20161201    180   5,088.23   20020101      179      573,146.15    786   1,500,000.00             --
6715257843   20161201    180   6,829.49   20020101      179      781,417.18    745   3,600,000.00             --
6715406002   20111201    120   6,291.60   20020101      119      547,750.38    791   2,175,000.00             --
6715976574   20111201    120   9,035.47   20020201      119      786,633.17    659   7,500,000.00             --
6716396624   20111201    120   6,812.88   20020201      119      596,437.12    761     904,000.00             --
6717872870   20161101    180   3,772.67   20020201      178      437,029.95    726     903,000.00             --
6718470344   20161101    180   2,914.94   20020201      178      329,829.98    784     450,000.00             --
6721199559   20161101    180   3,299.87   20020201      178      367,432.25    691     720,000.00             --
6723795503   20170101    180   7,276.38   20020201      180      828,750.00    723   1,332,000.00   1,275,000.00
6725255563   20161201    180   2,826.10   20020101      179      325,911.09    774     440,000.00     450,000.00
6725406562   20161201    180   4,069.51   20020201      179      461,989.40    804     675,000.00             --
6727857242   20161101    180   3,460.40   20020101      178      385,517.95    786     485,000.00     485,000.00
6728599066   20161201    180   5,226.65   20020201      179      597,250.00    782     932,000.00             --
6728836054   20161201    180   3,206.71   20020101      179      364,040.67    732     500,000.00             --
6732115883   20161101    180   3,486.55   20020101      178      391,452.26    765     655,000.00             --
6732282543   20170101    180   6,167.04   20020201      180      725,000.00    682   1,300,000.00             --
6733435876   20161001    180   2,598.00   20020201      177      299,702.40    671     385,000.00             --
6735327279   20161201    180   2,721.79   20020101      179      308,989.67    747     525,000.00             --
6735753995   20161101    180   3,135.99   20020201      178      357,621.60    728   3,400,000.00             --
6736148674   20161101    180   5,309.46   20020101      178      596,120.20    779     860,000.00             --
6736364305   20161201    180   3,433.64   20020101      179      383,772.09    710     500,000.00             --
6739084652   20161001    180   5,386.81   20020101      177      598,187.65    720   1,940,000.00             --
6739102322   20161101    180   3,185.68   20020101      178      357,672.11    757     450,000.00             --
6740967309   20161201    180   3,643.68   20020101      179      413,647.47    750     800,000.00             --
6746210811   20161201    180   3,196.97   20020201      179      365,790.95    728     620,000.00             --
6747843651   20161101    180   8,642.51   20020101      178      993,322.29    810   1,500,000.00   1,500,000.00
6751822963   20170101    180   2,872.37   20020201      180      277,856.21    732     525,000.00             --
6752020518   20161101    180   6,530.64   20020201      178      733,227.84    620   1,000,000.00             --
6752355013   20161101    180   3,002.56   20020101      178      342,405.79    782     602,683.00     585,216.00
6752902194   20161101    180   4,240.72   20020201      178      479,264.82    791   1,200,000.00             --
6757017246   20161201    180   2,826.10   20020201      179      325,837.19    726     910,000.00             --
6757442402   20161201    180   3,056.02   20020101      179      338,927.31    761     490,000.00             --
6757541005   20161201    180   3,710.92   20020201      179      424,582.43    775     950,000.00             --
6758842444   20161101    180   6,533.93   20020201      178      739,323.83    758   1,063,125.00   1,065,125.00
6758960907   20160601    180   8,967.73   20020101      173      967,290.18    753   2,700,000.00             --
6763473458   20161101    180   3,318.42   20020101      178      372,575.11    723     505,000.00             --
6768761428   20161201    180   4,355.54   20020101      179      498,352.79    786   1,200,000.00             --
6770135678   20161101    180   3,179.48   20020201      178      356,976.65    645     465,000.00             --
6771729818   20161101    180   6,128.25   20020101      178      698,852.20    791   2,760,000.00             --
6773025421   20161201    180   5,573.25   20020201      179      645,812.17    715   2,000,000.00             --
6773814832   20161101    180   3,433.64   20020101      178      382,537.14    765     550,000.00             --
6777839439   20170101    180   4,753.38   20020201      180      550,000.00    798   1,575,000.00             --
6777864106   20161201    180   2,853.48   20020101      179      321,828.77    795     410,000.00             --
6779243028   20111101    120   4,592.97   20020101      118      395,300.88    756     760,000.00             --
6783316133   20161101    180   3,097.19   20020201      178      347,736.77    803   1,050,000.00             --
6783804617   20170101    180   3,586.64   20020201      180      415,000.00    741     540,000.00             --
6784661420   20170101    180   3,758.63   20020201      180      434,900.00    711   1,500,000.00             --
6785369726   20161001    180   3,203.55   20020201      177      350,729.05    703     449,000.00     449,000.00
6785845147   20161101    180   3,358.12   20020201      178      380,494.74    780   1,700,000.00             --
6787999140   20161101    180   7,964.19   20020201      178      888,949.97    784   2,300,000.00             --
6788441068   20161101    180   8,061.53   20020201      178      905,109.17    750   2,100,000.00             --
6788865076   20161201    180   3,389.05   20020101      179      378,788.03    679     606,000.00             --
6791970038   20161201    180   8,424.34   20020201      179      948,930.66    741   1,750,000.00             --
6793455863   20161201    180   6,584.96   20020101      179      747,555.67    752   1,250,000.00             --
6796050935   20161101    180   2,982.15   20020101      178      334,802.89    719     500,000.00             --
6798674344   20111201    120   4,719.28   20020101      119      408,592.60    781     975,000.00             --
6801912111   20170101    180   4,874.38   20020201      180      564,000.00    740     950,000.00             --
6801920015   20161101    180   3,950.98   20020101      178      447,058.69    782   1,035,000.00             --
6805627210   20161201    180   8,332.17   20020201      179      945,907.10    750   4,250,000.00             --
6806835903   20161201    180   3,073.87   20020101      179      357,293.32    783     855,000.00             --
6817760272   20161201    180   3,555.88   20020101      179      403,680.06    766     510,000.00             --
6819871002   20161201    180   4,355.54   20020101      179      498,352.79    738   1,110,000.00             --
6821449722   20161001    180   3,729.90   20020101      177      417,400.14    724     584,000.00             --
6822881246   20161201    180   4,073.90   20020101      179      462,487.77    752     580,000.00             --
6823111056   20161201    180   4,191.62   20020101      179      483,384.94    784   1,900,000.00             --
6824323023   20170101    180   3,336.38   20020201      180      380,000.00    716     630,000.00             --
6825254946   20161101    180   7,717.57   20020201      178      873,254.67    693   1,125,000.00             --
6827900389   20161101    180   3,288.09   20020201      178      372,052.18    793     615,000.00             --
6829704201   20161201    180   6,533.31   20020101      179      747,529.19    755   1,370,000.00             --
6833591032   20161101    180   4,038.78   20020101      178      456,993.33    708   1,270,000.00             --
6833871319   20161101    180   8,586.78   20020201      178      971,607.59    729   1,610,000.00             --
6834028166   20170101    180   2,915.12   20020201      180      337,300.00    681     446,000.00             --
6834835743   20161201    180   3,032.31   20020101      179      338,915.61    791     425,000.00     425,000.00
6838838263   20161101    180   3,072.98   20020201      178      347,712.32    763     500,000.00             --
6841151308   20161101    180   2,717.86   20020201      178      309,938.71    718     425,000.00             --
6841579664   20161201    180   6,831.51   20020101      179      769,510.99    689   1,325,000.00             --
6843552578   20161201    180   3,687.58   20020201      179      418,631.17    750     600,000.00             --
6846763255   20161101    180   4,332.89   20020201      178      494,113.84    709     804,000.00             --
6849208530   20161101    180   3,539.64   20020101      178      397,413.47    761     575,000.00             --
6851410792   20170101    180   3,251.03   20020201      180      358,900.00    734     875,000.00             --
6851707064   20161001    180   6,561.45   20020101      177      723,050.27    768     990,000.00             --
6852058202   20161101    180   5,662.20   20020101      178      645,705.66    791   2,300,000.00   2,150,000.00
6854731467   20161201    180   5,487.47   20020101      179      622,963.05    653   1,300,000.00             --
6855531056   20170101    180   5,331.18   20020201      180      612,000.00    789     765,000.00     765,000.00
6856043978   20170101    180   6,010.65   20020201      180      690,000.00    714   1,750,000.00             --
6856157018   20161201    180   2,930.42   20020101      179      337,940.89    780     485,000.00             --
6857761735   20161201    180   4,477.77   20020101      179      508,337.86    778   3,250,000.00             --
6859108836   20161201    180   2,656.88   20020101      179      303,995.20    688     770,000.00             --
6863180391   20161201    180   5,444.78   20020101      179      627,902.09    739     925,000.00             --
6867367184   20161001    180   3,402.48   20020101      177      380,760.04    710     800,000.00             --
6867473875   20161101    180   3,274.17   20020201      178      367,607.45    775     575,000.00             --
6869174828   20161101    180   5,797.06   20020101      178      645,841.92    771   1,350,000.00             --
6871334865   20161101    180   4,389.97   20020101      178      496,731.90    701     670,000.00             --
6873054297   20161001    180   8,270.71   20020101      177      932,738.80    776   2,125,000.00             --
6875495597   20161201    180   2,833.97   20020201      179      326,818.05    762     400,000.00             --
6877424082   20161201    180   2,874.66   20020201      179      328,912.84    761     715,000.00             --
6880189508   20170101    180   2,918.21   20020301      180      335,000.00    795     500,000.00             --
6881648866   20170101    180   8,586.28   20020201      180      970,300.00    788   2,000,000.00             --
6881660143   20161101    180   4,601.53   20020301      178      501,212.99    758     670,000.00             --
6884157444   20161201    180   2,999.28   20020201      179      340,492.67    731     760,000.00             --
6886770285   20161201    180   2,649.44   20020201      179      307,959.93    742     480,000.00             --
6887502158   20161201    180   3,608.04   20020101      179      419,383.63    747     530,000.00             --
6888827091   20161101    180   4,370.09   20020201      178      486,865.45    720     920,000.00             --
6890828723   20161101    180   4,280.22   20020101      178      484,313.60    751     650,000.00             --
6892405918   20161101    180   5,083.57   20020201      178      566,353.70    723   2,200,000.00             --
6893174455   20161201    180   6,741.16   20020201      179      777,402.59    768   1,280,000.00   1,280,000.00
6893919560   20161101    180   3,229.92   20020101      178      362,639.80    709     789,000.00             --
6894692588   20161001    180   6,457.03   20020101      177      717,032.90    683   1,300,000.00             --
6894976064   20161101    180   3,247.62   20020101      178      364,626.86    680     550,000.00             --
6895886353   20170101    180   6,936.16   20020201      180      790,000.00    727   2,400,000.00             --
6897710510   20161201    180   5,573.25   20020101      179      647,812.17    793   2,100,000.00             --
6898070534   20161201    180   7,682.45   20020201      179      872,148.28    810   1,500,000.00             --
6901601242   20161201    180   3,406.03   20020101      179      389,711.89    674     580,000.00             --
6902390670   20161201    180   3,304.40   20020101      179      378,083.32    786     935,000.00             --
6904113369   20161201    180   4,355.54   20020101      179      498,352.79    780   1,080,000.00             --
6905261548   20161001    180   4,013.35   20020101      177      445,669.61    767   1,275,000.00             --
6905866684   20170101    180   4,128.18   20020201      180      473,900.00    740     600,000.00             --
6906690828   20161201    180   4,001.48   20020101      179      461,458.21    682   1,200,000.00             --
6907678962   20161101    180   3,638.77   20020101      178      405,390.01    638     520,000.00             --
6908737130   20161101    180   3,919.99   20020201      178      445,909.63    766     680,000.00             --
6910552824   20170101    180   2,938.46   20020201      180      340,000.00    781     515,000.00             --
6911152566   20161201    180   8,336.50   20020201      179      953,847.25    684   1,600,000.00             --
6914198186   20161201    180   4,234.83   20020101      179      488,368.29    741     955,000.00             --
6919783669   20161001    180   6,867.28   20020101      177      762,590.25    686   1,800,000.00             --
6922094070   20170101    180   5,619.17   20020201      180      640,000.00    788   2,900,000.00             --
6924653873   20170101    180   4,148.41   20020201      180      480,000.00    724   1,190,000.00             --
6928207882   20161201    180   5,575.27   20020101      179      632,930.46    755   1,165,000.00             --
6929386982   20161001    180   3,518.92   20020101      177      387,771.02    715     450,000.00     435,000.00
6930270837   20170101    180   3,044.09   20020201      180      344,000.00    803     745,000.00             --
6930491185   20161201    180   3,215.34   20020201      179      373,737.78    719     700,000.00             --
6930495962   20161201    180   4,660.43   20020201      179      533,237.49    715     825,000.00             --
6938752562   20161201    180   5,487.47   20020101      179      622,963.05    777     980,000.00             --
6942824688   20161201    180   5,183.09   20020201      179      593,039.83    750     855,000.00     850,000.00
6943243508   20170101    180   4,144.14   20020201      180      472,000.00    706     720,000.00             --
6952190889   20161201    180   3,380.36   20020101      179      380,768.39    748     690,000.00             --
6954244197   20161001    180   4,905.20   20020101      177      544,707.31    737     831,000.00     831,148.00
6954734049   20161201    180   5,697.05   20020101      179      651,845.45    672     850,000.00             --
6957233890   20161201    180   3,457.11   20020101      179      392,466.72    763     525,000.00             --
6959516078   20170101    180   4,094.21   20020201      180      470,000.00    782   1,500,000.00             --
6959711075   20161201    180   4,212.17   20020101      179      474,465.33    723     595,000.00             --
6964215161   20161001    180   4,247.57   20020201      177      475,331.12    788     600,000.00     600,000.00
6966136035   20161201    180   3,137.08   20020101      179      356,135.51    749     655,000.00             --
6967631869   20161201    180   3,863.18   20020201      179      438,565.99    737     570,000.00             --
6971169195   20161101    180   4,424.55   20020101      178      496,766.83    753     695,000.00             --
6972869413   20161201    180   2,777.10   20020101      179      317,749.73    781     775,000.00             --
6975619419   20170101    180   4,267.05   20020201      180      486,000.00    649   1,100,000.00             --
6977417754   20161101    180   5,765.19   20020201      178      647,287.18    791   1,250,000.00             --
6981304618   20161201    180   2,800.74   20020101      179      315,479.57    775     785,000.00             --
6981637579   20161101    180   6,242.99   20020101      178      695,522.07    691     875,000.00     875,000.00
6989389215   20161201    180   3,266.87   20020201      179      376,741.26    736     725,000.00             --
6992675709   20161101    180   3,567.42   20020101      178      397,441.19    686     625,000.00             --
6993610879   20161201    180   5,833.70   20020101      179      672,752.24    652     920,000.00             --
6995240089   20161001    180   6,725.80   20020201      177      735,507.03    721     995,000.00     990,000.00
6996056005   20161201    180   2,717.21   20020101      179      313,353.04    645     393,000.00             --
6997312001   20170101    180   3,432.17   20020201      180      394,000.00    791     875,000.00             --

LOAN COUNT:                                   544.00
SCHEDULED PB (AS OF JAN 1 PYMT):      274,545,736.53
INTEREST RATE W/A:                              6.62
UNPAID PB W/A:                            504,679.66
REMAINING TERMS W/A:                          178.00

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [date]


To:   The Bank of New York
      5 Penn Plaza - 16th Floor
      New York, New York  10001
      Attn:  Inventory Control

      Re: The Pooling and Servicing Agreement dated January 24, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee

      In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------

Mortgagor Name, Address & Zip Code:
----------------------------------

Reason for Requesting Documents (check one)
-------------------------------------------

____  1.    Mortgage Paid in Full

____  2.    Foreclosure

____  3.    Substitution

____  4.    Other Liquidation

____  5.    Nonliquidation                      Reason: ___________________

                                    By:
                                       ---------------------------------------

                                          (authorized signer of Bank of
                                          America Mortgage Securities, Inc.)


                                    Issuer:
                                            ----------------------------------

                                    Address:
                                             ---------------------------------

                                    Date:
                                          ------------------------------------

Custodian
The Bank of New York
Please acknowledge the execution of the above request by your signature and date below:


---------------------------------- ----------------
Signature   Date

Documents returned to Custodian:


---------------------------------- ----------------
Custodian   Date

1


                                    EXHIBIT F

              FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT


                                     [Date]


      [_______________] hereby certifies that it has established a [__________] Account pursuant to Section [________] of the Pooling and Servicing Agreement, dated January 24, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee.


                               [_______________],

                              By:
                                  --------------------------------------
                              Name:
                                    ------------------------------------
                              Title:
                                     -----------------------------------

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York  10001

      Re:   Bank of America Mortgage Securities, Inc., Mortgage
            Pass-Through Certificates, Series 2002-1, Class ___, having an initial aggregate Certificate Balance as of January 24, 2002 of $___________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated January 24, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.

                                    Very truly yours,


                                    --------------------------------------------
                                    (Transferor)

                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                  EXHIBIT G-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York  10001

      Re:   Bank of America Mortgage Securities, Inc., Mortgage
            Pass-Through Certificates, Series 2002-1, Class ___, having an initial aggregate Certificate Balance as of January 24, 2002 of $_________]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated January 24, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificate, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,


                                    --------------------------------------------
                                    (Transferor)

                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.



                                    --------------------------------------------
                                    (Nominee)

                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                                       ANNEX 1 TO EXHIBIT G-2A


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

         [For Transferees Other Than Registered Investment Companies]


      The undersigned hereby certifies as follows to [__________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

--------



1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer.  The Transferee is a dealer registered  pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No             Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.



                                    --------------------------------------------
                                    Print Name of Transferee

                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------
                                    Date:
                                          --------------------------------------

                                                       ANNEX 2 TO EXHIBIT G-2A


       QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

      [For Transferees That Are Registered Investment Companies]


      The undersigned hereby certifies as follows to [_________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No             Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                    --------------------------------------------
                                    Print Name of Transferee

                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------


                                    IF AN ADVISER:

                                    --------------------------------------------
                                    Print Name of Transferee

                                    By:
                                        ----------------------------------------
                                    Date:
                                          --------------------------------------

                             EXHIBIT G-2B

                   FORM II OF TRANSFEREE CERTIFICATE
                 FOR TRANSFERS OF PRIVATE CERTIFICATES

                                [Date]

The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York  10001

      Re:   Bank of America Mortgage Securities, Inc., Mortgage
            Pass-Through Certificates, Series 2002-1, Class ___, having an initial aggregate Certificate Principal Balance as of January 24, 2002 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[_________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated January 24, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates and
(c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

      UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO BENEFIT
      PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
      SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans., (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,


                                    --------------------------------------------
                                    (Transferee)

                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------
                                    Date:
                                          --------------------------------------

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    --------------------------------------------
                                    (Nominee)

                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                               EXHIBIT H

               FORM OF TRANSFEREE REPRESENTATION LETTER
               FOR BENEFIT PLAN-RESTRICTED CERTIFICATES

The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York  10001

      Re:   Bank of America Mortgage Securities, Inc., Mortgage
            Pass-Through Certificates, Series 2002-1, Class ___, having an initial aggregate Certificate Principal Balance as of January 24, 2002 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated January 24, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

      The Transferee hereby certifies, represents and warrants to you, as Trustee, either that:

      (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

      (b) it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                    Very truly yours,

                                    --------------------------------------------
                                    (Transferee)

                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------
                                    Date:
                                          --------------------------------------

                               EXHIBIT I

                FORM OF AFFIDAVIT REGARDING TRANSFER OF
             RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

               Bank of America Mortgage Securities, Inc.
                  Mortgage Pass-Through Certificates,
                             Series 2002-1

STATE OF               )
                       )  ss:
COUNTY OF              )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the Class 1-A-R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated January 24, 2002, (the "Agreement"), relating to the above-referenced Series, by and among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), Bank of America, N.A., as servicer, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

      2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

      5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of
Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Certificate or cause the Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

      7. The Transferee historically has paid its debts as they have become due.

      8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

      9. The Transferee's taxpayer identification number is___________________.


      10.   The  Transferee  is a U.S.  Person  as  defined  in  Code  Section
7701(a)(30).

      11. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Transferee understands that it may incur tax liabilities with respect to the Certificate in excess of cash flows generated thereby, and agrees to pay taxes associated with holding the Certificate as such taxes become due.

      12. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the Transferee is not acting on behalf of such a plan or arrangement.

                                    * * *

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.


                                    --------------------------------------------
                                    Print Name of Transferee

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

      Personally appeared before me the above-named
______________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this _____ day of ______________,__________





                                    --------------------------------------------
                                                  NOTARY PUBLIC

                                    My Commission expires the ____ day of
                                    _______________,_______

                                    EXHIBIT J

                    CONTENTS OF THE SERVICER MORTGAGE FILE

1.    Copies of Mortgage Loans Documents.

2.    Residential loan application.

3.    Mortgage Loan closing statement.

4.    Verification of employment and income, if required.

5.    Verification of acceptable evidence of source and amount of downpayment.

6.    Credit report on Mortgagor, in a form acceptable to either FNMA or FHLMC.

7.    Residential appraisal report.

8.    Photograph of the Mortgaged Property.

9. Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

11.   Copies of all required disclosure statements.

12. If applicable, termite report, structural engineer's report, water potability and septic certification.

13.   Sales Contract, if applicable.

14. The Primary Insurance Policy or certificate of insurance or an electronic notation of the existence of such policy, where required pursuant to the Agreement.

15. Evidence of electronic notation of the hazard insurance policy, and if required by law, evidence of the flood insurance policy.

                                    EXHIBIT K
                       FORM OF SPECIAL SERVICING AGREEMENT


      This Special Servicing Agreement (the "Agreement") is made and entered into as of ___________________, between Bank of America, N.A. (the "Servicer") and ___________________ (the "Loss Mitigation Advisor ").

                              PRELIMINARY STATEMENT

      _________________ (the "Purchaser") is the holder of the entire interest in Bank of America Mortgage Securities, Inc.; Mortgage Pass-Through Certificates, Series ______, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated ___________________among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), the Servicer, and The Bank of New York, as Trustee.

      The Purchaser has requested the Servicer to engage the Loss Mitigation Advisor, at the Purchaser's expense, to assist the Servicer with respect to default management and reporting situations for the benefit of the Purchaser.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicer hereby engages the Loss Mitigation Advisor to provide advice in connection with default management and reporting situations with respect to defaulted loans, including providing to the Servicer recommendations with respect to foreclosures, the acceptance of so-called short payoffs, deeds in lieu of or in aid of foreclosure and deficiency notes, as well as with respect to the sale of REO properties. The Loss Mitigation Advisor hereby accepts such engagement, and acknowledges that its fees will be paid by the Purchaser and not the Servicer, and that it will not look to the Servicer for financial remuneration. It is the intent of the parties to this Agreement that the services of the Loss Mitigation Advisor are provided without fee to the Servicer for the benefit of the Purchaser for the life of the Class B Certificates.

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Defined Terms.

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale.

      Delay of Foreclosure: The postponement for more than three Business Days of the scheduled sale of Mortgaged Property to obtain satisfaction of a Mortgage Loan.

      Loss Mitigation Advisor: ______________.

      Purchaser: _______________________, or the holder of record of the Class B Certificates.

      Short Payoff: Liquidation of a Mortgage Loan at less than the full amount of the outstanding balance of the Mortgage Loan plus advances and costs through a negotiated settlement with the borrower, which may include a deed-in-lieu of foreclosure or sale of the property or of the promissory note secured by the collateral property to a third party, in either case with or without a contribution toward any resulting deficiency by the borrower.

      Section 1.02. Definitions Incorporated by Reference.

      All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreements.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

      Section 2.01. Reports and Notices.

      (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Servicer shall use reasonable efforts to provide to the Loss Mitigation Advisor with the following notices and reports. All such notices and reports may be sent to the Loss Mitigation Advisor by telecopier, electronic mail, express mail or regular mail.

            (i) The Servicer shall within five Business Days after each Distribution Date either: (A) provide to the Loss Mitigation Advisor a written or electronic report, using the same methodology and calculations as in its standard servicing reports, indicating for the trust fund formed by the Pooling and Servicing Agreement, the number of Mortgage Loans that are (1) sixty days delinquent, (2) ninety days or more delinquent, (3) in foreclosure or (4) real estate owned (REO), and indicating for each such Mortgage Loan the loan number, whether the loan is in bankruptcy or paying under the terms of a repayment plan, the reason for default, and outstanding principal balance; or (B) provide the information detailed in
      (A) to a data service provider of the Loss Mitigation Advisor's choice in an electronic format acceptable to that data service provider. Provision of the information to a service provider other than that specified by the Loss Mitigation Advisor is acceptable.

            (ii) Prior to a Delay of Foreclosure in connection with any Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent delay, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the reason and justification for delaying foreclosure action. All notices and supporting documentation pursuant to this subsection may be provided via telecopier, express mail or electronic mail.

            (iii) Prior to accepting any Short Payoff in connection with any Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent Short Payoff, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the justification for accepting the proposed Short Payoff. Such notice may be sent by telecopier, express mail, electronic mail or regular mail.

            (iv) Within five (5) business days of each Distribution Date, the Servicer shall provide the Loss Mitigation Advisor with a report listing each loan that has resulted in a realized loss that has been reported to the trustee. Such report shall specify the loan number, the outstanding principal balance of the loan upon its liquidation, the realized loss, and the following components of realized loss: foreclosure costs, advances, mortgage insurance proceeds, marketing and property rehabilitation costs, and other costs. Such report may be provided by telecopier, express mail, regular mail or electronic mail. The Loss Mitigation Advisor shall have at least ten (10) business days in which to respond with reasonable questions or requests for additional information regarding the amounts reported as realized losses, and the Servicer shall within five (5) business days of receipt of the Loss Mitigation Advisor's questions or additional information requests provide responses to such questions and requests.

            (v) Within five (5) business days of receipt by the Servicer of an offer to acquire an REO property at an amount that is more than 15% below the most recent market valuation of that property obtained by the Servicer (or if no such valuation has been obtained, the appraisal used in connection with the originating of the related Mortgage Loan), the Servicer shall notify the Loss Mitigation Advisor of such offer and shall provide a justification for accepting such offer, if that is the Servicer's recommendation.

            (vi) Within five (5) business days of receipt by the Servicer that a claim filed for mortgage insurance, or any part thereof, has been rejected by the mortgage insurance provider, the Servicer shall provide a copy of the rejected claim with explanations for the item or items rejected to the Loss Mitigation Advisor.

            (vii) Within five (5) business days of providing the trustee with any notice regarding a mortgage loan substitution, loan modification, or loan repurchase, the Servicer shall provide the Loss Mitigation Advisor with a copy of the notice.

      (b) If requested by the Loss Mitigation Advisor, the Servicer shall make its servicing personnel available during its normal business hours to respond to reasonable inquiries, in writing by facsimile transmission, express mail or electronic mail, by the Loss Mitigation Advisor in connection with any Mortgage Loan identified in a report under subsection 2.01 (a)(i), (a)(ii), (a)(iii) or
(a)(iv) which has been given to the Loss Mitigation Advisor; provided that the Servicer shall only be required to provide information that is readily accessible to their servicing personnel.

      (c) In addition to the foregoing, the Servicer shall provide to the Loss Mitigation Advisor such information as the Loss Mitigation Advisor may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, provided that the Servicer shall only be required to provide information that is readily accessible to its servicing personnel.

      (d) With respect to all Mortgage Loans which are serviced at any time by the Servicer through a subservicer, the Servicer shall be entitled to rely for all purposes hereunder, including for purposes of fulfilling its reporting obligations under this Section 2.01, on the accuracy and completeness of any information provided to it by the applicable subservicer.

      Section 2.02. Loss Mitigation Advisor's Recommendations With Respect to Defaulted Loans.

      (a) All parties to this Agreement acknowledge that the Loss Mitigation Advisor's advice is made in the form of recommendations, and that the Loss Mitigation Advisor does not have the right to direct the Servicer in performing its duties under the Pooling and Servicing Agreement. The Servicer may, after review and analysis of the Loss Mitigation Advisor's recommendation, accept or reject it, in the Servicer's sole discretion, subject to the standards of the Servicer to protect the interest of the Certificateholders set forth in the Pooling and Servicing Agreement.

      (b) Within two (2) business days of receipt of a notice of a foreclosure delay, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the delay, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation Advisor shall notify the Servicer of the additional information needed within the allotted time, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor may recommend that additional procedures be undertaken to further analyze the property, the borrower, or issues related to the default or foreclosure. Such additional procedures may include asset searches, property valuations, legal analysis or other procedures that are warranted by the circumstances of the property, borrower or foreclosure. The Loss Mitigation Advisor may recommend such other actions as are warranted by the circumstances of the property, borrower or foreclosure.

      (c) Within two (2) business days of receipt of a notice of a proposed Short Payoff, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the proposed Short Payoff, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation Advisor shall notify the Servicer of the additional information needed within two business days, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor's recommendation may take the form of concurring with the proposed Short Payoff, recommending against such Short Payoff, with a justification provided, or proposing a counteroffer.

      (d) Within two (2) business days of receipt of a notice of an REO sale at an amount that is more than 15% below the recent market valuation of that property, the Loss Mitigation Advisor shall provide the Servicer with its recommendation. The Loss Mitigation Advisor's recommendation may take the form of concurring with the proposed below-market sale, recommending against such below-market sale, or proposing a counteroffer.

      Section 2.03. Termination.

      (a) With respect to all Mortgage Loans included in a trust fund, the Servicer's obligations under Section 2.01 and Section 2.02 shall terminate at such time as the Certificate Principal Balances of the related Class B Certificates have been reduced to zero.

      (b) The Loss Mitigation Advisor's responsibilities under this Agreement shall terminate upon the termination of the fee agreement between the Purchaser or its successor and the Loss Mitigation Advisor. The Loss Mitigation Advisor shall promptly notify the Servicer of the date of termination of such fee agreement, but in no event later than 5:00 P.M., EST, on the effective date thereof.

      (c) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and the Loss Mitigation Advisor and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Loss Mitigation Advisor, its directors, officers, employees or agents shall be under any liability for any actions taken by the Servicer based upon the recommendation pursuant to this Agreement, provided they are made in good faith.



                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

      Section 3.01. Amendment.

      This Agreement may be amended from time to time by the Servicer and the Loss Mitigation Advisor by written agreement signed by the Servicer and the Loss Mitigation Advisor.

      Section 3.02. Counterparts.

      This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 3.03. Governing Law.

      This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 3.04. Notices.

      All demands, notices and direction hereunder shall be in writing or by telecopier and shall be deemed effective upon receipt to:

      (a) in the case of the Servicer,

                  Bank of America, N.A.
                  201 North Tryon Street
                  Charlotte, North Carolina  28255
                  Attn: Secondary Marketing with a copy to the General Counsel or such other address as may hereafter be furnished in writing by the Servicer,

      (b) in the case of the Loss Mitigation Advisor,

           --------------------------

            (c)  in the case of the Purchaser:

           --------------------------

      Section 3.05. Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 3.06. Successors and Assigns.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

      (b) The Servicer shall notify the Loss Mitigation Advisor of the assignment of its duties to any successor servicer within thirty (30) days prior to such assignment, and shall provide the name, address, telephone number and telecopier number for the successor to the Loss Mitigation Advisor.

      Section 3.07. Article and Section Headings.

      The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 3.08. Confidentiality.

      The Servicer acknowledges the confidentiality of this Agreement and will not release or republish its contents without the consent of the Loss Mitigation Advisor except to the extent required by law, regulation or court order.

      The Loss Mitigation Advisor agrees that all information supplied by or on behalf of the Servicer under this Agreement, is the property of the Servicer. The Loss Mitigation Advisor shall keep in strictest confidence all information relating to this Agreement, including, without limitation, individual account information and other information supplied by or on behalf of the Servicer pursuant to Section 2.01, and that information which may be acquired in connection with or as a result of this Agreement. During the term of this Agreement and at any time thereafter, without the prior written consent of the Servicer, the Loss Mitigation Advisor shall not publish, communicate, divulge, disclose or use any of such information. Upon termination or expiration of this Agreement, the Loss Mitigation Advisor shall deliver all records, data, information, and other documents and all copies thereof supplied by or on behalf of the Servicer pursuant to Section 2.01 to the Servicer and such shall remain the property of the Servicer.

      Section 3.09. Independent Contractor.

      In all matters relating to this Agreement, the Loss Mitigation Advisor shall be acting as an independent contractor. Neither the Loss Mitigation Advisor nor any employees of the Loss Mitigation Advisor are employees or agents of the Servicer under the meaning or application of any Federal or State Unemployment or Insurance Laws or Workmen's Compensation Laws, or otherwise. The Loss Mitigation Advisor shall assume all liabilities or obligations imposed by any one or more of such laws with respect to the employees of the Loss Mitigation Advisor in the performance of this Agreement. The Loss Mitigation Advisor shall not have any authority to assume or create any obligation, express or implied, on behalf of the Servicer, and the Loss Mitigation Advisor shall not have the authority to represent itself as an agent, employee, or in any other capacity of the Servicer.

      IN WITNESS WHEREOF, the Servicer and the Loss Mitigation Advisor have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                          Bank of America, N.A.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          Loss Mitigation Advisor


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                  PURCHASER'S ACKNOWLEDGEMENT AND AGREEMENT

Purchaser executes this agreement for the purpose of acknowledging the limited obligations of the Servicer in respect of the Loss Mitigation Advisor's recommendation, as described in Section 2.02(a) hereof and confirming to the Servicer that (i) it shall be solely responsible for the payment of the fees of the Loss Mitigation Advisor pursuant to the terms of an agreement between Purchaser and Loss Mitigation Advisor dated _____________, 20__ and (ii) Purchaser upon transfer of its interest in any of the Class B Certificates or any part thereof will require its successor to consent to this Special Servicing Agreement and to pay any of the fees due to the Loss Mitigation Advisor pursuant to the agreement referenced in clause (i) above.



                                          Purchaser

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                    EXHIBIT L

                           LIST OF RECORDATION STATES

                                      None